OPERATING AGREEMENT

OF

IN RETAIL FUND, L.L.C.

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THE INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE, BUT HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE "SEC ACT"), AND APPLICABLE STATE SECURITIES LAWS. THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF ANY OF SAID INTERESTS IS RESTRICTED AND MAY NOT BE ACCOMPLISHED EXCEPT IN ACCORDANCE WITH THIS AGREEMENT AND AN APPLICABLE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGER THAT REGISTRATION IS UNNECESSARY OR AN EXEMPTION FROM REGISTRATION UNDER THE SEC ACT AND APPLICABLE STATE SECURITIES LAWS.

OPERATING AGREEMENT
OF
IN RETAIL FUND, L.L.C.

THIS OPERATING AGREEMENT (this "Agreement") is made and entered into this 8th day of October, 2004, among the following persons (individually referred to herein as a "Member" and collectively referred to herein as "Members"):

INLAND REAL ESTATE CORPORATION, a Maryland corporation ("Inland")
and
THE NEW YORK STATE TEACHERS' RETIREMENT SYSTEM ("NYSTRS"),
a Public Retirement System established under Article 11 of the New York State Education Law,
by and through its designated advisor,

MORGAN STANLEY REAL ESTATE ADVISOR, INC. ("Morgan Stanley")

and the following person (individually referred to herein as the "Manager"):

IN RETAIL MANAGER, L.L.C., an Illinois limited liability company

The term "person" means any individual, sole proprietorship, partnership, limited liability company, corporation, trust or other entity.

W I T N E S S E T H:

WHEREAS, Inland and NYSTRS desire to provide for the operation, management and governance of a limited liability company known as IN Retail Fund, L.L.C. (the "Company"), which has previously been formed pursuant to the Limited Liability Company Act (as amended from time to time, the "Act") of the State of Delaware (the "State").

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

ARTICLE 1.

Formation of Company

1.1 **Statutory Authority**. The parties hereby agree to operate the Company under and pursuant to the provisions of the Act. Except as otherwise expressly provided in this Agreement, the rights and obligations of the Company, its Members and the Manager shall be governed by the Act.

1.2 **Filings**. The Company has been formed pursuant to a Certificate of Formation, filed in the Office of the Secretary of State of Delaware on July 19, 2004 (as amended from time to time, the "Certificate") and the Manager shall make or cause to be made such other filings and recordings and shall do or cause to be done such other acts and things conforming thereto as shall constitute compliance with all requirements for the formation and continuation of a limited liability company under the Act and, if required by applicable law, the qualification of the Company to transact business in such other states in which the Company elects to do business.

ARTICLE 2.

Name

The name of the Company shall be "IN Retail Fund, L.L.C." All of the affairs of the Company shall be conducted under the Company name. Any change of the Company's name shall require the approval of both Members. On behalf of the Company, the Manager shall execute and file with the proper offices any and all certificates required by the fictitious name or assumed name statutes of the states in which the Company elects to do business.

ARTICLE 3.

Purpose of the Company

The purpose of the Company is to acquire, own, operate, lease, manage, maintain, improve, finance, refinance, sell, exchange or otherwise deal with and dispose of retail properties at locations in or around the Metropolitan Statistical Areas (as defined by the U.S. Census Bureau) of Chicago, Illinois, Minneapolis/St. Paul, Minnesota, and Milwaukee, Wisconsin, as depicted on EXHIBIT 3-A attached hereto and made a part hereof (collectively, the "Investment Area"), and all improvements, additions, replacements, easements and any and all other rights appurtenant thereto, and all personal property that might be used or useful used in connection therewith (individually, a "Property", and collectively, the "Properties"), and undertake such other activities necessary or incidental thereto as may be authorized pursuant to this Agreement. Unless otherwise agreed by both Members, the Company shall cause title to each Property to be held by a separate single-member limited liability company (each, a "Subsidiary"), which shall

be wholly owned by the Company, and of which the Company shall be the sole manager (except to the extent that the holder of any indebtedness of any Subsidiary may require that said Subsidiary also have an independent manager for the purpose of providing the lender with bankruptcy protection).

As further provided in Article 6, below, the Company may acquire Property only in accordance with the Investment Guidelines attached hereto as EXHIBIT 3-B and made a part hereof (such Investment Guidelines, as they may be amended from time to time by the unanimous written approval of the Executive Committee (as defined herein) are hereinafter called the "Investment Guidelines").

ARTICLE 4.

Offices, Records, Agents and Term of the Company

4.1 **Principal Office of the Company**. The principal office of the Company shall be located at such place within the United States of America (other than Alaska or Hawaii) as the Manager may from time to time designate. The Company may have secondary offices at such other place or places as the Manager may from time to time designate, subject to the approval of the Members. Initially, the principal office of the Company will be located c/o Inland Real Estate Corporation, 2901 Butterfield Road, Oak Brook, IL 60523.

4.2 **Records to be Maintained**. At all times during the continuance of the Company, the Manager shall cause the Company to keep at the Company's principal office such records and information as the Company may be required to maintain in accordance with the Act, which shall be subject to inspection and/or copying at the request of any Member or its legal representative (with all such copies to be made at the Company's expense) during ordinary business hours, including, without limitation, the following:

(a) *Member List.* A list of the full name and last known address of each Member, setting forth the amount of cash each Member has contributed or has agreed to contribute in the future, a description and statement of the agreed value of the other property or services each Member has contributed or has agreed to contribute in the future and the date on which each became a Member.

(b) *Certificate of Formation.* A copy of the Certificate of Formation, as amended or restated, together with executed copies of any powers of attorney under which any article, application or certificate has been executed.

(c) *Tax Returns.* Copies of the Company's Federal, state and local income tax returns and reports, if any, for the three most recent years.

(d) *Records.* Copies of this Agreement and any amendments hereto, and of any financial statements of the Company for the three most recent years.

(e) *Other Information.* Such other information and records as are specified in the Act.

4.3 **<u>Registered Office and Registered Agent</u>**. The Company's registered agent for service of process required to be maintained pursuant to the Act shall be Corporation Service Company, and the address of the Company's registered agent in the State of Delaware shall be 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. Such agent and such office may be changed from time to time by the Executive Committee. The Executive Committee shall select and designate a registered office and registered agent for the Company in each other state in which the Company is required to maintain or appoint one.

4.4 **<u>Term of the Company</u>**. The term of the Company commenced upon the filing of the Certificate of Formation of the Company with the Office of the Secretary of State and shall continue in perpetuity, unless sooner terminated in accordance with Section 4.5, below.

4.5 **<u>Termination</u>**. The Company shall terminate prior to the time set forth in Section 4.4, above in the following circumstances:

(a) *Sale of Assets*. Upon the sale or other disposition of all or substantially all of the Company's non-cash assets; provided, however, that this Agreement generally and Article 12 in particular shall govern the conduct of the parties during the winding up of the Company; provided, however, that in the event that such sale or other disposition involves (i) the receipt of a deferred payment obligation, whether or not secured, or (ii) the receipt of payment in whole or in part in kind, then at the Members' election the term of the Company shall not end, and it shall continue, subject to the other provisions hereof, until the earlier of the time that (a) the deferred payment obligation shall have been paid in full, or (b) the in kind considerations received by the Company shall have been sold or otherwise converted to cash.

(b) *Dissolution by Members*. If all of the Members shall execute an instrument so stating; provided, however, that this Agreement generally and Article 12 in particular shall govern the conduct of the parties during the winding up of the Company.

(c) *Term of the Venture*. Upon the date which is seven years after the date of this Agreement (the "Termination Date"); provided, however, that this Agreement generally and Section 10.9 and Article 12 in particular shall govern the conduct of the parties during the winding up of the Company. Notwithstanding anything contained in this Section to the contrary, the Termination Date may be extended for two additional one-year periods upon written agreement of the Members.

ARTICLE 5.

<u>Capital Contributions</u>

5.1 **<u>Initial Capital Contributions</u>**.

(a) *Initial Contributions*. Pursuant and subject to the terms and conditions of the Contribution Agreement attached hereto as EXHIBIT 6-B, Inland shall contribute the Initial Properties (as defined in Article 6, below) to the Company. It is understood that

the Initial Properties may not be, but could be, contributed simultaneously and may be contributed in stages. At such time as each Initial Property is contributed to the Company, NYSTRS shall contribute to the Company 50% of the Agreed Net Value (as defined in Section 6.1(a)) of said Initial Property (collectively, all capital contributions made pursuant to this Section 5.1(a) are referred to in this Agreement as "Initial Capital Contributions," even though said capital contributions may not be made simultaneously).

(b) *Credits to Capital Accounts.* NYSTRS' Capital Account shall be credited with the amount of its Initial Capital Contributions, as and when made. Inland's Capital Account shall be credited with the Agreed Net Value of the Initial Properties as they are contributed to the Company. Inland intends that Inland's contribution of the Initial Properties shall be treated as a tax-free contribution under Internal Revenue Code Section 721(a).

(c) *Contribution Subject to Existing Indebtedness.* The Initial Properties shall be acquired by the Company subject to the entire indebtedness secured by the Initial Properties.

(d) *NIC Funds.* The Manager shall cause NYSTRS' Initial Capital Contributions, as and when contributed to the Company (collectively, the "NIC Funds"), to be invested in interest bearing investments pending the acquisition of Additional Properties. The Manager shall have sole discretion to determine the nature of such interest bearing investments. For book and tax purposes, interest earnings on NIC Funds shall be allocable 95% to Inland and 5% to NYSTRS, and all interest earnings on NIC Funds attributable to Inland shall be considered additional NIC Funds and all interest earnings on NIC Funds attributable to NYSTRS shall not be considered additional NIC Funds. The Manager shall apply the NIC Funds in accordance with Section 5.2(h)(v). If NYSTRS' Initial Capital Contributions are made in stages pursuant to Section 5.1(a) above, then the balance of NIC Funds shall be increased from time to time by the amount of each NYSTRS Initial Capital Contribution. The balance of NIC Funds shall be reduced from time to time by (i) amounts distributed to Inland under Section 7.4(c)(i), (ii) the Section 5.2 Amount paid from NIC Funds pursuant to Section 5.2(h)(v), and (iii) any distributions of NIC Funds pursuant to Section 10.13. The Manager shall also have the right to distribute NIC Funds to Inland (the balance of NIC Funds being reduced by the amount of any such distribution), provided that NIC Funds may not be distributed to Inland if at such time, said NIC Funds are required to be applied to the Section 5.2 Amount of the Company pursuant to Section 5.2(h)(v). All interest earnings on NIC Funds shall be distributed to Inland and NYSTRS as set forth herein from time to time as the Manager determines. It is expressly understood that the amount of any Additional Capital Contribution made in connection with any Additional Property shall in no circumstances constitute NIC Funds, even if (i) said Additional Capital Contribution is made prior to the contribution of all of the Initial Properties, and (ii) one or more of the Initial Properties are never contributed to the Company.

5.2 **Additional Capital Contributions**.

(a) *No Additional Assessments.* Except as set forth below or as required by the Act, no Member shall be assessed for, or shall have the right to make, additional capital contributions (the following "Additional Capital Contributions," together with the Initial Capital Contributions, are referred to herein collectively as the "Capital Contributions").

(b) *Capital Calls.* If at any time the anticipated Receipts of the Company during the subsequent 90-day period and the available funds of the Company at such time (including any Reserves, but only for the purpose for which the applicable Reserve is maintained and including loan proceeds, but only to the extent said borrowing has been approved by the Executive Committee, but excluding NIC Funds) are less than the Expenses of the Company (other than Acquisition Expenses) anticipated to be incurred during said 90-day period pursuant to the then-current Annual Plan, then (unless the Annual Plan is revised to eliminate said shortfall) the Manager shall cause the Company to make a Capital Call (as such term is hereinafter defined), in the amount of the shortfall (the "Operating Shortfall").

(c) *Acquisition Expenses.* If the Members have approved the Company's acquisition of an Additional Property (as such term is defined in Section 6.2(a)) pursuant to Section 6.2(f), then the Manager shall cause the Company to make a Capital Call for funds sufficient to enable the Company to pay all costs and expenses of said acquisition, including the portion of the purchase price not funded with Additional Property Senior Financing as defined herein (collectively, "Acquisition Expenses") in accordance with the Acquisition Budget for said Property.

(d) *Refinancing Shortfalls.* If at any time there is (or is projected to be) a "Refinancing Shortfall" (as such term is hereinafter defined), the Manager shall cause the Company to make a Capital Call in the amount of the Refinancing Shortfall. As employed herein, the term "Refinancing Shortfall" means the amount, if any, by which the proceeds of any Financings (net of the costs and expenses of obtaining said Financings) incurred for the purpose of repaying Existing Indebtedness (as defined in Section 6.4(a)) upon the maturity of said Existing Indebtedness, is less than the amount required to pay off said Existing Indebtedness in full at such time.

(e) *Protective Expenditures.* If at any time, after paying all Expenses in accordance with the then-current Annual Plan, the Company lacks the funds to make Protective Expenditures, the Manager shall cause the Company to make a Capital Call in the amount of said shortfall. As employed in this Agreement, the term "Protective Expenditures" means expenditures of the Company or any Subsidiary (i) for the payment of real estate taxes, insurance premiums and utility charges on any Property; (ii) necessary to comply with, or to cure any failure of any of the assets of the Company or any Subsidiary to comply with applicable laws, ordinances, regulations, orders and other legal requirements; (iii) to the extent necessary on an emergency basis for the protection or preservation of any Property, or for the protection of the health and safety of

the public or any employees of any Property; (iv) necessary to comply with, or to cure any default on the part of the Company or any Subsidiary under any Leases, loan documents, or other contracts affecting the Company or any Subsidiary, including the payment of principal, interest and other amounts when due under any loan documents to which the Company or any Subsidiary is a party or to which any Property is subject; and (v) to the extent incurred in connection with litigation (whether as a plaintiff or as a defendant), including, but not limited to, the payment of any judgments rendered against the Company.

(f) *Capital Call by Member.* If the Manager fails to cause the Company to make a Capital Call when required to do so pursuant to Sections 5.2(b), (c), (d) or (e) above, and said failure shall continue for ten (10) days or more following written notice to the Manager from either Member, either Member shall have the right to cause the Company to make the Capital Call in question.

(g) *Definition.* As employed herein, the term "Capital Call" means a written notice from the Company to the Members setting forth the amount of the Additional Capital Contribution, the subsection or subsections of this Section 5.2 pursuant to which the Capital Call is being made, the purpose of said Additional Capital Contribution, each Member's share of said Additional Capital Contribution (determined in accordance with Section 5.2(h) below), the date said Capital Contribution is due (which date shall be not less than ten (10) business days after the date the Capital Call is made), and wire transfer instructions for the bank account of the Company in which Capital Contributions shall be deposited. As used herein, any of the terms Operating Shortfall, Acquisition Expenses, Refinancing Shortfall and Protective Expenditures shall also be referred to as a "Section 5.2 Amount."

(h) *Amounts to be Contributed.* The Members shall make Additional Capital Contributions by wire transfer of immediately available funds on or before the due date set forth in the Capital Call, as follows:

(i) First, until the "Catch-up Balance" (as defined in (iii), below) has been reduced to zero, NYSTRS shall fund 100% of each Additional Capital Contribution, in an amount not to exceed the then-existing Catch-up Balance.

(ii) After the Catch-up Balance has been reduced to zero, 50% of each Additional Capital Contribution shall be funded by NYSTRS and 50% shall be funded by Inland.

(iii) The "Catch-up Balance" at any given time shall be equal to (x) the sum of all Inland Capital Contributions, less (y) the sum of all NYSTRS Capital Contributions, less (z) any NIC Funds distributed to Inland pursuant to Section 5.1(d), less any Net Extraordinary Cash Flow distributed to Inland under Section 7.4(c)(i) to eliminate the Catch-Up Balance prior to the date of the Capital Call in

question, plus (aa) the interest earnings on the NIC Funds which are allocable to Inland. For purposes of this Agreement, the "Catch-Up Balance" and the NIC Funds shall be equal to each other. The Catch-up Balance shall be further reduced by the amount of any cash distribution to NYSTRS made in connection with an In-kind Distribution to Inland pursuant to Section 10.13.

(iv) When determining the amount of Additional Capital Contributions required to be made, the NIC Funds shall be treated as funds of the Company that are available for payment of a Section 5.2 Amount on a pari passu basis with any Additional Capital Contributions made by NYSTRS pursuant to Section 5.2(h)(i), and the amount of Capital Contributions requested in the Capital Call shall be reduced accordingly. However, the amount of NIC Funds to be applied to the payment of a Section 5.2 Amount for which the Capital Call is made may not exceed 50% of the Section 5.2 Amount for which the Capital Call is made. See illustrations in clause (vi), below.

(v) In each case in which NYSTRS makes a Capital Contribution pursuant to clause (i), above, the Company shall apply NYSTRS' Capital Contribution and an equivalent amount of the NIC Funds, if any, towards the Section 5.2 Amount for which the Capital Call was made (subject to the 50% limitation in clause (iv), above). See illustrations in clause (vi) and (vii), below, and as set forth on EXHIBIT 5-A.

(vi) *Illustration 1.* The Company requires $100 for a Section 5.2 Amount when the Catch-up Balance is $40 and there are $40 of NIC Funds. The Capital Call will be for $60 ($100 of the Section 5.2 Amount, less $40 of NIC Funds available, pursuant to clause (iv), above). $40 will be payable solely by NYSTRS (i.e., up to the amount of the Catch-up Balance pursuant to clause (i), above). $40 of NIC Funds will be utilized by the Company for the payment of the Section 5.2 Amount (pursuant to clause (v), above). $20 will be funded equally by NYSTRS and Inland (pursuant to clause (ii), above).

(vii) *Illustration 2.* The Company requires $30 for a Section 5.2 Amount when the Catch-up Balance is $40 and there are $40 of NIC Funds. The Capital Call will be for $15 ($30 of the Section 5.2 Amount, less $15 of the $40 of NIC Funds (NIC Funds utilized cannot exceed 50% of the Section 5.2 Amount, pursuant to clause (iv), above). $15 will be payable solely by NYSTRS (pursuant to clause (i), above). $15 of NIC Funds will be utilized by the Company for the payment of the Section 5.2 Amount (pursuant to

clause (v), above). The Catch-Up Balance is reduced to $25 and NIC Funds will be reduced to $25.

(i) *Limits on Deficit Contributions.* Capital Contributions pursuant to Section 5.2(e) are referred to herein as "Deficit Contributions". Without the consent of both Members, the Company shall not have the authority to make Capital Calls for Deficit Contributions that exceed, in the aggregate, the lesser of (i) 5% of the aggregate of the gross purchase price of the Additional Properties for which such Deficit Contributions are required and the Net Agreed Value of the Initial Properties for which such Deficit Contributions are required or (ii) $25,000,000.

(j) *Limit on All Capital Contributions.* In no event shall NYSTRS be obligated to make Capital Contributions hereunder in excess of $143,500,000, plus any amount distributed to NYSTRS as Initial Property Senior Financing proceeds pursuant to Section 7.4(c), nor shall Inland be obligated to make Capital Contributions in excess of the amount of Capital Contributions made by NYSTRS, except to the extent that the contribution by Inland of the Initial Properties may cause Inland's Capital Contributions to exceed those of NYSTRS until Additional Capital Contributions are made by NYSTRS pursuant to Section 5.2((h)(i).

5.3 Failure to Contribute Capital.

(a) *Failure to Contribute.* If a Member (the "Defaulting Member") fails to make such Member's Additional Capital Contribution within the time period prescribed in Section 5.2(g), and the other Member (the "Non-Defaulting Member") has made its Additional Capital Contribution in accordance with this Agreement, the Non-Defaulting Member shall notify the Defaulting Member of said failure and the Non-Defaulting Member shall have the right, but not the obligation, to:

(w) withdraw its Additional Capital Contribution, in which event the Non-Defaulting Member (i) shall have no liability for failure to contribute its Additional Capital Contribution, and (ii) shall have the right to exercise the provisions of Sections 10.5, 10.6 or 10.7 of this Agreement as a result of the Defaulting Member's failure to contribute said Additional Capital Contribution; or

(x) designate its Additional Capital Contribution as a Capital Contribution and, in addition, contribute to the Company, as a Capital Contribution for its own account (a "Default Contribution"), the amount due from the Defaulting Member (the "Deficiency Amount"); or

(y) withdraw its Additional Capital Contribution and advance directly to the Company both the Defaulting Member's Additional Contribution Amount and the Non-Defaulting Member's

Additional Contribution as a Company Loan (as such term is hereinafter defined); or

(z) designate its Additional Capital Contribution as a Capital Contribution and advance directly to the Company (on behalf of the Defaulting Member) the Defaulting Member's Additional Contribution Amount as a Member Loan (as such term is hereinafter defined).

These provisions shall be applicable each time that a Member shall fail to contribute capital as required in this Agreement. The Non-Defaulting Member shall elect which of the foregoing remedies it will pursue (and, in the case of an election to proceed under clause (x), (y) or (z) above, shall advance to the Company either the Deficiency Amount or the amount of the Company Loan or the Member Loan, as the case may be) within twenty (20) days after sending the notice of the Defaulting Member's failure to contribute its Additional Contribution Amount. Upon the election by the Non-Defaulting Member to proceed under clause (x), (y) or (z) above, the Non-Defaulting Member shall not be entitled to proceed under Sections 10.5, 10.6 or 10.7.

(b) *Effect on Percentage Interests and Capital Accounts.* If the Non-Defaulting Member makes a Default Contribution as provided in clause (x) of Section 5.3(a) then, effective from the date on which the Non-Defaulting Member makes a Capital Contribution in an amount equal to the Deficiency Amount, the Percentage Interest of the Defaulting Member immediately prior thereto shall be reduced (but not below 0%) by the number of percentage points equivalent to the fraction (the "Dilution Fraction") obtained by dividing (i) 100% of the applicable Deficiency Amount by (ii) the aggregate amount of the Capital Contributions made by all of the Members (including said Default Contribution), and concomitantly, the Percentage Interest of the Non-Defaulting Member shall be increased by the same number of percentage points. By way of example, suppose that each Member had previously funded $50 in Capital Contributions, that a Capital Call for $100 in Additional Capital Contributions is made, and that one Member fails to contribute its share ($50) of said Additional Capital Contributions. If the Non-Defaulting Member elects to make a Default Contribution of $50 under clause (x) of Section 5.3(a), then the Dilution Fraction would be equal to $50 (100% of the Default Amount) divided by $200, or 0.25. Thus, the Percentage Interest of the Defaulting Member would be reduced by 25 percentage points, to 25%; the Percentage Interest of the Non-Defaulting Member would be increased by 25 percentage points, to 75%, and any amounts otherwise distributable to the Defaulting Member under Section 7.4(d) would be reduced by 50%, with said amount being distributed instead to the Non-Defaulting Member. The Incentive Distribution Percentage (as defined in Section 7.4(d) hereof), shall also be adjusted as described in Section 7.4(d)(iii).

(c) *Company Loan.* If the Non-Defaulting Member shall elect to make a loan to the Company as provided in clause (y) of Section 5.3(a) above, the Non-Defaulting Member shall designate such loan as a "Company Loan". Company Loans shall bear interest ("Company Loan Yield") at the cumulative annual interest rate (the "Default

Rate") equal to the lesser of (i) 18% per annum and (ii) the maximum rate of interest permitted by applicable law, compounded monthly on the average daily outstanding balance of principal, and shall be paid ahead of any distributions payable to the Members pursuant to Article 7 or Article 12 of this Agreement. Interest expense incurred on any Company Loan shall be treated as an obligation and expense of the Company. Payments on the Company Loans shall be made pro rata in proportion to the principal amount of and any accrued interest on all such Company Loans, and shall be applied first to accrued interest and then to principal.

(d) *Member Loans.* If the Non-Defaulting Member funds the Deficiency Amount pursuant to clause (z) of Section 5.3(a) and designates such amount as a "Member Loan", then such amount shall be treated as loaned by the Non-Defaulting Member to the Defaulting Member, and in turn, contributed by the Defaulting Member to the capital of the Company. If Inland is the Non-Defaulting Member, at its election, it may direct the Company to cause the Member Loan to be made from the NIC Funds, which, for purposes of this Section shall be deemed to have been withdrawn by Inland from the Company and loaned to the Defaulting Member, and the Company shall treat the amount of the NIC Funds designated as the Member Loan as having been contributed by the Defaulting Member to the capital of the Company. A Member Loan shall bear interest at the Default Rate, compounded monthly on the average daily outstanding balance of principal. Until such time as a Member Loan has been satisfied as a result of the Conversion Election described below or repaid in full by the Defaulting Member, all distributions pursuant to this Agreement that would otherwise be paid by the Company to the Defaulting Member pursuant to Article 7 or Article 12 of this Agreement shall instead be paid by the Company directly to the Non-Defaulting Member, and the Defaulting Member hereby grants the Non-Defaulting Member a security interest in the Defaulting Member's rights to distributions under Article 7 or Article 12 to secure said obligation. Such amounts shall for all purposes of this Agreement be deemed distributed by the Company to the Defaulting Member pursuant to this Agreement and then paid by the Defaulting Member to the Non-Defaulting Member and applied first against accrued but unpaid interest owing with respect to the Member Loan and then in reduction of the principal balance thereof. Each Member Loan, including all accrued interest thereon, shall be due and payable in full on the first anniversary of the date on which the Non-Defaulting Member advances the applicable Deficiency Amount to the Company (the "Due Date").

(e) *Maturity of Member Loans.* Upon the Due Date of a Member Loan, the Non-Defaulting Member shall have the right, determinable in its sole discretion, to: (i) convert the Member Loan to a Capital Contribution by the Non-Defaulting Member as described below (the "Conversion Election"), (ii) enforce the obligation of the Defaulting Member to pay the outstanding principal balance and all accrued and unpaid interest under the Member Loan, or (iii) extend the Due Date of the Member Loan for an additional one-year period.

(f) *Conversion Election.* If the Non-Defaulting Member wishes to exercise the Conversion Election, it may do so by delivering written notice thereof to the

Company not later than sixty (60) days following the Due Date of such Member Loan. If the Non-Defaulting Member exercises the Conversion Election, then, for all purposes of this Agreement, (i) the Member Loan, including all accrued and unpaid interest thereon, shall be deemed satisfied in full; (ii) the Capital Contributions deemed made by the Defaulting Member shall be reduced by the sum of the then outstanding principal balance of and all accrued and unpaid interest on the Member Loan; (iii) the amount of the outstanding principal balance of and all accrued and unpaid interest on the Member Loan shall be deemed to constitute a Capital Contribution by the Non-Defaulting Member; and (iv) the Percentage Interests and Capital Accounts of the Members shall be adjusted as provided in Section 5.3(b) as though, at the time of the Conversion, the Non-Defaulting Member had made a Capital Contribution in the amount of the Deficiency Amount pursuant to clause (x) of Section 5.3(a) based on the Capital Contributions of the Members after giving effect to the foregoing.

(g) *Enforcement of Member Loan*. If, after the Due Date, the Non-Defaulting Member elects to enforce the obligations of the Defaulting Member under the Member Loan, the Non-Defaulting Member shall deliver written notice of such election to the Defaulting Member within sixty (60) days following the Due Date. The obligation of the Defaulting Member to repay the Member Loan and all accrued interest thereon shall be a personal liability of the Defaulting Member and shall be enforceable against any assets of the Defaulting Member, including its Interest in the Company.

(h) *Extension of Due Date*. If the Non-Defaulting Member does not elect to either exercise the Conversion Election or to enforce the Member Loan in the applicable manner described above, then the Non-Defaulting Member shall be deemed to have elected to extend the Due Date for a period of one year following such Due Date. If the Non-Defaulting Member elects to extend the Due Date of the Member Loan, then if the Member Loan and all accrued interest thereon are not paid in full on or before such extended Due Date, then, at such time, the Non-Defaulting Member shall again have the right to elect the remedies described in Section 5.3(e).

(i) *Acknowledgment and Agreement*. Each Member acknowledges and agrees that the other Member would not be entering into this Agreement were it not for (i) the Members agreeing to make the Capital Contributions provided for in this Article 5, and (ii) the provisions of this Article 5 that describe the consequences of being a Defaulting Member (the "Remedy Provisions"). The Members acknowledge and agree that the Remedy Provisions could result in a Member reducing its interest in the Company to zero. Each Member acknowledges and agrees that in the event a Member fails to make its Capital Contributions pursuant to this Agreement, the other Member will suffer substantial damages and the Remedy Provisions are fair, just and equitable in all respects. Although it is the intent of the Members that the Remedy Provisions will be fully effective without the execution of any documents or instruments by the Defaulting Member in connection therewith, each Member hereby agrees that in the event its Percentage Interest is reduced pursuant to any Remedy Provision, it shall execute and deliver such conveyances, agreements, instruments or other documents which may be reasonably necessary in the judgment of the other Member to confirm and render fully

effective the Remedy Provisions, including, but not limited to, an assignment of all or a portion of its Percentage Interest and any amendments to this Agreement and to the Certificate of Formation of the Company.

ARTICLE 6.

Properties to be Contributed and Acquired; Operation of the Company

6.1 **Initial Properties to be Contributed**.

(a) *Initial Properties.* The parties have identified certain Properties (the "Initial Properties") which will be contributed by Inland to the Company at the "Agreed Net Value" for each of the Initial Properties as described on EXHIBIT 6-A. EXHIBIT 6-B contains the form of "Contribution Agreement" that shall be entered into with respect to each Initial Property. The Manager shall cause the Company to accept the contribution of each of the Initial Properties as soon as practicable after the execution of this Agreement in accordance with the terms of the Contribution Agreement; provided, however, that the parties have agreed that (i) none of the Initial Properties shall be contributed to the Company until the conditions for contribution, as set forth in the Contribution Agreement, have been fulfilled (or as applicable, waived by any party having the right to waive said condition) as to at least 4 of the Initial Properties; (ii) the Company shall not acquire, or enter into any binding agreement to acquire, any Additional Property unless and until 4 of the Initial Properties have been contributed to the Company, unless expressly authorized by NYSTRS in advance, in writing, in NYSTRS' sole discretion, and (iii) if no Properties have been contributed to or acquired by the Company on or before December 31, 2004, then NYSTRS, at its sole election, shall have the right to cause the Company to be terminated and dissolved. Inland acknowledges that NYSTRS, acting alone on behalf of Company, shall have the right to (i) exercise Company's rights and remedies, at law, in equity, or under the Contribution Agreement in the event of a breach of the Contribution Agreement by Inland, and (ii) waive or modify any condition precedent to the Company's (as opposed to Inland's) obligations under the Contribution Agreement, including any condition precedent to the contribution of any Initial Property.

(b) *Separate Title Holding Entities.* Title to each of the Initial Properties shall be acquired by the Company in a separate single purpose limited liability company of which the Company shall be the sole member and the sole manager; provided, however, where determined appropriate by the Manager, title may be acquired in another form of pass-through entity, subject to the consent of the Members. All income, expense, cash flow and other financial activity of any Subsidiary shall be consolidated with and shall constitute the financial activity of the Company. All cash flow distributions from any Subsidiary to the Company shall be characterized as Net Ordinary Cash Flow or Net Extraordinary Cash Flow of the Company in accordance with the terms of this Agreement and shall be retain such characterization for all purposes hereunder, including, but not limited to, distributions to Members.

6.2 **Additional Properties to be Acquired**.

(a) *Acquisition of Additional Properties*. For the two-year period from and after the date of this Agreement (the "Acquisition Period"), the Company shall seek to acquire additional properties from third parties which are not Affiliates (as defined in Section 16.13) of Inland or NYSTRS (individually, an "Additional Property", and collectively, the "Additional Properties") that meet the Investment Guidelines; provided, however, that the Acquisition Period may be extended for one additional one-year period by written agreement of the Members. At the end of the Acquisition Period, the Company shall cease to acquire Additional Properties; provided, however, that it shall complete any transactions to acquire Additional Properties for which it has become contractually bound during the Acquisition Period.

(b) *Evaluation Materials*. The Manager will use commercially reasonable efforts to identify Additional Properties that meet the Investment Guidelines. Should the Manager negotiate a reasonably detailed non-binding letter of intent on behalf of the Company to purchase an Additional Property that meets the Investment Guidelines, the Manager will submit to the Executive Committee, a package of information, including, but not limited to: a description of the Additional Property, a rent roll, financial projections, market data (including rental and sales comparables); photographs; site plans; known environmental and physical issues, competitive submarket survey, financing plan; due diligence budget, the amount of the Additional Capital Contributions (as defined herein) which will be required to be made by the Members in connection with the acquisition of the Additional Property, and such other information as the Manager determines to be necessary (or as either Member may reasonably request) in connection with the evaluation of the Additional Property (collectively, the "Evaluation Materials") in order to permit the Executive Committee to evaluate the proposed acquisition. Any such letter of intent shall expressly state that the parties shall not be bound until a mutually satisfactory purchase contract has been entered into between the Company and the seller of the Additional Property.

(c) *Approval by the Executive Committee*. Within 7 business days from the Executive Committee's receipt of the Evaluation Materials (the "Committee Approval Period"), the Executive Committee shall advise the Manager in writing of its preliminary approval or disapproval of the acquisition of the Additional Property based upon the Evaluation Materials. In the event that the Executive Committee fails to provide its approval or disapproval of an Additional Property within the Committee Approval Period, such transaction shall be deemed to have been disapproved; provided, however, if consented to by the Manager, the Executive Committee may subsequently issue its approval to the Manager after the Committee Approval Period as described below has expired.

(d) *Approval by NYSTRS and Inland*. Upon issuance by the Executive Committee of its preliminary approval, NYSTRS and Inland shall each have the periods thereafter designed in such letters, agreements or other documents by and between the Company and the owner of the Additional Property to advise the Manager in writing of

their approval or disapproval of the acquisition of the Additional Property (the "Preliminary Member Approval Period"). During the Preliminary Member Approval Period, the Company shall engage consultants and professionals, as appropriate, from lists of consultants and professionals approved by the Executive Committee, to perform legal, business and physical due diligence, and said consultants and professionals shall permit the Members to rely on their reports. The Manager shall advise the Executive Committee if the Manager obtains any information regarding the Additional Property in the course of the due diligence review which the Manager determines in the exercise of its reasonable judgment is material to the decision by the Members to approve the acquisition of the Additional Property. Upon receipt by the Manager of NYSTRS' and Inland's Preliminary Member Approval, the Manager shall proceed to take such actions as shall be necessary to complete the acquisition of the Additional Property on behalf of the Company in accordance with the terms and conditions set forth in the Evaluation Materials; subject, however, to the final approval by the Members as described in this Section.

(e) *Disapproval by NYSTRS; Resubmission of Evaluation Materials*. In the event that NYSTRS advises the Manager in writing that it disapproves of the acquisition of the Additional Property, or if NYSTRS fails to give its preliminary approval or disapproval within the Preliminary Member Approval Period, unless extended by mutual written agreement of the Members, the Additional Property shall be deemed rejected by NYSTRS, the Company shall not acquire the Additional Property, and thereafter, Inland or any affiliate or subsidiary thereof shall be free to acquire the Additional Property materially in accordance with the terms and conditions set forth in the Evaluation Materials. In the event that any of the terms of the transaction set forth in the Evaluation Materials shall be materially revised or amended after the rejection by NYSTRS, the Manager shall submit the revised or amended Evaluation Materials to NYSTRS and Inland, in which event the Preliminary Member Approval Period shall be reinstated and the procedures for notice of approval or rejection described herein shall once again be complied with by the parties.

(f) *Final Approval by the Members*. Final approval of the acquisition of any Additional Property by the Company shall be subject to the satisfaction of each of the following express conditions (any of which may be waived by the Members) set forth below. Final approval or disapproval shall be given by the earlier of (i) no later than 7 business days after the Manager's request for approval; or (ii) the time by which such approval must be given in accordance with the terms and conditions set forth in any agreements or other documents entered into by the Company and the owner of any Additional Property. The Manager's request for approval should be accompanied by a recommendation from Manager that the acquisition be approved. The failure of the Members to provide their final approval within the time period described above shall be deemed to be a disapproval of the acquisition, unless otherwise agreed to by the Members and the Manager. The express conditions to which final approval is subject are as follows:

(i) Property level due diligence in accordance with the standard criteria and procedures of NYSTRS and Inland, including, without limitation, reviews of title, survey, entitlements and other matters of legal compliance, environmental, physical, litigation and other items customary to such a transaction;

(ii) Satisfactory review of financial statements, leases, rent rolls, existing financing documents and other information requested by either Member;

(iii) Consents of sellers, partners, lenders, tenants and other persons whose consent is determined by either Member to be reasonably necessary to consummate the acquisition of the Additional Property;

(iv) Negotiation and approval of all transactional and subsidiary investment entity documents determined by either Member to be reasonably necessary to consummate the acquisition of the Additional Property;

(v) Receipt by the Company of adequate insurance for the Additional Property to the satisfaction of the Members;

(vi) As to Inland only, approval of the Board of Directors of Inland; and

(vii) As to NYSTRS only, approval by authorized officers of NYSTRS.

(g) *Title to Additional Properties*. Title to each of the Additional Properties shall be acquired by the Company in a separate single purpose limited liability company of which the Company shall be the sole member and the sole manager (except to the extent that the holder of any Financings (as defined herein) may require that said subsidiary also have an independent manager for the purpose of providing the lender with bankruptcy protection); provided, however, where determined appropriate by the Manager, title may be acquired in another form of pass-through entity, subject to the consent of the Members. All income, expense, cash flow and other financial activity of any Subsidiary shall be consolidated with and shall constitute the financial activity of the Company. All cash flow distributions from any Subsidiary to the Company shall be characterized as Net Ordinary Cash Flow or Net Extraordinary Cash Flow of the Company in accordance with the terms of this Agreement and shall be retain such characterization for all purposes hereunder, including, but not limited to, distributions to Members.

(h) *Transaction Costs*. If the Executive Committee provides its preliminary approval pursuant to Section 6.2(c), the Company shall pay all of the ordinary and customary out-of-pocket costs associated with the review and acquisition of any

Additional Property, including, but not limited to, due diligence, engineering and environmental inspections and reports, and outside legal counsel retained by the Company. If the acquisition of an Additional Property is rejected by NYSTRS or Inland, or if such approval is given, but the Additional Property is not thereafter acquired by the Company, Inland shall reimburse the Company for such out-of-pocket costs if the Additional Property is thereafter purchased by an Inland-related REIT or other investor that is an Affiliate of Inland.

(i) *Agents and Financial Advisors*. Each of the Members hereby represents and warrants and acknowledges and agrees that there are no agents, brokers or financial advisors involved in connection with the formation of the Company, other than Silver Portal Capital, LLC, whose fee will be paid by Inland.

6.3 **Inland Option to Acquire Additional Properties**. Notwithstanding anything to the contrary contained herein, Inland may acquire an Additional Property that meets the Investment Guidelines, if Inland, in its reasonable judgment, determines that the opportunity to acquire the Additional Property will be lost to the Company unless Inland proceeds to consummate the acquisition. Inland shall acquire such Additional Property in a single member limited liability company that is solely owned by Inland. Within 7 days of such acquisition, Inland shall advise NYSTRS' in writing that the Additional Property has been acquired, and the parties shall comply with the provisions of Section 6.2 of this Agreement, to the extent appropriate, to obtain the approval or disapproval of the NYSTRS Executive Committee Members and NYSTRS; provided, however, that upon receipt of the Evaluation Materials, the NYSTRS Executive Committee Members shall have no less than 7 business days to provide their preliminary approval or disapproval of the Additional Property and after issuance of the preliminary approval by the NYSTRS Executive Committee Members, NYSTRS shall have no less than 30 business days to provide its final approval. In the event that the NYSTRS gives its final approval for the acquisition by the Company of the Additional Property, Inland shall cause the Additional Property (or Inland's interest in the single member limited liability company holding title to the Additional Property) to be conveyed to the Company, and the Company shall acquire the Additional Property from Inland at Inland's acquisition costs, including, but not limited to, the net amount of the purchase price paid by Inland for the Additional Property and all other expenses incurred by Inland in connection with the acquisition, exclusive of any pass-through expenses and without additional mark-up. The Company shall pay all costs and expenses, including any transfer fees, associated with the conveyance of the Additional Property to the Company, and any other fees to which Inland or any of its Affiliates would have been entitled to hereunder if the Additional Property had been originally been acquired by the Company. All receipts derived by Inland with respect to the Additional Property during the period while Inland owns title to the Additional Property shall inure to the benefit of the Company and all expenses associated with the Additional Property during such period shall be assumed by the Company, and all prorations and adjustments related thereto shall be calculated on the same basis as was agreed to by Inland and the third party seller for purposes of acquiring the Additional Property.

6.4 **Senior Financing for the Properties.**

(a) *Initial Property Senior Financing.* Simultaneously or as soon thereafter as is practical following the acquisition of the Initial Properties, and provided that the Executive Committee determines that it is economic and expeditious to do so, the Company shall seek non-recourse debt financing (the "Initial Property Senior Financing") from a third party institutional lender or lenders on three of the Initial Properties (Cobbler Crossing, Chatham Ridge and Woodfield Commons). In connection with the Initial Property Senior Financing the Company shall endeavor to bring the ratio of existing senior debt on the Initial Properties to 50% of the Gross Agreed Value identified on EXHIBIT 6-A. Where necessary or appropriate, the Company shall assume any Existing Indebtedness on the Initial Properties, in each case, as set forth in the Contribution Agreement related thereto. The outstanding indebtedness on the Initial Properties as of December 31, 2003 is described in EXHIBIT 6-C (collectively, the "Existing Indebtedness").

(b) *Additional Property Senior Financing.* Upon or near the acquisition date for any Additional Property acquired by the Company thereafter, and provided that the Executive Committee determines that it is economic and expeditious to do so, the Company shall seek non-recourse acquisition debt financing from a third party institutional lender or lenders in an amount which is no greater than 50% of the total acquisition cost of the applicable Property (the "Additional Property Senior Financing"). In the event that the Members thereafter agree to cause the Existing Indebtedness or any indebtedness hereafter secured by any Property to be repaid by the placement of new indebtedness on such Property, such new indebtedness shall be in an amount that is no greater than 50% of the market value of the Property at the time of the refinancing (the "Refinancing").

(c) *Senior Financing Terms.*

(i) Each Initial Property Senior Financing, Additional Property Senior Financing or Refinancing (collectively, "Financings") will be secured by a first mortgage on the applicable Property. In no event shall the Financings provide for any recourse to NYSTRS.

(ii) It is anticipated (but not required) that the Financings described above will have terms that include, but are not limited to, a fixed rate of interest, a scheduled maturity date as approved by the Executive Committee taking into account appropriate terms and yield curves, and payment of interest only or amortizing debt until maturity as approved by the Executive Committee. None of the Financings will provide for any cross default provisions among the Property loans.

(iii) The Company shall use its best efforts to cause each Financing to permit the exercise by the Members of any purchase and sale rights

contained in Article 10 of this Agreement, or any other transfer of the Property or Interests in the Company between the Members, without regard to any due on sale provision contained in the Financing and without payment of any prepayment penalty or assumption or other fee, except for an administrative fee to the lender to process any ownership change.

(iv) Each of the Financings will provide for the replacement of Inland Commercial Property Management, Inc. as the property manager or leasing agent "for cause" (consistent with the applicable provisions of the Management Agreement), or if Inland ceases to be a Member pursuant to a "Buy-Out Event" as described in Section 10.7(b), or if NYSTRS (or its affiliated entity) becomes the owner of the Property pursuant to the exercise of the purchase and sale provisions contained in Article 10.

(v) All fees and costs associated with the Financings will be paid by the Company.

6.5 **Operation in Accordance with REIT Requirements**. The Members acknowledge that Inland is a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and that the ability of Inland to be qualified as a REIT will depend upon the nature of the Company's operations. Accordingly, notwithstanding anything to the contrary contained herein, the Manager shall endeavor to operate the Company at all times in a manner that will enable Inland to satisfy all the requirements applicable to a REIT with respect to its activities, income, operation, and assets as set forth in Code Section 856, et seq. (the "REIT Requirements") and avoid the imposition of any federal income or excise tax liability on Inland. In addition, the Manager shall cause the Company to avoid taking any action that would result in Inland ceasing to satisfy any of the REIT Requirements or would result in the imposition of any federal income or excise tax liability on Inland. Upon the recommendation of the Manager, the Executive Committee shall not take or omit to take any course or action or require that the Manager take or omit to take any course of action which is inconsistent with the foregoing.

6.6 **Environmental Matters**.

(a) *NFR Letters.*

(i) Inland shall submit applications to the Illinois Environmental Protection Agency ("IL EPA") seeking "No Further Remediation" letters ("NFR Letters") for the dry cleaner operations on the Properties known as Randall Square and Cobbler Crossing.

(ii) Inland, at its sole cost and expense, shall use its best efforts to diligently pursue the issuance of the NFR Letters and take all actions reasonably required by the IL EPA to cause the NFR

Letters to be issued, provided that Inland shall not be obligated to incur more than (i) $100,000 from and after the date hereof in out-of-pocket costs in connection therewith for Randall Square and (ii) $100,000 from and after the date hereof in out-of-pocket costs in connection therewith for Cobbler Crossing, which out-of-pocket costs shall include all costs and expenses incurred by Inland in connection with or in any way related to the application for and issuance of the NFR letter, including, but not limited to, all costs of remediation and all consulting, professional and third party fees and charges related thereto. Notwithstanding the foregoing, upon the earlier to occur of (i) Inland's receipt of notice from the IL EPA that (A) it will not issue an NFR Letter with respect to either the Randall Square or Cobbler Crossing Property, or (B) it will only issue an NFR Letter if remediation actions are taken and the cost of said actions (as estimated by reputable third party consultants not affiliated with Inland and acceptable to NYSTRS) with respect to either such Property would exceed $100,000; or (ii) the date which is two years after the Property Contribution Date for either such Properties if no NFR Letter has been issued by such date, then NYSTRS, at its election, may either (x) release Inland from any further obligation under this Section 6.6(a)(ii) with respect to such Property, or (y) cause the Company to make an In-kind Distribution of the Property in question to Inland, and a cash distribution to NYSTRS, in accordance with Section 10.13 of this Agreement. Notwithstanding anything to the contrary contained herein, if Inland has begun to take any remediation actions with respect to such Property required by the IL EPA for purposes of obtaining an NFR Letter on or before the date which is two years after the Property Contribution Date, and Inland is taking all reasonable actions necessary to cause such remediation to be pursued to completion, which actions shall include, if applicable, a waiver by Inland of the $100,000 limitation on out-of-pocket costs to complete such remediation, then NYSTRS may not require an In-Kind Distribution to be made to Inland pursuant to Section 6.6(a)(ii)(y) above, provided; however, if the remediation which is being pursued by Inland is not completed within three years after the Property Contribution Date, then, NYSTRS, at its election, may thereafter require the In-Kind Distribution to be made to Inland pursuant to this Section.

(iii) Within thirty (30) days after the earlier of (x) the date on which NYSTRS is notified by Inland of the occurrence of any of the events described in the second sentence of Section 6.6(a)(ii) above, or (y) two years after the Property Contribution Date for the Property in question, unless the NFR Letter for said Property has been delivered to NYSTRS, NYSTRS shall give written notice of

Inland of its election under Section 6.6(a)(ii) (the "NYSTRS Election Notice"). Notwithstanding the foregoing election by NYSTRS, if NYSTRS has elected to cause the Company to make an In-kind Distribution (as defined in Section 10.13) to Inland because the NFR Letter will only be issued if remediation actions are taken and the cost of said remediation actions (as estimated by reputable third party consultants not affiliated with Inland and acceptable to NYSTRS) with respect to either such Property would exceed $100,000; then Inland, upon written notice given to NYSTRS no later than thirty (30) days after Inland's receipt of the NYSTRS Election Notice may elect to complete the remediation, regardless of costs, necessary to obtain the NFR Letter for the Property.

(iv) Inland agrees to indemnify and hold NYSTRS harmless from any and all loss, cost or expense arising out of or resulting from any matter related the violation of an Environmental Law (as defined in the Contribution Agreement) with respect to the operation of the dry cleaners on the Randall Square Property or the Cobbler Crossing Property prior to the Property Contribution Date (as defined in the Contribution Agreement). Payment of any indemnification obligation set forth in this Section shall be governed by and included within the indemnification limitations of Inland set forth in the Contribution Agreement.

(b) *Thatcher Woods*. Inland agrees that it shall, at its sole cost and expense, repair the existing monitoring wells for the Citgo gas station on such Property known as Thatcher Woods after consultation with Hygienetics Environmental Services, Inc. The parties agree that no further action needs to be taken with respect to the dry cleaner at the Thatcher Woods Property; provided, however, that Inland agrees to indemnify and hold NYSTRS harmless from any and all loss, cost or expense arising out of or resulting from any matter related the violation of an Environmental Law (as defined in the Contribution Agreement) with respect to the operation of the dry cleaners on the Thatcher Woods Property prior to the Property Contribution Date (as defined in the Contribution Agreement). The indemnification obligation set forth in this Section shall be governed by and included within the indemnification limitations of Inland set forth in the Contribution Agreement.

6.7 **Gateway Lease**. As of the date of the contribution of the Property known as Woodfield Commons to the Company, Inland agrees to pay to the Company with respect to the Gateway location the amount of $17,201.04 per month through June 30, 2006, and $18,921.14 per month through June 30, 2009 (the "Rent"). Inland shall also reimburse the Company for common area maintenance, taxes and insurance pursuant to the terms of the Gateway lease of the location. If a new lease is hereafter entered into by the Company or the applicable Subsidiary, Inland shall only liable hereunder for the difference between the Rent and the amount of the new rent (whether base or percentage) which is paid from time to time pursuant to the new lease;

provided, however, if the new lessee has a net worth or income which is equal to or greater than that of Gateway at the time the Gateway lease was originally entered into as determined by Inland's usual method of determining the creditworthiness of a lessee, if said new lease is approved by NYSTRS if required under Section 8.2(c) or in the Annual Plan, then Inland shall be fully released from its obligations hereunder from and after the date that new lease is entered into.

6.8 **Payments Not Treated as Capital Contributions**. Any payments made by Inland pursuant to Section 6.6 or 6.7 shall not constitute capital contributions or loans to the Company, and Inland shall have no right to reimbursement or repayment from the Company in connection therewith.

ARTICLE 7.

Accounting and Distributions

7.1 **Books of Account**.

(a) *Maintenance of Books of Account.* At all times during the continuance of the Company, the Manager shall cause proper and true books of account to be maintained in conformity with generally accepted accounting principles consistently applied ("GAAP") wherein there shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Company, or paid, received, sold or purchased in the course of the Company's activities, and all of such other transactions, matters and things relating to the Company as are usually entered in books of account kept by persons engaged in activities of a like kind and character. All reports prepared pursuant to this Article 7 shall be prepared separately for each Property and also on a consolidated basis for the Company and all of its Subsidiaries that hold title to any of the Properties.

(b) *Monthly Reports.* The Management Agreement and Leasing Agreement attached hereto as Exhibits 8-C and 8-D set forth the format of financial statements which shall be delivered by the Property Manager and the Leasing Agent with respect to the Properties. In addition to the financial statements to be prepared for each Property, the Manager shall cause the Property Manager and the Leasing Agent to provide to the Manager consolidated statements with respect to all of the Properties owned by the Company in the formats set forth in the Management Agreement and Leasing Agreement, and within 10 days after the receipt of such consolidated statements, the Manager shall cause them to be delivered to the Members or their designees.

(c) *Financial Statements; Tax Returns.* The Company's books of account shall be closed as soon as practicable after the close of each calendar year (which shall be the Company's "Calendar Year") and an annual audit shall be performed at the expense of the Company in accordance with GAAP by KPMG or such other independent certified public accounting firm approved by the Members (such initial firm of accountants, or any

replacement firm so selected, the "Accountants"); provided that in no event shall said accounting firm be the same firm as has been engaged by NYSTRS for its own internal audit purposes for the Calendar Year (or any portion thereof) in question. NYSTRS agrees that NYSTRS shall not engage the then-current Accountants of the Company except at the beginning of a new Calendar Year. In the event that at any time hereafter NYSTRS desires to engage the then-current Accountants for the Company, NYSTRS shall give the Company no less than 120 days written notice prior to the beginning of the Calendar Year for which NYSTRS will engage the Accountants, so that the Company shall have sufficient opportunity to retain new Accountants. If NYSTRS does not advise the Company in writing within 120 days prior to retaining the then-current Accountants, NYSTRS shall been deemed to have waived its right to cause the Company to obtain Accountants which differ from those engaged by NYSTRS. Notwithstanding the foregoing, the Company shall not be required to obtain new Accountants if the appointment has already been made for the up-coming Calendar Year or it would result in a material financial and substantial business hardship for the Company to retain new Accountants. The Manager shall cause to be delivered to the Members within 60 days after the close of each taxable year a draft of the audited financial statement (in the format prepared by the Accountants retained by the Company) and tax return for such taxable year, and shall cause to be delivered to the Members within 90 days after the close of each taxable year, the final audited financial statements (in the format prepared by the Accountants retained by the Company) and tax return for the Company and/or any subsidiary entity of the Company that owns any Property, which can be used by the Members for tax reporting purposes. Such financial statements shall include certification by the Manager that any and all distributions made by the Company were made in accordance with the terms of this Agreement, and a verification thereof by the accountants. The Manager shall be responsible for engaging the Accountants to prepare and seeing to the filing of all Federal, state and local tax returns on behalf of the Company, and all costs of preparing the audited financial statements and tax returns shall be an expense of the Company.

7.2 **Intentionally Omitted**.

7.3 **Percentage Interests.** The Percentage Interest of each Member shall be as follows:

(a) *Initial Percentage Interests*. The Percentage Interest of the Members is as follows:

INLAND	50%
NYSTRS	50%

(b) *Adjustments to Percentage Interests*. The Percentage Interests of the Members are expected to remain the same throughout the term of the Company; however, the Percentage Interests shall be modified as provided in Section 5.3(b).

(c) *Adjustment Methods.* In the event of any changes in any Member's Percentage Interest during the Calendar Year, the Manager shall take into account the requirements of Code Section 706(d) and shall have the right to select any method of determining the varying interests of the Members during the Calendar Year that satisfies Code Section 706(d), subject to the approval of the Executive Committee.

7.4 **Distributions of Cash Flow**.

(a) *Definitions.*

"Expenses". For a given period of time, a sum equal to the aggregate of the expenditures, charges and costs actually paid or required to be paid during such period of time in accordance with the terms of this Agreement or in accordance with any Annual Plan approved pursuant to this Agreement or otherwise in connection with the business of the Company including, without limitation:

(A) expenses, costs and charges in connection with the acquisition, ownership, operation, management or leasing of all or any portion of any Property;

(B) expenses, costs and charges in connection with the repair, maintenance, replacement, alteration of or addition or capital improvement to any portion of any Property, including any casualty or condemnation losses, to the extent that the losses are not reimbursed during such period by any third party responsible therefor or through insurance maintained by the Company;

(C) payments of all outstanding principal and interest due with respect to Company Loans, if any;

(D) all sales, payroll, real estate, personal property, occupancy and other excise, property, privilege or similar taxes and assessments imposed upon the Company or any Property;

(E) utility costs and deposits and other costs and deposits required to obtain or lease any service or equipment relating to any Property;

(F) management fees and other fees and reimbursements payable to the Property Manager pursuant to the Management Agreement;

(G) leasing commissions, including commissions payable to the Leasing Agent under the Leasing Agreement, and expenditures required to be made in connection with any lease covering space in or at any Property, including tenant improvements, tenant allowances and payments, costs incurred in connection with the Company (or any Subsidiary) assuming a tenant's lease obligations with respect to other real property and costs incurred in connection with the Company's (or any Subsidiary's) exercise of a right, or entering into an agreement, to "takeback" space in any Property;

(H) the net increase, if any, in the Reserves during such period of time;

(I) the fees and expenses of attorneys, accountants, architects, engineers, appraisers, and other professionals retained by or on behalf of the Company in accordance with the terms hereof;

(J) all other customary and necessary direct costs and expenses of the Company incurred in accordance with this Agreement; and

Notwithstanding the foregoing, there shall, however, be excluded from Expenses:

(i) all noncash items such as depreciation;

(ii) Distributions;

(iii) all payments, deposits, expenses and reserves deducted from the proceeds of a Major Capital Event to determine the Net Extraordinary Cash Flow;

(iv) any expense, cost or charge enumerated above, to the extent such expense, cost or charge was paid from Reserves; and

(v) expenditures that would be capitalized pursuant to generally accepted accounting principles consistently applied, to the extent that (x) the Company has Reserves available to pay such expenditures; (y) the Company has obtained a credit facility which is available to pay such expenditures; or (z) the Members agreed, prior to acquiring the Property to which said expenditures relate, to contribute additional capital when needed to pay such expenditures.

"Major Capital Event". Any transaction with respect to any Property which generates cash receipts other than ordinary operating income, including, without limitation, sales of real or personal property (other than sales of personal property in the ordinary course of business), condemnations (and conveyances in lieu thereof) (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Property), damage recoveries (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Property), receipts of insurance proceeds (other than rent insurance proceeds) (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Property), borrowings, and other transfers or dispositions of all or a significant part of (i) any Property or (ii) the aggregate assets of the Company.

"Net Extraordinary Cash Flow". The amount remaining, if any, after subtracting from cash receipts arising from a Major Capital Event (i) all expenses of, and payments and deposits by, the Company related to such Major Capital Event, including, without

limitation, any payment made in respect of any indebtedness encumbering the Property, and (ii) such reasonable reserves for the business of the Company as may be authorized pursuant to any Annual Plan, as modified from time to time, and (iii) the payment of all outstanding principal and interest due with respect to Company Loans, if any. Net Extraordinary Cash Flow shall not include NIC Funds or interest earnings thereon, which shall be applied or distributed solely in accordance with Sections 5.2(h)(i) and 5.1(d).

"Net Ordinary Cash Flow". For any given period of time, the Receipts for such period of time minus the Expenses for such period of time. Net Ordinary Cash Flow shall not include NIC Funds or interest earnings thereon, which shall be applied or distributed solely in accordance with Sections 5.2(h)(i) and 5.1(d).

"Receipts". For any given period of time, a sum equal to the aggregate of all amounts actually received by or unconditionally made available to the Company from or in respect of all of the Properties or other property of the Company during such period, including, without limitation:

(A) all rents, percentage rents, expense reimbursements and other charges received from tenants and other occupants of the Properties;

(B) proceeds of rent insurance and business interruption insurance;

(C) all utility or other deposits owned by and returned to the Company;

(D) interest, if any, earned on tenants' security deposits or escrows to the extent unconditionally retained and security deposits to the extent applied pursuant to the provisions of the applicable leases;

(E) interest, if any, earned and available to the Company on any Reserves or other Company funds, or on any escrow or other funds deposited by the Company with others;

(F) the amount of any net reduction of Reserves other than to pay Expenses; and

(G) revenue received by the Company from any other source.

Notwithstanding the foregoing, Receipts shall not include (w) amounts contributed or loaned by the Members pursuant to this Agreement, (x) each tenant's security deposit and interest thereon, if any, as long as the Company has a contingent legal obligation to return that deposit or such interest thereon, (y) amounts arising from a Major Capital Event, and (z) interest earning on the NIC Funds.

"Reserves". The amounts of reserved cash set forth in an Annual Plan, or otherwise reasonably determined from time to time or at any time by the Executive Committee to be necessary or advisable, or as required by any secured lender to the Company pursuant to any Existing Indebtedness or Financing ("Secured Lender"), for

(i) payment of debt service coming due within a reasonable future time with respect to indebtedness of the Company; (ii) management, operation, improvement, maintenance, replacement or preservation of any Property; (iii) payment of taxes, insurance premiums and other reasonably anticipated costs and expenses of the Company; and (iv) increases in working capital and other contingencies..

"Unreturned Capital". shall consist of so much of a Member's Capital Contributions that have not been returned to such Member by way of distributions under paragraph 7.4(c)(i), (ii) or (iii), or Section 10.13.

(b) *Distribution of Net Ordinary Cash Flow.* Net Ordinary Cash Flow shall be distributed on a monthly basis to the Members according to their Percentage Interests.

(c) *Distribution of Net Extraordinary Cash Flow.* Net Extraordinary Cash Flow shall be distributed within 10 days of a Major Capital Event in the following rank and order:

(i) First, to Inland, to eliminate the Catch-Up Balance;

(ii) Second, to a Member whose amount of Unreturned Capital is greater than that of the other Member, until Inland's and NYSTRS's Unreturned Capital are equal;

(iii) Third, to and among the Members in an amount equal to each Member's Unreturned Capital; provided, however, if there is insufficient Net Extraordinary Cash Flow available for distribution to pay all Members' Unreturned Capital, then the amount of such distribution shall be made to and among the Members in accordance with the ratio that the amount of each Member's Unreturned Capital bears to the aggregate Unreturned Capital of all of the Members; and

(iv) Fourth, among the Members according to their Percentage Interests;

Provided, however, that the net proceeds of Initial Property Senior Financing shall be distributed to the Members in accordance with Sections 7.4(c)(iv) only. No such distribution shall be treated as a reduction of the Catch-Up Balance under Section 7.4(c)(i) or as a distribution of NIC Funds under Section 5.1(d).

(d) *Incentive Distributions.*

(i) After the aggregate of distributions of Net Ordinary Cash Flow and Net Extraordinary Cash Flow have caused each Member's internal rate of return as defined herein to equal or exceed 13%, Inland shall be entitled to an incentive distribution (the "Incentive Distribution") equal to 20% (the "Incentive Distribution

Percentage") of all amounts that would otherwise be available for distribution to the Members pursuant to Section 7.4(c). The calculation of the internal rate of return ("IRR") shall take into account the amount and timing of all Capital Contributions and distributions made hereunder shall be determined in accordance with EXHIBIT 7-C attached hereto. For purposes of determining whether the IRR has been met hereunder, if any Member hereafter acquires a Property from the Company in accordance with the terms of this Agreement, or otherwise, any distributions made by the Company to the Members as a result of such transaction, whether in cash or in-kind, shall be deemed to have been a distribution of Net Extraordinary Cash Flow to the Members.

(ii) The Incentive Distribution shall first be calculated within 10 days after the Company (directly or through its Subsidiaries) has sold all of its Properties, and shall be paid to Inland by the Company out of the next distribution of Net Extraordinary Cash Flow to be paid to Members hereunder within 10 days after the calculation of the Incentive Distribution. Under no circumstances shall the Incentive Distribution be payable during any period of time in which the Company or any Subsidiary owns any Property. The Incentive Distribution shall be paid to Inland after distributions to satisfy Company Loans, but before distributions to Members in accordance with their Percentage Interests. In the event that the aggregate amount of the Incentive Distribution to be paid to Inland is greater than the amount of Net Extraordinary Cash Flow which is available to satisfy the Incentive Distribution, each Member shall repay to the Company upon demand on a pro rata basis such portion of the distributions previously made by the Company to such Member as shall be necessary to permit the Company to pay the Incentive Distribution which is due to Inland hereunder. After the payment of the Incentive Distribution, any amounts remaining shall be distributed to the Members in accordance with their Percentage Interests. By way of example, suppose (i) the Net Extraordinary Proceeds from the sale of the last Property owned by the Company are $200, (ii) there are no Company Loans and no Default Contributions have been made, (iii) the Members' Unreturned Capital is $70 which will be distributed pursuant to Section 7.4(c)(i), (ii) and (iii), as applicable, and (iv) after an additional $30 is distributed to the Members under Section 7.4(c)(iv), each Member will have achieved a 13% IRR. Then, the next $100 would be distributed as follows: $20 would be distributed to Inland as an Incentive Distribution, and the remaining $80 would be distributed to NYSTRS and Inland in accordance with their respective Percentage Interests. See also the illustration in EXHIBIT 7-B. No amount paid by the Company to

Inland as Incentive Distribution is intended to constitute a fee or other remuneration for services.

(iii) If at the time at which the Incentive Distribution is to be paid to Inland, the aggregate of the Capital Contributions which have been made by Inland and NYSTRS are not each 50% as the result of the contribution by either party of a Default Contribution, the Incentive Distribution Percentage to be paid to Inland hereunder shall be reduced or increased by the change in Inland's Percentage Interest from 50%. By way of example, if as a result of a Default Contribution, the Percentage Interest of Inland has been reduced from 50% to 45% (a 10% reduction), then the Incentive Distribution percentage would be reduced by 10%, from 20% to 18%; however, if the Percentage Interest of Inland has been increased from 50% to 60% (a 20% increase), then the Incentive Distribution percentage would be increased by 20%, from 20% to 24%.

(e) *Repayment of Loans*. Prior to the distribution by the Manager of any Net Ordinary Cash Flow, Net Extraordinary Cash Flow or Incentive Distribution to the Members, the Manager shall cause the principal amount and any interest due and owing on any Company Loan made by Members to the Company to be repaid in full.

(f) *Restrictions on Distributions*. Notwithstanding the distributions contemplated by this Section, if the Company has creditors, no distribution may be made if, after giving effect to such distribution, either (i) the Company would be unable to pay its debts as they become due in the usual course of business or (ii) the net assets of the Company would be less than zero.

7.5 **Allocation of Income and Losses**. The agreement of the Members concerning the maintenance of capital accounts, allocation of income and loss, and other related tax matters is set forth in EXHIBIT 7-D, attached hereto and made a part hereof.

7.6 **Guarantees**. Notwithstanding the terms of any guarantee or other document executed by a Member or the Manager or any of their affiliates (collectively, a "Guarantor"), the Company shall indemnify and hold harmless any Guarantor who is required to provide a guarantee with respect to any third party indebtedness of the Company. If any Guarantor is required to make any payment with respect to a guarantee of any Company indebtedness, the Company shall reimburse such Guarantor for such payment and all costs and expenses of the Guarantor in connection therewith from the next distribution of Net Ordinary Cash Flow or Net Extraordinary Cash Flow, before making any other distributions to Members pursuant to this Agreement. In no event shall the Company make a Capital Call or borrow funds from a third party to reimburse the Guarantor.

ARTICLE 8.

Rights, Duties, Liabilities and Restrictions of the Manager

8.1 **Manager**.

(a) *Generally*. Subject to the terms of this Agreement, the day-to-day business affairs of the Company shall be managed by a manager (the "Manager"), who shall be appointed and, as the case may be, removed and replaced, in accordance with the terms of this Agreement.

(b) *Number*. There shall be one Manager of the Company.

(c) *Election; Removal; Replacement*. The Members do hereby elect IN Retail Manager, L.L.C. as the initial Manager of the Company. Members holding all of the Percentage Interests shall have the authority at any time and from time to time hereafter to remove, replace and appoint the Manager. The Person appointed as Manager shall serve as Manager unless and until replaced pursuant to this Section 8.1; provided that, without the unanimous consent of the Members, no Person shall serve as Manager unless said Person is (or is an asset manager for, or an Affiliate of) a Member, and any Person that has previously been appointed as Manager shall immediately cease acting as Manager at such time, if any, as said condition is no longer satisfied. If the Manager (i) breaches this Agreement by taking actions that constitute Major Decisions without the approval of the Executive Committee, (ii) takes any action or omits to take any action on behalf of the Company that constitutes fraud, bad faith, or wanton and willful misconduct, or (iii) fails in any material respect to satisfy its duties and obligations set forth herein, and such failure is not cured within 30 days after written notice from the other Member (the "Aggrieved Member") (or, if said failure is not capable of being cured within said 30 day period, then the Manager shall have commenced said cure within said 30 day period and shall thereafter prosecute said cure diligently to completion), then the Aggrieved Member shall have the right by notice to the Manager (the "Replacement Notice") to designate an asset manager for, or an Affiliate of the Aggrieved Member to replace the Manager and thereafter to serve as Manager, with said replacement to be effective on the thirtieth (30th) day following the furnishing of the Replacement Notice, subject however to the Manager's rights to dispute said replacement, as provided below in this Section 8.1(c). If the Manager disputes the basis on which the Replacement Notice is issued by the Aggrieved Member, the Manager shall have the right, to be exercised within thirty (30) days after receiving the Replacement Notice, to submit the matter of whether the Aggrieved Member is entitled to replace the Manager in accordance with this Section 8.1(c) (and no other matter) to the American Arbitration Association in Chicago, Illinois for adjudication pursuant to the Commercial Arbitration Rules utilizing expedited procedures. If the Manager does make such submission within such thirty (30) day period, the Manager shall remain as the Manager unless the arbitrators conclude that the Manager should be replaced by the Aggrieved Member's designated Affiliate. The decision of the arbitrators shall be final and may be enforced by the winning party in any court of competent jurisdiction. All costs of the arbitration and

such enforcement shall be borne and promptly paid by the losing party. The Manager and the Aggrieved Member shall make all submissions to the arbitrators in a timely manner and shall otherwise cooperate to achieve a timely resolution of the dispute. If the arbitrators in the arbitration process set forth above fail to render a decision within one (1) year after the Manager's submission thereto, the Buy-Sell Option set forth in Section 10.6 shall apply. Upon the furnishing of an Initiating Notice pursuant to Section 10.6(b), the arbitration process shall be terminated, and no decision shall be rendered.

8.2 **Authority of Manager**.

(a) *Exclusive Right to Manage*. Subject to the Annual Plan approved by the Executive Committee, and except as otherwise provided herein, (i) the Manager shall have the sole and exclusive right and authority to manage, control and conduct the affairs of the Company, and (ii) the Manager shall make all decisions affecting the affairs and business of the Company and shall carry out the purposes of the Company as set forth herein.

(b) *Power and Authority*. Consistent with the purposes of the Company, the Manager shall have the power and authority, subject to the provisions of this Agreement, to acquire assets; purchase goods and services; sell, exchange, lease, license or otherwise deal in or with any and all assets of the Company; borrow funds to finance the Company's activities and in connection with such borrowing, mortgage, hypothecate, pledge, lien or otherwise encumber the revenues and assets of the Company; manage or arrange for the management of the Properties, supervise any construction on the Properties, enter into any contract or agreement or amend or cancel the same; invest and reinvest any funds or other assets of the Company, all as incident to or necessary for the operations of the Company.

(c) *Major Decisions*. Notwithstanding any other provisions of this Agreement, the Manager shall not be authorized to take, and shall not take, any of the actions or make any of the decisions that are listed on EXHIBIT 8-A hereto (each a "Major Decision") without the prior written consent of the Executive Committee.

(d) *Inland Services*. The Company shall retain Inland Commercial Property Management, Inc. (the "Property Manager" pursuant to the Management Agreement and the "Leasing Agent" pursuant to the Leasing Agreement) to provide day-to-day decisions and operations as to the management of the Properties, including, but not limited to, services related to the acquisition, operation and leasing of the Properties as described on EXHIBIT 8-B attached hereto and made a part hereof, which services shall be provided to the Company pursuant to the terms of the Management Agreement, attached hereto as EXHIBIT 8-C (the "Management Agreement") and the Leasing Agreement, attached hereto as EXHIBIT 8-D and made a part hereof (the "Leasing Agreement", and collectively, with the Management Agreement, the "Property Agreements"). Property Agreements shall be entered into between the Company and the Property Manager and/or Leasing Agent with respect to each of the Properties. Upon termination of either of the

Property Agreements as provided therein, Inland agrees to assist NYSTRS in securing an unaffiliated third party property manager and leasing agent satisfactory to both parties. Inland acknowledges that NYSTRS, acting alone on behalf of Company, shall have the right to exercise Company's rights and remedies, at law, in equity, or under the Property Agreements, in the event of a breach of the Property Agreements by the Property Manager or the Leasing Agent.

(e) *Insurance.* The Manager shall cause the Company to carry comprehensive liability, fire, terrorism and earthquake insurance (where applicable), extended coverage, and other appropriate insurance coverage as determined by the Manager, including any insurance coverage required by any lender to the Company, with respect to each Property all in form and substance acceptable to the Members. The required insurance for the Company and its Subsidiaries shall be set forth in the Annual Plan.

(f) *No Duty to Inquire.* Nothing herein contained shall impose any obligation on any person or firm doing business with the Company to inquire as to whether or not a Manager has exceeded his power and authority in executing any contract, lease, mortgage, security agreement, deed or other instrument on behalf of the Company, and any such third person shall be fully protected in relying upon such authority.

(g) *Tax Elections.* Subject to the prior approval of the Executive Committee, the Manager shall have the right to make (and revoke) any and all tax elections for the Company, including, without limitation, an election to adjust the tax basis of Company assets.

(h) *Proscriptions.* The Manager shall have no authority to expend or use Company money or property other than on the account and for the benefit of the Company or to pledge any of the Company's credit or property for other than Company purposes.

8.3 **<u>Annual Plan</u>**.

(a) *Annual Plan.* The Manager shall prepare and submit to the Executive Committee for approval a proposal (a "Proposed Annual Plan") for the following items (collectively, if and to the extent approved by the Executive Committee in accordance with this Agreement, the "Annual Plan") for the Company and each Subsidiary on an annual basis: (i) an operating budget (the "Operating Budget") setting forth the estimated revenues and expenses (including variances and contingencies) of the Company and each Subsidiary for the ensuing Calendar Year; (ii) a capital budget (the "Capital Budget"), which shall include the proposed capital expenditures (including variances and contingencies) relating to each Property and sources of funds in connection therewith, including the projected time for, and amount of, any projected Additional Capital Contributions to be required by the Members during the period covered by such budget; and (iii) a leasing budget and plan (including variances and contingencies) for each Property, and leasing guidelines for each Property which will include minimum and maximum length of lease terms and the minimum permissible "economics" of leases (to

be specified as a net present value or another reasonable methodology incorporating factors such as minimum rental rates, brokerage commissions, tenant improvement costs, landlord contribution costs and free rent periods) (the "Leasing Guidelines"). On or prior to the date on which each of the Initial Properties is contributed to the Company, the Executive Committee shall approve an Annual Plan for such Property which will be for the period from the Property Contribution Date (as defined in the Contribution Agreement) through December 31, 2005 (collectively, the "Initial Annual Plan"), which Initial Annual Plan shall be based upon the 2004 stub period budget and the preliminary Annual Plan for 2005 for such Initial Property, approved by NYSTRS pursuant to the Contribution Agreement. The Proposed Annual Plan for each subsequent Calendar Year of the Company shall be prepared by the Manager and submitted for the approval by the Members, such submission to be made not later than November 1 of the year prior to the Calendar Year covered thereby.

(b) *Revisions to Annual Plan for Additional Property.* In connection with the approval process pursuant to Section 6.2(f), the Manager shall submit to the Executive Committee, concurrently with the request for final approval of the Company's acquisition of any Additional Property, (i) a proposed amendment to the Annual Plan to reflect the Company's acquisition of the Additional Property, including proposed modifications to the Capital Budget, for the period of through the end of the calendar year in which the Additional Property is acquired, and (ii) a proposed amendment to the Annual Plan to reflect the sources and uses of funds in connection with said acquisition, including an explanation of any Capital Calls and borrowings that will be required in connection with said acquisition (an "Acquisition Budget").

(c) *Revisions to Annual Plan for Changes in Receipts and Expenses.* If at any time the Manager believes that the Annual Plan requires modification to reflect changes in Receipts or Expenses not reflected in the then-current Annual Plan, the Manager shall propose an amendment of the Annual Plan. Any amendment or modification proposed by the Manager with respect to the then-applicable Annual Plan shall be subject to approval by the Executive Committee in accordance with the same procedures as are set forth herein for approval of a Proposed Annual Plan. The Manager shall make itself available to answer question concerning the Proposed Annual Plan from the Executive Committee.

(d) *Procedure for Approval.* Within thirty (30) days after receiving a Proposed Annual Plan from the Manager, the Executive Committee Members appointed by the other Member (for purposes of this Section, referred to as the "Other Member") shall furnish a written response to the Manager, (i) identifying all elements of the Proposed Annual Plan which said Other Member approves, (ii) identifying any elements of the Proposed Annual Plan which the Other Member disapproves, including an explanation of the reasons for said disapproval, and (iii) proposing specific alternatives to the elements that are disapproved. The Member that is an Affiliate of the Manager (and its representatives on the Executive Committee) shall automatically be deemed to have approved each Proposed Annual Plan, any modifications thereto, and any modification to any Annual Plan that is submitted by the Manager to the Members. The Members shall

cooperate in good faith in an effort to resolve any disagreements regarding a Proposed Annual Plan prior to the commencement of the Calendar Year to which it relates. If the Members shall consider for adoption a Proposed Annual Plan for any year and shall fail to adopt it in its entirety because one or more of its elements have been disapproved in accordance with this Section 8.3(d), then the Company shall adopt as the Annual Plan for such year such Proposed Annual Plan exclusive of the items as to which there is disagreement. If all or any elements of a Proposed Annual Plan have not been approved in accordance with this Section 8.3(d) on or before the start of the Calendar Year to which said Proposed Annual Plan relates (said elements being referred to as "Disapproved Elements"), then the Company may, until the disagreement over such element is resolved, as to each Disapproved Element, expend up to 105% of the amount authorized to be expended for said Disapproved Element for the Calendar Year for which an Annual Plan (or the relevant portions thereof) has been approved .

(e) *Nondiscretionary Items.* Notwithstanding anything to the contrary contained herein, expenditures for Nondiscretionary Items shall not be limited by amounts set forth in an Annual Plan. As employed herein, the term "Nondiscretionary Items" means items that reasonably must be paid by the Company or any Subsidiary to avoid a material adverse effect on the business, operations or value of the assets of the Company, any Subsidiary or any Property (but not capital expenditures made in connection with the renovation or expansion of a Property unless required by law or contractual obligation or made in connection with the repair or restoration of a Property following the occurrence of a casualty or condemnation). Without limiting the generality of the foregoing, the Members acknowledge and agree that Nondiscretionary Items include the minimum amount of funds needed to (a) pay and perform when due all of the obligations of the Company under any notes, mortgages and other documents to which the Company is or shall be a party or by which it or its assets are bound and which have been entered into in accordance with the terms hereof, (b) pay when due real estate and other taxes affecting the Company assets, utility charges and insurance premiums for the Company assets and the Company, (c) comply with all laws now or hereafter in force which shall be applicable to all or any part of the Company assets and the operation and management thereof (including the making of capital expenditures required for such compliance), (d) following a casualty, condemnation or deed in lieu thereof in respect of a Property or any portion thereof, restore the Property to its condition (or as near thereto as is practicable) immediately prior to such casualty, condemnation or deed in lieu thereof, (e) pay when due the fees or other amounts owing pursuant to any Occupancy Leases or other contracts or agreements duly entered into or approved pursuant to this Agreement or (f) in the case of an emergency involving an immediate threat to persons, property or the continued operations of the Property, take actions to mitigate or eliminate such threat.

(f) *Long-Term Plan Items.* In addition to the foregoing, elements of any Proposed Annual Plan that are approved by the Members, the cost of which the Members expected to be incurred over more than one year (and therefore to be included in more than one Annual Plan) shall be deemed approved in advance with respect to future Annual Plans.

solely to the Operating Account, and no deposits of Company funds may thereafter be made in the Master Account.

8.5 **Compensation of Manager**. Except as otherwise set forth in this Agreement, during the term of the Company, the Manager shall not be entitled to any fees or other remunerations for its services as Manager of the Company.

8.6 **Expenditures by Manager**. The Company shall reimburse the Manager for any costs that may be expended by the Manager on behalf of the Company in accordance with this Agreement made out of funds other than those of the Company.

8.7 **Liability of Manager**. The Manager (which for purposes of this Section 8.6 and Section 8.7 shall include his partners, officers, directors, shareholders, members, managers, employees, agents, affiliates and legal representatives) shall not be liable to a Member or the Company for honest mistakes of judgment, or for action or inaction, taken reasonably and in good faith for a purpose that was reasonably believed to be in the best interests of the Company, or for losses due to such mistakes, action or inaction, or for the negligence of any employee, provided that such employee was supervised with reasonable care, or for the negligence, dishonesty or bad faith of any broker or other agent of the Company, provided that such broker or agent was selected, engaged or retained and supervised with reasonable care. The Manager may consult with counsel and accountants in respect of Company affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care. The Members shall look solely to the assets of the Company for the return of their capital and, if the assets of the Company remaining after payment or discharge of the debts and liabilities of the Company are insufficient to return such capital, they shall have no recourse against the Manager for such purpose. Notwithstanding any of the foregoing to the contrary, the provisions of this Section shall not be construed to relieve (or attempt to relieve) the Manager for any liability it may have to a Member or the Company for any actions by the Manager, or its agents or employees, which constitute the breach or violation of its obligations under or in connection with this Agreement or any liability by reason of gross negligence, recklessness or intentional wrongdoing or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section to the fullest extent permitted by law.

8.8 **Indemnity**.

(a) *Company Indemnity*. The Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Member and its Affiliates, including without limitation the Manager (collectively, the "Indemnified Party") against any losses, claims, cost, expenses, damages, demands or liabilities to which such Indemnified Party may become subject as a result of claims brought by third parties (i.e., any Person that is not an Affiliate of NYSTRS or Inland) in connection with any matter arising out of or incidental to any act performed or omitted to be performed by any such Indemnified Party in connection with this Agreement or the Company's business or affairs; but only to the extent that such act or omission (i) was not attributable to such

Indemnified Party's fraud, bad faith, willful misconduct or gross negligence and (ii) did not constitute a breach or violation by said Indemnified Party of its obligations under or in connection with this Agreement. If an Indemnified Party becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Company's business or affairs, the Company shall make advances to such Indemnified Party for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith, provided that such Indemnified Party shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall ultimately be determined that such Indemnified Party was not entitled to be indemnified by the Company in connection with such action, proceeding or investigation. Any indemnity under this Section 8.7(a) shall be paid solely out of and to the extent of Company assets and shall not be a personal obligation of any Member.

(b) *Release and Member Indemnity.* Each Member hereby releases the other Member, the Manager and each of their Affiliates and holds them harmless from and against any and all claims, demands, liabilities, costs, damages, expenses and causes of action of any nature whatsoever arising out of or incidental to any action or omission of the Member or the Manager taken or omitted to be taken reasonably and in good faith and in conformity with the material terms of this Agreement, except to the extent that such actions or omissions arise out of or are incidental to the fraud, bad faith, willful misconduct or gross negligence of such party. To the extent not released hereby, each Member and the Manager (each such Person being referred to herein as an "Indemnitor") shall indemnify, defend and hold harmless the Company and each of the other Members and their Affiliates from and against any and all claims, demands, liabilities, costs, damages, expenses and cause of action of any nature whatsoever arising out of or incidental to any act performed by or on behalf the Indemnitor not taken reasonably and in good faith and in conformity with the material terms of this Agreement, or out of or incidental to fraud, bad faith, willful misconduct or gross negligence. A Member whose Affiliate is serving as the Manager shall be jointly and severally liable with said Affiliate for the performance of the Manager's obligations as an Indemnitor under this Section 8.7(b).

(c) *Survival.* The provisions of this Section 8.7 shall survive for a period of two years from the date of dissolution of the Company, provided that if at the end of such period there are any actions, proceedings or investigations then pending, an Indemnified Party may so notify the Company, the Members and the Manager at such time (unless the Indemnified Party has previously provided notice to the Company, the Members and the Manager of such matter), which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein and the provisions of this Section 8.7 shall survive with respect to each such action, proceeding or investigation (or any related action, proceeding or investigation based upon the same or similar claim) for which the Company had notice until such date that such action, proceeding or investigation is finally resolved, and the obligations of the Company under this Section 8.7 shall be satisfied solely out of Company assets.

8.4 **Bank Accounts**.

(a) *Bank Accounts*. Except as set forth herein with respect to proceeds from a Major Capital Event, pending any expenditure, distribution or long-term investment, all funds of the Company shall be deposited in a bank account or accounts as shall be designated by the Manager from time to time (collectively, the "Master Account"); including, but not limited to, an account from which the receipts and expenses of the Properties will be managed, a lock-box account through which rents and other receipts will be collected and such other Company accounts as shall be necessary in connection with the operations of the Company and payment of Company operating expenses. Inland and NYSTRS acknowledge that the funds of third parties may be maintained in the Master Account. All Expenses of the Properties shall be paid from the Master Account, provided, however, that the Manager shall cause any funds in excess of Expenses of the Properties, including, but not limited to, funds designated hereunder as Reserves, to be transferred to a segregated operating account or accounts for the Company (collectively, the "Operating Account") on a monthly basis. Upon the receipt by the Company of proceeds from any Major Capital Event, such funds shall be deposited directly into the Company's Operating Account. All withdrawals from accounts maintained for or on behalf of the Company shall be made upon the signature of such person or persons as the Manager may designate.

(b) *Indemnification*. Inland agrees to indemnify and hold NYSTRS harmless from any loss incurred by NYSTRS if the Company loses any funds maintained in the Master Account due to the actions, omissions or financial condition (including without limitation the bankruptcy or insolvency) of any Person other than the Company, its subsidiaries or NYSTRS who has (or is asserted in any bankruptcy or insolvency proceedings to have) an ownership interest in such Master Account, excluding; however, any bankruptcy, insolvency or similar event related to the financial institution at which the Master Account is maintained.

(c) *Requirement for Segregated Accounts*. NYSTRS shall be entitled to require that the Manager and the Property Manager cause all funds of the Company to be deposited in the Operating Account, and not in the Master Account, if at any time hereafter Inland fails to meet 2 of the 3 ratios described on EXHIBIT 8-E attached hereto (the "Ratios"). The Manager shall cease to deposit funds in the Master Account and cause all funds of the Company then deposited therein to be transferred to the Operating Account within five (5) days after written notice from NYSTRS that Inland has failed to meet such Ratios as reasonably determined by NYSTRS after review of any filing made by Inland with the Securities and Exchange Commission setting forth the financial information required to determine the Ratios (the "Filing"). In the event that based upon the next Filing made by Inland, Inland's financial position has changed such that Inland has cured the failure to meet 2 of the 3 Ratios, the Manager and the Property Manager, may, upon written notice from the Manager to NYSTRS (containing a copy of such Filing), again deposit Company funds in the Master Account; provided, however, that the right to cure the failure the meet the Ratios may only be exercised by Inland twice, and upon the third failure to meet the Ratios, all Company funds shall thereafter be deposited

(d) *Expenses*. To the extent that a Manager, Member, officer, employee or agent of the Company has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in paragraph (a) or (b), above, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by the person in connection therewith.

(e) *Determination*. Any indemnification under paragraphs (a) and (b), above (unless ordered by a court), shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the manager, member officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in either paragraph (a) or (b), above. The determination shall be made by the Executive Committee, excluding any member of the Executive Committee appointed by a Member who (or whose Affiliate) is a party to the action, suit or proceeding.

(f) *Payment in Advance*. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding, as authorized by the Manager or Members in the specific case, as provided in paragraph (d), above, upon receipt of an undertaking by or on behalf of the manager, member, officer, employee or agent to repay that amount, unless it shall ultimately be determined that the person is entitled to be indemnified by the Company as authorized in this Section 8.7.

(g) *Indemnification Not Exclusive*. The indemnification provided by this Section 8.7 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Company's Certificate of Formation, or any agreement, vote of members or disinterested managers, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, manager, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

(h) *Insurance*. The Company may purchase and maintain insurance on behalf of any person who is or was a manager, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, manager, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in any capacity, or arising out of the person's status as such, whether or not the Company would have the power to indemnify the person against the liability under the provisions of this Section 8.7.

(i) *Report to Members*. If the Company has paid indemnity or has advanced expenses to a manager, member, officer, employee or agent, the Company shall promptly report the indemnification or advance in writing to the Members.

To the fullest extent permitted by law, the Company agrees to indemnify the TMP and its agents and save and hold them harmless, from and in respect of (i) all reasonable fees, costs and expenses in connection with or resulting from any claim, action or demand against the TMP, the Manager or the Company that arise out of or in any way relate to the TMP's status as TMP for the Company, and (ii) all such claims, actions and demands and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action or demand; provided that this indemnity shall not extend to conduct by the TMP adjudged (i) not to have been undertaken reasonably and in good faith to promote the best interests of the Company in accordance with this Agreement or (ii) to have constituted gross negligence, recklessness, intentional wrongdoing or breach or violation of this Agreement by the TMP.

ARTICLE 9.

Membership

9.1 **Rights and Obligations of the Members**. Except as otherwise provided in this Agreement to the contrary, the Members shall take no part in the control or management of the affairs of the Company, nor shall a Member have any authority to act for or on behalf of the Company or to sign for or bind the Company.

9.2 **Approval of Members**. Whenever any vote or consent of the Members shall be required pursuant to this Agreement, such vote or consent shall require the unanimous agreement of all of the Members.

9.3 **Executive Committee.**

(a) *Executive Committee.* When and to the extent that the Members are required to vote or consent or otherwise take any action hereunder, including, but not limited to, the approval of any Major Decisions, such vote, consent or action on the part of the Members shall be taken on behalf of the Members by the Executive Committee (the "Executive Committee"), except for the approval of the acquisition by the Company of any Additional Property, which acquisition must be approved by the Members in accordance with the procedure described in Section 6.2.

(b) *Number.* There shall be four (4) members of the Executive Committee.

(c) *Election; Removal; Replacement.* Inland does hereby elect Mark Zalatoris and Scott Carr to act on behalf of Inland on the Executive Committee (individually, an "Inland Executive Committee Member", and collectively, the "Inland Executive Committee Members") with David Kayner designated as an alternate with the right to attend and vote at any meeting of the Executive Committee not attended by either or both of the other two Inland Executive Committee Members. Notwithstanding anything to the contrary contained herein, Inland shall have the authority at any time and from time to time to remove and replace any Inland Executive Committee Member (and any successor thereto). NYSTRS does hereby elect Brian Lantz and Mark Bratt to act on behalf of NYSTRS on the Executive Committee (individually, an "NYSTRS Executive Committee

(j) *Definitions*. For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a manager, officer, employee or agent of the Company that imposes duties on, or involves services by the manager, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner the person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Section 8.7.

8.9 **Tax Matters Member**. Inland shall be the Company's "Tax Matters Partner" as defined in Code Section 6231(a)(7) (the "TMP"). The TMP shall have the right to resign by giving 30 days written notice to the Members. Upon the resignation of the TMP, a successor TMP shall be selected by the Members. The TMP shall employ experienced tax counsel to represent the Company in connection with any audit or investigation of the Company by the Internal Revenue Service (the "Service") and in connection with all subsequent administrative and judicial proceedings arising out of such audit. The Company shall not be obligated to pay any fees or other compensation to the TMP in its capacity as such; provided, however, that all reasonable expenses incurred by the TMP in serving as the TMP shall be a Company expenses and the TMP shall be reimbursed by the Company in connection therewith. Notwithstanding the foregoing, it shall be the responsibility of the Manager and of each Member, at their expense, to employ tax counsel to represent their respective separate interests. If the TMP is required by law or regulation to incur fees and expenses in connection with tax matters not affecting each of the Members, then the TMP may, in its sole discretion, seek reimbursement from or charge such fees and expenses to the Capital Accounts of those Members on whose behalf such fees and expenses were incurred. The TMP shall keep the Members informed of all administrative and judicial proceedings, as required by Code Section 6223(g), and shall furnish to each Member a copy of each notice or other material communication received by the TMP from the Service, and each notice or other communication sent by the TMP to the Service, except such notices or communications as are sent directly to such Member by the Service. The relationship of the TMP to the Members is that of a fiduciary, and the TMP has a fiduciary obligation to perform its duties as TMP in such manner as will serve the best interests of the Company and all of the Members. Notwithstanding the foregoing, the TMP shall not take any position or action with the Service without prior approval from the Members, including but not limited to any decision:

(a) to enter into a settlement agreement which purports to bind Members other than the TMP;

(b) to file a petition contemplated in Section 6226(a) or 6228(a) of the Code;

(c) to file any request contemplated in Section 6227(b) of the Code;

(d) to enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code.

Member", and collectively, the "NYSTRS Executive Committee Members") with Jay Raghavan designated as an alternate with the right to attend and vote at any meeting of the Executive Committee not attended by either or both of the other two NYSTRS Executive Committee Members. Notwithstanding anything to the contrary contained herein, NYSTRS shall have the authority at any time and from time to time to remove and replace any NYSTRS Executive Committee Member (and any successor thereto). If any Executive Committee Member is not available to attend and vote at any meeting of the Executive Committee, then the alternate Executive Committee Member named by such Member shall be entitled to act as an Executive Committee Member after notice from the Member whose alternate will be attending and voting to the other Member. The Executive Committee Members, the Manager and the other Member shall be entitled to act in reliance upon the votes cast or the consents given by any alternate Executive Committee Member.

(d) *Decisions*. Whenever the Executive Committee shall be required to take any action, make any decision or exercise any discretion, the action, decision or exercise of discretion shall require the concurrence of all of the persons appointed to the Executive Committee. Whenever the Inland Executive Committee Members or the NYSTRS Executive Committee Members, as the case shall be, shall be required to take any action, make any decision or exercise any discretion on behalf of the Member which such Executive Committee Members represent, such action, decision or exercise of discretion by the Inland Executive Committee Members or the NYSTRS Executive Committee Members, as the case may be, shall require the concurrence of all of the persons appointed as the Inland Executive Committee Members or the NYSTRS Executive Committee Members.

(e) *Meetings of the Executive Committee Members*. Regular meetings of the Executive Committee Members may be held on a monthly or other basis as agreed to by the Executive Committee Members from time to time. Special meetings of the Executive Committee may be called for any purpose at any time by any Executive Committee Member. Meetings shall be held at the principal office of the Company or such other place as may be designated by the Executive Committee Members. Any actions required or permitted to be taken at a meeting of the Executive Committee may be taken without a meeting upon the unanimous written consent of the Executive Committee Members. Executive Committee Members may participate and act at any meeting through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

(f) *Officers of the Company*. The Executive Committee may from time to time appoint one or more persons to serve as officers of the Company, in such capacities and with such delegated rights and powers as the Executive Committee may unanimously approve; provided, however, that no such officer shall have any different or greater rights and powers than the Manager has under this Agreement. Officers appointed by the Executive Committee shall be entitled to be indemnified by the Company in accordance with Section 8.7.

(g) *Continuation of Business.* Upon the recommendation of the Manager, the Executive Committee shall approve all actions necessary (1) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged and (2) for the accomplishment of the Company's purposes.

(h) *Time.* The Executive Committee Members shall devote to the Company such time as may be necessary for the proper performance of all of their duties under this Agreement, but the Executive Committee Members shall not be required to devote full time to the performance of such duties and may have other business interests or engage in other business activities. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Executive Committee Members. The Executive Committee Members shall not incur any liability to the Company or to any Member as a result of engaging in any other business or venture.

(i) *Restrictions on Authority of the Executive Committee.* Without the consent of all Members, the Executive Committee shall have no authority to:

(A) do any act in contravention of this Agreement or the Act;

(B) possess property, or assign rights in specific Company property, for other than a Company purpose; or

(C) knowingly perform any act that would subject any Member to liability for the obligations of the Company in any jurisdiction.

(j) *Liability of Executive Committee Members.* The Executive Committee Members shall not be liable to the Company or to any Member for any losses sustained or liabilities incurred as a result of any act or omission of the Executive Committee if the act or omission did not constitute fraud, bad faith, gross negligence, or willful or wanton misconduct. For purposes of this Agreement, any act or omission, if done or omitted to be done in reliance, in whole or in part, upon the advice of independent legal counsel or independent certified public accountants unanimously selected by the Executive Committee, will be presumed to have been done or omitted to be done in good faith and not to constitute fraud, bad faith, gross negligence or willful or wanton misconduct.

(k) *Compensation.* The Executive Committee Members shall not be entitled to compensation for their services as a member of the Executive Committee.

9.4 **Liability**. No Member shall be personally liable for any of the debts of the Company or any of the losses thereof beyond the amount contributed or required to be contributed by it to the Company under this Agreement and as otherwise specified in the Act.

9.5 **Expenses of Members**. The Company shall reimburse the Members for any costs that may be expended by them on behalf of the Company in accordance with this Agreement made out of funds other than those of the Company.

ARTICLE 10.

Admission of Additional Members; Assignment Provisions

10.1 **Additional Members and Membership Interests**. No additional Members may be admitted to the Company, other than any Transferee of the Interests in the Company currently owned by NYSTRS or Inland, as the case may be, as and to the extent permitted under this Agreement. No additional membership interests in the Company may be issued.

10.2 **General Provisions**. The following rules shall apply to transfers of Company interests and the admission of additional persons to the Company:

(a) *Definitions*. The following terms shall have the following meaning:

"Interest". The interest of each Member in the Company attributable to its status as a Member of the Company, including the right of such Member to any and all Distributions and other benefits (including management and voting rights) to which such Member may be entitled as provided in this Agreement and under applicable law, subject to all liabilities and obligations of such Member as provided in this Agreement and under applicable law.

"Transfer". As a noun, the transfer, sale, assignment, conveyance, gift, mortgage, pledge, hypothecation, charge or other encumbrance of a Member's Interest (or, as the context may require, a direct or indirect interest in any Member), in whole or in part, whether voluntarily or by operation of law, or the entry by a Member into any agreement or contract to do so (that is not conditioned on any approval or other conditions required hereunder), or the consent by or permission of a Member to any of the foregoing with respect to such Member's Interest (or a direct or indirect interest in such Member), or the sufferance by a Member of any third person to do any of the foregoing; and as a verb, to take any of the preceding actions; provided that:

(A) In the case of NYSTRS, no Transfer shall be deemed to have occurred by reason of any change from time to time in the beneficiaries of NYSTRS or any merger or reorganization of NYSTRS with or into any other New York State-sponsored pension plan or retirement plan;

(B) In the case of Inland, notwithstanding any other provision of this Agreement to the contrary, no Transfer shall be deemed to have occurred by reason of (A) any merger or reorganization of Inland with or into Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc. or Inland American Real Estate Trust, Inc., regardless of whether Inland is the survivor, (B) any merger or reorganization of Inland with or into any other entity, provided that either (i) Inland is the survivor, or, (ii) if Inland is not the survivor in a merger

with any other entity, two or more of the key executives named in Section 10.7 continue to be involved in the operation of the Company in substantially similar capacities and the net worth of the surviving entity is equal to or greater than the net worth of Inland on or prior to the date of merger, or (C) any transfer by any owner of any securities issued by any Member or any direct or indirect owner of any Member pursuant to a transaction occurring in the ordinary course of trading of publicly traded securities, if the securities were issued pursuant to a registration statement that has been filed with and declared effective by the United States Securities and Exchange Commission, subject only to any required consent of the mortgage or beneficiary under any deed of trust of any property of the Company; provided, however, no Change of Control shall have occurred in connection with any of the foregoing.

"Change of Control". Shall mean that a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the membership interests of Inland as of the date hereof) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d3 under the Exchange Act) of securities of Inland representing more than twenty percent (20%) of the combined voting power of the outstanding voting securities for the election of directors or shall have the right to elect a majority of the management committee or board of managers of Inland, or shall otherwise have the right to direct the management of Inland.

"Transfer Affiliate". With respect to each Member, any Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with, such Member; or any person in which such Member has a direct, or indirect through one or more intermediaries, controlling interest as a partner, member, manager, principal, shareholder, beneficiary or otherwise as an owner.

(b) *Restrictions on Transfer.* Except as expressly permitted in Sections 10.2(e) and (f), no Member shall Transfer, or cause or permit the Transfer of, all or any portion of its Interest or any interest therein, without obtaining the prior written consent of the other Member. Such consent may be given or withheld in the sole and absolute discretion of any Member, whether reasonable or unreasonable under the circumstances. Any Transfer, or purported Transfer, of all or any part of an Interest made in violation of the provisions of this Article 10 shall be void and of no force or effect against the Company, the other Member, any creditor of the Company or any claimant against the Company. If a Member consents to a Transfer of the Interest of another Member or if a Member effects a Transfer of its Interest permitted under this Article 10, then the giving of any such consent or the making of such permitted Transfer in any one or more instances shall not limit or waive the requirement for such consent or the application of the provisions of this Article 10 to any other or subsequent Transfer of such Member's Interest.

(c) *Condition to All Transfers.* It shall be a condition to any Transfer that any required consent to such Transfer by any Secured Lender shall have been obtained. It

shall also be a condition to the effectiveness of any Transfer of all or part of the Interest of a Member to a Person other than a Member, including Transfers otherwise permitted by Section 10.2(e) or (f), and a condition to the purported transferee of such Transfer being admitted as a Member of the Company or otherwise being entitled to any benefits or rights under this Agreement or otherwise associated with such Interest, that:

(i) except in the case of a Transfer of ownership interests in a Member permitted by Section 10.2(e), (a) the transferee shall execute and deliver to the other Member a written agreement reasonably satisfactory to the other Member accepting and adopting the terms of this Agreement and unconditionally assuming and agreeing to be bound by all obligations, conditions and covenants of the transferring Member hereunder with respect to the Interest transferred (whether in existence at the time of such Transfer or accruing thereafter), and (b) any guarantor of the obligations of the transferor under this Agreement shall execute a written guaranty of the obligations of the transferee hereunder, to the same extent and on the same terms as such guaranty of the transferor's obligations;

(ii) except in the case of a Transfer of ownership interests in a Member permitted by Section 10.2(e), the other Member shall have received such evidence (including opinions of counsel) of the due authorization, execution and delivery of instruments by, and the validity and enforceability of such instruments against, such transferee as the other Member shall reasonably request; and

(iii) the other Member, at its option, shall have received an opinion of counsel reasonably acceptable to the other Member that (a) such Transfer shall not violate any federal or applicable state securities law or cause the Company to fail to qualify for an exemption from registration under the federal and any applicable state securities laws, and (b) such Transfer will not result in the imposition of fiduciary responsibility on the Company, any Member or any Affiliate of any Member under the Employee Retirement Income and Security Act of 1974, as amended from time to time ("ERISA").

(d) *Indirect Transfers.* If an Interest is at any time held by a Member that is a partnership, corporation, limited liability company, trust or other person, any Transfer of a direct or indirect ownership interest in such Member shall be deemed a Transfer of the Interest of such Member and subject to the provisions of Section 10.2, except as expressly provided in Section 10.2(e) or (f) or in the definition of "Transfer."

(e) *Certain Permitted Transfers.* Notwithstanding the provisions of Sections 10.2(b) and (d), but subject to the limitations of Section 10.2(c), any Person who is a stockholder, partner, member or other direct or indirect owner of any Member may,

from time to time, Transfer all or a portion of such Person's direct or indirect interest in such Member to any Person, provided that (a) any required consent of the mortgagee or beneficiary under any mortgage or deed of trust of any of the property of the Company has been received, (b) either (i) the assignee of such interest satisfies the provisions set forth in Section 10.2(g) or (ii) the Members receive other evidence satisfactory to each of them that the proposed Transfer shall not result in adverse consequences to such Member or the Company relating to ERISA, and (c) after giving effect to such Transfer, such Member would come within the definition of a "Transfer Affiliate" as applied to such Member as constituted on the date of this Agreement.

(f) *Transfers to Transfer Affiliates.* Subject to the limitations of Section 10.2(c), each Member shall have the right, at any time or from time to time, without the consent of the Manager or any other Member, to sell or assign all or any portion of its Interest to a Transfer Affiliate of such Member. In the event of any such transfer, the transferee shall assume all obligations of the transferor attributable to the Interest transferred, in accordance with Section 10.2(c), provided that the transferor shall not thereby be released and shall continue to be jointly and severally liable with such transferee for all such obligations. Furthermore, any transferee of all or any portion of the Interest of a Member shall have the right, pursuant to this Section 10.2(f), to assign all or any portion of its Interest to such Member or any Transfer Affiliate of such Member, except that if a Member has assigned its entire Interest, any further assignment of all or any portion of such Interest shall be subject to the provisions of this Article 10. If a Member shall transfer less than its entire Interest to a Transfer Affiliate, references to such Member in this Agreement shall refer to such Member and its Transfer Affiliate collectively, and such transferor Member shall be authorized to act on behalf of such Transfer Affiliate for all purposes under this Agreement.

(g) *ERISA Provisions.* A purchaser or assignee referred to in Section 10.2(b) shall satisfy the provisions of this Section 10.2(g) if (a) such Person is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (b) the assets of such Person do not constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3101, and (c) such Person is not a "governmental plan" within the meaning of Section 3(32) of ERISA. Each Member hereby agrees to indemnify, defend and hold the other Member harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in such other Member's sole discretion) that such other Member may incur, directly or indirectly, as a result of a Transfer of a direct or indirect interest in such Member to any Person not satisfying the provisions of this Section 10.2(g).

(h) *Binding Effect.* Any person acquiring or claiming an interest in the Company, in any manner whatsoever, shall be subject to and bound by all terms, conditions and obligations hereof to which its predecessor in interest, if any, was subject or bound, without regard to whether such person has executed a counterpart hereof or any

other document contemplated hereby. No person, including the legal representatives, heirs or legatees of a deceased Member, shall have any rights or obligations greater than those set forth herein and no person shall acquire an interest in the Company or become a Member except as permitted hereby.

(i) *Actions Prior to Acceptance of Assignment.* The Company and the Manager shall be entitled to treat the assignor of the assigned interest as the absolute owner thereof in all respects and shall incur no liability for distributions made in good faith to such assignor prior to such time as the documents specified in paragraph (a), above, have been delivered to and accepted by the Manager.

(j) *Costs.* The costs incurred by the Company in processing an assignment (including attorney's fees) shall be borne by the assignee, and shall be payable prior to and as a condition of admission to the Company.

10.3 **Transfers by the Manager Prohibited**. The Manager's interest in the Company is that of an agent of the Company and is not susceptible of being sold, assigned, pledged, mortgaged or otherwise disposed of or transferred.

10.4 **Transfers by Members**.

(a) *Continuation of Company Upon Certain Events.* The death, disability, court declaration of incompetence, bankruptcy, dissolution, liquidation or other dissociation of a Member shall not dissolve the Company, but it shall be continued with the successor or legal representative of the Member; such successor or legal representative shall, to the extent of the interest acquired, be entitled only to the predecessor Member's rights, if any, in the capital, profits and losses and distributions of the Company, and no such person shall have any right to participate in the management of the affairs of the Company or vote on any Company matter without the written consent of the Members.

(b) *Restrictions of Transfer.* In addition to the general restrictions set forth herein, no Member shall sell, exchange, pledge, mortgage, hypothecate or otherwise transfer or encumber its interest in the Company without the prior written consent of the Members. Any such transfer or encumbrance shall be void from inception and of no force or effect whatsoever.

10.5 **Option to Sell Interests or Properties**.

(a) *Option to Sell.* At any time after (i) the second anniversary of the acquisition of any of the Initial Properties, or (ii) the second anniversary of the acquisition of any Additional Property (collectively, the "Investment Period"), any Member can seek to obtain a bona fide offer to sell to a third party for cash either (a) all (but not less than all) of its interest in the Company, or (b) one or more Properties owned by the Company; provided that the Property to be sold has been held for two years (the "Offered Interest"). Prior to obtaining such offer, the Member that desires to sell the

Offered Interest (the "Selling Member") shall furnish the Manager and the other Member (the "Other Member") with notice setting forth the cash price (subject to adjustment as set forth in Section 10.11(i)) and any other material economic terms at which the Selling Member will agree to sell the Offered Interest (the "Offer Notice"). The provisions of this Section shall not apply to a transfer described in Section 10.2(e) or (f), above. If the Offered Interest consists of more than one Property, the Selling Member shall submit a separate Offer Notice with respect to each such Property, and the procedures of this Section 10.5 shall apply separately and independently with respect to each Offer Notice (so that, for example, the Other Member may deliver a separate Response Notice with respect to each Property), and the term Offered Interest shall refer separately to each Property, rather than to such Properties collectively. Under no circumstances shall any Member have the right to Transfer its Interest in the Company, pursuant to this Section 10.5, to any "Prohibited Transferee." As employed herein, the term Prohibited Transferee shall mean:

(x) with respect to NYSTRS, Donahue Schriber or Edens & Avant; and

(y) with respect to Inland, transferees who are not operators of retail properties with an equity capitalization of at least $750,000,000.

(b) *Response Notice.* The Other Member shall have the right and option (the "Option") to purchase all (but not less than all) of the Offered Interest at the purchase price set forth in the Offer Notice (subject to adjustment as set forth in Section 10.11(i)), said Option being exercised by notice from the Other Member to the Selling Member and the Manager (the "Response Notice") on or before the 30th day after the Other Member's receipt of the Offer Notice. The Response Notice shall be accompanied by written evidence of the deposit by the Other Member with a third-party escrow agent selected by the Other Member (the "Escrow Agent") in an amount equal to the lesser of 5% of the cash price set forth in the Offer Notice or $1,000,000, as the case may be.

(c) *Closing.* If the Other Member elects to exercise its Option to acquire the entire Offered Interest, the Selling Member shall sell and assign the Offered Interest or shall consent to the Company's sale of the Offered Interest, as the case may be, to the Other Member, which sale and assignment shall be closed at the Company's principal office or such other location as the Members may mutually agree, at any time on or before the 60th day following the Other Member's receipt of the Offer Notice or on such later date as the Members may agree. At the closing, payment of the purchase price for the interests in the Company or the Selling Properties, as the case may be, purchased pursuant to the exercise of any rights or option arising under this Section shall be paid in full by wire transfer of immediately available funds.

(d) *Rejection of Option.* If the Selling Member wishes to sell its interest in the Company and the Other Member does not agree to purchase all of the Offered Interest, the Option provided to the Other Member in this Section shall be deemed to have lapsed and expired. If the Selling Member desires to sell more than one Property, and the Other Member does not agree to purchase one or more of the Properties as set forth in the

Response Notice delivered hereunder by the Other Member, the Option provided to the Other Member in this Section shall be deemed to have lapsed and expired as to the Property which the Other Member has not agreed to purchase. If the Other Member fails to deliver a Response Notice required hereunder, such failure shall mean that the Other Member does not agree to the purchase described herein, and the Option provided to the Other Member shall be deemed to have lapsed and expired. Thereupon, the Selling Member shall be entitled to sell and assign the its interest in the Company or the Property or Properties which the Other Member did not agree to purchase for an all-cash purchase price, to any bona fide third party and in connection therewith shall have the right to engage brokers, attorneys and other consultants not Affiliated with the Selling Member on behalf of the Company, on terms acceptable to the Selling Member; provided, however, such sale or assignment (i) is consummated for a purchase price which is not less than 100% of the price set forth in the Offer Notice and upon other economic terms that are not more favorable to the buyer than those set forth in the Offer Notice, and (ii) is closed within 12 months of the date the Offer was originally received by the Selling Member. In the event that the Offered Interest is not transferred in accordance with the terms and conditions set forth herein, the Option shall be reinstated, and the Offer Notice shall again be required to be given to the Other Member as set forth herein. In the event of a sale of one or more of the Properties owned by the Company, the purchase price shall be distributed by the Company to the Members as provided in Section 7.4(c) and, if applicable, Section 7.4(d), above.

(e) *Two-year Holding Period Requirement.* Except to the extent provided in Section 10.7, and notwithstanding anything to the contrary contained in this Section 10.5, no Member can seek to sell all of its interest in the Company (as opposed to an interest in one or more of the Pr operties) if there are any Properties owned by the Company which have been held for less than two years.

10.6 **Option to Buy Interests or Properties**.

(a) *Buy-Sell Notice.* At any time after the Investment Period, any Member (the "Initiating Member") may give written notice (the "Buy-Sell Notice") to the other Member (the "Responding Member") stating the Initiating Member's determination of either (i) the value of the Company (the "Company Value") or the value of one or more Properties of the Company (the "Selling Properties") that the Initiating Member desires that the Company sell (the "Property Value"). In the case of the Property Value, the Property Value shall be the gross fair market value of the Property or Properties. In the case of the Company Value, the Company Value shall be the gross fair market value of all of the Properties and other tangible Company assets. The Buy-Sell Notice shall state that the Initiating Member is willing to (a) in the case of the interests in the Company, buy all of the Responding Member's interests in the Company or (b) in the case of the Selling Properties, purchase from the Company the Selling Properties for the Property Value (subject to adjustment as set forth in Section 10.11(i)). If the Buy-Sell Notice would relate to the purchase of more than one Property, the Selling Member shall submit separate Buy-Sell Notices with respect to each such Property, and the procedures of this Section 10.6 shall apply separately and independently with respect to each Offer Notice

(so that, for example, the Other Member may deliver a separate Response Notice with respect to each Property), and the term Selling Properties shall refer separately to each Property, rather than to such Properties collectively.

(b) *Response Notice.* On or before the 60th day after the receipt by the Responding Member of the Buy-Sell Notice, the Responding Member may give written notice (the "Response Notice") either (i) accepting the Initiating Member's offer to purchase all of the Responding Member's interests in the Company or purchase the Selling Properties for the Property Value, as the case may be, or (ii) agreeing to purchase all of the Initiating Member's interests in the Company or purchase the Selling Properties for the Property Value, as the case may be, in either case subject to adjustment as set forth in Section 10.11(i). If the Response Notice provides that the Responding Member is agreeing to purchase all of the Initiating Member's interests in the Company or the Selling Properties, the Response Notice shall be accompanied by the tender to a third-party escrow agent selected by the Initiating Member (the "Escrow Agent") in an amount equal to the lesser of 5% of (i) the Company Value or the Property Value, or (ii) $1,000,000, as the case may be (the "Buy-Sell Deposit"). If the Response Notice accepts the Initiating Member's offer to purchase, then within five (5) business days after its receipt of the Response Notice, the Initiating Member shall tender to the Escrow Agent an amount equal to the Buy-Sell Deposit with respect to the Selling Property or the selling Member's Interest, as the case may be. If the Responding Member fails to deposit the Buy-Sell Deposit as and when required pursuant to this paragraph (b), the Response Notice shall be deemed defective, with the same consequences as through the Response Notice had not been delivered. If the Initiating Member fails to deposit the Buy-Sell Deposit as and when required pursuant to this paragraph (b), and such failure is not cured within 5 business days after written notice from the other Member, the Initiating Member shall be in default of this Agreement, and shall be deemed to be a "Defaulted Member," with the consequences set forth in Section 10.11(k) below.

(c) *Purchase Price.* Upon the sale of any Member's interest in the Company pursuant to this Section or the sale of the Selling Properties for the Property Value, the buying Member shall pay to the selling Member cash in the amount that the selling Member would have received had the Company received the Company Value or the Property Value, as the case may be, and the same was distributed by the Company to the Members as provided in Section 7.4(c) and, if applicable, Section 7.4 (d) above. The Company Value or the Property Value, as the case may be, shall be adjusted for any outstanding indebtedness, and any transaction costs, expenses and prorations in accordance with Section 10.11.

(d) *Failure to Respond.* If the Responding Member does not deliver the Response Notice to the Initiating Member as set forth herein, then the Responding Member shall be deemed to have accepted the offer of the Initiating Member to purchase all of the Responding Member's interests in the Company or purchase the Selling Properties for the Property Value, as the case may be.

(e) *Closing*. The closing of any purchase made under this Section shall be held at the principal place of business of the Company or such other location as the Members may mutually agree, on a date designated by the Member who is purchasing the interests in the Company, but in no event later than 30 days after the date when all existing options to purchase have been exercised or have expired. At the closing, payment of the purchase price for the interests in the Company or the Selling Properties, as the case may be, purchased pursuant to the exercise of any rights or option arising under this Section shall be paid in full by wire transfer of immediately available funds.

(f) *Two-year Holding Period Requirement*. Except to the extent provided in Section 10.7, and notwithstanding anything to the contrary contained in this Section 10.6, no Member can seek to sell all of its interest in the Company (as opposed to an interest in one or more of the Properties) if there are any Properties owned by the Company which have been held for less than two years.

10.7 **Early Exercise of Sale Procedures.**

(a) *Events Triggering Sale of Interests or Properties*. Upon the occurrence of any of the events described in Section 10.7(b) (a "Buy-Out Event"), the provisions of Section 10.5 and 10.6 may be exercised at any time from and after the date of this Agreement by the Members as follows:

(i) Upon the occurrence of a Buy-Out Event described in Section 10.7(b)(i), the procedures described in Sections 10.5 or 10.6 may be initiated by any Member; and

(ii) Upon the occurrence of a Buy-Out Event described in Section 10.7(b)(ii) through and including (xiv), the procedures described in Sections 10.5 or 10.6 may only be initiated by the Member who has not given rise to the Buy-Out Event.

(b) *Buy-Out Events*. For purposes of this Agreement, each of the following shall be considered a "Buy-Out Event":

(i) The Executive Committee is unable to reach unanimous agreement as to a Major Decision, and such impasse is not resolved by unanimous vote of the Members, acting individually, and not through the Executive Committee, within a 60-day period.

(ii) A Member becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or the Member applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Member, or makes a general assignment for the benefit of creditors; or in the absence of such an application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Member or for a substantial

part of the property of the Member, and is not discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the Member, and, if instituted against the Member, is consented to or acquiesced in by the Member or remains for thirty (30) days undismissed; or any warrant or attachment or similar legal process is issued against any Member or any substantial part of its property which is not released within thirty (30) days of service.

(iii) The failure of a Member (or, if said Member has an Affiliate serving as the Manager of the Company, the failure of said Member's Affiliate) to perform any material term, condition or obligations under this Agreement or any other agreement governing the Company or its interest in any Property, and such failure continues beyond any applicable notice and/or cure period, or if none is provided, if such failure is not cured within 30 days after written notice specifying such failure from the other Member, which cure period shall be extended for such longer period as is necessary if the default is by its nature not capable of being cured within 30 days and the notified Member (or its Affiliate) has promptly commenced and is diligently proceeding to cure such failure.

(iv) Any attempted sale, transfer or assignment or hypothecation of any Member's interest in the Company, or any part thereof, that is not permitted in accordance with the terms of this Agreement, including, but not limited to, a Transfer hereunder which is not permitted under Section 10.2 or Section 10.5 hereof.

(v) Upon any termination, dissolution or liquidation of any Member.

(vi) The entry of any final judgment or decree of a court or governmental agency having proper jurisdiction, declaring any Member guilty of a felony involving moral turpitude, fraud or wrongdoing in connection with any business activity.

(vii) Misapplication by any Member or any affiliate or subsidiary thereof of any funds of the Company or any affiliate or subsidiary of the Company, which funds are not properly reapplied within 15 days after written notice thereof from the Company.

(viii) Fraud or intentional misrepresentation by any Member or any affiliate or subsidiary thereof of a material fact to another Member or any affiliate or subsidiary of such other Member, whether or not

with respect to the business or affairs of the Company, which affects the business, operations, assets or reputation of the Company.

(ix) Willful or intentional misconduct by the Member or any affiliate or subsidiary thereof with respect to the business, operations or assets of the Company.

(x) An attempt by the Member to partition the property of the Company in violation of this Agreement.

(xi) An attempt by the Member to withdraw from the Company in violation of this Agreement.

(xii) A failure by a Member to contribute capital to the Company which such Member has agreed to contribute pursuant to Section 5.2 of this Agreement.

(xiii) If two or more of Mark Zalatoris, Scott Carr, Bill Anderson or Brett Brown cease to be full-time employees of Inland at any time within the Acquisition Period, and such persons are not replaced by Inland with executives with similar experience within 120 day of the cessation of their employment subject to the approval of NYSTRS in its sole discretion.

(xiv) The termination of the REIT Agreement described in Section 13.5 hereof.

10.8 **Inland Stock as Consideration**. In the event that Inland is the acquirer of any Property or NYSTRS Interests pursuant to the exercise of the procedures described in Sections 10.5 or 10.6, NYSTRS, at its sole option, may elect to require that some or all of the cash consideration that would otherwise be due to NYSTRS be paid in the common stock of Inland (the "Stock"); provided, however, that the portion of the consideration to be paid in Stock shall be no more than 8.5% of the aggregate equity capitalization of Inland for the Calendar Year ended immediately prior to the issuance of the Stock. The Stock shall be issued at a price based upon the trailing 30 calendar day average price as of the date of issuance, less a 2.5% discount with respect to the typical costs which would otherwise have been incurred by Inland in connection with the offering of the Stock, and shall be subject to the terms of a lock-up agreement between Inland and NYSTRS pursuant to which NYSTRS shall agree not to sell or otherwise transfer the Stock for 18 months after issuance by Inland, and such other reasonable terms and conditions as may be required by Inland which shall not unreasonably restrict transfer of the Stock. NYSTRS agrees to make such other covenants, agreements, representations and warranties and execute and deliver such other documents as shall be determined by Inland and its counsel as necessary and appropriate in connection with the issuance of its Stock.

10.9 **Procedure Upon Winding-Up**.

(a) *Dissolution Notice*. If on the Termination Date, as may be extended by agreement of the Members hereunder, the disposition of all of the remaining Properties and other non-cash assets of the Company (collectively, the "Assets") has not been completed, then Inland shall give written notice (the "Dissolution Notice") to NYSTRS stating Inland's determination of the value of such Assets, which shall be itemized for each of the Assets (the "Stated Price").

(b) *NYSTRS Response Notice*. On or before the sixtieth (60th) day after the receipt by NYSTRS of the Dissolution Notice, NYSTRS shall give written notice (the "NYSTRS Response Notice") either (i) agreeing to sell its interests in the Company; or (ii) agreeing to sell some or all of the individual Assets (the "Identified Assets") to Inland at the purchase price described in Section 10.9(c), and requiring that the Company sell all of the other Assets not being sold to Inland, if any (the "Remaining Assets") to a buyer that is not an Affiliate of Inland and that is not acting as a nominee for Inland (a "Third Party Buyer") in open market transactions for not less than 100% of the Stated Price.

(c) *Sale of NYSTRS Interests*. If NYSTRS elects to sell its interests in the Company or the Identified Assets to Inland, then within 30 days of the receipt of the Response Notice, Inland shall pay to NYSTRS, in cash, such amount as would be due to NYSTRS if the Company (i) had sold the Identified Assets at the Stated Price, (ii) satisfied all of its obligations, and (iii) made liquidating distributions to the Members in accordance with Article 12, except that no deduction shall be made for transfer taxes, prepayment premiums, yield maintenance charges or other like charges except to the extent actually payable in connection with the transaction. Simultaneously with the payment to NYSTRS, the Company shall transfer and convey its interests in the Identified Assets to Inland or NYSTRS shall transfer and convey its interests in the Company to Inland.

(d) *Sale of Assets*. Manager shall cause the Remaining Assets to be sold by such means as the Manager determines would be appropriate to cause the Remaining Assets to be sold for all-cash to a Third Party Buyer no less than 180 days from the Termination Date; provided, however, if the third party offers which the Manager receives during the sale period for any of the Assets (the "Offer Prices"), are less than 100% of the Stated Price for said Asset, then Inland shall be entitled to acquire the said Asset at the Offer Price which have been received by the Manager, provided, that such Offer Price is at least 97% of the Stated Price. If, however, the Offer Prices for any Remaining Asset is less than 97% of the Stated Price, or if the Manager gets no offers with respect to any Remaining Asset, or if the Offer Price for any Remaining Asset is between 97% and 100% and Inland does not elect to buy said Remaining Assets, then the Members must agree to either (i) sell the Remaining Assets with Offer Prices to Inland at the Offer Prices, and sell the other Remaining Assets to Inland for amounts which shall be agreed to by the Members in their sole discretion, or (ii) sell the applicable Remaining Assets to the third parties at the Offer Prices, and sell the other Remaining Assets to Inland for amounts which may be agreed to by the Members in their sole discretion, or

(iii) extend the term of the Company for one year and repeat the process described herein at the end of the one-year extension, provided, however, that at such time the then Remaining Assets shall be sold at market to third parties for the best offers received by the Company and no Member shall have any further rights to acquire the Remaining Assets.

(e) *Failure to Respond.* If NYSTRS does not deliver the NYSTRS Response Notice to Inland as set forth herein, then NYSTRS shall be deemed to have accepted the offer of Inland to acquire the interests of NYSTRS as provided in this Section.

10.10 **Priority of Purchase Rights**. Notwithstanding any other provisions of this Article 10, a Member may not initiate the procedures under any of Sections 10.5, 10.6, 10.7 or 10.9 (the "Buy-Sell Options", or a "Buy-Sell Option") during any period after which the provisions of any such Section have been initiated and the purchase of a Member's Interest or one or more Properties is pending, until either such pending transaction has been consummated or it has been conclusively determined that such pending transaction shall not be consummated either by reason of the expiration of any specified time periods or otherwise. Notwithstanding the foregoing, if a Member has initiated the procedures in Section 10.5, 10.6 or 10.7 with respect to certain Properties, the other Member shall have the right to initiate the procedures in Section 10.5, 10.6 or 10.7 with respect to one or more of the other Properties. The order of the initiation of the procedures under the Buy-Sell Options shall be determined by the date of deemed delivery of the applicable notices, as provided in Article 15.

10.11 **Procedures for Closing of Purchase and Sale Transactions**. The provisions of this Section 10.11 shall apply to any purchase by one Member of another Member's Interest pursuant to any provision of this Article 10, or one Member's purchase of a Property from the Company, except to the extent otherwise specified in the applicable Section within this Article 10.

(a) *Liabilities; Indemnity.* The purchasing Member (and the Company, if it continues in existence) shall indemnify, defend and hold the selling Member, its directors, officers, shareholders, partners, members, managers, employees and agents, or any of them harmless from any and all claims, demands, actions, losses, liabilities, costs, or expenses (including reasonable attorneys' fees) arising out of or in connection with all obligations or liabilities of the Company, incurred or accrued after the date of consummation of the purchase and sale of the selling Member's Interest or the Property. Thereupon, except as limited by the preceding sentence and except to the extent that the Member continues to have an Interest in the Company, this Agreement shall terminate as to the transferring Member but shall remain in effect as to the other Member.

(b) *Releases.* In connection with a purchase by a Member of another Member's Interest or the purchase by a Member of any Property from the Company under any provision of this Article 10, if the non-selling Member or any Affiliate thereof is a guarantor or an indemnitor, in the case of the purchase of a Member's Interest, with respect to any obligations of the Company for or in connection with borrowed money or is otherwise liable thereon, or in the case of a Property being purchased, with respect to

any obligations of the Company for or in connection with borrowed money or liabilities with respect to the Property, then at or prior to the closing of such transaction and as a condition precedent to such closing, the purchasing Member shall obtain a release of such guarantee or liability (excluding only any environmental indemnity to any lender to the Company to the extent that such indemnity relates to the period preceding the closing); or if such a release is not obtainable without the payment of any money by any Member, with the consent of the Member whose guarantee or other obligation is to be released (which may be granted or withheld in its sole discretion), the purchasing Member shall fully indemnify the Member whose obligation is to be released and its Affiliates with respect to any such obligations arising from and after the date of the applicable Transfer, in form and substance reasonably satisfactory to both Members. Any such indemnity by the purchasing Member shall be secured by its right to all distributions under Article 7 by the Company (both with respect to the purchased Interest and with respect to all other Interests of the purchasing Member and its Affiliates). If the releases described above are not obtainable without the payment of money by any Member and the Member to be released does not consent to the indemnification described above, then the Members shall have no further rights or obligations under this Article 10 to purchase or sell the applicable Interest with respect to the particular event or election giving rise to such rights, except that any deposit given in connection with the purchase shall be promptly returned to the purchasing Member. Notwithstanding the immediately preceding sentence, the right of a Member to purchase the other Member's Interest under this Agreement may subsequently arise as a result of similar or other circumstances, subject in each case to this Section 10.11.

(c) *Form of Payment of Purchase Price.* The purchase price for a Member's Interest or any Property shall be paid by wire transfer of immediately available funds as directed by the selling Member or the Company, as the case may be.

(d) *Location and Time Periods.* The closing of any purchase and sale of an Interest between Members or of any Property under this Article 10 shall be held at the principal office of the Company or such other location as the Members may mutually agree upon, within the time period prescribed for said closing under the applicable section of this Article 10.

(e) *Closing Documents.* Each Member or the Company, as the case may be, shall deposit such documents and instruments, duly executed, and acknowledged where required, as may be necessary to consummate the purchase and sale of a Member's Interest or the purchase of a Property hereunder. Without limiting the foregoing, the selling Member or the Company, as the case may be, shall execute and deliver at the closing an assignment, instrument of conveyance or other instrument appropriate to convey the entire Interest of the selling Member to the purchasing Member, or the Property to the purchasing Member, and shall deliver to the purchasing Member such evidence as the purchasing Member may reasonably request showing that the Interest or the Property being sold is owned or will be owned by the purchasing Member free and clear of any and all claims, liens and encumbrances of any kind or nature, except to the extent expressly assumed by the purchasing Member. Such conveyance instrument (or a

separate document that survives closing) shall contain the representations and warranties set forth on EXHIBIT 10-A hereto.

(f) *Lender's Consents.* In addition, as a condition precedent to the closing, the parties to the transaction shall obtain the written consents of any lenders to the Company (to the extent such consents are required under the applicable loan documents) to the transactions to be consummated at the closing. The purchasing and selling Members shall each use their reasonable best efforts and cooperate in good faith to obtain such lenders' consents. If any such consent cannot be obtained, then, at the election of the purchasing Member, either (i) the purchasing Member may, in its sole discretion, waive the requirement of such consents; or (ii) the rights and obligations of the Members to purchase and sell resulting from the applicable election shall terminate and no Member shall have any further right or obligation arising from such election to purchase or sell.

(g) *Payment of Loans.* If the selling Member has any outstanding debts to the Company or the purchasing Member that were not taken into consideration in determining the purchase price, all proceeds of the purchase price will be paid to the Company or the purchasing Member (pro rata in accordance with the amounts owed by the selling Member to each) for and on behalf of the selling Member until all such debts, including accrued and unpaid interest, will have been paid and discharged in full. If there are any outstanding loans owed by the Company or the purchasing Member to the selling Member or its Affiliates, such loans, including accrued and unpaid interest, shall be purchased without discount by the purchasing Member as a condition precedent to the closing, except to the extent that said obligations were taken into consideration in determining the purchase price. The purchase price for such loans shall be paid in full at the closing in the same manner as the purchase price for the Interest is paid. At the closing, the selling Member shall deliver to the purchasing Member each note or other instrument evidencing such loans, all documents securing such loans and an assignment or satisfaction, which assignment or satisfaction shall be at the election of the purchasing Member.

(h) *Operations in Pre-Closing Period.* From the date of an Offer Notice or a Buy-Sell Notice or an Election Notice until the date on which the closing occurs under said section, or, if earlier, the date on which the Members agree not to proceed with such closing, the Company will continue to be operated in the ordinary course, as if the closing were not going to occur, the Members and the Manager will continue to have all power and authority granted in this Agreement (including the power to make distributions), and the Members and the Manager will exercise their power and authority in good faith and without regard to the fact that such closing may occur, and the Company shall not enter into any contracts or agreements, or otherwise agree, to sell or otherwise dispose of the Property; except that the Company shall be authorized to consummate any transactions which were the subject of binding contractual obligations entered into prior to the commencement of such period.

(i) *Closing Costs and Prorations.* On the date of the closing of the purchase of a Member's Interest by another Member, or the purchase of a Property by a Member,

closing adjustments and prorations of items of income and expense of the Company and transaction costs and expenses shall be made between the Members, such that the closing adjustments and prorations shall reflect those that would have been incurred, paid or received had the Property or Properties been sold either (i) with respect to the Initial Properties, pursuant to the form of Proration Agreement attached to and made a part of the Contribution Agreement, or (ii) with respect to any Additional Property, using the same methodology by which the closing adjustments and prorations were determined by the Company and the third party seller in connection with the acquisition of the Property by the Company. In addition, the parties shall take into account, without limitation of customary practice and procedure, the following additional items: Financings which shall continue to encumber the Property after the closing, any accrued interest on such Financings, and any cash reserves or other assets held for the benefit of the Property by the Company, the Property Manager, any lender, agent or other person. The Members shall, in good faith, use their reasonable best efforts to resolve any dispute or questions relating to the amount of transaction costs, expenses and net proration credits. If the Members are unable to promptly resolve the same in good faith, either may apply to the American Arbitration Association (AAA), in Chicago, Illinois for the appointment of an independent attorney, certified public accountant or real estate professional familiar with customary commercial real estate practices and procedures for adjudication pursuant to the Commercial Arbitration Rules utilizing expedited procedures to settle any dispute or resolve any questions concerning transaction costs, expenses and net prorations. The pendancy of any dispute or questions concerning transaction costs, expenses and net prorations shall not postpone closing as provided in this Article, but closing (based on the purchasing Member's good faith estimate) shall not prejudice the entitlements of any party should the dispute or question be resolved in its favor. All such adjustments and prorations shall be either charged or debited to the selling or purchasing Member, as may be appropriate. One hundred twenty (120) days after the date of the closing, any such prorations shall be adjusted to the extent necessary to reflect actual events, subject to the resolution of any pending dispute or open questions regarding same. The purchase price to be paid for a selling Member's Interest shall also be (i) increased by the aggregate amount of all Capital Contributions made by the selling Member pursuant to Article 5, as between the date on which the purchase price for such Member's Interest was established pursuant hereto and the date of closing, (ii) reduced by the aggregate amount of all distributions of Net Extraordinary Cash Flow received by the selling Member between the date on which the purchase price was established and the date of closing, and (iii) in the case of a closing under the Buy-Sell Option, adjusted to reflect interest accrued and unpaid with respect to Company Loans, Member Loans or other Indebtedness, to the extent not otherwise taken into consideration in determining the amount distributed under the Buy-Sell Option. Furthermore, in the case of the sale of a Member's Interest, the purchasing Member shall have the right to offset any sums owed by the selling Member to the purchasing Member or the Company against the purchase price payable for the Interest acquired, and in the case of the sale of a Property, the purchasing Member shall have the right to offset any sums owed by the Company to the purchasing Member against the purchase price payable for the Property acquired, to the extent that said obligations were not otherwise taken into consideration in determining the purchase

price. Each Member shall bear the costs and expenses of the attorneys, consultants and other professionals engaged by it. Any transfer and transaction taxes, stamp taxes or recording taxes in connection with said Transfer shall be paid by the buyer or seller, as the case may be, in keeping with local custom in the jurisdiction in which the taxes are levied.

(j) *Specific Performance.* It is the intent of the Members that the requirements or obligations, if any, of any Member to sell its Interest and of any Member to purchase another Member's Interest or a Property from the Company in accordance with the provisions of this Article 10 shall be enforceable by an action for specific performance, with the same force and effect and at least to the same extent as is permitted at law or in equity for the specific performance of a contract relating to the purchase of real property or an interest therein.

(k) *Failure to Close.* If the Member electing to buy the other Member's Interests in the Company or the Selling Properties fails to consummate the acquisition as contemplated under the Buy-Sell Option, except to the extent that such failure is caused by the other Member or the Company (the "Defaulted Member"), the Defaulted Member may not initiate the purchase and sale procedures under the Buy-Sell Options for a period of 12 months after the date on which the acquisition was otherwise required to close hereunder and any Buy-Sell Deposit made to the Escrow Agent shall be tendered to the other Member as liquidated damages, and not as penalty, for the failure of the Defaulting Member to close. The other Member may, at its sole option, thereafter sell to a third party the Company interests or the Properties which were to be sold pursuant to the Buy-Sell Option at the price which was to be paid by the Defaulted Member. Such sale shall be consummated during the 12-month period described herein without further obligation to obtain the consent of the Defaulted Member, provided, however, if the other Member consummates such sale to a third party, the other Member shall reimburse the Defaulted Member for any Buy-Sell Deposit. The Defaulted Member shall cooperate with the selling Member and shall take such actions as shall be necessary to complete such sale. In the event of a sale of a Member's interest in the Company, the purchaser of the interest shall, to the extent of the interest acquired, be entitled only to the predecessor Member's rights, if any, in the capital, profits and losses and distributions of the Company, and no such person shall have any right to participate in the management of the affairs of the Company or vote on any Company matter without the consent of the Members. In the event of a sale of one or more of the Properties owned by the Company, the purchase price shall be distributed by the Company to the Members as provided in Section 7.4(c) and (d) above.

(l) *Assignees.* For purposes of this Article 10, the Interest of each Member shall include all Company Interests owned by such Member and any Interest that is owned by any Affiliate of such Member or that has been assigned by such Member to an Affiliate of such Member or to any other Person (other than to another Member or an Affiliate thereof). Any elections made by any Member, and any obligations of any Member to sell its Interest under this Article 10 shall bind any Affiliate and any other such assignee of such Member. All references in this Article 10 to a Member shall

include all Affiliates of such Member and, except as provided above, all Persons to which any such Member has assigned any portion of its Interest.

(m) *Termination on Sale.* Upon consummation of the purchase and sale of a Member's Interest to another Member under this Article10, (i) the selling Member's Interest in the Company shall be fully and completely settled and terminated, and (ii) the selling Member's rights and obligations under this Agreement shall terminate, except (x) as to items incurred or accrued as of such date and not subject to indemnification hereunder, and (y) as to any indemnity obligations of such selling Member attributable to acts or events occurring prior to such date or otherwise specified in this Article 10.

(n) *Obligations Arising Prior to Transfer.* No Transfer permitted under this Article 10 (whether or not to another Member) shall relieve the transferor of any of its obligations prior to such Transfer; except that the non-acquiring Member will be released from any further obligation to make Capital Contributions to the Company, whether or not approved prior to the date of transfer.

10.12 **Offset**. The purchasing Member will be entitled to deduct from the amounts otherwise payable to the selling Member any and all amounts owed by the selling Member to the purchasing Member, including damages owed by the selling Member by reason of any default, to the extent agreed by the parties or to the extent such damages have been reduced to an arbitration award or a final nonappealable judgment, as applicable, and to the extent not otherwise taken into consideration in determining the purchase price.

10.13 **In-Kind Distribution Election**.

(a) *Determination of Net FMV.* If NYSTRS makes an election (an "In-kind Distribution Election"), pursuant to Section 6.6(a) hereof, to cause the Randall Square Property, the Cobbler Crossing Property or both to be distributed in kind to Inland ("In-kind Distribution"), the net fair market value of the Property (the "Net FMV") shall be determined by taking (x) the Net Operating Income of the Property (as defined herein) for the forward looking twelve-month period beginning on the last day of the Calendar Year ending immediately prior to the date of repurchase, divided by the "Cap Rate" for the Property as set forth on EXHIBIT 6-A, less (y) the principal amount of any indebtedness encumbering the Property. As used herein, the term "Net Operating Income" shall mean gross revenues with respect to the Property, less total operating expenses, but not including any capital expenditures, principal and interest with respect to any Financings, income taxes or any depreciation or amortization.

(b) *Closing.* The closing of each In-kind Distribution shall be completed within sixty (60) days after the applicable In-kind Election is made. The mechanics of closing shall be in accordance with Sections 10.11 (a) through (f) and (h) hereof, with the proration mechanism in Section 10.11 (i) being used to adjust the Net FMV as of the closing date. Concurrently with the distribution of the Property in question to Inland, the Company shall distribute to NYSTRS, as a return of capital, an amount (the "NYSTRS Special Distribution") equal to the sum of (i) the amount of NYSTRS' Initial Capital

Contribution with respect to said Property, plus (ii) the amount of any Additional Capital Contributions made by NYSTRS with respect to said Property (reduced by the amount of any distributions of Net Extraordinary Cash Flow previously received by NYSTRS with respect to said Property), plus (iii) NYSTRS' Percentage Interest of the amount, if any, by which the Net FMV exceeds the sum of the amounts in clauses (i) and (ii). Upon the making of the In-kind Distribution, Inland's Unreturned Capital shall be reduced by an amount equal to the sum of (x) the Agreed Net Value of the Property as set forth on EXHIBIT 6-A, plus (y) the amount of any Additional Capital Contributions made by Inland with respect to the Property (reduced by the amount of any distributions of Net Extraordinary Cash Flow previously received by Inland with respect to said Property), plus (z) Inland's Percentage Interest of the amount, if any, by which the Net FMV exceeds the sum of the amounts in clause (x) and (y). The NYSTRS Special Distribution shall be paid from, and in reduction of the balance of, the NIC Funds, and if for any reason the NIC Funds are insufficient for such purpose, Inland shall make a capital contribution to the Company in the amount of the difference, which amount shall thereupon be distributed to NYSTRS.

ARTICLE 11.

Resignations, Withdrawals, and Priorities

11.1 **Resignations and Withdrawals**. No Member shall be entitled to withdraw or resign from the Company, except pursuant to the terms of this Agreement. The Manager shall not have the right to resign or withdraw as Manager of the Company, except that the Manager shall be entitled to resign and appoint as Manager an Affiliate of the Manager, provided, however, that such appointee is also an affiliate of a Member; the consent to which replacement shall not be unreasonably withheld by the Members in accordance with Section 8.1(c) hereof. No Member shall be entitled to receive any money or property from the Company except (a) by way of distributions upon the winding up of the Company pursuant to Article 12, (b) by way of distributions of Net Ordinary Cash Flow and Net Extraordinary Cash Flow as provided pursuant to Section 7.4, (c) in respect of any bona fide loans to the Company then due and owing and (d) as expressly provided elsewhere in this Agreement.

11.2 **Priorities**. Except as expressly provided in this Agreement to the contrary, no Members shall have a priority right as to withdrawals, distributions or the return of contributions.

11.3 **Interest on Capital Contributions**. No interest shall be allowed to any Member upon the amount of its Capital Contributions or Capital Account.

ARTICLE 12.

Winding Up

12.1 **Liquidation Procedures**. Upon termination of the Company pursuant to Article 5, the affairs of the Company shall be wound up and the Company shall be dissolved. As

part of the winding up of the Company, a proper accounting shall be made of the net profit or net loss of the Company from the date of the last previous accounting to the date of termination.

12.2 **Liquidating Trustee**. Upon the winding up of the Company business for any reason, the Manager shall act as "Liquidating Trustee" or shall elect a Liquidating Trustee. If the Manager has been removed, has withdrawn or is unwilling or unable to act as or elect a Liquidating Trustee, Members holding a majority of the Percentage Interests shall act as or elect a Liquidating Trustee. The Liquidating Trustee shall have full power to sell, assign and encumber Company assets for all-cash in transactions with Persons that are not Affiliates of either Member and are not acting as nominees for either Member. All certificates or notices required by law shall be filed on behalf of the Company by the Liquidating Trustee.

12.3 **Distribution on Winding Up**. In the event of the winding up of the Company for any reason, the proceeds of liquidation shall be applied by the end of the Calendar Year in which the liquidation occurs or, if later, within 90 days after the date of such liquidation, in the following rank and order:

(a) *Creditors*. To the creditors of the Company, including Members who are creditors, in satisfaction of liabilities of the Company, all in the order of priority and to the extent provided by law.

(b) *Expenses*. To the payment of costs and expenses incurred in the dissolution and termination of the Company.

(c) *Priority Loans*. To the repayment of any unpaid Company Loans made by Members to the Company.

(d) *Members*. Among the Members in accordance with Section 5.1 of EXHIBIT 7-D provided that NIC Funds shall be distributed solely to Inland.

12.4 **Liquidating Trust**. In the discretion of the Liquidating Trustee, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to Section 12.3 may be distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company and paying any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time in the reasonable discretion of the Liquidating Trustee, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement.

12.5 **Distributions In Kind**. No distributions in kind shall be made to any Member, unless expressly approved in advance by both Members or as otherwise provided in this Agreement.

12.6 **Partition**. No Member shall have the right to partition any property of the Company during the term of this Agreement, or while such assets are held in trust pursuant to Section 12.4, nor shall any Member make application to any court of authority having

jurisdiction in the matter or commence or prosecute any action or proceeding for such partition and the sale thereof, and upon any breach of the provisions of this Section by any Member, the other Members, in addition to all of the rights and remedies in law and in equity that they may have, shall be entitled to a decree or order restraining and enjoining such application, action or proceeding.

ARTICLE 13.

Conflicts and Covenants

13.1 **Manager Time Commitment**. The Manager shall cause so much time to be devoted to the business of the Company as, in its judgment, the conduct of the Company's business shall reasonably require.

13.2 **Related Business Partners**. Without the prior written approval of the other Member (the "Non-Affiliated Member") the Company may not employ, contract for services with, acquire or sell goods, property and materials from or to and otherwise deal with any Member or Manager or any Affiliate of any Member or Manager, on any basis, with the exception of (a) the Management Agreement and the Leasing Agreement between the Property Manager and/or the Leasing Agent and the Company attached hereto as EXHIBIT 8-C and EXHIBIT 8-D, respectively, (b) any other agreement between the Company and any other Inland Affiliates which Affiliates are set forth on Exhibit 13-A on terms which are customary and competitive and otherwise fair and reasonably, or (c) agreements which are approved by the Executive Committee as a Major Decision pursuant to Section 8.2(c) or in the Annual Plan. The Non-Affiliated Member shall have the sole right to enforce, compromise or settle, and exercise any and all rights of the Company with respect to, any contract between the Company and any Affiliate of the other Member in accordance with the terms of such agreements. The Management Agreement and the Leasing Agreement set forth those provisions of such agreements which cannot be amended or modified without the consent of the Non-Affiliated Member. No other contracts between the Company and any Affiliate of a Member or Manager may be amended or modified in any way without the prior written approval of the Non-Affiliated Member.

13.3 **Competitive Undertakings**. Except as otherwise provided in Sections 13.4, 13.5 and 13.7 of this Agreement, any Member and the Manager may engage in business ventures of any nature and description independently or with others, including, but not limited to, business of the character described in Article 3 (or any part thereof), and neither the Company nor any of the Members shall have any rights in or to such independent ventures or the income or profits derived therefrom.

13.4 **Exclusivity Covenant of NYSTRS**.

(a) *Exclusivity Covenant*. For so long as NYSTRS continues to be a Member of the Company, NYSTRS agrees, for and on behalf of itself, and each NYSTRS Affiliate (which for purposes of Article 13 is referred to herein collectively as "NYSTRS"), that the Company will be the NYSTRS' exclusive vehicle for future

acquisition and ownership of retail properties within the Investment Area until the earlier to occur of (i) the termination of the Company pursuant to the terms of this Agreement, including any period during which the term of the Company is extended; (ii) Additional Capital Contributions of $100,000,000 having been funded by NYSTRS, (iii) 2 years after the date of this Agreement or (iv) the termination of the restriction contained herein pursuant to Section 13.4(b) (collectively, the "Restriction Period"). During the Restriction Period, without Inland's consent, NYSTRS will not directly or indirectly, whether individually, or as a shareholder, partner, member, owner, manager, employee, agent, consultant or creditor of any business (which includes owning, managing, operating, controlling, being employed by, acting as a consultant to, giving financial assistance to, participating in or being connected in any material way with any business or person so engaged) acquire retail properties within the Investment Area. This exclusivity shall not apply to: (a) NYSTRS' existing portfolio; (b) properties that are not consistent with the Investment Guidelines; (c) properties presented to the Company for approval pursuant to Section 6.2 in which Inland or its representatives on the Executive Committee decline to invest (provided that the property was offered to the Company on materially equivalent terms); or (D) entities in which NYSTRS is an investor, but does not exercise majority voting control.

(b) *Termination of NYSTRS Exclusivity Covenant.* In the event that within any period of 12 consecutive months during the Acquisition Period as defined in Section 6.2, the Manager does not present to the Executive Committee for evaluation pursuant to Section 6.2 hereof either (i) 4 properties, or (ii) transactions that represent at least $100 million in equity value, which are consistent with the Investment Guidelines, regardless of whether NYSTRS thereafter approves or disapproves of investment in such properties, the exclusivity provisions set forth in Section 13.4(a) will terminate and be of no further force or affect. The Manager may, from time to time in its discretion, provide the Company with investment properties that do not meet the Investment Guidelines during the Investment Period; provided, however, presentation of such properties for investment by the Company shall not be included in the calculation of the number and equity value of properties which have been presented to the Executive Committee for purposes of this Section, unless, with the approval of the Members, the Company shall have acquired such investment property notwithstanding the fact that it does not meet the Investment Guidelines.

13.5 **Exclusivity Covenant of Inland**.

(a) *Exclusivity Covenant.* For so long as Inland continues to be a Member of the Company, and until the termination of the restriction contained herein pursuant to Section 13.5(b), Inland agrees, on behalf of itself and its Affiliates, which for purposes of this provision shall not include Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc. or Inland American Real Estate Trust, Inc. (collectively, the "REITs"), that the Company will be the exclusive vehicle for future acquisition, ownership and/or incentive management activities of retail assets, with the exception of any third-party property management or leasing that does not have incentive based compensation, within the Investment Area during the Restriction Period. During the

Investment Period, Inland will not, directly or indirectly, whether individually, or as a shareholder, partner, member, owner, manager, employee, agent, consultant or creditor of any business (which includes owning, managing, operating, controlling, being employed by, acting as a consultant to, giving financial assistance to, participating in or being connected in any material way with any business or person so engaged) enter into any other partnership or joint venture agreement or any incentive management agreement, with the exception of any third-party property management or leasing that does not have incentive based compensation, with another investor that would compete with the Company for the acquisition of retail properties consistent with the Investment Guidelines within the Investment Area. This exclusivity shall not apply to: (a) any existing joint ventures of Inland that will not serve as a vehicle for future acquisitions; (b) properties that are not consistent with the Investment Guidelines, (c) properties presented to the Company for approval pursuant to Section 6.2 which NYSTRS or its representatives on the Executive Committee decline (provided that the Property was offered to the Company on materially equivalent terms); or (d) Inland's existing portfolio. As used in this Agreement, the term "incentive management agreement" shall mean any arrangement pursuant to which Inland or any affiliate of Inland is paid an amount that is materially in excess of the usual and customary fees charged in the relevant market with respect to its services in connection with management of any property and such fee is dependent upon the overall success of such property.

(b) *Termination of Inland Exclusivity Covenant.* In the event that within any period of 12 consecutive months during the Restriction Period as defined in Section 6.2, the NYSTRS Executive Committee Members or NYSTRS disapprove investment by the Company pursuant to Section 6.2 hereof in either (i) 4 Properties, or (ii) transactions that represent at least $100 million in equity value, provided that said investment opportunities were consistent with the Investment Guidelines, and that the Manager complied in all material respects with the procedures of Section 6.2 in presenting each such proposed investment to the Company, the exclusivity provisions limiting Inland set forth in Section 13.5(a) shall terminate. Notwithstanding the foregoing, for purposes of this provision, if NYSTRS shall disapprove an investment by the Company pursuant to Section 6.2 because (i) the time period given to NYSTRS for review of the acquisition was less than 30 days, and (ii) NYSTRS did not have sufficient time to adequately review the acquisition within such time period, provided, however, that NYSTRS, in good faith, had not yet determined, based upon the materials presented for review, that it would be reasonably likely to disapprove the investment in any event, then such disapproval will not be included in the determination of the number and equity value of properties which have been disapproved for purposes of this Section 13.5(b), provided that NYSTRS shall recite the foregoing as the cause for its disapproval in a written notice to the Manager. The Manager may, in its discretion, provide NYSTRS with investment opportunities for property that does not meet the Investment Guidelines during the Investment Period; provided, however, the decision by NYSTRS to disapprove of the investment by the Company in any such property shall not be included in the calculation of the number or equity value of properties which NYSTRS has disapproved for purposes of this Section.

(c) *Agreement with Inland related REITs.* Inland represents and warrants to NYSTRS that Inland Real Estate Acquisition Corporation is or will be party to agreements with the REITs pursuant to which the REITs have or will have each agreed not to pursue acquisitions within the Investment Area (collectively, the "REIT Agreements"). Copies of the REIT Agreements will be provided to NYSTRS on or prior to the contribution of any of the Initial Properties to the Company. Inland agrees that it will provide NYSTRS with written notice in the event that any of the REITs terminate a REIT Agreement, in which event, such termination shall be considered a Buy-Out Event in accordance with Section 10.7 hereof.

13.6 **Confidentiality Covenant**.

(a) *Restriction on Disclosure.* Each Member, on behalf of itself and its Executive Committee Members and advisors, agrees that it shall not at any time or in any manner, either directly or indirectly, publish, communicate, divulge, disclose, disseminate or otherwise reveal to any person or entity other than said Member's board members, trustees, officers and employees, prospective lenders to the Company or its Properties, prospective investors or purchasers of the Company or its Properties or any Member's interest in the Company (which investors or purchasers are themselves subject to confidentiality agreements reasonably approved by the Manager), any attorneys, agents, advisors, consultants or professionals engaged by said Member in connection with said Member's investment in the Company or the exercise (or potential exercise) of said Member's rights under this Agreement, or use for any purpose whatsoever any Confidential Information, except as may be necessary in the course of performing authorized services for the Company or as may be required by applicable order of court or any governmental authority, any law, statute or regulation, the rules of any stock exchange on which said Member's shares are traded, any applicable federal or state Freedom of Information Act, other similar legislation, or any requirements of the Service regarding disclosure or reporting of the tax aspects of this Agreement. Before disclosing any Confidential Information under compulsion of law, the Members shall use their best efforts to notify the Company to the extent practicable and permitted by law.

(b) *Definitions.* For the purposes of this Agreement, the term "Confidential Information" shall mean all information or data relating to (x) the terms of this Agreement or (y) the business and affairs of the Company or Inland not generally known outside of the Company or Inland, including, without limitation, any information related to the Properties, as well as any information related to any potential investments in properties, whether or not investment in such properties is thereafter accepted or rejected by the Members, or any of the Company's or Inland's processes, data, designs, compilations of information, apparatus, computer programs, information of or relating to suppliers or customers, customer requirements, cost or price data, research data, business plans, marketing or sales plans or information, financial data, salary information, policies and procedures, sales know-how or any other information that may be considered to be proprietary to or a trade secret of the Company or Inland, whether or not such information is considered a trade secret within the meaning of applicable law.

Information shall not be considered "Confidential Information" if any of the following apply:

(i) It is already in or enters into the public domain otherwise than as a consequence of a breach of the terms of this Agreement.

(ii) It is already properly and lawfully in the possession of the receiving party and is not subject to any obligation of secrecy on the receiving party's part.

(iii) It becomes available to a party on a non-confidential basis from a source other than the Company, provided that such information was properly and lawfully in the possession of such source and not, so far as the receiving party is aware (after making due and careful inquiry), subject to any obligation of secrecy on the part of such source.

13.7 **Remedies**.

(a) *Remedies of Company.* The Members and the Executive Committee Members agree that the scope and time periods contained in this Article have been carefully considered and specifically agreed to as being reasonable and necessary. If any Member or Executive Committee Member or any Member's advisors shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of this Article, the Company shall be entitled to equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which the Company may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of this Article. In any such proceeding the Members and the Executive Committee Members agree not to raise as a defense in any such proceeding any allegation that any of the provisions of this Article are either unnecessary or unreasonable or that any of them illegally restrain trade or any personal rights. The Members further agree to reimburse the Company for any cost of enforcing the provisions of this Article, including reasonable attorney's fees.

(b) *Remedies by Inland.* If NYSTRS or any NYSTRS Executive Committee Member or any NYSTRS advisor shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of Section 13.7 of this Article, Inland shall be entitled to equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which Inland may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of Section 13.7 of this Article. In any such proceeding NYSTRS and the NYSTRS Executive Committee Members agree not to raise as a defense in any such proceeding any allegation that any of the provisions of Section 13.7 of this Article are either unnecessary or unreasonable or that any of them illegally restrain trade or any personal rights. NYSTRS further agree to reimburse Inland for any cost of enforcing the provisions of Section 13.7 of this Article, including reasonable attorney's fees.

(c) *Remedies by NYSTRS.* If Inland or any Inland Executive Committee Member shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of Section 13.7 of this Article, NYSTRS shall be entitled to equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which NYSTRS may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of Section 13.7 of this Article. In any such proceeding Inland and the Inland Executive Committee Members agree not to raise as a defense in any such proceeding any allegation that any of the provisions of Section 13.7 of this Article are either unnecessary or unreasonable or that any of them illegally restrain trade or any personal rights. Inland further agree to reimburse NYSTRS for any cost of enforcing the provisions of Section 13.7 of this Article, including reasonable attorney's fees.

(d) *Modification by Court.* If a court or other body of authority and competent jurisdiction determines that the covenants contained in this Article are unenforceable, in whole or in part, due to the duration or scope of the restrictions or limitations imposed therein or for any other reason, then the court is hereby authorized and directed to make such modifications thereto as are necessary to render said covenants enforceable to the maximum extent permitted under applicable law, that being the intention of the parties hereto.

13.8 **Activities of Inland**. NYSTRS expressly acknowledges and agree that Inland and its affiliates and subsidiaries are engaged in all aspects of real property ownership, management, leasing, acquisition and disposition, including, but not limited to, each of the activities to be undertaken by the Company pursuant to the terms of this Agreement. Inland intends, in its capacity as Manager and as a Member of the Company, to use its best efforts to take all actions in the usual and customary course of its business to cause the Properties owned by the Company to be operated, managed, leased, acquired and disposed of in the best interests of the Company and each of its Members. Notwithstanding the forgoing, and except as expressly agreed to by Inland in Section 13.5 hereof, nothing set forth in this Agreement is intended to require that Inland or any of its Affiliates operate their businesses in a manner which shall cause Inland or any of its Affiliates to take any actions which are not in the best interests of the owners or the tenants of any of the retail properties which are now or hereafter owned or managed by Inland, or any of its Affiliates, including the Properties. NYSTRS, acknowledges and agree that Inland owes no fiduciary or other duty to NYSTRS to cause the Properties to be treated any differently than any other property which may be owned, managed or leased by Inland or any of its affiliates or subsidiaries. Notwithstanding the forgoing sentence, and except as expressly agreed to by Inland in Section 13.5 hereof, nothing set forth in this Agreement is intended to require that Inland or any of its Affiliates operate the Properties in a manner which shall cause Inland or any of its Affiliates to take any actions which are not in the best interests of the Company and each of its Member. Inland on behalf of itself and its Affiliates and subsidiaries, agrees that, subject to the limitations of the Annual Plan, and subject to obtaining the approval of the other Member in the case of Major Decisions, for as long as Manager is an Affiliate of Inland, the Manager shall operate the Company and its Subsidiaries and Properties in a manner consistent with the customary standards for similar equity investments and properties owned by Inland and its Affiliates taking into consideration the specific characteristics of the Properties. NYSTRS releases and holds Inland harmless from any claims, losses, costs, damages or expenses which might be asserted by NYSTRS as a result of any action or omission taken by

Inland or any Affiliate thereof which is or could be construed, interpreted or asserted to be to be discriminatory, damaging or in any way adverse to any of the Properties or to the Company.

ARTICLE 14.

Counsel; Amendments

14.1 **Counsel to the Company**. The Manager shall select attorneys for the Company from a list of attorneys approved for various specified purposes, which shall be attached to, and shall form a part of, each Annual Plan. The fees and disbursements of attorneys so selected shall be paid by the Company. The Members agree that neither shall assert the fact that a law firm has represented (or is representing) the other Member in connection with the negotiation of this Agreement or in connection with other matters unrelated to the Company to be a basis for disqualifying said law firm from representing the Company and that the future representation of the Company by any such law firm shall not disqualify said firm from representing the respective Members in any dispute with each other; provided that said firm shall thereupon cease to represent the Company.

14.2 **Amendments**. The terms and provisions of this Agreement may not be modified or amended at any time and from time to time without the unanimous written consent of the Members.

ARTICLE 15.

Representations and Warranties

15.1 **Representations of Inland**. Inland represents and warrants to NYSTRS, as an inducement to NYSTRS to execute this Agreement and perform its covenants and agreements contained herein, as follows:

(a) *Inland Capital Contribution.* Inland has the capability to provide $100 million of Capital Contributions to the Company.

(b) *Condition of Initial Properties.* Inland has no knowledge of any material environmental or physical issues pertaining to the Initial Properties other than as disclosed in the reports with respect to the Initial Properties provided by Inland to NYSTRS and Morgan Stanley or in the Contribution Agreement.

15.2 **Representations of NYSTRS**. NYSTRS represents and warrants to Inland, as an inducement to Inland to execute this Agreement and perform its covenants and agreements contained herein as follows:

(a) *NYSTRS Capital Contributions.* NYSTRS has the capability and will, if required under the terms of this Agreement, contribute to the Company the Initial Capital Contributions necessary for the Company to acquire the Initial Properties and $100 million of Additional Capital Contributions to acquire Additional Properties;

(b) *Board Approval.* NYSTRS has received the appropriate approvals from its Board of Trustees and Morgan Stanley's Investment Committee to enter into this Agreement and make such Capital Contributions as shall be necessary to complete the acquisitions of the Initial Properties; and

(c) *Due Diligence.* NYSTRS has completed to its satisfaction all due diligence with respect to the Company and the Initial Properties.

15.3 **Securities Representations**. Each of the Members hereby represents and warrants to the other Members as follows:

(a) *No Registration Statement.* It has been advised no registration statement relating to interests in the Company or otherwise has been or shall be filed with the United States Securities and Exchange Commission under the Federal Securities Act of 1933, as amended, or the securities laws of any state.

(b) *Representations and Warranties.* Each Member represents and warrants to the Manager and to the Company that:

(i) This Agreement has been duly authorized, executed and delivered by such Member and constitutes the valid and legally binding agreement of such Member, enforceable in accordance with its terms against such Members, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditor's rights generally, by general equitable principles and by any implied covenant of good faith and fair dealing.

(ii) Such Member's interest in the Company has been or will be acquired solely by and for the account of such Member for investment purposes only and is not being purchased for subdivision, fractionalization, resale or distribution; such Member has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else such Member's interest (or any portion thereof); and such Member has no present plans or intentions to enter into any such contract, undertaking or arrangement.

(iii) Such Member's interest in the Company has not and will not be registered under the Federal Securities Act of 1933, as amended, or the securities laws of any state, and cannot be sold or transferred without compliance with the registration provisions of said Securities Act of 1933, as amended, and the applicable state securities laws, or compliance with exemptions, if any, available thereunder. Such Member understands that neither the Company nor the Manager have any obligation or intention to register the

interests under any Federal or state securities act or law, or to file the reports to make public the information required by Rule 144 under the Securities Act of 1933, as amended.

(iv) Such Member expressly represents that (a) it has such knowledge and experience in financial and business matters in general, and in sophisticated real estate transactions of the type to be made by the Company in particular; (b) it is capable of evaluating the merits and risks of an investment in the Company; (c) its financial condition is such that it has no need for liquidity with respect to its investment in the Company to satisfy any existing or contemplated undertaking or indebtedness; (D) it is able to bear the economic risk of its investment in the Company for an indefinite period of time, including the risk of losing all of such investment, and loss of such investment would not materially adversely affect it; and (E) it has either secured independent tax advice with respect to the investment in the Company, upon which it is solely relying, or it is sufficiently familiar with the income taxation of partnerships that it has deemed such independent advice unnecessary.

(v) Such Member acknowledges that the Manager has made all documents pertaining to the transaction available and has allowed it an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in the documents. Such Member is aware of the provisions of this Agreement providing for Additional Capital Contributions and dilution of its interest in the Company.

(vi) Such Member has relied solely upon the documents submitted to it and independent investigations made by it in making the decision to purchase its interest in the Company.

(vii) Such Member expressly acknowledges that (a) no Federal or state agency has reviewed or passed upon the adequacy or accuracy of the information set forth in the documents submitted to such Member or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of an investment in the Company; (b) there are restrictions on the transferability of such Member's interest in the Company; (c) there will be no public market for the interest, and, accordingly, it may not be possible for such Member to liquidate its investment in the Company; and (D) any anticipated Federal or state income tax benefits applicable to such Member's interest may be lost through changes in, or adverse interpretations of, existing laws and regulations.

(viii) If the Member is a corporation, partnership or limited liability company, that its bona fide principal place of business is at the address set forth on the signature pages hereof and that it was not formed for the purpose of making an investment in the Company. If the Member is a trust, the aforesaid representations shall be made by the trustee.

ARTICLE 16.

General Provisions

16.1 **Notices**. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given:

(a) Upon personal delivery;

(b) On the fifth business day following mailing from within the United States by first class United States mail, postage prepaid, certified mail; or

(c) On the next business day following delivery via a recognized overnight delivery service such as Federal Express or DHL, and shall be addressed as follows:

If to Inland, the Manager or the Inland Executive Committee Members:	Inland Real Estate Corporation 2901 Butterfield Road Oak Brook, IL 60523 Attn: Mark Zalatoris PH: 630-218-8000 Fax: 630-218-7357
with a copy to:	Levenfeld Pearlstein, LLC 2 North LaSalle Street Suite 1300 Chicago, IL 60602 Attn: Marc Joseph, Esq. PH: (312) 476-7571 Fax: (312) 346-8434
If to NYSTRS or the NYSTRS Executive Committee Members:	New York State Teachers' Retirement System 10 Corporate Woods Drive Albany, NY 12211 Attn: John Virtanen PH: (518) 447-2751 Fax: (518) 447-2766

with a copy to:	Piper Rudnick LLP 203 North LaSalle Street Chicago, IL 60601 Attn: Ross Green, Esq. PH: (312) 368-2132 Fax: (312) 630-5307
If to Morgan Stanley:	Morgan Stanley Real Estate Advisor, Inc. 440 South LaSalle Street One Financial Place Floor 37 Chicago, IL 60605 Attn: Mark Bratt and Brian Lantz PH: (312) 706-4420 Fax: (312) 706-4699
with a copy to:	Piper Rudnick LLP 203 North LaSalle Street Chicago, IL 60601 Attn: Ross Green, Esq. PH: (312) 368-2132 Fax: (312) 630-5307

Any Member or Manager may change its address for all future notices, offers or other communications by giving notice to the Manager and all Members stating its new address.

16.2 **Successors**. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Members and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

16.3 **Governing Law**. This Agreement shall be construed in conformity with the laws of the State of Delaware, as applied to agreements whose only parties are residents of such state and which are to be performed entirely within such state.

16.4 **Personal Jurisdiction**. Except as otherwise set forth herein, the Company, the Manager and each Member hereby irrevocably consent to the jurisdiction of the United States District Court for the District of Delaware for purposes of any litigation among or between the Company, the Manager and any Member concerning the Company or this Agreement or any other litigation to which the Company, the Manager or any Member is a party under the Contribution Agreement or the Property Agreements. In any such proceeding, the Company and each Member shall be deemed to have waived its right to a trial by jury. The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or arguments. Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such person by regular or

certified mail to the address of such person set forth herein or to any subsequent address to which notices shall be sent.

16.5 **Counterparts**. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

16.6 **Pronouns and Headings**. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

16.7 **Members Not Agents**. Nothing contained herein shall be construed to constitute any Member the agent of another Member, except as specifically provided herein.

16.8 **No Third Party Beneficiaries**. Without limiting any of the provisions of this Agreement, including any obligations of Members to make capital contributions or to return money or other property to the Company, the provisions of this Agreement are intended solely to benefit the Company and the parties hereto and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this Agreement), and the Members shall have no duty or obligation to any creditor of the Company to make any contributions or return any money or other property to the Company.

16.9 **Entire Understanding**. This Agreement constitutes the entire understanding among the Members and supersedes any prior understanding and/or written or oral agreements among them with respect to the Company.

16.10 **Severability**. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other then those to which it is held invalid by such court, shall not be affected thereby.

16.11 **Further Assurances**. Each of the Members shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof. Recognizing that each Member may find it necessary from time to time to establish to third parties, such as accountants, banks, mortgagees or the like, the then-current status of performance hereunder, each Member agrees, upon the written request of another Member (including the Manager, for and on behalf of the Company), from time to time, to furnish promptly a written statement of the status of any matter pertaining to this Agreement or the Company to the best of the knowledge and belief of the Member making such statements.

16.12 **Set-Off Rights**. The Company shall be entitled to set off against any amounts which may be or become due to a Member from the Company any obligations, fees, expenses or other amounts which may be payable to the Company by such Member.

16.13 **Affiliate**. As used herein, the term "Affiliate" shall mean and include any Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with, a Member; or any person in which such Member has a direct, or indirect through one or more intermediaries, controlling interest as a partner, member, manager, principal, shareholder, beneficiary or otherwise as an owner.

16.14 **Prevailing Party**. If any party shall commence any action against the other in order to enforce any provision of this Agreement or to recover damages as the result of the breach of any of the provisions of this Agreement, the prevailing party in such action shall be entitled to recover all reasonable costs (including reasonable attorney's fees and paralegal's fees) incurred in connection therewith against the party who has breached this Agreement. Notwithstanding a settlement or other resolution of any such action without the issuance of a definitive ruling by a court, including, but not limited to, any agreement by the parties that such settlement is not an admission of liability by either party, no such settlement or resolution shall constitute a waiver of this Section, and each party acknowledges and agrees that it shall be entitled to petition the court for a determination that it is the prevailing party and entitled to recovery of its reasonable costs hereunder.

16.15 **Press Releases**. No press releases shall be issued by any party with respect to the matters which are the subject of this Agreement without the prior approval of the other party.

16.16 **Offset Right**. The parties agree that the Company may deduct from the amounts otherwise payable by the Company to any Member (the "Debtor Member") any and all amounts which may be payable by the Debtor Member to the other Member pursuant to a judgment received by the other Member with respect to any matter set forth in this Agreement; provided, however, if the judgment is not final and nonappealable and the Debtor Member appeals the judgment, then the Manager shall cause such amounts to be deposited into an escrow with Chicago Title and Trust Company or such comparable trust company to be held in a joint order escrow between the Members pending the resolution of the judgment on appeal.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date above written.

(Signatures begin on next page)

MANAGER:

IN RETAIL MANAGER, L.L.C.
By: INLAND REAL ESTATE CORPORATION,
Manager
By: [signature]
Its: EXECUTIVE VICE PRESIDENT

MEMBERS:

INLAND REAL ESTATE CORPORATION

By: [signature]
Its: EXECUTIVE VICE PRESIDENT

THE NEW YORK STATE TEACHERS'
RETIREMENT SYSTEM

By:______________________
Its:______________________

By:______________________
Its:______________________

EXECUTIVE COMMITTEE MEMBERS:

NYSTRS EXECUTIVE COMMITTEE
MEMBERS:

____
Brian Lantz

____
Mark Bratt

INLAND EXECUTIVE COMMITTEE
MEMBERS:

[signature]
Scott Carr

[signature]
Mark Zalatoris

MANAGER:

IN RETAIL MANAGER, L.L.C.
By: INLAND REAL ESTATE CORPORATION,
Manager
By:____________________________
Its:____________________________

MEMBERS:

INLAND REAL ESTATE CORPORATION

By:____________________________
Its:____________________________

THE NEW YORK STATE TEACHERS'
RETIREMENT SYSTEM

By: [signature] Terri A. Pandolfi
Its: Assistant Real Estate Officer

By: [signature] Rosemarie C. Hewig
Its: Assistant General Counsel

EXECUTIVE COMMITTEE MEMBERS:

NYSTRS EXECUTIVE COMMITTEE
MEMBERS:

____
Brian Lantz

____
Mark Bratt

INLAND EXECUTIVE COMMITTEE
MEMBERS:

____
Scott Carr

____
Mark Zalatoris

MANAGER:

IN RETAIL MANAGER, L.L.C.

By:______________________________
Its:______________________________

MEMBERS:

INLAND REAL ESTATE CORPORATION

By:______________________________
Its:______________________________

THE NEW YORK STATE TEACHERS' RETIREMENT SYSTEM

By:______________________________
Its:______________________________

By:______________________________
Its:______________________________

EXECUTIVE COMMITTEE MEMBERS:

NYSTRS EXECUTIVE COMMITTEE MEMBERS:

____
Brian Lantz

____
Mark Bratt

INLAND EXECUTIVE COMMITTEE MEMBERS:

____
Scott Carr

____
Mark Zalatoris

DEFINED TERMS INDEX

Note: further review and cross-checking required

EXHIBIT 3-A

INVESTMENT AREA

(Metropolitan Statistical Areas of Chicago-Gary-Kenosha, Minneapolis/St. Paul, and Milwaukee-Racine)

ILLINOIS –Metropolitan Areas, Counties, Independent City, and Central Cities


WISCONSIN
IOWA
MISSOURI
INDIANA
KENTUCKY
DAVENPORT-MOLINE-ROCK ISLAND
PEORIA-PEKIN
SPRINGFIELD
DECATUR
BLOOMINGTON-NORMAL
CHAMPAIGN-URBANA
CHICAGO-GARY-KENOSHA (PART)
Kankakee
North Chicago
JO DAVIESS
STEPHENSON
CARROLL
WHITESIDE
LEE
BUREAU
LA SALLE
PUTNAM
MERCER
STARK
MARSHALL
KNOX
WARREN
HENDERSON
LIVINGSTON
IROQUOIS
FORD
HANCOCK
McDONOUGH
FULTON
MASON
LOGAN
DE WITT
VERMILION
SCHUYLER
ADAMS
BROWN
CASS
MORGAN
PIATT
DOUGLAS
EDGAR
PIKE
SCOTT
CHRISTIAN
MOULTRIE
COLES
SHELBY
CLARK
GREENE
MACOUPIN
MONTGOMERY
CUMBERLAND
EFFINGHAM
JASPER
FAYETTE
BOND
CRAWFORD
CLAY
RICHLAND
LAWRENCE
MARION
WAYNE
EDWARDS
WABASH
WASHINGTON
JEFFERSON
RANDOLPH
PERRY
FRANKLIN
HAMILTON
WHITE
JACKSON
WILLIAMSON
SALINE
GALLATIN
HARDIN
UNION
JOHNSON
POPE
PULASKI
MASSAC
ALEXANDER
CALHOUN
Scale 1:2,900,000
1 in. = 45 mi.
1 cm = 29 km
LEGEND
JACKSON Metropolitan Statistical Area (MSA)
PORTLAND-SALEM Consolidated Metropolitan Statistical Area (CMSA)
New York Primary Metropolitan Statistical Area (PMSA)
MAINE State
ADAMS County
BALTIMORE* Independent City
Newark • Central City
State capital undefined
Metropolitan area boundaries are those defined by the Federal Office of Management and Budget on June 30, 1996. All other boundaries and names are as of June 30, 1996.

U.S. DEPARTMENT OF COMMERCE Economics and Statistics Administration Bureau of the Census

EXHIBIT 3-A-2

MINNESOTA –Metropolitan Areas, Counties, and Central Cities


N
CANADA
GRAND FORKS (PART)
NORTH DAKOTA
FARGO-MOORHEAD (PART)
MINNEAPOLIS-ST. PAUL
SOUTH DAKOTA
WISCONSIN
ROCHESTER
LA CROSSE
IOWA
LEGEND
Metropolitan Statistical Area (MSA)
International
State
County
Central City
State capital underlined
Metropolitan area boundaries are those defined by the Federal Office of Management and Budget on June 30, 1999. All other boundaries and names are as of June 30, 1999.

U.S. DEPARTMENT OF COMMERCE Economics and Statistics Administration Bureau of the Census

EXHIBIT 3-A-3

WISCONSIN –Metropolitan Areas, Counties, and Central Cities



LEGEND
Metropolitan Statistical Area (MSA)
PORTLAND-SALEM
Consolidated Metropolitan Statistical Area (CMSA)
New York
Primary Metropolitan Statistical Area (PMSA)
International
MAINE
State
County
Central City
State capital underlined
CANADA
MINNESOTA
MICHIGAN
MINNEAPOLIS-ST. PAUL
DUNN
CLARK
WOOD
PORTAGE
LA CROSSE
GREEN BAY
APPLETON-OSHKOSH-NEENAH
SHEBOYGAN
JANESVILLE-BELOIT
IOWA
ILLINOIS
Milwaukee-Waukesha
MILWAUKEE-RACINE
Racine
Kenosha
N
Metropolitan area boundaries are those defined by the Federal Office of Management and Budget on June 30, 1999. All other boundaries and names are as of June 30, 1999.

U.S. DEPARTMENT OF COMMERCE Economics and Statistics Administration Bureau of the Census

EXHIBIT 3-A-4

EXHIBIT 3-B

INVESTMENT GUIDELINES

Property Type:	Well-leased high quality neighborhood, community and powers centers in in-fill supply constrained locations with good current cash flow in good physical condition with no known environmental conditions.
Location:	The 400-mile radius surrounding Oakbrook, Illinois, primarily, but not exclusively, at locations in or around the metropolitan areas of Chicago, Illinois, Minneapolis/St. Paul, Minnesota, and Milwaukee, Wisconsin.
Deal Size:	$15 million to $40 million per Property gross deal size.
Holding Period:	Will vary by Property, but expected typically to be six to eight years.
Financing:	Properties will be financed at market terms at the closing, or soon after closing. Loan to value ratios of up to 50% of value will be permitted on acquisition and refinancing. Assumption of Existing Indebtedness will be subject to such financing being attractive to the Company based on current market rates and terms.
Return Targets:	Based on the underwriting assumptions, not less than (i) 9% unlevered IRR and (ii) 12% levered IRR (50% LTV).

EXHIBIT 5-A

SECTION 5.2 ILLUSTRATIONS

Sections 5.2(h)(vi) and (vii) Illustrations

Illustration 1:

Required Cash	$ 100
Funded from NIC Funds	$ 40
Funded by NYSTRS	$ 40
Remaining Requirement	$ 20
Inland 50% contribution	$ 10
NYSTRS 50% contribution	$ 10
Total Cash contributed	$ 100
Beginning Catch-up Balance	$ 40
NYSTRS match of NIC Funds used	$ 40
Ending Catch-up Balance	-0-

Illustration 2:

Required Cash	$ 30
Funded from NIC Funds	$ 15
Funded by NYSTRS	$ 15
Remaining Requirement	$ -
Beginning Catch-up Balance	$ 40
NYSTRS match of NIC Funds used	$ 15
Ending Catch-up Balance	$ 25

EXHIBIT 6-A

INITIAL PROPERTIES

Existing Property Portfolio						
Property	Location	Year Built	Size (SF)	Occupancy	Major Tenants	Agreed Net Value
Randall Square	Geneva, IL	1998	216,201	97.10%	Bed, Bath & Beyond, Marshall's	$19,470,000
Woodfield Commons	Schaumburg, IL	1973/ 1997	207,583	99.50%	Toys R Us, Comp USA	$17,500,000
Thatcher Woods	River Grove, IL	1965	188,213	97.3%	Dominick's, Walgreens	$11,800,000
Chatham Ridge	Chicago, IL	1989	175,774	100.00%	Cub Foods, Marshall's	$19,512,380
Marketplace at Six Corners	Chicago, IL	1997	117,000	100.00%	Jewel/Osco, Marshall's	$ 8,700,000
Cobblers Crossing	Elgin, IL	1993	102,643	94.90%	Jewel/Osco	$ 6,773,500
Shoppes at Mill Creek	Palos Park, IL	1988	102,422	100.00%	Jewel/Osco	$ 8,340,000
Forest Lake	Forest Lake, MN	2002	93,853	100.00%	Cub Foods	$ 5,411,000
Total Net Agreed Value			1,203,693	98.6%		**$97,506,880**
Gross Agreed Value						**$174,000,000**

Randall Square Cap Rate = 8.3%
Cobbler Crossing Cap Rate = 7.7%

EXHIBIT 6-B

FORM OF CONTRIBUTION AGREEMENT

[Omitted]

EXHIBIT 6-C

EXISTING INDEBTEDNESS AS OF DECEMBER 31, 2003

[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Cobbler Crossing	Allstate	$5,476,500	7%	2/18/2005	Possible
Mill Creek	Allstate	$5,660,000	7.375%	2/1/2006	Possible
Woodfield Commons	LaSalle	$13,500,000	2.9%	12/18/2007	Yes
Marketplace	Allstate	$11,800,000	4.84%	1/2/2010	No
Randall Square	Bear Stearns	$13,530,000	6.5%	9/1/2006	No
Thatcher Woods	Principal	$10,200,000	5.57%	10/1/2007	No
Chatham Ridge	LaSalle	$9,737,620	7.26%	1/31/2005	Yes
Forest Lake	Archon	$6,589,000	4.35%	12/1/2007	No, conduit loan
Total		$76,493,120			

1) Note: All interest rates are fixed, with the exception of Woodfield Commons

EXHIBIT 7-B

SECTION 7.4(d) Illustration

Section 7.4(d)(ii)

Net Extraordinary Cash Flow after final Property Sale	$	200
Distribution of Unreturned Capital to Members	$	70
Distribution to Members according to Percentage Interests until both have achieved a 13% IRR	$	30
Remaining Proceeds to be distributed	$	100
Distributed to Inland as Incentive Distribution (20%)	$	20
Remaining after Incentive Distribution	$	80
Distribute to Inland 50%	$	40
Distribute to NYSTRS 50%	$	40
Remaining Net Extraordinary Cash Flow	$	-

EXHIBIT 7-C

DEFINITION OF IRR

This EXHIBIT 7-C provides certain definitions and assumptions to be applied in the internal rate of return calculation contemplated by the limited liability company agreement of the Company (the "Agreement") to which this EXHIBIT 7-C is attached and of which this EXHIBIT 7-C forms a part. Unless otherwise defined in this EXHIBIT 7-C, each initially capitalized term used in the EXHIBIT 7-C shall have the meaning ascribed to such term elsewhere in the Agreement to which this EXHIBIT 7-C is attached. The calculation described herein shall be determined through the use of the IRR functions available in either Microsoft Excel or Lotus software.

1) CERTAIN DEFINITIONS.

- i. "Contributions" of a Member means the sum of all contributions made or deemed made under the Agreement by such Member to the Company as described in Article 5 of the Agreement.
- ii. "Distributions" to a Member means all distributions made or deemed made to such Member under Section 7.4 or Article 12 of the Agreement on or after Time 0.
- iii. "IRR Rate" means the applicable rate indicated in Section 7.4(d); the monthly rate shall be the IRR Rate divided by twelve (12).
- iv. "IRR Distribution Amount" means, as of any determination date, the additional amount required to be paid to a Member so that such Member achieves an internal rate of return equal to the IRR Rate.
- v. "Time 0" means the date of the Agreement.

2) ASSUMPTIONS.

- i. Periods. All calculations shall be based on calendar month periods (each, a "Calendar Month"), the first of which shall be the calendar quarter in which Time 0 occurs.
- ii. Distributions. All Distributions will be considered to have been made at the end of the Calendar Month in which they were actually made, except for any Distributions made during the Calendar Month in which Time 0 occurs, which Distributions will be considered to have been made on the date they were actually made.

iii. Contributions. All Contributions will be considered to have been made at the end of the Calendar Month in which they were actually made, except for any Contributions made during the Calendar Month in which Time 0 occurs, which Contributions will be considered to have been made on the date they were actually made.

3) CALCULATION.

As of any determination date, the IRR Distribution Amount shall equal the amount necessary to repay all accrued and unpaid interest and outstanding principal of a hypothetical loan as hereafter described in this definition. Solely for the purposes of computing the IRR Distribution Amount, (i) the Member's Contributions shall be characterized as a loan to the Company in the amount credited to the Member's capital account, (ii) interest shall be deemed to accrue monthly on the outstanding principal balance of such loan at the IRR Rate, compounded monthly as contemplated by clause (iv) below, (iii) any Distributions made by the Company to the Member at any time on or before such relevant date shall be deemed to be applied first to the payment of accrued and unpaid interest on the hypothetical loan, and second, any remaining balance shall be deemed to be applied to repayment of principal, and (iv) any amount of interest which shall have accrued during any calendar month and not deemed pursuant to this definition to have been paid by the end of such calendar month shall be added to principal as of the first day of the immediately following calendar month. Use of loan, principal, and interest terminology is made in this definition solely for the purpose of providing a statement of the manner in which IRR Distribution Amounts are to be calculated and shall have no relevance to the characterization of any Contributions to the company or distributions from the Company. An example of this calculation is attached hereto as Schedule 1.

Only for the Calendar Month in which Time 0 occurs, simple interest shall accrue on the daily outstanding principal balance at a daily rate equal to the IRR Rate divided by 365.

Schedule 1
Hypothetical IRR Hurdle Amount Calculation
Incentive Hurdle Is Not Reached

Hypothetical Investment Results:

	Quarter 0	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Quarter 5	Quarter 6	Quarter 7	Quarter 8	Quarter 9	Quarter 10	Quarter 11	Quarter 12
Equity	-$170,000,000												
Net Ordinary Cash Flow		$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000
Net Extraordinary Cash Flow [(1)]													$200,000,000
Total	-$170,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$202,000,000
IRR	10.20%												

Incentive IRR Hurdle of 13% has not been reached

Distribution of Proceeds-

	Quarter 0	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Quarter 5	Quarter 6	Quarter 7	Quarter 8	Quarter 9	Quarter 10	Quarter 11	Quarter 12
To Inland	-$85,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$101,000,000
To NYSTRS	-$85,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$101,000,000

Sale proceeds split based on 50%/ 50% ownership since incentive IRR hurdle was not reached

[(1)] Net of debt and sales costs

Schedule 2

Hypothetical IRR Hurdle Amount Calculation

Incentive Hurdle Is Reached

Hypothetical Investment Results:	Quarter 0	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Quarter 5	Quarter 6	Quarter 7	Quarter 8	Quarter 9	Quarter 10	Quarter 11	Quarter 12
Equity	-$170,000,000												
Net Ordinary Cash Flow		$2,000,000	$2,200,000	$2,420,000	$2,662,000	$2,928,200	$3,221,020	$3,543,122	$3,897,434	$4,287,178	$4,715,895	$5,187,485	$5,706,233
Net Extraordinary Cash Flow [(1)]													$200,000,000
Total	-$170,000,000	$2,000,000	$2,200,000	$2,420,000	$2,662,000	$2,928,200	$3,221,020	$3,543,122	$3,897,434	$4,287,178	$4,715,895	$5,187,485	$205,706,233
IRR	13.6%												
Incentive IRR Hurdle of 13% has been reached													
Distribution of Sale Proceeds to a 13% IRR:													
To Inland	-$85,000,000	$1,000,000	$1,100,000	$1,210,000	$1,331,000	$1,464,100	$1,610,510	$1,771,561	$1,948,717	$2,143,589	$2,357,948	$2,593,742	$101,000,000
IRR	13.0%												
To NYSTRS	-$85,000,000	$1,000,000	$1,100,000	$1,210,000	$1,331,000	$1,464,100	$1,610,510	$1,771,561	$1,948,717	$2,143,589	$2,357,948	$2,593,742	$101,000,000
IRR	13.0%												
Proceeds distributed 50%/ 50% based on ownership until a 13% IRR is achieved													
Remaining Sales Proceeds to be Distributed Before Incentive Payment:													$3,706,233
20% Incentive Distribution to Inland													$741,247
Remaining Proceeds after Incentive Payment:													$2,964,987
Remainder to be split 50%/ 50% based on ownership percentage													
Ending Distribution/ IRRs:													
Inland	-$85,000,000	$1,000,000	$1,100,000	$1,210,000	$1,331,000	$1,464,100	$1,610,510	$1,771,561	$1,948,717	$2,143,589	$2,357,948	$2,593,742	$103,223,740
IRR	13.8%												
NYSTRS	-$85,000,000	$1,000,000	$1,100,000	$1,210,000	$1,331,000	$1,464,100	$1,610,510	$1,771,561	$1,948,717	$2,143,589	$2,357,948	$2,593,742	$102,482,493
IRR	13.5%												

(1) Net of debt and sales costs

EXHIBIT 7-D

TAX EXHIBIT

ARTICLE I

DEFINITIONS

Capitalized terms used in this Exhibit shall have the meanings set forth below, except as otherwise expressly indicated or limited by the context in which they appear in this Exhibit. All terms defined in this Article I in the singular have the same meanings when used in the plural and vice versa. Accounting terms used but not otherwise defined shall have the meanings given to them under generally accepted accounting principles. References to Sections and Articles refer to sections and articles of this Exhibit, unless the context requires otherwise. Capitalized terms that are not defined in this Exhibit shall have the meaning given to them in the Limited Liability Agreement to which this Exhibit is attached (the "Agreement").

Section 1.1 "Adjusted Capital Account" means, with respect to any Member, the Capital Account of such Member, reduced by any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations.

Section 1.2 "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Calendar Year, after giving effect to the following adjustments:

(a) credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) debit to such Capital Account the items described in Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), and 1.704-l(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-l(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

Section 1.3 "Book Value" means an amount reflected in the books of the Company as the book value of an item of Company property, as determined by the Members and maintained in accordance with the capital account rules contained in Regulations Section 1.704-1(b)(2)(iv).

Section 1.4 "Capital Account" means the capital account established and maintained for each Member pursuant to Section 2.1.

Section 1.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, any Regulations promulgated thereunder.

Section 1.6 "Depreciation" means an amount for each Calendar Year or other period equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Calendar Year or other period for federal income tax purposes; provided, however, that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of any such year or other period, Depreciation shall be an amount that bears the same relationship to the Book Value of such asset as the depreciation, amortization, or other cost recovery deduction computed for federal income tax purposes with respect to such asset for the applicable period bears to the adjusted tax basis of such asset at the beginning of such period, or if such asset has a zero adjusted tax basis, Depreciation shall be an amount determined under any reasonable method selected by the Members.

Section 1.7 "Member Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

Section 1.8 "Member Nonrecourse Debt" shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

Section 1.9 "Member Nonrecourse Deductions" means, for each Calendar Year, items of Company loss and deduction that are attributable to Member Nonrecourse Debt and are characterized as "partner nonrecourse deductions" under Regulations Section 1.704-2(i)(2).

Section 1.10 "Minimum Gain" shall have the meaning set forth in Regulations Section 1.704-2(b)(2) with respect to the term "partnership minimum gain", and the amount of Minimum Gain, as well as any net increase or decrease in Minimum Gain for a Company Calendar Year, shall be determined in accordance with the rules of such Regulations.

Section 1.11 "Modified Adjusted Capital Account" means, with respect to any Member, an amount equal to such Member's Adjusted Capital Account, increased by the sum of such Member's share of Minimum Gain and such Member's share of Member Minimum Gain.

Section 1.12 "Nonrecourse Deductions" shall have the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

Section 1.13 "Nonrecourse Liability" shall have the meaning set forth in Regulations Section 1.704-2(b)(3).

Section 1.14 "Profit" and "Loss" means for each Calendar Year or other period for which allocations to Members are made, an amount equal to the Company's taxable income or loss, respectively, as calculated in accordance with Code Section 703(a), but excluding in such calculation items specially allocated under Section 3.2, computed with the following adjustments:

(a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this provision shall be added to such taxable income or loss;

(b) any expenditure of the Company described in Section 705(a)(2)(b) of the Code or treated as a Code Section 705(a)(2)(b) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profit or Loss pursuant to this provision, shall be subtracted from such taxable income or loss;

(c) in the event the Book Value of any Company property is adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(g), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profit or Loss, and shall be allocated in accordance with the provisions of Article 3;

(d) Gain or Loss from the sale or other disposition of any Company property shall be taken into account by reference to the Book Value of such property in lieu of any tax gain or tax loss recognized by the Company by reason of such sale or other disposition;

(e) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Calendar Year or other period; and

(f) to the extent there is an adjustment to the Book Value of any Company property, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the Company property) or loss (if the adjustment decreases the Book Value of the Company property) from the disposition of the Company property and shall be taken into account for purposes of computing Profit or Loss.

If the Company's taxable income or loss for such Calendar Year or other period, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company's Profit for such Calendar Year or other period; and if a negative amount, such amount shall be the Company's Loss for such Calendar Year or other period.

Section 1.15 "Regulations" means the Income Tax Regulations, including any temporary regulations, promulgated under the Code, as such Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations).

Section 1.16 "Target Capital Account" means an amount, determined with respect to each Member for any Calendar Year, equal to the hypothetical distribution such Member would receive if each Company asset (other than cash or cash equivalents) were sold for an amount of cash equal to such asset's Book Value as of the end of such Calendar Year, each liability of the Company were satisfied in cash in accordance with its terms (limited, with respect to each Nonrecourse Liability, to the Book Value of the asset or assets securing such Nonrecourse Liability and with the cash proceeds from the hypothetical sale of Company Properties), and all remaining cash of the Company (including the net proceeds of such hypothetical transactions and

all cash otherwise available after the hypothetical satisfaction of all Company liabilities) were distributed in full to the Members pursuant to Article 4 of the Agreement (such cash to maintain its character as either Net Ordinary Cash Flow or Net Extraordinary Cash Flow distributable to the Members pursuant to Section 7.4); provided that if upon such hypothetical liquidation instead of receiving a distribution such Member would be obligated to make a capital contribution to the Company, such Member's Target Capital Account shall be a negative amount equal to such contribution obligation.

ARTICLE II

CAPITAL ACCOUNTS

Section 2.1 General. A separate Capital Account shall be established and maintained for each Member in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv), and this Section 2.1 shall be interpreted and applied in a manner consistent with Regulations Section 1.704-1(b)(2)(iv). The Capital Accounts shall be maintained for the sole purpose of allocating items of income, gain, loss and deduction among the Members and shall have no effect on the amount of any distributions to any Members in liquidation or otherwise. The amounts of all distributions to Members shall be determined pursuant to Article IV of the Agreement.

Section 2.2 Adjustments to Capital Accounts. The Company may adjust the Capital Accounts of its Members to reflect revaluations of Company property whenever the adjustment would be permitted under Regulations Section 1.704-1(b)(2)(iv)(f). In the event that the Capital Accounts of the Members are so adjusted, (i) the Capital Accounts of the Members shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property and (ii) the Members' distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Code. In the event that Code Section 704(c) applies to any Company property, the Capital Accounts of the Members shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

Section 2.3 Transfer of Capital Accounts. Upon the transfer of all or a part of an interest in the Company, the transferee shall succeed to that portion of the Capital Account of the transferor that is attributable to the transferred interest.

ARTICLE III

ALLOCATION OF PROFIT AND LOSS

Section 3.1 Allocations of Profit and Loss.

A. *Standard Allocations.* Except as otherwise provided in this Article III, Profit or Loss of the Company for each Calendar Year shall be allocated to the Members as necessary to cause each Member's Modified Adjusted Capital Account balance as of the end of such Calendar Year to equal as nearly as possible such Member's Target Capital Account.

B. *Incentive Distributions.* In any Calendar Year in which an Incentive Distribution is paid to Inland, there shall be allocated to Inland, net profits equal to the amount of Incentive Distribution that was paid to Inland. If the amount of net profits for the Calendar Year is less than the amount of Incentive Distribution paid to Inland in that Calendar Year, or if there is a net loss for the Calendar Year, there shall instead be allocated to Inland with respect to the Incentive Distribution being paid items of gross income to the extent necessary so that there shall be allocated to Inland so far as possible (and to the extent not so possible, in succeeding Calendar Years) an aggregate of net profits or items of gross income equal to the Incentive Distribution paid to Inland for the Calendar Year. Any amounts specially allocated hereunder to Inland in respect of an Incentive Distribution paid to Inland shall reduce the net profit or increase the net loss to be allocated among the Members in accordance with paragraph (a), above.

C. *NIC Funds.* Interest earnings on the NIC Funds shall be allocated 95% to Inland and 5% to NYSTRS.

Section 3.2 Allocations Required by Treasury Regulations.

A. Except to the extent provided in Regulations Sections 1.704-2(f)(2), (3), (4) and (5), if for any Calendar Year of the Company there is a net decrease in Minimum Gain, there shall be allocated to each Member items of income and gain for such Calendar Year (and, if necessary, for subsequent Calendar Years) equal to such Member's share of the net decrease in Minimum Gain. A Member's share of the net decrease in Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1). This Section 3.2A is intended to comply with the "minimum gain chargeback" requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

B. Except to the extent provided in Regulations Section 1.704-2(i)(4), if for any Calendar Year of the Company there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt, there shall be allocated to each Member that has a share of such Member Minimum Gain at the beginning of such Calendar Year items of income and gain for such Calendar Year (and, if necessary, for subsequent Calendar Years) equal to such Member's share of the net decrease in such Member Minimum Gain. The determination of a Member's share of the net decrease in Member Minimum Gain shall be made in a manner consistent with the principles contained in Regulations Section 1.704-2(i)(5). This Section 3.2B is intended to comply with the "partner nonrecourse debt minimum gain chargeback" requirement in Regulations Section 1.704-2(1)(4) and shall be interpreted consistently therewith.

C. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), Regulations Section 1.704-1(b)(2)(ii)(d)(5), or Regulations Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient

to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 3.2C shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.2C were not in this Exhibit. This Section 3.2C is intended to comply with the "qualified income offset" requirement in Regulations Section 1.704-1(b)(2)(ii)(d)(3), and shall be interpreted consistently therewith.

D. All Member Nonrecourse Deductions for each Calendar Year shall be allocated to the Member or Members who bear the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with the ratio in which the Members bear such economic risk of loss and Regulations Section 1.704-2(i)(1).

E. No Member shall be allocated Company loss or deduction to the extent such allocation would cause such Member to have or to increase an Adjusted Capital Account Deficit. If the limitation contained in the preceding sentence would apply to cause an item of loss or deduction to be unavailable for allocation to all Members, then such item of loss or deduction shall be allocated between or among the Members in accordance with the Members' respective interests in the Company within the meaning of Regulations Section 1.704-1(b)(3).

F. For purposes of applying Code Section 704(c) to the Initial Properties or any other assets contributed by a Member to the Company, the Company shall utilize the traditional method of eliminating any book-tax differences. If the Service shall determine that the Company has sold all or any part of the Initial Properties to NYSTRS, all income, gain or loss resulting therefrom shall be allocated solely to Inland.

Section 3.3 Allocations of Individual Tax Items. Except as otherwise required under Code Section 704(c) or Regulations Section 1.704-3(a)(6), and except with respect to interest earnings on NIC Funds, each item of Company income, gain, loss, deduction or credit for each Calendar Year shall be allocated among the Members in the same proportions as each other such item.

Section 3.4 Fractions Rule Compliance. The Members acknowledge and agree that the Company shall endeavor to cause the allocations of Profit and Loss of the Company for each Calendar Year to satisfy the requirements of Code Section 514(c)(9)(E). Notwithstanding anything contained in this Agreement to the contrary, NYSTERS, in its sole discretion, shall have the right to request that the Company alter the manner in which Profit or Loss of the Company for any Calendar Year is allocated among the Members as necessary to satisfy the requirements of Code Section 514(c)(9)(E); provided, however, that in no case shall the Company make any alteration in the allocations of such Profit or Loss of the Company for any Calendar Year if such allocation would result in a material adverse change in the distributions due to be paid Inland under this Agreement (determined without regard to this Section).

EXHIBIT 8-B

INLAND COMMERCIAL PROPERTY MANAGEMENT FEES AND SERVICES

Inland, through its affiliate, Inland Commercial Property Management, Inc. will provide acquisition, disposition and property management services to the Company. Inland will be entitled solely to the following fees for the performance of such services:

(i) an acquisition fee of 0.35% of the gross purchase price, for each Additional Property acquired, and excluding the Initial Properties;

(ii) a property management fee of 4.5% of actual gross income monthly on the Properties, provided if a lease for a tenant on an Additional Property does not allow for full recovery of the 4.5% management fee, then a property management fee of 3.5% will be due on the actual gross income monthly with respect to such lease. The services provided for the property management fee shall include, but not be limited to, all legal expenses for leases with any national tenants, the cost of insurance placement, any legal costs for the preparation of the purchase and sale documents for acquisition and dispositions, tax appeals, construction supervision of all tenant's tenant improvement build out, all in-house design work for marketing brochures, all accounting and reporting costs and expenses. There will be no additional fees for the administration of the Properties or the Company.

(iii) leasing commissions per the following schedule (when an outside broker is involved, the payout is 150%, and on a renewal, the payout is 50%):

a. <= 2,500 square feet = $4.00 per square foot

b. 2,501 – 5,000 SF = $3.50 per square foot

c. 5,001 – 10,000 SF = $3.00 per square foot

d. 10,001 – 20,000 SF = $2.50 per square foot

e. >= 20,001 SF = $2.00 per square foot

In no event, shall Inland be paid a leasing fee for a Property that it no longer manages and leases.

(iv) a disposition fee of $30,000 per property on the sale of Additional Properties, but only in those instances where the property management fee pursuant to paragraph (ii) above is 3.5% or less. In the aggregate, such disposition fees shall not exceed $1,000,000.

(v) In the event that Inland Real Estate Sales, Inc. is engaged by the Executive Committee to sell a Property, the Company or the Members' interests in the Company to a third party on behalf of the Company, the sales commission will be negotiated at that time based upon then-prevailing market rates.

EXHIBIT 8-C

INLAND MANAGEMENT AGREEMENT

ARTICLE IV

TAX AND ACCOUNTING MATTERS

Section 4.1 Method of Accounting. Unless otherwise determined by the Members or required by law, the Company shall use the accrual method of accounting for both tax and financial reporting purposes.

Section 4.2 Fiscal Year. Unless otherwise determined by the Members or required by law, the fiscal and taxable year of the Company shall be the calendar year (the "Calendar Year").

Section 4.3 Tax Returns. The Managing Member shall use reasonable efforts to (i) cause the Company's accountants to prepare and file on a timely basis, with due regard to extensions, all tax and information returns that the Company may be required to file, all at Company expense, (ii) to deliver all tax and information returns to the Members for their review, comment and reasonable approval within 60 days after the end of each Calendar Year, and (iii) to furnish the Members with a projection of the Company's taxable income or loss for each fiscal and tax year of the Company by December 1 of each such year to assist in year-end tax planning, all at Company expense. No tax or information return shall be filed unless approved by Investor.

ARTICLE V

LIQUIDATING DISTRIBUTIONS; NO DEFICIT RESTORATION

Section 5.1 Liquidating Distributions. Notwithstanding anything to the contrary contained in the LLC Agreement or in this Exhibit, in the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), liquidating distributions shall be made, in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2), to the Members in accordance with their respective positive Capital Account balances. It is intended that such distributions will result in the Members receiving aggregate distributions in the order of and equal to the amount of distributions that would have been received if the liquidating distributions were made in accordance with Section 7.4 (c) and (d). However, and notwithstanding anything to the contrary contained in this Agreement or this Exhibit if the balances in the Capital Accounts do not result in such intention being satisfied, items of Profit and Loss will be reallocated among the Members for the Calendar Year of the liquidation (and, if necessary, prior Calendar Years for which the federal income tax return has not been filed) so as to cause the balances in the Capital Accounts to be in the amounts necessary to assure that such result is achieved. Notwithstanding anything herein to the contrary, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), liquidating distributions shall be made by the end of the taxable year in which the Company liquidates or, if later, within 90 days of the date of such liquidation. Distributions may be made to a trust for the purposes of an orderly liquidation of the Company by the trust in accordance with the Act.

Section 5.2 No Deficit Restoration Obligation. Notwithstanding anything to the contrary contained in this Exhibit or in the Agreement, no Member shall have any obligation to

(NOTE: A SEPARATE AGREEMENT WILL BE PREPARED FOR EACH PROPERTY)

PROPERTY MANAGEMENT AGREEMENT

BETWEEN

[PARTY ONE]
("Owner")

AND

INLAND COMMERCIAL PROPERTY MANAGEMENT, INC.
("Property Manager")

TABLE OF CONTENTS

EXHIBITS

PROPERTY MANAGEMENT AGREEMENT

THIS PROPERTY MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of the _______ day of _______________ 20__, by and between _______________________________________ ("Owner"), and **INLAND COMMERCIAL PROPERTY MANAGEMENT, INC.**, an Illinois corporation, ("Property Manager"), with reference to the following facts and intentions of the parties:

A. Owner is the wholly-owned subsidiary of IN Retail Fund, L.L.C. (the "Fund"), whose members consist of Inland Real Estate Corporation ("Inland") [which contributed property to the Owner in connection with the formation of the Fund], and the New York State Teachers' Retirement System ("NYSTRS").

B. Owner is the owner of the retail building(s) and related improvements, certain personal property and related rights, commonly known as ___________________________ located in _______________, ____________________ and legally located on the land described in Exhibit A attached hereto (collectively, the "Property").

C. Property Manager is in the business of managing and operating properties similar to the Property, and Property Manager possesses the personnel, skills and experience necessary for the effective and efficient first-class management and operation of the Property.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, Owner and Property Manager agree as follows:

ARTICLE 1

APPOINTMENT, TERM AND AUTHORITY

1.1 **Appointment**. Owner hereby appoints Property Manager, and Property Manager hereby accepts the appointment, as the sole and exclusive manager for the Property, subject to and upon the terms and conditions set forth in this Agreement.

1.2 **Term**. The term ("Term") of this Agreement shall commence on the date hereof (the "Commencement Date") and shall expire on the date on which the Fund ceases to exist (the "Expiration Date") unless earlier terminated as provided herein or at law. If neither party has elected, pursuant to Section 2.1 or 2.2 to terminate this Agreement, then this Agreement shall continue in effect on a month to month basis beyond the Expiration Date until terminated by either Party as provided in Section 2.1 or 2.2. The word "Term" shall include any such time period from the Expiration Date until the date of termination.

1.3 **Authority**. Property Manager shall have the authority to enter upon the Property and to do such acts as are reasonably necessary to perform its duties and services pursuant to this Agreement and the approved Annual Budget (as hereinafter defined).

1.4 **Relationship**. Except as otherwise expressly provided herein to the contrary, Property Manager shall be an independent contractor and shall not be an agent, employee,

partner or joint venturer of Owner or Advisor. If Property Manager owns any interest in, or provides other services to, Owner or Advisor, nothing contained herein shall be deemed to modify, amend or diminish the agreements contained herein and Property Manager's responsibilities and duties hereunder shall be considered entirely separate from any interest of Property Manager in, or other relationship with, Owner or Advisor.

1.5 **Representation of Expertise**. Property Manager represents that it is a professional in the field of management of commercial real estate in the area where the Property is located and possesses the skills and experience necessary for the effective and efficient first class management and operation of the Property, and acknowledges that Owner is relying upon this representation in entering into this Agreement. Owner acknowledges that Property Manager's management of a comparable property shall not be deemed a conflict of interest hereunder, provided that Property Manager complies with its obligations hereunder. The terms of this Section 1.5 shall survive the expiration or earlier termination of this Agreement, by twelve months.

1.6 **Corporate Authority**. Property Manager represents and warrants that (i) Property Manager is an entity duly authorized, validly existing and in good standing under the laws of the state in which Property Manager is formed and is qualified to do business in the state in which the Property is located and all other states where Property Manager is required to be qualified to do business, (ii) Property Manager has full power, authority and legal right to execute, deliver and perform this Agreement and to perform all of its obligations hereunder and (iii) said execution, delivery and performance of all or any portion of its obligations under this Agreement does not require any consent or approval of any governmental authority, does not violate any provisions of law or any governmental order, and does not conflict with, result in a breach of, or constitute a default under the operating agreements of Property Manager or any instrument to which Property Manager is a party or by which it or any of its Affiliates is bound.

1.7 **Advisor**. Owner and Property Manager acknowledge and agree that NYSTRS has retained Morgan Stanley to act as Advisor for NYSTRS with respect to the Property (the "Advisor"). Unless and until NYSTRS or the Advisor notifies Owner and Property Manager in writing to the contrary, Owner, Inland and Property Manager shall be entitled to rely upon all approvals, disapprovals and other instructions of Advisor as being authorized by and binding upon NYSTRS.

ARTICLE 2

TERMINATION

2.1 **Termination by Owner Without Cause**. This Agreement in its entirety may be terminated by Owner at any time during the Term hereof without cause (i) upon the sale of the property, (ii) if NYSTRS acquires all the ownership interests of Inland in the Fund, (iii) if NYSTRS acquires from the Owner either the Property or all the ownership interests of the Owner, or (iv) if Property Manager ceases to be an Affiliate of Inland or of any Person owning, directly or indirectly, 50% of the legal and beneficial ownership interests presently owned by Inland in the Fund, except as a result of a merger, sale or reorganization of Inland which is permitted under the terms of the Operating Agreement. Termination, upon written notice to

Property Manager, is effective on the date specified in such notice, not less than ten (10) days after the date of such notice. In the event of termination pursuant to this Section 2.1, Property Manager shall effect an immediate and orderly transfer of the management and operation of the Property to Owner or to an agent designated by Owner or to the new owner of the Property, as the case may be, prior to the effective date of such termination. Property Manager shall be entitled to receive the Management Fee (as hereinafter defined) earned to the effective date of termination as set forth in Section 3.1 hereof, but no other compensation, consideration, payment or damages.

2.2 **Termination by Owner for Cause**. This Agreement in its entirety may be terminated by Owner at any time during the Term hereof upon sixty (60) days prior written notice to Property Manager for any of the following causes:

(a) If Property Manager fails to cooperate with Owner or any brokers which are a party to a proposed transaction in connection with the leasing of space in the Property or the sale of the Property or in the granting of a mortgage secured by the Property; or

(b) If Property Manager fails to operate and maintain the Property on behalf of Owner in good working order and repair and in a condition consistent with similar quality properties in the metropolitan area of the Property, subject to Unavoidable Delays (as hereinafter defined), the availability of funds and the obligations of tenants under Leases (as hereinafter defined) provided Property Manager shall enforce or cause such tenants to perform such obligations; or

(c) If a court having jurisdiction over Property Manager shall (i) enter a decree or order for relief in respect of Property Manager in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or (ii) appoint a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Property Manager or for any substantial part of its property, or for the winding-up or liquidation of its affairs, which continues to be in effect ninety (90) days after the entry of such decree or order or the making of such appointment; or

(d) If Property Manager shall (i) commence a voluntary case or action under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy insolvency or other similar law, or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrate (or other similar official) of Property Manager or for any substantial part of its property, or (iii) make any assignment for the benefit of creditors, or (iv) fail generally to pay its debts as such debts become due, or take action in furtherance of any of the foregoing; or

(e) If Property Manager shall fail to observe or perform any of its obligations under this Agreement and said failure is not cured within thirty (30) days after written notice by the Owner to the Property Manager specifying the nature of the failure; provided, however, if the Property Manager has commenced to cure the failure, but is not

completed within such thirty (30) day period, Property Manager shall have such additional period of time as shall be reasonably necessary for such cure to be completed; or

(f) If any fraud, crime, malfeasance or misfeasance is perpetrated by Property Manager or any employee, officer or agent of Property Manager in connection with the performance of the Management Services provided that, in the case of any such action by an employee or agent of Property Manager (but not by an officer of Property Manager), Property Manager shall have the right to cure said default by compensating Owner in full for all consequences of said fraud, crime, malfeasance or misfeasance within thirty (30) days after any officer of Property Manager becomes aware of said occurrence; provided, however, if the Property Manager has commenced to cure the failure, but is not completed within such thirty (30) day period, Property Manager shall have such additional period of time as shall be reasonably necessary for such cure to be completed; or

(g) If Property Manager shall fail to timely pay Owner any sum due hereunder; or

(h) In the event of a casualty which damages all or a material portion of the Property; or

(i) In the event of a condemnation affecting all or a material portion of the Property.

In the event of a termination of this Agreement pursuant to this Section 2.2, Property Manager shall be entitled to receive only the Management Fee earned to the effective date of termination as set forth in Section 3.1 and 3.3 hereof, but no other consideration, compensation, payment or damages.

2.3 **Duties Upon Termination or Expiration**. In the event of the termination or expiration of this Agreement, Property Manager, shall effect an orderly transfer of the management and operation of the Property to Owner or to an agent designated by Owner prior to the effective date of such termination. On the effective date of a termination or expiration of this Agreement, Property Manager shall deliver to Owner promptly, upon Property Manager's calculation of the gross monthly income for the calendar year for which the Property is operated (the "Calendar Year") in which the termination or the expiration occurs, any and all of Owner's funds held by Property Manager with respect to the Property, including, without limitation, Owner's share of the amounts held in the Master Account (as hereinafter defined), less (i) any unpaid portion of On Site Expenses (as hereinafter defined) payable to Property Manager or for which Property Manager is obligated to any third party through the date of termination or expiration and (ii) any other fees or commissions which may be due to Property Manager hereunder, including, without limitation, the Management Fee earned with respect to the portion of the Calendar Year elapsed to the date of such termination plus any other amounts that may be due to Property Manager as expressly provided in this Agreement. Property Manager shall also deliver to Owner any funds received by Property Manager after the date of termination or expiration which relate to the operation of the Property. All materials, supplies, keys, Leases,

contracts, other documents, insurance policies, plans, specifications, permits, licenses, promotional materials and such other papers and records (including general correspondence) as pertain to this Agreement, the operations of the Property or the performance of Property Manager's duties hereunder shall be delivered to Owner or the new manager, as directed by Owner, promptly after the effective date of a termination or expiration of this Agreement. Property Manager shall assign any rights Property Manager may have in and to any existing contracts relating to the operation and maintenance of the Property as Owner shall desire or require. Property Manager shall deliver to Owner a final accounting (prepared in accordance with the provisions of this Agreement) of the Property up to and including the effective date of the termination or expiration within sixty (60) days after such effective date of termination or expiration. No further services shall be performed by Property Manager under this Agreement after the effective date of a termination or expiration, except that Property Manager shall reasonably cooperate to accomplish an orderly transfer of the operation and management of the Property to Owner or to any entity designated by Owner. The terms of this Section 2.3 shall survive the expiration or earlier termination of this Agreement.

2.4 **Remedies and Survival**. If either party terminates this Agreement pursuant to an event of default by the other party, the party so terminating may exercise any and all remedies available at law or in equity for breach of contract, unless and to the extent expressly limited herein. Upon expiration or termination, both parties shall remain liable for all obligations under this Agreement accrued and not fully performed. Without limitation of the foregoing, in the event of a termination by either party under this Article 2, the parties shall have no further rights or liabilities under this Agreement from and after the termination of this Agreement, except those which expressly survive. The terms of this Section 2.4 shall survive the expiration or earlier termination of this Agreement.

2.5 **Limitation of Owner's Liability**. Owner's liability to Property Manager hereunder shall be limited to Owner's interest in the Property and the proceeds thereof and Property Manager shall not look to any other property or assets of Owner or the property or assets of any of the Owner Parties (as hereinafter defined) in seeking either to enforce Owner's obligations under this Agreement or to satisfy a judgment for Owner's failure to perform such obligations. Neither the direct or indirect shareholders, partners, or members comprising Owner or Advisor nor the shareholders, partners, members, directors or officers of any of the foregoing (the "Owner Parties") shall be liable for the performance of Owner's obligations under this Agreement. The terms of this Section 2.5 shall survive the expiration or earlier termination of this Agreement.

2.6 **Limitation of Property Manager's Liability**. Property Manager's liability to Owner hereunder shall be limited to all Management Fees paid to Property Manager hereunder, and Owner shall not look to any other property or assets of Property Manager or to the property or assets of any of the Property Manager Parties (as hereinafter defined) in seeking either to enforce Property Manager's obligations under this Agreement or to satisfy a judgment for Property Manager's failure to perform such obligations. Neither the direct or indirect shareholders, partners or members comprising Property Manager nor the shareholders, partners, members, directors, managers or officers of any of the foregoing (the "Property Manager Parties") shall be liable for the performance of Property Manager's obligations under this

Agreement. The terms of this Section 2.6 shall survive the expiration or earlier termination of this Agreement.

ARTICLE 3

COMPENSATION OF MANAGER

3.1 **Management Fee**. In consideration of the services performed pursuant to this Agreement, Owner agrees to pay Property Manager at the rate specified in Exhibit B attached hereto and made a part hereof (the "Management Fee"). During the Term hereof, said Management Fee shall be payable monthly in arrears, on the last day of each calendar month. Property Manager may withdraw said Management Fee from the Master Account (as such term is defined in Section 8.1) for the Property and shall account for same. In the event that the Master Account does not have sufficient funds to satisfy the monthly Management Fee in full, Property Manager shall be entitled to withdraw such funds as shall be available in the Master Account, and any unpaid Management Fee shall accrue until funds are available to be paid from the Master Account for such Management Fee. Property Manager shall not be entitled to any fees, or to reimbursement for any costs or expenses, except as expressly set forth in this Agreement.

3.2 **Expenses/Costs**. Owner agrees to reimburse Property Manager for all expenses incurred by Property Manager in operating the Property, so long as all such expenses are of a type set forth on a single exhibit attached to the Annual Budget (as hereinafter defined) as approved by Owner or otherwise approved in the Annual Budget. The following expenses or costs incurred by or on behalf of Property Manager in connection with the management and leasing of the Property shall be at the sole cost and expense of Property Manager and shall not be reimbursable by Owner except as otherwise expressly set forth in the Annual Budget:

(a) Cost of gross salary and wages, payroll taxes, insurance, worker's compensation, pension benefits and any other benefits or compensation of Property Manager's personnel;

(b) General accounting and reporting services, as such services are considered to be within the reasonable scope of Property Manager's responsibility to Owner;

(c) Cost of forms, paper, stationery, ledgers and other supplies and equipment used in any other office of Property Manager;

(d) Cost or pro-rata cost of telephone and general office expenses incurred in the Property by Property Manager for the operation and management of properties not owned by Owner;

(e) Cost or pro-rata cost of electronic data processing equipment, whether located at the Property or at any other office of Property Manager;

(f) Cost or pro-rata cost of electronic data processing, for data processing provided by computer service companies;

(g) Cost of all bonuses, profit sharing, or any pay advances by Property Manager to Property Manager's agents or employees, except as individually approved in writing by Owner for on-site personnel;

(h) Cost of automobile purchase, lease and/or rental, except if directly furnished by Owner;

(i) Cost attributable to losses arising from criminal acts or from negligence, willful misconduct or fraud on the part of Property Manager or its agents, employees, officers or independent contractors;

(j) Cost of comprehensive crime insurance or fidelity bond purchased by Property Manager for its own account;

(k) Costs for meals, travel or hotel accommodations;

(l) Costs of Property Manager's employee training or continuing education or licensing fees or costs;

(m) Cost of listing systems or other electronic marketing efforts;

(n) Costs or regional allocations for support for the personnel engaged or employed by Property Manager with respect to the operation of the Property;

(o) Costs of Property Manager's membership in trade organizations;

(p) Miscellaneous educational costs of Property Manager or Property Manager's agents, employees, officers or independent contractors;

(q) Political or charitable contributions by Property Manager, Property Manager's employees or agents;

(r) Costs incurred as a result of Property Manager's breach of this Agreement, or the negligence, willful misconduct or fraud of Property Manager, any one or more of the Affiliates or its officers, directors, employees, independent contractors, agents or other representatives;

(s) Employment fees unless approved in advance by Owner in writing; and

(t) Overhead and administrative expenses.

3.3 Construction Management Fee. In consideration of the services performed pursuant to this Agreement, Owner and Property Manager agree that all management and supervision of Additional Work, as more particularly described in Section 4.2(e) hereof, shall be included in the Management Fee. No separate construction management fee(s) are included as part of this agreement.

ARTICLE 4

RESPONSIBILITIES OF MANAGER

4.1 **Performance of Duties**. During the term of this Agreement, and subject to Owner making available sufficient funds, Property Manager agrees, for and in consideration of the compensation set forth below, to supervise and direct the management and operation of the Property on behalf of Owner, in an efficient and satisfactory manner consistent with like quality properties and at all times maintain systems and personnel sufficient to enable it to carry out all of its duties, obligations and functions under this Agreement. Property Manager shall institute and supervise all operational activities for the Property including, but not limited to, cleaning, landscaping, window washing, maintenance and operation of central plant and other HVAC equipment, and all necessary maintenance of and repairs to the Property to the extent funds are made available within a reasonable period of time after Owner has received written notice of the need for such funds from Property Manager. Property Manager shall be responsible for all aspects of access to and security for the Property as determined by Owner from time to time. Such responsibilities shall include, without limitation, the hiring of security guards, proper lighting and security measures for all portions of the Property, including parking areas, loading docks and stairwells, access control to the Property, fire prevention, and proper evacuation signage and security and safety programs for all tenants. Property Manager represents and warrants that it will perform its duties under this Agreement in accordance with the highest professional standards and all applicable laws, codes and regulations. It is agreed that all employees are employees of Property Manager and not of Owner, Advisor or the Property.

4.2 **Specific Duties of Property Manager**. Without limiting the generality of Section 4.1 above, Property Manager shall have the following duties and shall perform the following services (the "Management Services"):

(a) **Employment of Personnel and Bonding Requirements**.

(i) Property Manager agrees to hire, pay, supervise and discharge, as appropriate, all employees necessary for the performance of its obligations under this Agreement. All such personnel shall be the employees or independent contractors of Property Manager and not of Owner or Advisor. All matters pertaining to the employment of such employees or independent contractors shall be the sole responsibility of Property Manager, and Owner and Advisor shall bear absolutely no responsibility or liability therefor. Property Manager shall fully comply with all applicable laws and regulations concerning worker's compensation, social security, unemployment, tax withholding and reporting, hours of labor, wages, working conditions and all other laws affecting or respecting the employment of such employees or independent contractors. Property Manager shall have no authority to enter into any employment contract which purports to be on behalf of Owner, or which otherwise obligates Owner in any respect. Owner reserves the right from time to time and at any time to require that prospective employees who would be performing any aspect of the Management Services hereunder be subject to a satisfactory security check performed by or on behalf of Property Manager. Property Manager shall hold

Owner and Advisor harmless from all claims for penalties, costs and damages that may be assessed under any law or any rule or regulation thereunder with respect to its failure to comply with the foregoing responsibilities. Property Manager represents that it is, and will continue to be, an equal opportunity employer and will advertise as such. This Agreement is not one of agency by Property Manager for Owner but one pursuant to which Property Manager is engaged in the business of managing properties on its own behalf as an independent contractor. All employment arrangements are therefore solely Property Manager's concern and Owner and Advisor shall have no liability or obligation with respect thereto.

(ii) Property Manager shall pay all costs, including, without limitation, salaries, wages and other compensation and fringe benefits, of all personnel involved directly or indirectly in providing any or all of the Management Services, except as expressly set forth in the Annual Budget or otherwise approved by Owner.

(b) **Collection of Revenues and Lease Enforcement**. Property Manager shall use diligent efforts to demand, collect and receive (i) all rents, utility charges, common area charges, insurance charges, and real estate and personal property tax and assessment charges, (ii) all other pass-through or bill-back charges, sums, costs or expenses of any nature whatsoever payable by tenants under the terms of any or all of the Leases and any other agreements relating to all or any portion of the Property, and (iii) all other revenues, issues and profits accruing from the Property (including, without limitation, any and all license, service or other agreements affecting the Property. Property Manager may not, without the prior approval of Owner, terminate any lease, lock out a tenant, institute suit for rent or relating to use and occupancy, or proceedings for recovery of possession, or take any other material legal action in connection with the Property. All legal expenses incurred in bringing any approved suit or proceeding shall be submitted to Owner for its approval and shall be for Owner's account. Property Manager shall maintain detailed records of all security deposits relating to the Property, and such records will be open for inspection by Owner's employees or agents. Property Manager shall obtain approval of Owner prior to the return of such deposits to any particular tenant when the amount of such return, in any single instance, exceeds one month's rent. Property Manager shall not collect any such rents, charges, or revenues more than one month in advance of when the same shall be due and payable under any Lease (except to the extent such advance payment is otherwise approved by Owner in writing). Without limitation of the foregoing, Property Manager may, only with the prior written approval of Owner, in the name of and at the expense of Owner, retain legal counsel to assist with the foregoing and/or to institute legal proceedings for:

(i) the collection of rent and other sums payable by tenants or other parties under the terms of any of the Leases or other agreements affecting the Property;

(ii) the ouster, eviction or ejectment of tenants or other persons from the Property (which action shall only be pursued with Owner's approval); and

(iii) the enforcement of any other right, privilege, benefit, or remedy available to Owner pursuant to any of the Leases, the Basic Documents (as hereinafter defined), or applicable law.

The calculation and collection of expense reimbursements shall be the responsibility of Property Manager.

(c) **Contracts; Authority to Sign; Contractor Requirements**.

(i) Property Manager agrees to negotiate and thereafter supervise the performance of all trade, service and supply contracts which shall be executed by Property Manager, as agent for Owner (notwithstanding the provisions of Section 1.4 above), at Owner's direction that are required in the prudent conduct of the reasonable and ordinary operation of the Property, including, without limitation, contracts for electricity, gas, telephone, cleaning, groundskeeping, snow removal, security, pest control and other services as set forth in the operating and capital expense budget most recently submitted to and approved in writing by Owner (collectively, the "Contracts"). Property Manager shall arrange for the purchase by Owner, in an economical and efficient manner of all inventories, supplies and equipment which, in the ordinary course of business, are necessary and appropriate to maintain and operate the Property in a first-class, high-quality manner. Property Manager shall exercise reasonable efforts to qualify for early payment, cash and trade discounts, refunds, rebates, credits and concessions, and Owner shall be credited with the full amount of any such discount, commission or compensation obtained or received by Property Manager, directly or indirectly, in connection with any such purchase. No Contracts shall exceed 105% of the costs set forth in the Annual Budget. Property Manager shall maintain original counterparts of all Contracts at Property Manager's office.

(ii) Except as expressly provided herein, Property Manager shall have no authority to execute Contracts or Leases on Owner's behalf.

(iii) Property Manager shall not, without prior written notice to Owner, enter into any Contract whatsoever unless the Contract shall:

(A) require that the contractor provide evidence of insurance satisfying the requirements of Section 4.1(c)(iv)below;

(B) provide for, with or without cause, the right to cancel the Contract which may be exercised by either Owner or Property Manager, without cost, payment or penalty, upon not more than thirty (30) days' notice;

(C) be assignable to a new owner of the Property upon the sale or transfer of the Property without the contractor's consent, or, if not so assignable, then be terminable immediately by Owner without cost,

payment or penalty upon a sale or transfer of Owner's interest in the Property;

(D) be at an arm's-length basis (1) with a person or an entity that is not an Affiliate and (2) pursuant to which Property Manager or any Affiliate is not receiving any compensation, refund or preferential treatment not fully transferred and assigned to Owner; and

(E) be in the name of Owner, but be executed by Property Manager on behalf of Owner.

As used herein, the term "Affiliate" shall mean (w) any entity or person directly or indirectly controlling, controlled by, or under common control with, Property Manager, (x) any entity or person owning or controlling ten (10%) percent or more of the outstanding voting rights, equity, ownership or profits of Property Manager; (y) any entity which Property Manager or Property Manager's officers, directors, partners or employees own or control; and (z) any employee, officer, director, partner or family member of Property Manager or of any Affiliate. At all times Property Manager shall disclose all Affiliates and Property Manager's relationship therewith.

(iv) Property Manager agrees to use its best efforts to hire only qualified, reputable, licensed and insured contractors to work at the Property, and shall, unless otherwise consented to by Owner, to require each contractor, at such contractor's sole cost and expense, to:

(A) have in force, prior to commencement of any work, Worker's Compensation Insurance in compliance with statutory requirements, Employer's Liability Insurance in a minimum amount of Five Hundred Thousand Dollars ($500,000) per accident or occurrence, General Liability, Product and Completed Operations Liability and Contractual Liability Insurance, with a minimum single limit amount of One Million Dollars ($1,000,000) per accident or occurrence, Auto Liability Insurance in a minimum single limit amount of One Million Dollars ($1,000,000) and an Umbrella or Excess Liability in a minimum amount of Five Million Dollars ($5,000,000).

(B) add Owner, Advisor and Property Manager (and such other party or parties as Owner or Property Manager may designate, including, without limitation, any mortgagee or superior lessor) as additional insureds under the contractor's aforementioned liability coverages; and

(C) provide to Property Manager insurance certificates evidencing and confirming the contractor's compliance with the above requirements prior to commencing work under the relevant contract.

(v) Property Manager acknowledges that Owner will have the right, from time to time, upon reasonable notice to Property Manager, to change the insurance requirements set forth above.

(d) **Repairs and Maintenance; Competitive Bidding**.

(i) Subject to the conditions set forth in clause (ii) below, Property Manager agrees to keep the Property in good order and repair and in a condition in accordance with standards customary in the market area for properties of similar quality to the Property reasonably acceptable to Owner, and to make all repairs and replacements that Owner is obligated to make under the Leases. Property Manager agrees to obtain competitive bids for services required for the Property by using Property Manager's usual and customary methods. Except to the extent that such repairs, maintenance, replacements, substitutions, improvements or additions have been provided for in the Annual Budget or are undertaken in the ordinary course of business, will not cost in excess of Five Thousand Dollars ($5,000), or are Emergency Expenditures as provided in Section 4.6 of this Agreement, all repairs, maintenance, replacements, substitutions, improvements and additions to the Property shall be undertaken or made by Property Manager only after securing Owner's prior written approval. Property Manager agrees to give prompt notice to Owner of any emergency repairs and to make reasonable efforts to secure Owner's prior written approval of such emergency repairs in accordance with Section 4.6 hereof.

(e) **Supervision of Construction**. Property Manager will supervise and oversee ordinary repairs, maintenance, replacements, substitutions, improvements, additions and alterations, including, without limitation, tenant improvements ("Ordinary Work"). Property Manager shall use commercially reasonable efforts to ensure that all contractors, subcontractors, engineers and people performing Ordinary Work minimize the disturbance to tenants and protect the security of the building without any additional fee or compensation as set forth in the Annual Documents (as hereinafter defined). In addition to the foregoing, at Owner's request and within the guidelines set forth by Owner, Property Manager will represent Owner in connection with any architectural renovation, asbestos abatement and life safety/operating system alterations to the Property. Property Manager shall confirm that any and all necessary permits and approvals for Ordinary Work shall have been obtained and are in effect. As part of its services hereunder Property Manager shall ensure that all appropriate insurance has been obtained and is in effect and shall oversee the administration of the applicable construction contracts. Property Manager's responsibilities in performing the construction management services shall include, without limitation: analyzing plans and specifications and suggesting revisions thereof; suggesting contractors and supervising construction; coordinating, when appropriate, with Owner, tenants, architects, engineers, contractors and other consultants to prepare and finalize construction plans; identifying and contracting on behalf of Owner appropriate professional services when required; negotiating all contracts; monitoring the construction schedule and the quality of workmanship (without liability for latent or patent defects); obtaining or causing to be obtained all necessary governmental permits and approvals; obtaining tenants' written

approval of construction documents; coordinating and directing pre-bid conferences with contractors; establishing or causing to be established a project time schedule; administering and coordinating job site construction meetings as necessary to ensure the timely flow of information between tenants, space planners and contractors; coordinating labor and material suppliers; managing the change order process, including providing for the payment of any requested change as set forth in any Lease; obtaining and reviewing all necessary lien waivers and releases; reviewing all payment requests pursuant to the contract documents; inspecting the Ordinary Work; assisting contractors in obtaining notices of completion, certificates of occupancy, or equivalent documents; conducting final walk-through with tenants, space planners and contractors; obtaining tenant's written acceptance and acknowledgment of the substantial completion date of the Ordinary Work, as the case may be; assisting in the preparation of a final punch list which itemizes all work which must be completed or requiring repair or adjustment, and representing Owner during the final inspection of the completed Ordinary Work; obtaining from contractors, subcontractors, material suppliers or other consultants all reasonably available guarantees, instructions, equipment manuals, warranties and all other pertinent documents relating to the Ordinary Work, and, at Owner's option, any or all other duties. Property Manager shall use best efforts to (i) ensure that relations between all tenants in the Property and Owner during any period of construction in the Property are as good as is possible under the circumstances, and (ii) settle any labor disputes which may arise during any period of construction. Any and all contracts entered into pursuant to this Section 4.2(e) shall be subject to the requirements set forth in Section 4.2(c) above (and to Owner's right to impose, with respect to any given project, more stringent insurance requirements than those set forth in Section 4.2(c)(iv)), and all such contracts shall be signed only by Owner and shall be subject to the competitive bidding requirements set forth in Section 4.2(d) above.

Owner acknowledges that Property Manager shall have no responsibility for the actual design and/or performance of Ordinary Work, and that all liability for the actual performance of such services in accordance with the requirements of the Contracts shall be borne by the third party service providers pursuant to such Contracts with Owner, except to the extent of Property Manager's negligence or willful misconduct.

(f) **Hours**. Property Manager agrees to be available, or cause a representative of Property Manager to be available, to tenants of the Property at all times during the normal business hours of operation of the Property's tenants. Property Manager shall be available at all times in the event of an emergency.

(g) **Certifications**. When requested by Owner, Property Manager will provide all information relating to the Property in the form of a certification to Owner by Property Manager in order to enable Owner to certify to a lender, a title insurance company, a prospective purchaser of the Property, and/or any other party which Owner may designate that:

(i) the most recent rent roll prepared by Property Manager (including a listing of security deposits, if any) is true, correct and complete;

(ii) all contractors, material, men and mechanics who have performed work at the Property within the period during which mechanics' liens could be filed have been paid in full;

(iii) Property Manager has not received any notices about and has no knowledge of any violations of law at the Property, including, without limitation, violations of any building codes or environmental law (or if there is specifying the nature and extent of such violations);

(iv) Property Manager has not received any notices about and has no knowledge of any threatened or pending condemnation or litigation affecting the Property (or if there is specifying the nature and extent of such condemnation or litigation);

(v) to Property Manager's knowledge, no default by Owner exists under this Agreement or any Lease;

(vi) Property Manager has not received any notices about and has no knowledge of any violations of any provision in any Lease, including, without limitation, any violation of any provision relating to compliance with environmental laws or any violation which with the giving of notice or passage of time, or both, could result in a default under such Lease (or if Property Manager has received any such notices or has any such knowledge, specifying the nature and extent of the violation);

(vii) there are no commissions owing, or claimed to be owed, by any broker or agent for services rendered or claimed to have been rendered in connection with any sale or of the Property (or if there are specifying to whom and the extent of such commissions); and

(viii) the financial statements prepared by Property Manager in accordance with Section 7.3 of this Agreement are true, correct and complete in all material respects and fairly present the financial results of the operation of the Property.

(h) **Tenant Issues**. Property Manager shall maintain a highly visible management presence and level of service to tenants. Property Manager shall develop and administer a tenant relations program with respect to all tenants. In addition, Property Manager shall be reasonably available for communications with Owner and will keep Owner advised of items affecting the Property, including demands, suits or legal proceedings instituted or threatened against Owner of which Property Manager has knowledge. Property Manager shall promptly notify Owner of: (i) any request by any tenant of the Property for a lease concession, amendment, extension or termination; (ii) any material default under any Lease; (iii) any bankruptcy filing or threatened bankruptcy filing affecting a tenant at the Property of which Property Manager is aware; (iv) any threatened condemnation or litigation affecting the Property of which Property Manager is aware; and (v) any release or threatened release of hazardous substances in or

around the Property of which Property Manager is aware. Property Manager agrees not to grant any lease concession to any tenant, make any modification to any Lease, waive any tenant default, consent to any assignments or subleases, release any guarantors, or terminate any Lease without first obtaining Owner's written consent. Property Manager agrees to handle complaints and requests from tenants and to notify Owner of any material complaint by a tenant at the Property (including, without limitation, any complaint, communication or state of facts which could give rise to a rental abatement or a right of setoff, termination or other claim). Property Manager shall be responsible for administering the Leases. This responsibility will include, but not be limited to, Property Manager maintaining current leasing plans for the Property as well as coordinating all space planning for the Property. Property Manager shall use commercially reasonable efforts to ensure the compliance of tenants with the terms, covenants and conditions of their Leases and shall keep tenants informed of, and shall use diligent efforts to cause all tenants to comply with, all rules and regulations affecting the Property.

(i) **Assistance with Sale or Financing**. At Owner's request and direction, Property Manager agrees to cooperate with and assist Owner in all attempts by Owner to sell, or mortgage or otherwise finance all or any part of Owner's interest in the Property. Such cooperation shall not give rise to any claim by Property Manager for a commission or any compensation for such services. Such cooperation shall include, without limitation (but without including those services typically provided by an advisor rather than a property manager), but only if requested by Owner, answering prospective purchasers' and lenders' questions about the Property or the Leases and notifying tenants about the sale of the Property. When requested by Owner, Property Manager shall: (i) prepare (and update from time to time) a current rent roll (including security deposits, if any) with respect to the Leases, certified to be true, accurate and complete; (ii) prepare a list of all personal property owned or leased by Owner and used at or in the operation of the Property; (iii) prepare a schedule of all trade, service and utility contracts affecting the Property accompanied by copies of the same; (iv) promptly obtain from tenants (A) subordination, non-disturbance, and attornment agreements, (B) lease estoppel certificates, and (C) such other certificates or agreements as Owner or any prospective purchaser or lender may require, in each case on a form reasonably satisfactory to Owner or any such purchaser or lender; (v) assist with the apportionment of all income, receivables and expenses for the Property; and (vi) review reps and warranties that Owner is asked to provide to third parties in connection with the Property, and notify Owner, in writing, to the best of Property Manager's knowledge, of any errors or required modifications. Property Manager agrees to provide all accounting and reporting of cash disbursements for sixty (60) calendar days after date of sale. It is agreed that the above referenced services shall be provided with no additional compensation.

(j) **Taxes and Assessments**. Property Manager shall pay in a timely manner in order to receive all available discounts or reductions of tax liability, before delinquency and prior to the addition thereto of any interest or penalties, all real and personal property taxes and assessments relating to the Property (unless otherwise directed by Owner), and shall make any required filings in conjunction therewith. Promptly after receipt of any real and personal property tax assessments relating to the Property, Property Manager shall advise and recommend to Owner whether the amount

of any such taxes or assessments should be challenged as inequitable, excessive or improper. In the event that Owner elects to contest any property tax assessment, Property Manager agrees to conduct such property tax appeal or, as needed, fully cooperate with Owner and with any person or entity designated by Owner to advise, assist or represent Owner in this regard.

(k) **Lease Abstracts**. Property Manager shall promptly prepare and deliver to Owner a complete, accurate and current lease abstract on the form reasonably required by Owner for any or all of the Leases identified by Owner.

(l) **Rules and Regulations**. Subject to the approval of Owner, and if requested by Owner, Property Manager agrees to draft and promulgate reasonable rules and regulations relating to the occupancy, use and operation of the Property (including rules related to signage), and to enforce the same as promulgated as well as such other regulations Owner may require including, but not limited to, tenant insurance requirements. Property Manager shall draft and implement standard operating procedures, an organization chart, and emergency, contingency and security plans for the Property, all of which shall be submitted to Owner for Owner's review and written approval.

(m) **Personal Property/Inventory**. Within sixty (60) days after the commencement date of this Agreement, Property Manager shall prepare and furnish to Owner an inventory of all furniture, equipment, machinery, vehicles, office equipment, appliances, furnishings, window treatments, supplies and other personal property of Owner currently used in connection with the Property, and Property Manager shall note on such inventory the condition and the quantity of all items listed. Acquisitions and dispositions of assets and material changes in such inventory shall be reported by Property Manager to Owner periodically, as necessary to keep such inventory reasonably updated, provided that all such acquisitions, dispositions and material changes may be made by Property Manager only in accordance with this Agreement. Further, Owner may require Property Manager to furnish an updated inventory described above from time to time.

(n) **Nondiscrimination**. During the performance of this Agreement, Property Manager shall not discriminate unlawfully against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, mental disability, medical condition, marital status, age or sex. Property Manager shall insure that the evaluation and treatment of employees and applicants for employment are free of such discrimination. Property Manager shall comply with the provisions of all applicable Federal and the laws of the state in which the Property is located with respect to fair employment and leasing statutes and all regulations promulgated thereunder. Property Manager shall include the nondiscrimination and compliance provisions of this clause in any agreements with contractors and subcontractors engaged by Property Manager to perform work under this Agreement.

(o) **Environmental Duties**. Property Manager shall perform the following duties with respect to environmental laws:

(i) inspect the Property, at such intervals as Property Manager or Owner shall reasonably determine to identify and evaluate conditions, which Property Manager or Owner believes may present environmental risks and give notice to Owner of any violations of environmental laws of which it becomes aware. Owner agrees and understands that the Property Manager in discharging these duties may not have special environmental training and qualifications;

(ii) use diligent and good faith efforts to monitor compliance by tenants with provisions or covenants of Leases regarding standards of conduct concerning hazardous materials or compliance with environmental laws. Owner agrees and understands that Property Manager in discharging these duties may not have special environmental training and qualifications;

(iii) with respect to any matter presenting an environmental risk of which Property Manager has knowledge, make recommendations to Owner regarding the engagement of professionals to evaluate the need for and the performance of, and, upon Owner's approval and at Owner's sole cost and expense, use diligent and good faith efforts to engage such professionals to timely perform preventive or remedial actions to minimize such risks; *provided however,* if any such risk poses in Property Manager's reasonable judgment an emergency which requires immediate or prompt action, Property Manager shall, at Owner's expense, use diligent and good faith efforts to cause to be taken such remedial actions as Property Manager deems necessary to minimize and control the damage threatened by such emergency. Owner's approval shall not be required for such actions, provided that Property Manager provides immediate notice to Owner describing the emergency and the actions taken in response thereto; and

(iv) Property Manager may not without Owner's approval, provide any tenants or any other party with any reports within the possession of Property Manager relating to the environmental status of the Property unless Property Manager is required to do so pursuant to any law, rule, regulation or court order by which Property Manager reasonably believes it is bound.

(p) **Other Owner Initiatives**. Property Manager agrees to respond and comply with, on a timely basis, all other Owner initiatives which might include environmental health and safety issues, delivery of an affirmative emergency management plan or other initiatives that are directed by Owner or Advisor.

(q) **Owner Notification**. Property Manager is required to promptly notify Owner with respect to any of the following:

(i) loss of life;

(ii) life threatening situations;

(iii) legal actions;

(iv) fire;

(v) indoor air quality complaint;

(vi) significant environmental risk; or

(vii) receipt of notice from any governmental entity relating to the presence or release of any hazardous materials

(r) **Policies and Procedures**. Without limiting the other duties of Property Manager set forth in this Agreement, Property Manager agrees to comply with the policies and procedures attached hereto as Exhibit C, as the same may be amended by Owner from time to time; provided, however, that Owner may not amended any policies and procedures that relate to financial and operational accounting, reporting or compliance with environmental laws without the prior written approval of NYSTRS, and NYSTRS or Owner may not require that Property Manager comply with any amended Morgan Stanley policies as referred to in Exhibit C without the prior written approval of Property Manager.

4.3 **Computer Software**. At Property Manager's expense, Property Manager shall acquire and utilize such computer software as Owner may require. Property Manager shall keep such software current and install all upgrades, enhancements and new versions of the software which may be from time to time released by the vendor and/or required by the Owner (collectively, the "Required Software"). At Property Manager's expense, the Property Manager shall deliver the required financial and operational data, including the Annual Budget as set forth in Exhibit E, to the Owner as defined in the Property Management Interface specifications (i.e. XML file formats). The financial and operational data, including the Annual Budget, shall be delivered in accordance with Exhibit E. Property Manager shall keep such data current with specifications as required by the Owner.

4.4 **General Operating Policy**. Property Manager acknowledges that Owner's objective is that the Property be operated in an efficient businesslike manner and that the Property be an economically viable entity. Property Manager further acknowledges that Owner owns the Property as a business investment and expects the operation of the Property to generate a reasonable rate of return and to cause the Property to be an attractive business investment. Property Manager therefore agrees to use its best efforts to operate the Property pursuant to the terms of this Agreement in such a manner as to achieve all of the aforesaid objectives within its authority and direction of Owner.

4.5 **Duties of Property Manager Generally**. Property Manager shall perform the Management Services on a day-to-day basis, and shall operate and maintain the Property as a high-quality first-class Property in an efficient, economical and business-like manner consistent with the quality of the Property and with the goal of maximizing both the value of the Property and Owner's profits from the Property. During the term and subject to the provisions hereof, Property Manager shall perform Owner's obligations with respect to the Property, including, without limitation, the following, subject to any limitations imposed by the Annual Budget, instructions by Owner, the availability of funds provided by Owner, and actions or failures to act by third parties which are beyond the reasonable control of Property Manager:

(a) compliance with and performance of all of Owner's obligations:

(i) as landlord under all present and future leases, subleases, licenses or concessionaire agreements affecting all or any portion of the Property, (collectively, the "Leases");

(ii) as a party to, or subject to, any and all present and future easements, restrictions, covenants, conditions, mortgages and agreements affecting the Property, to the extent copies thereof have been delivered to Property Manager (collectively, the "Basic Documents");

(iii) as tenant under any ground lease of all or any portion of the Property; and

(iv) as a party to any and all trade and service contracts affecting the Property.

(b) Ensuring compliance with the covenants and obligations of:

(i) tenants under all of the Leases;

(ii) other parties to, or subject to, the Basic Documents;

(iii) the lessor under each ground lease of all or any portion of the Property; and

(iv) trade and service providers under contracts affecting the Property.

(c) with the prior written approval of Owner, subject to the conditions hereinafter set forth, enforcing all of Owner's rights and remedies in respect of the foregoing.

Property Manager shall perform and conduct the Management Services diligently, with the highest ethical standards and in accordance with the criteria established in this Agreement, as it may be amended from time to time by Owner and Property Manager. The Management Services to be performed by Property Manager under this Agreement shall be of a scope and quality equivalent to or exceeding the performance of professional managers of similar commercial properties of comparable class and size in the metropolitan area of the Property. Property Manager shall make available to Owner the full benefit of the judgment, experience and advice of the members of Property Manager's entire organization. Property Manager shall perform such other services as may be reasonably requested by Owner which are consistent with the standard of performance discussed in this Section 4.5 in managing, operating, leasing, supervising and maintaining the Property.

4.6 **Emergency Expenditures**. In the event of an imminent present threat: (a) to the safety of the Project; (b) to the safety of tenants or others; (c) to the necessary services to the Property; or (d) that could lead to exposure to criminal liability (individually and collectively referred to as an "Emergency"), Property Manager is authorized to make repairs to the Property

for items that are not contained in the Approved Budget without obtaining Owner's prior written approval, provided that: (a) reasonable efforts to secure Owner's prior approval have been made; (b) the repairs are necessary to respond to an Emergency; and (c) prompt notice of the repairs/expenditures is provided to Owner.

4.7 **Property Internal Control Review Function**. Property Manager shall have in place a property internal control review function as shall be necessary for Property Manager to comply with the requirements to which Property Manager is subject under the securities laws.

ARTICLE 5

PERSONNEL

5.1 **Employment of Personnel**. Property Manager will, in the hiring of all employees and in retaining independent contractors, use diligence to select qualified, competent and trustworthy employees and independent contractors. Subject to the provisions as set forth in this Section 5.1, the selection, terms of employment (including rates of compensation) and termination thereof, and the supervision, training and assignment of duties of all employees of Property Manager engaged in the operation of the Property, shall be the duty and responsibility of and shall be determined solely by Property Manager. All personnel at the Property shall be employees of Property Manager and/or vendors to Property Manager (and not employees of Owner), and payment of their compensation shall be expenses, and the sole responsibility, of Property Manager. At all times Owner shall have the right to approve of personnel above the level of Assistant Chief Engineer, including the Chief Engineer and all on-site management and administrative personnel, including the Property Manager.

5.2 **Management Team**. The on-site manager and the main leasing agent for the Property are set forth on Exhibit D. Changes in such personnel shall be reflected in the monthly report provided hereunder by Property Manager.

5.3 **Bonding**. Property Manager shall provide a fidelity bond, or comprehensive crime insurance in lieu thereof, covering criminal, fraudulent or dishonest acts which result in loss or damage to Owner's assets in a minimum amount of $1,000,000. All employees and officers of Property Manager who handle, have access to, or are responsible for, the revenues and money of the Property and any other moneys of Owner shall be covered at the sole cost and expense of Property Manager in an amount not less than $1,000,000 by a commercial crime coverage policy issued by a company having an A.M. Best rating of "A-VIII" or better. Evidence of such coverage, with provisions for certificate cancellation notice to Owner, shall be furnished to Owner prior to executing this Agreement and shall be furnished to Owner at least thirty (30) days prior to the expiration date of such coverage. Property Manager shall keep such insurance coverage in full force and effect throughout the term of this Agreement. Owner, in its sole discretion, may withhold or amend its approval of any insurance company, but agrees not to increase the amount of the coverage required hereunder. Property Manager hereby assigns all proceeds of said bond or insurance as it relates to the Property to Owner and agrees to execute such further assignments and notices thereof as shall be required by Owner. The Owner shall be furnished with a certificate or other reasonably satisfactory documentation relating to the bond or insurance with each Annual Budget.

ARTICLE 6

COMPLIANCE WITH LAWS

6.1 **Compliance**. Property Manager shall take such actions as may be necessary to cause full compliance with and abide by all federal, state and municipal laws, rules, regulations, requirements, orders, notices, determinations, and ordinances including the Americans With Disabilities Act and all environmental laws, relative to the leasing, use, operation, repair and maintenance of the Property and with the rules, regulation or orders of the local Board of Fire Underwriters or other similar body (the "Requirements") of any federal, state or municipal authority to the extent applicable from time to time during the term hereof with respect to the Property or the performance of Property Manager's obligations under this Agreement. In connection with the foregoing, Owner may provide Property Manager with Asbestos O&M program requirements and Property Manager shall comply with such program. Property Manager shall take such actions as may be necessary to assure full compliance, by tenants, with all such laws, ordinances, regulations or orders. Property Manager shall service and maintain in good standing in Owner's name all licenses and occupancy and operating permits required for the legal operation and occupancy of the Property. Property Manager shall promptly remedy any violation of any such law, ordinance, regulation or order which comes to its attention, including any tenant violations, all at Owner's expense in accordance with this Agreement. If the cost of compliance exceeds $2,500 (or such greater amount as may be set forth in the Annual Budget) in any instance, Property Manager shall notify Owner promptly and obtain Owner's prior written approval prior to making the expenditure. When more than such amount is required or if the violation is one for which Owner might be subject to penalty, Property Manager shall notify Owner by the end of the next business day so that prompt arrangements may be made or actions taken to remedy the violation. Property Manager shall immediately with all due diligence eliminate or discontinue such use or condition to the extent any use or condition exists of the Property which violates any Requirements or which void or would void any policy of insurance covering the Property or render any loss incapable of collection thereunder. Property Manager shall assist in obtaining at Owner's expense all licenses, permits or other instruments required for the operation of the Property or any portion thereof. Property Manager shall send to Owner a copy of all initial or renewal license applications. All such licenses, permits and other instruments shall be obtained in Owner's name whenever possible. All such licenses, permits or other instruments held in the name of Property Manager shall be held by it on behalf of Owner and upon the termination or expiration of this Agreement, Property Manager shall transfer or assign any such licenses, permits or other instruments to Owner or to such person as Owner may direct.

6.2 **Contests**. Property Manager shall promptly notify Owner of any violation or alleged violation of any of the Requirements immediately after becoming aware of same. Owner shall have the right to contest any such allegation and postpone compliance pending the determination of such contest, if so permitted by law, provided such postponed compliance shall not subject Owner, Advisor, Property Manager, or any partner, member, shareholder, client or employee of Owner, Advisor or Property Manager to criminal liability or subject the Property or any part thereof to being condemned or vacated or have the certificate of occupancy for the Property be suspended or threatened to be suspended by result of such non-compliance or by means of such contest.

ARTICLE 7

ACCOUNTING AND FINANCIAL MATTERS

7.1 **Books and Records**. Property Manager shall cause to be kept for Owner and if requested by Owner, make available for review at the Property upon reasonable prior written notice account books and records of the Property, pursuant to reasonable methods and systems and in a form approved by Owner and Property Manager, showing all receipts, expenditures and all other records necessary or convenient for the recording of the results of operations of the Property. Such account books and records shall be kept in a secure location at the office where Property Manager normally keeps all of its records and shall be open to inspection by Owner and its representatives at any reasonable time upon reasonable notice. Upon the effective date of expiration or termination of this Agreement, all such books and records shall be forthwith turned over to Owner so as to ensure the orderly continuance of the operation of the Property. Property Manager shall take necessary measures to ensure such control over accounting and financial transactions as is reasonably required to protect Owner's assets, from theft, error or fraudulent activity on the part of Property Manager's employees or other agents. Property Manager shall indemnify and hold Owner harmless from all such losses, including, but not limited to, the following:

(a) Theft of assets by Property Manager's employees or other agents;

(b) Penalties, interest and loss of vendor discounts due to delay in payment of invoices, bills or other like charges if funds of Owner or funds in the Master Account were available to make said payments and delays were not the result of any action or inaction on the part of the Owner;

(c) Overpayment or duplicate payment of invoices arising from either fraud or error;

(d) Overpayment of labor costs arising from either fraud or error;

(e) A sum equal to the value of any form of payment from purveyors to Property Manager's employees or associates arising from the purchase of goods or services for the Property; and

(f) Unauthorized use of facilities by Property Manager's employees or associates.

7.2 **Charts of Accounts**. The format of all financial reports, documents and other statements prepared by Property Manager pursuant to this Agreement shall utilize the NYSTRS Chart of Accounts, as the same may be changed by NYSTRS from time to time, with the prior written consent of NYSTRS.

7.3 **Financial Statements**. Not later than the 10th day of each month (or earlier, as agreed to by Owner and Property Manager from time to time hereafter), Property Manager shall cause to be delivered to Owner at least two copies of the Owner's standard reporting package and the specific financial statements set forth on Exhibit E. (The transmittal, specific financial

statements and/ or schedules required by Owner and the format thereof are subject to change from time to time and may vary based on specific portfolio requirements; provided, however, Owner shall not change the foregoing without the prior written consent of NYSTRS.) In addition, Property Manager shall prepare any forms required by Owner to facilitate the input of financial information into Owner's accounting system.

All source books of account and other source records concerning the Property's operations shall be the property of the Owner. These statements shall show the results of the operations of the Property using the accounting basis dictated by the Real Estate Accounting Policies (that fulfills the requirements of GAAP) attached hereto as Exhibit F for the current period and the Calendar Year to date. Such statements shall present, on a comparative basis, actual to budget (and/or forecast or other projections), a month-to-date, quarter-to-date and year-to-date variance analysis. Variance explanations will be required for variances exceeding the materiality thresholds stated in the appropriate Real Estate Accounting Policies. Additionally, variance explanations may be required for certain key ratios and or data relationship checks. Such statements shall also contain a detailed month-to-date and Calendar Year-to-date description of all receipts and other collectible charges for each tenant or debtor, plus a schedule of all outstanding receivables.

7.4 **Fixed Asset Accounting**. For Properties in Portfolios requiring maintenance of fixed asset accounting detail and related depreciation (as specified in Real Estate Accounting Policies), Property Manager will be required to maintain and submit to Owner on a monthly basis, a detailed schedule of all fixed asset additions and the related depreciation/amortization and accumulated depreciation/amortization utilizing the useful lives and various depreciation methods required by the Owner and specified within the Real Estate Accounting Policies. All such schedules shall agree to the amounts posted within the general ledger. Property Manager shall not be responsible for any errors in data made prior to Property Manager's involvement with the data.

7.5 **Collection of Funds**. Property Manager shall use good faith efforts, which are consistent with the operating standard set forth in Section 4.4 hereof to collect the rents and all other income from Leases of the Property as and when the same shall become due and payable.

7.6 **Periodic Meetings**. After receipt by Owner of the financial statements referred to in Section 7.3, Owner, Property Manager and other personnel engaged or involved in the management and operation of the Property shall meet, as required by Owner, to discuss the results of operations for the preceding month and to consider deviations from the Annual Budget.

7.7 **Owner's Right to Conduct Audit**. Owner shall have the right to conduct an audit of the Property's operations by using its own internal auditors or by employing independent auditors. Costs associated with conducting such audits of the Property's operations by internal or independent auditors shall be borne by Owner. Should Owner's employees or agents discover either weaknesses in internal control or errors in record keeping, these shall be communicated to the Property Manager in writing. Property Manager shall correct such discrepancies either upon discovery or within a reasonable period of time after notification by Owner and make such other changes from time to time as the Owner may request. Property Manager shall inform Owner in writing of the action taken and to be taken to correct such audit discrepancies. The books of

accounts and all other records relating to or reflecting the operations of the Property shall at all times be the property of Owner and shall be available to Owner and its auditors at all reasonable times upon reasonable notice for examination, audit, inspection, transcription and reproduction with reasonable notice to Property Manager. However, if any audit conducted by or on behalf of Owner reveals a discrepancy in excess of five percent (5%), and greater than $10,000, for any material line item (i.e. base rent, operating escalation income, total cleaning, total repairs and maintenance, etc.), Property Manager shall be responsible for the reasonable expenses of such audit.

7.8 **Other Reports and Statements**. Property Manager will furnish to Owner, at Property Manager's expense, as promptly as practicable, such other reports, statements and other information as is described in Exhibit E with respect to the operations of the Property as Owner may reasonably request from time to time request. Property Manager shall provide in a format satisfactory to Owner a quarterly management report to be submitted on the 20th day of January, April, July and October, which report shall contain, without limitation, such information as the Property Manager anticipates may affect the physical or business nature of the Property.

7.9 **Financial Accounting**. Following the expiration or earlier termination of this Agreement, by virtue of the termination of this Agreement by Owner for cause or otherwise, Property Manager shall nonetheless be responsible for preparing a final accounting within sixty (60) days of said expiration or earlier termination. Such final accounting shall set forth all current income, all current expenses and all other expenses contracted for on Owner's behalf but not yet incurred in connection with the Property. The final accounting shall also include all other items reasonably requested by Owner.

7.10 **Tax Returns**. Property Manager shall file in a timely manner all tax returns for all sales taxes and state and local property taxes directly related to the Property (other than Owner's income tax returns). Property Manager shall be solely responsible for the payment of all taxes related to the business of managing and operating the Property, including all Social Security, unemployment and other payroll and withholding taxes on the salaries of its own employees and agents engaged or employed at or in connection with the Property; provided, however, that all such taxes relating to employees and agents working at the Property shall be reimbursed to Property Manager as an operating expense of the Property pursuant to the Annual Budget.

7.11 **Certification**. All financial statements prepared by the Property Manager, other than those certified by the Owner's certified public accounting firm, shall be certified by an officer of Property Manager as true and correct in all respects and fairly presenting the financial results of the operation of the Property. Property Manager shall also provide the quarterly Management Representation Letter to Owner in the form attached hereto as Exhibit G.

ARTICLE 8

BANK ACCOUNTS

8.1 **Opening Bank Accounts**. Property Manager will establish bank accounts and related bank account products and services to deposit funds collected from operation of the

Property. Property Manager shall establish a master account or accounts for the funds collected from the Property (collectively, the "Master Account"), including, but not limited to, an account from which the receipts and expenses of the Property will be managed and a lock-box account through which rents and other receipts will be collected. The Master Account may contain funds collected from other properties which are managed by Property Manager. Property Manager shall also establish a segregated Owner's operating account for the Property (the "Operating Account"). Requests for alternative bank account structures and/or bank account products and services must be documented and approved by Owner and Property Manager.

8.2 **Maintaining Bank Accounts**. Property Manager is responsible to contact the banking institution regarding bank account maintenance items and/or questions related to the bank accounts.

8.3 **Closing Bank Accounts**. Upon termination of any bank accounts, Property Manager is required to process cash activity in accordance with the termination agreement, wind-down agreement, or purchase and sale agreement. Property Manager is responsible for final bank account reconciliation at the time of close out or transfer of the account.

8.4 **Bank Account Statements & Reconciliation**. Bank account statements will be delivered (via U.S. Mail) unless requested otherwise by Property Manager in order to meet Owner deadlines – to a mailing address stipulated by Property Manager – directly from the banking institution to the property and/or Property Manager accounting offices. Property Manager should reconcile all bank accounts in a timely manner and include such reconciliation(s) with the monthly reporting package by the package due date.

Any issues relating to timely receipt of the monthly bank account statement (based on the established bank account statement cut-off date) should be directed towards the banking institution. Recurring problems relating to the timely receipt of statements should be brought to the attention of Owner.

Bank account statement reconciliations are to be documented each month on standard bank account reconciliation templates (provided by Owner) for each bank account in use by Property Manager and forwarded to Owner with the Standard Monthly package.

Unless Owner specifically requires otherwise, bank account service charges/fees will be billed on the monthly bank account statement and shall be charged to the operation of the Property.

Outstanding checks (over 6 months old) should be researched and resolved in accordance with Owner's escheatment policy.

Property Manager shall provide explanations for any large, unusual or recurring reconciling items along with an indication as to when they will be resolved.

Bank reconciliations must be reviewed, approved, and initialed by at least one accounting supervisor independent from the individual preparing the bank reconciliation.

8.5 **Accounts Payable**. All property related invoices are to be paid by Property Manager from the Master Account; provided, however, that funds for such purpose are available from Property receipts or the Owner. Additionally, Property Manager will be held responsible for all Property 1099 reporting to the IRS. 1099's must be filed under Property Manager name and Property Manager taxpayer identification number (TIN), listing Property Manager as the "payer". Owner will request that an annual declaration indicating compliance with 1099 reporting be signed by the Property Manager and returned to Owner with the February Reporting Package. Penalties for misfilings are not to be charged to the Property, but are payable by Property Manager.

8.6 **Cash Management**. All funds collected by or paid to Property Manager from the operation of the Property ("Property Funds") shall be promptly deposited into the interest bearing Master Account as set up by Property Manager, according to the provisions of Section 8.1 of this Agreement. All checks drawn to the order of Owner shall be endorsed by Property Manager for deposit only and deposited in the Master Account. Any interest or other income earned on the assets of the Master Account shall be re-deposited in the Master Account, and shall for federal and state income tax purposes be deemed to be income of the Owner. To the extent funds are available in the Master Account, Property Manager shall pay the operating expenses of the Property (including, without limitation, sums due Property Manager under this Agreement if sufficient amounts remain in the Master Account after paying all other expenses) and any other payments relative to the Property as required by the terms of this Agreement (collectively, "Operating Expenses"). Property Manager may not under any circumstances write a check on the Master Account payable to or in favor of Property Manager or any Affiliate of Property Manager other than (i) to reimburse itself or such Affiliate for expenditures made on behalf of Owner and approved by Owner, and (ii) to pay itself or such Affiliate the Management Fee payable hereunder, provided that any such expenditure, reimbursement or Management Fee shall be reflected in the monthly operating statement provided to Owner with respect to the month in which such expenditure or reimbursement is paid, and all proper approvals for payment have been received from Owner, or in the case of the Management Fee, in such operating statement for the month with respect to which such Management Fee is paid. Property Manager shall have no liability to Owner for any amounts in the Master Account which are lost or not covered by insurance if the depository institution at which the Master Account is maintained fails or is otherwise placed in the control of a governmental or quasi-governmental authority and the assets of the Master Account are thereby forfeited in whole or in part, provided such depository institution was selected in accordance with this Section 8.1 or was otherwise previously approved by Owner in writing.

All funds in the Master Account in excess of Operating Expenses then due and payable, including, but not limited to funds designated by Owner as "Reserves," (collectively, "Excess Cash") shall be transferred to the Operating Account on a monthly basis (or more frequently if directed by Owner). Withdrawals from accounts maintained for or on behalf of Owner shall be made only upon the signature of such person or persons as Owner may authorize. All tenant security deposits that are in the form of cash shall be deposited directly in the Operating Account, rather than the Master Account. Unless the property bank account structure utilizes an automated cash concentration to the Owner (e.g., Zero Balance Account structure), Property Manager shall submit cash in conjunction with the Service Provider Cash Remittance Form provided by the Owner.

Notwithstanding the foregoing, if and for so long as Owner shall so direct, Property Manager shall cause all Property Funds to be deposited directly in, and all Operating Expenses to be paid from, the Operating Account rather than the Property Account.

Amounts held in reserve should be forecasted for significant expenditures (e.g. real estate tax payments) in accordance with Real Estate Accounting Policies and must be held in interest bearing vehicles of the Owner until the funds are disbursed.

If a property has petty cash, it is the Property Manager's responsibility to ensure that petty cash is reconciled to general ledger and replenished on a monthly basis.

Property Manager shall not be obligated to make any advance to or for the account of the Owner, or to pay any sum, except out of funds held or provided as set for in this Agreement, nor shall Property Manager be obliged to incur any liability or obligation for the account of Owner without assurance that the necessary funds for the discharge therefor will be provided.

ARTICLE 9

COOPERATION WITH LEASING PERSONNEL

9.1 **Leasing Generally**. Property Manager shall have no responsibility or authority for providing leasing services to Owner in connection with the Property, nor shall Property Manager be entitled to any compensation in connection with any new or renewal or expansion Leases entered into by Owner prior to, during or after expiration of the Term of this Agreement. Property Manager acknowledges that Owner has retained other personnel pursuant to a separate agreement to provide such leasing services to the Property, and Property Manager agrees to cooperate fully and in a timely manner with such leasing personnel in order that such personnel may discharge their responsibilities to Owner in a timely and successful manner.

ARTICLE 10

BUDGETS

10.1 **Annual Budget**. Not later than forty five (45) days after the date of this Agreement, and thereafter not later than ninety (90) days prior to the commencement of each Calendar Year for the Property, Property Manager shall prepare and submit for Owner's approval an itemized budget for the management and operation of the Property during such Calendar Year prepared in accordance with GAAP (such budget as approved by Owner the "Annual Budget"); provided that Property Manager shall submit to Owner a preliminary budget not less than one hundred twenty (120) days prior to the commencement of said Calendar Year. The parties agree that the initial Annual Budget shall include 2004 pro forma budgets and the actual Annual Budget for 2005. The Annual Budget shall be accompanied by supporting, back-up documentation and shall show in detail all projected receipts and expenditures, capital or otherwise for the next calendar year, or for appropriate time periods as specified in the Real Estate Accounting Policies on a month-by-month, or other time period as specified in the Real Estate Accounting Policies, accrual basis. Each Annual Budget will show Property Manager's month by month, or other time periods specified in the Real Estate Accounting Policies, estimate

of projected revenues, expenses, and net operating cash flow from or for the Property for the upcoming Calendar Year, or for appropriate time periods as specified in the Real Estate Accounting Policies. The budget shall use the same chart of accounts and be in substantially the same format shown in Exhibit H subject to changes from time to time, so as to allow for comparability of actual results to budget. Property Manager, Owner and such other personnel or representatives as Owner may designate from time to time shall meet to discuss the Annual Budget in detail, including the rationale behind income and expense projections. Any item or amount contained in the budget which is disapproved by Owner will be eliminated or revised, as the case may be, to the extent necessary to obtain Owner's approval. Such Annual Budget, including the annual Leasing Plan and the Capital Improvements Budget (as hereinafter defined) which are approved as part of the Annual Budget shall be subject to a quarterly review by Owner. The Annual Budget shall include the following:

(a) An estimated profit and loss statement in required detail for all periods specified in the Real Estate Accounting Policies including but not limited to a schedule of: (i) rental rates for space located within the Property; (ii) occupancy rates; (iii) sources and amounts of other income; and (iv) all operating expenses to be incurred in operating the Property, including separate line items for repair and maintenance, expenditures for advertising and business promotion, lease commission, utilities, insurance and taxes.

(b) Detailed estimates for capital expenditures for time periods specified in the Real Estate Accounting Policies on a monthly basis, or other time period specified in the Real Estate Accounting Policies including tenant finish improvements, and expenditures for furnishings, equipment, alteration, renovation and additions.

10.2 **Annual Capital Improvements Budget**. Property Manager shall prepare and submit for Owner's approval, together with the Annual Budget, a proposed itemized budget covering capital improvements to be made to the Property (as approved, the "Capital Improvements Budget") which shall contain, without limitation, Property Manager's estimates, in reasonable detail, of alterations, replacements of furnishings and equipment, and capital improvements on a month-to-month basis, or other time periods specified in the Real Estate Accounting Policies, for the Calendar Year and three (3) subsequent Calendar Years to the extent any such capital improvement shall be made or paid for in subsequent Calendar Years. The Capital Improvements Budget shall clearly indicate which proposed expenditures are for replacements and which are for proposed improvements to create additional profits as well as estimates of the cost of such capital expenditures, the availability of funds from the Property's net cash flow and the anticipated schedule of additional capital needs from Owner. Owner, Property Manager and such other personnel or representative as Owner may designate from time to time shall meet to discuss the Capital Improvements Budget in detail. Any item or amount contained in the budget which is disapproved by Owner will be eliminated or revised, as the case may be, to the extent necessary to obtain Owner's approval of such budget. No capital improvements or replacements shall be undertaken unless set forth in the Capital Improvements Budget or otherwise without Owner's express written approval.

10.3 **Marketing Plan**. Property Manager shall prepare and submit for Owner's approval, to be submitted with the Annual Budget, a proposed marketing plan (as approved by Owner, the "Marketing Plan") setting forth in narrative form the plans for marketing the Property

and the projected cost thereof. The Marketing Plan shall include advertising plans and promotional material as and when appropriate as directed and approved by Owner to be used to promote the rental of the Property. Such plans or material shall only be used if approved in advance by Owner, and in conformance with such approval. Property Manager shall not use Owner's name in any advertising or promotional material without Owner's prior approval in each instance. Advertising and promotional materials shall be prepared in full compliance with Federal, State and Municipal laws, ordinances, regulations and orders.

10.4 **Approval**. If Owner approves the Annual Budget, Capital Improvements Budget and Marketing Plan, (collectively, the "Annual Documents"), prior to the commencement of the Calendar Year, then Property Manager shall operate the Property in accordance therewith on the commencement of such Calendar Year; provided, however, that the funds necessary to operate the Property in accordance with the Annual Documents are available to the Property Manager, whether through receipts from operation of the Property or from the Owner. Notwithstanding anything contained in the Annual Documents to the contrary, Property Manager may exceed any amounts set forth in the Annual Documents by 5% on a line item basis, provided, further, that the Property Manager may exceed the amounts set forth in the Annual Documents by more than 5% on a line item basis for any expenses which exceed budgeted amounts due to factors which are not reasonably within the control of the Owner and the Property Manager, including, but not limited to, utilities, snow removal, insurance, real estate taxes and security. If Owner has not approved the Annual Documents by the commencement of the Calendar Year, Property Manager shall operate the Property pursuant to the portions of the Annual Documents which have been approved by Owner and pursuant to the prior Calendar Year's Annual Documents with respect to those portions which have not been approved by Owner. Property Manager shall have the right to exceed the prior year's Annual Budget by 5% on a line-item basis (i.e. total cleaning, total repairs and maintenance, etc.) to the extent that the Annual Budget for the upcoming Calendar Year is not then approved by Owner. Property Manager shall not, however, have the right to make or incur any capital expenditures with respect to the Property until a Capital Improvements Budget for that Calendar Year has been approved by Owner.

10.5 **Miscellaneous**. Property Manager shall prepare and submit for Owner's approval, such other information as may be reasonably requested by Owner or as may be reasonably necessary in Property Manager's reasonable business judgment to evaluate and project the financial and business needs of the Property for the upcoming or then-current Calendar Year.

10.6 **Annual Review of Service Contracts**. Property Manager shall submit for Owner's approval, together with Property Manager's submission of the Annual Budget, a current summary of service contracts affecting the Property along with recommendations in connection therewith for the coming Calendar Year, except multi-year contracts which shall continue during the coming Calendar Year.

10.7 **Payment Procedure for Capital Improvements**. Property Manager shall obtain at least three written estimates for all capital improvements contained in the Capital Improvements Budget if the cost of such improvement is reasonably expected to exceed $5,000. Property Manager shall provide Owner with copies of all such estimates and the related background information. The performance of such capital improvements and the responsibilities

of Property Manager in connection therewith shall be governed by the provisions of Section 4.2 hereof and performed in accordance with the Capital Improvements Budget, all Requirements and the applicable plans and specifications with respect to such capital improvements. Upon completion of such capital improvements, Property Manager shall submit to Owner a statement which indicates the net cost to the Owner for this capital improvement.

10.8 **Limitations**. Property Manager agrees to use diligence and to employ all reasonable efforts to ensure that the actual costs of maintaining and operating the Property shall not exceed the Annual Budget in total or in any one accounting category both on a monthly, quarterly and Calendar Year-to-date basis, except as otherwise set forth in this Agreement. All expenses must be charged to the proper account as specified in the Annual Budget and no expense may be classified or reclassified for the purposes of avoiding an excess in the annual budgeted amount of an accounting category. No expenditures pertaining to any capital improvements to the Property shall be made by Property Manager in any Calendar Year unless (i) such expenditure is specifically authorized under any of the other provisions of this Agreement or in the Annual Documents, or (ii) Property Manager first obtains Owner's written approval of such expenditure, or (iii) such expenditure is required to address an Emergency and Property Manager complies with the provisions of Section 4.6 hereof. All capital improvements requiring expenditures in excess of $2,500 shall at Owner's election be planned and supervised by an architect or designer or general contractor selected by Owner, as Owner may deem appropriate, except in the event of an Emergency. Except as otherwise set forth in this Agreement, and except in the case of emergency expenditures authorized by Section 4.6 of this Agreement, no non-capital expenditure pertaining to the Property shall exceed (i) the amount budgeted therefor by more than $1,000 or (ii) an amount which, when added to the cost of all of the other non-capital expenditures pertaining to the Property for the then current Calendar Year, shall exceed or may be reasonably expected to exceed the cost of all of the non-capital expenditures listed in the Annual Budget, without the prior written consent of Owner. Except as otherwise set forth in this Agreement, and except in the case of emergency expenditures authorized by Section 4.6 of this Agreement, any expenditure made by Property Manager which exceeds the limitations set forth in this Section 10.8 without obtaining Owner's prior written approval shall be at the sole cost and expense of Property Manager and shall not be paid from the Master Account and shall not be reimbursed by Owner. During the calendar year, Property Manager shall promptly inform Owner of any significant increases in costs and expenses that were not foreseen during the budget preparation period and thus were not reflected in the Annual Budget.

ARTICLE 11

CONTRACTS AND OTHER AGREEMENTS

11.1 **Limitation on Property Manager's Contractual Power**. Except to the extent set forth in the Annual Documents or otherwise approved by the Owner, Property Manager shall not enter into any contract, or other agreement in Owner's name for a term in excess of one year (except for those utilities for which service contracts are required to be in excess of one year or multi-year contracts which are cancelable upon no more than 30 days notice) or which contains a provision for the automatic renewal thereof or which requires yearly payments in excess of $5,000 without Owner's prior written consent. Property Manager shall not enter into any

contract which does not permit Owner to cancel the same for cause immediately, or without cause, upon not more than thirty (30) days notice or upon the sale of the Property. Property Manager shall cancel any contract when and as directed by Owner; provided, however, Owner shall provide Property Manager will sufficient notice and time to obtain replacement contracts when required. Upon the reasonable request of Owner, Property Manager shall deliver to Owner copies of all contracts or amendments thereto at the time such contracts or amendments are executed. Property Manager shall not, without Owner's prior written approval, execute any contract or other agreement unless such particular contract or other agreement shall have been set forth in the Annual Budget as an anticipated item. If the consent of the Owner is required for any contract to be entered into hereunder, the Property Manager shall supply Owner with a copy of each proposed contract prior to execution and shall state to Owner the relationship, potential relationship if any, between Property Manager (or the person or persons in control of Property Manager) and the party proposed to supply such goods or services, or both. Copies of all service contracts shall be delivered to Owner upon execution at the request of the Owner. Property Manager shall maintain original counterparts of all contracts relating to the Property at Property Manager's office.

11.2 **Limitation on Equipment Leases**. Except to the extent set forth in the Annual Budgets or otherwise approved by the Owner, Property Manager shall not enter into any equipment lease without Owner's prior written approval. All such equipment leases submitted to Owner for approval shall stipulate that the lessor of the equipment leased thereby shall provide adequate maintenance of such equipment. All such equipment leases submitted by Property Manager shall also contain provisions to permit Owner to avail itself of any investment tax credit available with respect to the equipment or said lease.

11.3 **Limitation on Vending Contracts**. Except to the extent set forth in the Annual Budgets or otherwise approved by the Owner, Property Manager shall not enter into any vending contract unless such contract contains a provision permitting Property Manager or Owner to terminate such contract on not more than thirty (30) days notice without payment of any premium or penalty.

ARTICLE 12

INDEMNIFICATION AND INSURANCE

12.1 **Indemnification**.

(a) Property Manager hereby indemnifies and agrees to save Owner, its successors, assigns, employees, officers, directors, shareholders and its affiliated corporations and their employees, officers, directors and shareholders harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation, reasonable attorneys' fees and costs of investigation, which may be imposed upon or incurred by or asserted against Owner or Owner's officers, directors, employees or agents by third parties resulting from, incidental to, or in connection with the operation, maintenance or use of the Property or arising from any activity at the Property, due to any act or omission which constitutes gross negligence or willful misconduct on the part of Property Manager or from any action or omission by Property

Manager in breach of this Agreement or which is beyond the scope of Property Manager's authority under this Agreement and/or any other approval or consent given by Owner to Property Manager.

(b) Owner hereby indemnifies and agrees to save Property Manager, its successors, assigns, employees, officers, directors, shareholders and its affiliated corporations and their employees, officers, directors and shareholders harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation, reasonable attorneys' fees and costs of investigation, which may be imposed upon or incurred by or asserted against Property Manager or Property Manager's officers, directors, employees or agents by third parties by reason of or arising out of the performance or nonperformance of Owner's duties and activities within the scope of the Agreement or arising from any action or activity on, or the condition of, any Property, except if and to the extent due to any act or omission which constitutes gross negligence or willful misconduct on the part of Property Manager or from any action or omission by Property Manager in breach of this Agreement or which is beyond the scope of Property Manager's authority under this Agreement and/or any other approval or consent given by Owner to Property Manager.

(c) In the event that any action or proceeding is brought against an indemnified party by reason of any such claim, the indemnifying party shall, upon notice from the indemnified party, and at the indemnifying party's sole cost and expense, retain competent legal counsel, which legal counsel shall be subject to the reasonable approval by the indemnified party in writing, and resist or defend any such action or proceeding. The provisions of this Section 12.1 shall survive any expiration or termination of this Agreement.

12.2 **Owner's Insurance**. Owner (or Property Manager at Owner's request and expense) shall obtain and keep in force All Risk casualty insurance protecting against all risks of physical loss to the Property, in an amount equal to the full replacement cost of the Property. Such casualty insurance shall contain appropriate clauses pursuant to which the insurance carrier shall waive all rights of subrogation with respect to losses payable under such policy; any deductible or self-insured retention amounts with respect to such insurance shall be the sole and exclusive responsibility of Owner. Owner shall also carry commercial general liability insurance, including personal injury liability coverage, naming Property Manager as an additional insured in an amount not less than One Million Dollars ($1,000,000) per occurrence with an umbrella liability policy in an amount not less than Twenty Five Million Dollars ($25,000,000); any deductible with respect to such insurance shall be primary and the sole and exclusive responsibility of Owner. Such liability insurance policies shall be primary and non-contributory with any similar insurance carried by Property Manager for its account. If Owner owns any vehicles to which Property Manager or any employees have access, Owner shall carry automobile liability insurance naming Property Manager as an additional insured with coverage of not less than $1,000,000 for injury or death in any one occurrence and $1,000,000 property damage or $1,000,000 combined single limit coverage for bodily injury and property damage; any deductible with respect to such insurance shall be the sole and exclusive responsibility of Owner. If the Property includes a parking facility not operated by a third party carrying insurance approved by Owner and Property Manager, Owner shall carry garage keepers legal

liability and garage liability insurance naming Property Manager as additional insured with the same coverage as is required above for liability insurance; any deductible with respect to such insurance shall be the sole and exclusive responsibility of Owner. The insurance requirements set forth herein cannot be varied by Owner without the prior written consent of NYSTRS.

12.3 **Property Manager's Insurance**.

(a) Property Manager, throughout the term of this Agreement, shall maintain in full force and effect, and at its cost, the following kinds of insurance, covering its performance of its obligations of the Property:

(i) Workers' Compensation in an amount of coverage which is not less than applicable statutory limits and Employer's Liability Insurance of not less than $1,000,000, with respect to work done pursuant to this Agreement by Property Manager's employees, and Property Manager shall obtain and deliver to Owner a waiver of subrogation;

(ii) Commercial General Liability Insurance, or its equivalent, in an amount not less than $1,000,000, including coverage concerning the contractual liability of Property Manager. Such policy shall name Owner, Advisor and any mortgagee or superior lessor as additional insureds;

(iii) Excess Umbrella Liability Insurance of not less than $25,000,000. Such policy shall name Owner, Advisor, and any mortgagee or superior lessor as additional insureds;

(iv) Commercial Automobile Liability Insurance in an amount not less than $1,000,000, when the services to be performed hereunder require the use of a motor vehicle (other than for the purpose of transporting Property Manager's employees to or from the Property) other than a motor vehicle provided by Owner. Such policy shall name Owner, Advisor, and any mortgagee or superior lessor as additional insureds;

(v) Comprehensive crime insurance, in an amount of not less $1,000,000 as more fully provided in Section 5.3 herein; and

(vi) Errors and omissions insurance, in an amount of not less than $250,000.

(b) The above-referenced insurance shall be maintained and carried in amounts stated above and with coverages approved by Owner, in Owner's reasonable judgment, with insurance carriers having an A.M. Best's insurance rating of "A-" "VIII" or better, which companies shall be licensed to do business in the state in which the Property is located, and, notwithstanding anything to the contrary set forth in this Agreement, such insurance amounts and coverages are consistent with insurance carried by leading management companies for similar buildings and properties of similar quality in the metropolitan area of the Property. The insurance requirements set forth herein cannot be varied by Owner without the prior written consent of NYSTRS.

12.4 **Employee Indemnification**. In addition to the foregoing, notwithstanding anything to the contrary contained in this Agreement and except to the extent otherwise covered by insurance obtained by the Property Manager pursuant to this Agreement, Property Manager indemnifies, protects, defends and holds Owner and its officers, directors, and employees harmless from and against all claims, losses, and liabilities, including all reasonable attorneys' fees and expenses in connection therewith, resulting from damage to property or bodily or personal injury to, or death of, or Property Manager's actions or omissions with respect to, any of its employees arising out of, or in, the course of their employment in connection with this Agreement.

12.5 **Survival**. The provisions of this Article 12 shall survive the expiration or termination of this Agreement.

12.6 **Evidence of Insurance**. Property Manager and Owner will provide each other with certificates of insurance or other satisfactory documentation, which evidence that the insurance required under this Agreement is in full force and effect at all times. Policies required to be obtained pursuant to Section 12.2 and 12.3 must be endorsed to provide that thirty (30) days advance written notice of cancellation, non-renewal, or reduction in coverage limits below the amounts required herein be given to each party, except in the event of cancellation due to non-payment of premium wherein ten (10) days advance written notice shall be given. In addition, Property Manager and Owner will provide the other with certificates of insurance or other satisfactory documentation a minimum of twenty (20) days in advance of the expiration of any insurance coverage, which shall evidence a renewal or replacement of said policy is in full force and effect.

12.7 **General Insurance Provisions**. All insurance provided by either Property Manager or Owner pursuant to this Agreement shall be maintained in effect throughout the Term. Each party shall, with regard to the coverages required of it, deliver certificates of insurance evidencing the required coverages within ten (10) days after the date of this Agreement.

12.8 **Property Manager's Duties in Case of Loss**. Property Manager shall:

(a) Notify Owner and Owner's insurance carrier, according to the carrier's reporting protocol, of any fire or other damage to the Property; Property Manager shall then arrange for an insurance adjuster to view the Property before repairs are started, but in no event shall Property Manager settle any loss, complete any loss report, adjust any loss, or endorse any loss draft without Owner's written consent; and

(b) Promptly notify Owner and Owner's insurance carrier, according to the carrier's reporting protocol, of any bodily injury or property damage claimed by any tenant or third party on or with respect to the Property; forward originals to Owner with a copy to Owner's counsel of any summons, subpoena, or the like legal document served upon Property Manager relating to actual or alleged potential liability of Owner, Property Manager or the Property.

12.9 **Property Manager's Duties in Case of Lease or Purchase**. Property Manager will notify Owner prior to its purchase or lease of tangible property in the name of Owner so that property insurance can be obtained.

ARTICLE 13

NOTICES

13.1 **Notices**. Any notice, statement or demand required to be given under this Agreement shall be in writing, delivered personally or sent (i) by certified mail, return receipt requested, (ii) by nationally recognized express courier service, or (iii) by telefax (provided that, within 24 hours of such telefax, a copy thereof is delivered personally, by nationally recognized courier service, or by certified mail as provided above) addressed, as the case may be,

TO OWNER:	Inland Real Estate Corporation 2901 Butterfield Road Oak Brook, Illinois 60523 Attn: David Kayner, General Counsel
With a copy to:	Inland Real Estate Corporation 2901 Butterfield Road Oak Brook, Illinois 60523 Attn: Mark Zalatoris, Chief Financial Officer
And with a copy to ADVISOR:	c/o Morgan Stanley Real Estate Advisors, Inc. One Financial Place 440 South LaSalle Street, 37th Floor Chicago, Illinois 60605 Attn: Brian K. Lantz, Asset Manager
TO PROPERTY MANAGER:	Inland Commercial Property Management, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attn: D. Scott Carr, President

or to such other addresses as Property Manager, Owner or Advisor, as the case may be, shall from time to time designate in the manner herein provided, and shall be deemed to have been given on the third day after the day on which it shall have been so mailed or on the day of scheduled delivery in the case of a notice by express courier service or on the day of delivery by telefax, provided, that such telefax is sent prior to 5:00 P.M. local time of where the Property is located and the sender has an electronic confirmation of delivery. Owner's actual name must be used by Property Manager in addressing any notice to satisfy the requirement of this Agreement. Any notice to Owners' counsel shall be sent to such person at such address as owner may from time to time designate in writing.

ARTICLE 14

LIMITATIONS

14.1 **Assignment by Property Manager**. This Agreement may not be assigned by Property Manager nor shall Property Manager delegate any of its duties hereunder without Owner's prior written consent; provided, however any assignment or delegation to an Affiliate (as defined in Section 4.2(c)(iii) above) of Property Manager which is controlled by Property Manager shall not require Owner's consent, so long as Property Manager promptly notifies Owner thereof in writing and provides evidence reasonably satisfactory to Owner of such relationship. For purposes of the foregoing, without prior approval of Owner, a change in a majority of entity interests, or the sale or transfer of all or substantially all of the assets or the merger of Property Manager with any person or entity which results in a change in control of Property Manager shall be deemed an assignment by Property Manager and therefore is not permitted hereunder, except to the extent that such change in control occurs in connection with any merger, sale or reorganization of Inland which is permitted under the terms of the Fund's Operating Agreement. As used in this Agreement, the terms "control" or "controlling" or "controlled by" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities or other interests, by contract or otherwise. Upon any assignment by Property Manager, and without limiting any rights of owner or obligations of Property Manager hereunder, Owner shall be relieved of any and all obligations arising under this Agreement which relate to the period following such assignment.

14.2 **Limitation of Authority**. Notwithstanding any provision of this Agreement to the contrary, Property Manager shall not without the prior written approval of Owner:

(a) Make any expenditure, whether from the Master Account or otherwise, or incur any obligation on behalf of Owner, except for (i) expenditures or obligations previously approved by Owner, (ii) expenditures made and obligations incurred directly pursuant to the then-current Annual Documents or (iii) expenditures required to address an emergency condition that threatens the immediate safety or welfare of a person or threatens immediate harm or injury to property;

(b) Convey or otherwise transfer, pledge or encumber any property or other asset of Owner;

(c) Retain architects, engineers, attorneys, accountants or other professionals on behalf of Owner without Owner's written approval, except for (i) expenditures or obligations previously approved by Owner, (ii) expenditures made and obligations incurred directly pursuant to the then-current Annual Documents or (iii) expenditures required to address an emergency condition that threatens the immediate safety or welfare of a person or threatens immediate harm or injury to property;

(d) Institute or defend lawsuits or other legal or arbitration or mediation proceedings on behalf of Owner without Owner's written approval, except for (i) expenditures or obligations previously approved by Owner, (ii) expenditures made and

obligations incurred directly pursuant to the then-current Annual Budget or (iii) expenditures required to address an emergency condition that threatens the immediate safety or welfare of a person or threatens immediate harm or injury to property;

(e) Execute on behalf of Owner any Leases, or terminate Leases (except in accordance with any guidelines approved by Owner for the enforcement of Leases), except for (i) Leases or terminations of Leases previously approved by Owner, or (ii) Leases to be approved or terminated as set forth in the then-current Annual Budget;

(f) Pledge the credit of Owner except for purchases made in the ordinary course of operating the Property in accordance with the Annual Documents or as otherwise contemplated pursuant to this Agreement;

(g) Obligate Owner for the payment of any fee or commissions to any real estate agent or broker, except for (i) fees or commissions previously approved by Owner; or (ii) fees or commissions set forth in the then-current Annual Budget;

(h) Borrow money or execute any promissory note or other obligation or mortgage, deed of trust, security agreement or other encumbrance in the name of or on behalf of Owner, except to the extent (i) previously approved by the Owner; or (ii) approved in the then-current Annual Documents.

The limitations set forth in this Section shall be in addition to all other restrictions on the scope and authority of Property Manager set forth in this Agreement. The terms of this Section 14.2 shall survive the expiration or earlier termination of this Agreement.

ARTICLE 15

CONFIDENTIALITY

15.1 **Confidentiality**. To the extent that information regarding the Property, its ownership, financing, policies, procedures and/or other matters is made available to Property Manager and would otherwise be held as confidential, Property Manager agrees to respect and to cause its employees and agents to respect said confidentiality. All documents, plans, drawings, correspondence or other materials furnished by Owner to Property Manager shall remain the property of Owner and, upon the termination of this Agreement or upon Owner's earlier request, shall be returned to Owner.

ARTICLE 16

LEGAL PROCEEDINGS

16.1 **Applicable Law**. This Agreement shall be construed in accordance with the laws of the State of Illinois.

16.2 **Notice of Commencement of Proceedings**. Owner and Property Manager shall forthwith give notice to each other of the commencement of any action, suit or proceeding

against Owner, or against Property Manager with respect to the operations of the Property, or otherwise affecting the Property. Property Manager shall send a copy of notice of all legal proceedings to Owner's counsel concurrently with transmission of such notice of Owner.

16.3 **Cooperation by Property Manager**. Property Manager shall, at Owner's expense, fully cooperate, and shall cause all its employees to fully cooperate, in connection with the prosecution or defense of all legal proceedings affecting the Property or arising in connection with the indemnity obligations of Owner provided for in Section 12.1 hereof. Property Manager's duty to cooperate shall survive the expiration or termination of this Agreement.

16.4 **Cooperation by Owner**. Owner shall, at Property Manager's expense fully cooperate, and shall cause all its employees, agents and representatives to fully cooperate, in connection with the prosecution or defense of all legal proceedings arising in connection with the indemnity obligations of Property Manager provided for in Section 12.1 hereof. Owner's duty to cooperate shall survive the expiration or termination of this Agreement.

16.5 **Prevailing Party**. If any party shall commence any action against the other in order to enforce any provision of this Agreement or to recover damages as the result of the breach of any of the provisions of this Agreement, the prevailing party in such action shall be entitled to recover all reasonable costs (including reasonable attorney's fees and paralegal's fees) incurred in connection therewith against the party who has breached this Agreement. Notwithstanding a settlement or other resolution of any such action without the issuance of a definitive ruling by a court, including, but not limited to, any agreement by the parties that such settlement is not an admission of liability by either party, no such settlement or resolution shall constitute a waiver of this Section, and each party acknowledges and agrees that it shall be entitled to petition the court for a determination that it is the prevailing party and entitled to recovery of its reasonable costs hereunder.

16.6 **Personal Jurisdiction**. The Owner and the Property Manager hereby irrevocably consent to the jurisdiction of the United States District Court for the District of Delaware for purposes of any litigation between the parties concerning this Agreement. In any such proceeding, each party shall be deemed to have waived its right to a trial by jury. The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or arguments. Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such person by regular or certified mail to the address of such person set forth herein or to any subsequent address to which notices shall be sent.

ARTICLE 17

MISCELLANEOUS

17.1 **Entire Agreement**. This Agreement embodies the entire understanding of the parties and there are no further agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

17.2 **Headings**. The headings of the various articles and sections of this Agreement have been inserted for convenient reference only and shall not have the effect of modifying or amending the express terms and provisions of this Agreement.

17.3 **Successors and Assigns**. All terms, conditions, and agreements herein set forth shall inure to the benefits of, and be binding upon, the parties and their respective permitted successors and assigns. Nothing contained in this Section 17.3 shall be construed to modify the provisions of Article 14 of this Agreement.

17.4 **No Waiver**. No failure by Owner or Property Manager to insist upon the strict performance of any obligation, covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy available upon a breach or any subsequent breach of such obligation, covenant, agreement, term or condition, shall act as a waiver of any rights or remedies under this Agreement. No obligation, covenant, agreement, term or conditions of this Agreement, and no breach of this Agreement shall be waived, altered or modified, except by written instrument. No waiver of any breach shall affect or alter this Agreement, but each and every obligation, covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then-existing or subsequent breach of this Agreement. Time is of the essence of this Agreement.

17.5 **Severability**. Each provision of this Agreement is intended to be severable. If any term or provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, that provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

17.6 **No Third Party Beneficiary**. No other entity other than Owner and Property Manager (or the legal entity of which Property Manager is a division) is or shall be entitled to bring any action to enforce any provision of this Agreement. The provisions of this Agreement are solely for the benefit of and shall be enforceable only by Owner or Property Manager and their respective successors and assigns as permitted hereunder. Property Manager acknowledges, however, that pursuant to the Fund's Operating Agreement, NYSTRS, acting alone on behalf of Owner, shall have the right to exercise (x) Owner's rights and remedies, at law, in equity or under this Agreement, in the event of a breach of this Agreement by Property Manager, and (y) Owner's right to terminate this Agreement pursuant to Section 2.1 or Section 2.2, as the case may be. No waiver, settlement or relinquishment of any right or claim that Owner may have under this Agreement and no termination of this Agreement in the event of a breach by Leasing Agent of this Agreement shall be effective except by means of a written instrument executed by NYSTRS.

17.7 **Amendments**. No modification or amendment of this Agreement shall be effective except by means of a written instrument executed by the Owner and the Property Manager and approved by NYSTRS.

17.8 **Unavoidable Delays**. Each Party shall be excused from performing its obligations under this Agreement for so long as and to the extent that performance is prevented or delayed by Unavoidable Delay. "Unavoidable Delay" shall mean if either Property Manager or Owner is prevented or delayed from performing its obligations hereunder by reason of strikes

or labor troubles, or by any cause whatsoever reasonably beyond such party's control, including but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any Requirements of any governmental authority or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

17.9 **Joint and Several**. If either party at any time consists of more than one entity, the obligation of all such entities under this Agreement shall be joint and several.

17.10 **Exhibits**. The exhibits referred to in and attached to this Agreement are incorporated herein in full by reference.

17.11 **Consents and Approvals**. All consents or approvals of Owner shall be in writing and signed by an authorized officer or representative of Owner.

17.12 **Tax Information**. Property Manager agrees to file all necessary tax information returns with the Internal Revenue Service relating to Property Manager's management and operation of the Property.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

OWNER:

____
a(n) __________________

By:__________________________
Name:_______________________
Title:________________________

Date:________________________

PROPERTY MANAGER:

INLAND COMMERCIAL PROPERTY MANAGEMENT, INC., an Illinois corporation

By:__________________________
Name:_______________________
Title:________________________

Date:________________________

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

MANAGEMENT FEE

Owner shall pay Property Manager a Management Fee as calculated below in accordance with the terms and tenor of this Agreement:

(a) 4.50% of the gross monthly income actually collected from the Property for the preceding month.

[Alternative clause (a) for Additional Properties per Exhibit 8-B of the Operating Agreement:

(a) 4.50% of the gross monthly income actually collected from the Property for the preceding month, provided if a lease for a tenant does not allow for full recovery of the 4.50% fee, then Property Manager shall be entitled to a fee of 3.50% of the gross monthly income actually collected for the preceding month with respect to such lease.]

For all purposes hereof, "gross monthly income" shall mean the total gross monthly collections received from the Property, including, without limitation, rents (and any interest or penalties accrued thereon), and miscellaneous gross income items of Owner, as applicable; provided, however, "Gross monthly income" shall specifically exclude:

(i) Interest paid on any depository accounts, including the Master Account;

(ii) Security deposits unless and not until such deposits are applied as rental income upon termination of a lease;

(iii) Parking revenues when a third party operator is engaged and sales taxes, except to the extent of previously uncollected rent;

(iv) Employee occupied units or spaces and space allocated or utilized for administrative purposes such as office use or model units;

(v) Monies collected for any capital items which are paid by tenants (such as tenant finish or other improvements); and

(vi) Proceeds from a sale, refinancing, condemnation, hazard or liability insurance, title insurance, tax abatement awards of all or any portion of the Property, other than loss rental insurance payments.

Unless otherwise directed by Owner, Property Manager shall be entitled to withdraw its compensation pursuant to this Section directly from the Master Account monthly in arrears, on the last day of each calendar month, except for the reporting period during which this Agreement is terminated, in which case Owner shall pay Property Manager the prorated fees due to Property Manager for the month of termination.

The services provided for the management fee shall include, but not be limited to, all legal expenses for leases with any national tenants, the cost of insurance placement, any legal costs for the preparation of purchase and sale documents for acquisitions and dispositions, tax appeals, construction supervision of all tenant's tenant improvement buildout, all in-house design work for marketing brochures, all accounting and reporting costs and expenses.

EXHIBIT C

ENGINEERING AND ENVIRONMENTAL, HEALTH AND SAFETY REQUIREMENTS

Manager shall maintain the Property in first class condition and according to all applicable (1) federal, state, and local regulatory requirements, (2) industry standards, and (3) Owner policies, including, without limitation, the following requirements, standards and procedures:

Local, State, and Federal Regulations

- Local building codes
- State EPA divisions with respect to air, soil, surface and ground water
- USEPA with respect to asbestos and underground storage tanks
- Occupational Safety Health and Health Administration (OSHA) – federal and local
- Americans with Disabilities Act (ADA)
- Resource Conservation and Recovery Act (RCRA) with respect to use, storage and disposal of hazardous materials
- Emergency Planning and Community Right to Know Act (EPCRA)
- National Electric Code

Industry Standards

- National Fire Protection Association maintenance requirements for alarm and sprinkler systems. **Note:** All components should be UL compatible and FM approved where required.
- Owner recommends that property managers and tenants use items that have been tested and listed by safety rating agencies and insurance companies such as Underwriters Laboratory (UL), FM Global, Kemper Insurance, Liberty Mutual Insurance, etc. in order to ensure the safety of managers, tenants, and guest. This recommendation should pertain to all electronic equipment, fire safety devices, building materials and fixtures.
- ASHRAE Standards 62 (IAQ), 90 (energy), 55 (thermal comfort), and Guideline 1 (commissioning)
- U.S. Environmental Protection Agency (USEPA) Building Air Quality Guidebook

- Structured peer review of property management process and procedures such as: operations, leasing, maintenance, construction standards, accounting etc.

Engineering and Environmental, Health and Safety Requirements

- Morgan Stanley's "**Mold Management Program**" must be implemented where appropriate.
- All appropriate guidelines in Morgan Stanley's Policy "**Guidelines for monitoring tenant dry cleaning operations**" should be implemented and reports submitted annually for all dry cleaning operations
- Condition assessments on all exteriors, parking decks and garages exceeding 5 years in age at least every 3 years.
- Roof condition assessments on all roofs over 10 years in age or no longer under warranty at least every 2 years.
- Documentation of the ownership and PCB content of all electrical transformers on-site must be maintained by Property Manager and located on-site if available.
- An Asbestos Operations & Maintenance Program, prepared by a Morgan Stanley-approved environmental consultant, must be implemented at properties which have identified asbestos-containing materials.
- Properties with lead in water concentrations above EPA action levels will put a strategy in place to mitigate to NFA levels and will follow EPA guidelines for notification and reporting.
- Annual submittal of EH&S engineering survey questionnaire and follow-up action plan, as necessary.
- Annual submittal of EH&S environmental questionnaire and follow-up action plan, as necessary.
- Properties will participate in the Environmental monitoring program administered by URS Corporation.
- Morgan Stanley Security assessment program must be utilized and guidelines implemented where appropriate
- Properties will have a pre-emergency plan in place that includes a crisis response team organization, emergency notification procedures, classification of emergency organizations, and response and recovery actions. Pre-emergency plans are to be reviewed annually and updated as needed.

EXHIBIT D

MANAGEMENT TEAM

On- Site Property Manager –

Main Leasing Agent -

EXHIBIT E

MONTHLY REPORTS

REPORT TITLE	FREQUENCY	PMI SUBMISSION through web-based Morgan Stanley portal	E-MAIL SUBMISSION TO:	HARD COPY SUBMISSION
VARIANCE EXPLANATIONS:				
YTD Budget Explanations (1)	M	X		[redacted]
MTD Budget Explanations (1)	M	X		[redacted]
QTD Budget Explanations (1)	Q	X		[redacted]
Analytical Ratio Explanations	M		[redacted]	
Monthly Financial Activity	M	X		
Balance Sheet (12)	M			[redacted]
Statement of Operations (12)	M			X
General Ledger	M			[redacted]
ADI Template for "actuals" for shared investments (see Exhibit L)	M		[redacted]	
BANK RECONCILIATION				
Bank Reconciliation	M			[redacted]
Bank Statement	M			[redacted]
Outstanding Check Register	M			[redacted]
ACCOUNTS RECEIVABLE				
Accounts Receivable Aging Schedule (10)	M	X		[redacted]
FIXED ASSETS				
Capital Improvements Schedule (10)	M	X	[redacted]	
Capital Report (see NSP portal IM Standard Doc's-Reporting)	M			[redacted]

Detail of Accrued Capital Schedule (10)	M	X		
Detail of Fixed Asset Records and Depreciation Schedules (2)	M			[redacted]
Fixed Asset Input Form (3)	M		[redacted]	
Schedule of Deferred Rent	M			[redacted]
Analysis of Real Estate Tax Accounts (Prepaid, Accrual, Expense)	M		[redacted]	
Insurance Schedule (Prepaid, Accrual, Expense)	M		[redacted]	
Security Deposit Ledger	M			[redacted]
Accounts Payable Listing	M			[redacted]

MONTHLY EXPANDED REPORTS

REPORT TITLE	FREQUENCY	PMI SUBMISSION	E-MAIL SUBMISSION	HARD COPY SUBMISSION
[redacted]				
Prior Year Income/Expense Adjustment Detail	M			[redacted]
Accrued Income Detail	M		[redacted]	
Accrued Expense Detail	M		[redacted]	
Other Assets Detail	M		[redacted]	
Other Liabilities Detail	M		[redacted]	
Executive Summary - Inland Real Estate Report	M			[redacted]
Inland Property Site Plan	M			[redacted]

Inland Leasing Activity and Status Tracker - Information as Required	M			
Inland Summary Expiration Report (To be Developed)	M			
Inland Key Dates Report (To Be Developed)	M			
Property Rent Roll - with Area Measures	M		X (8)	
Litigation Report - (Inland to Provide Docket for Review by NYSTRS)	Q		X Exhibit (10)	
Property Management Fee Invoice (11)	M			
Cash Receipts Journal	M			

SUBMIT TO MORGAN STANLEY ANALYST AND INVESTMENT MANAGER

(1) Variance explanations should be provided on a budget or forecast basis depending on client reporting requirements which state that "estimates" must be factored in for
properties that report "estimates" (see Exhibit I).
(2) Report required from Service Providers that maintain property fixed asset and depreciation records.
(3) Report required from Service Providers that do not maintain property fixed asset and depreciation records.
(4) Report not required.
(5) Report not required.
(6) Minority Vendor Report - Not Required.
(7) Additional reporting requirement if portfolio reports estimates.
(8) Rent Roll required in pdf file format.
(9) This Note has been intentionally deleted.
(10) Oracle report will be e-mailed by the Morgan Stanley analyst to the Morgan Stanley investment mgr.
(11) Property management fee invoice should show fee calculation.
Note> All reports are required to be submitted in the Standard Morgan Stanley Chart of Accounts format.
Note> Any of these reports can be requested at any time for audit purposes.

EXHIBIT F
REAL ESTATE ACCOUNTING POLICIES

NYSTRS – Inland
Real Estate Accounting Policies
Market Value Portfolio

NOTE> No properties are wholly-owned by NYSTRS. Retail portfolio owned by (IN Retail Fund, L.L.C.) of which NYSTRS owes 50%. GAAP is maintained on the Property level whereas NYSTRS ownership portion is recorded GMV.

[illegible]	
Income and Expense Items	Record on a full accrual basis except as noted below.
Free Rent	Does not recognize income during free rent periods.
Stepped Rent	Rental Income recognition is based on the average rental income over the lease term. Capitalize and amortize over lease term using straight line method.
Master lease receipts and income guarantees from seller	Credit capital accounts (not income) unless seller is receiving rent payments from tenants who are subleasing or seller is occupying the space (income).
Lease buy-out payments made by lessee	Record as income in current period.
Bad Debt Reserve	Record bad debt reserve against accounts receivable for all accounts receivable factoring in historical/anticipated bad debt experience. Offset to bad debt expense.
Bad Debt write-off policy	Write off receivables > 120 days.
Capitalization Policies for:	
Land, building, and equipment	Capitalize as approved by client. A capital item is an expenditure that extends the economic life or benefits future periods.
Tenant improvements	Capitalize.
Leasing commissions	Capitalize.
Lease buy-out payments and moving payments paid by lessor	Capitalize.
Deferred refinancing fees	Capitalize.
Third party interest and other period costs during construction up to one year after substantial completion	Capitalized into cost of construction project.
Imputed interest for internally financed developmental projects	Capitalized interest costs. Obtain the interest

	rate from the Lend Lease accountant. Record offsetting entry as a credit to interest expense.
Recording accrued capital	All capital expenditures should be accrued if property has receipt of asset but has not been invoiced.
[redacted]	
Joint venture permanent impairment	Contact the Morgan Stanley analyst before recording any permanent impairment against capital with the joint venture.
[redacted]	
Distribution policy	
Property level	Distribution done on portfolio level after determining property level needs. Distribution done on the 15th of every month of cash over $100,000. Client notified on the 3rd business day after month end of distribution. Funds are requested from client if portfolio level cash indicates a shortfall.
[redacted]	
Budget requirements	Annual budget required to be submitted to client in early December.
Special budget policies or procedures	Client requires one year full budget (income and expense), including capital budget and cash flows. Client requires budget on type of properties.
[redacted]	
Forecast requirements	Property Manager prepares reforecast when budget is prepared.
Special forecast policies or procedures	
[redacted]	
Portfolio Year End	December 31st.

EXHIBIT G
PROPERTY MANAGER'S CERTIFICATION

________, 2004

Susan Richardson
Morgan Stanley Real Estate Advisor
3424 Peachtree Road NE
Suite 800 • MT/10.4
Atlanta, GA 30326

Re: Management Representation Letter

Dear Susan:

We are providing this letter in connection with the statement of assets and liabilities and related statement of operations (hereafter referred to as the "Financial Statements") for the property listed below:

Property Name: ____

Property Number: ____

(hereafter referred to as the "Property") managed by Inland Commercial Property Management, Inc. on behalf of ______________________ (hereinafter referred to as the "Owner").

We confirm to the best of our knowledge and belief:

1) I am not aware of any account, transaction or agreement which has not been properly recorded, or which should be considered for disclosure in connection with the Financial Statements that has not been submitted and fairly described to the Owner, except as follows:
   ☐ None.
   ☐ Describe exception:

2) I am not aware of any failure to comply with any contractual agreement of Owner, the non-compliance with which could have an effect on the Property and the Owner; except as follows:
   ☐ None.
   ☐ Describe exception:

3) I am not aware of any plan or intention of Property and the Owner which, if consummated on or prior to the date of the Financial Statements, would result in a change in the carrying value or classification of assets or liabilities, except as follows:
   ☐ None.
   ☐ Describe exception:

4) I am not aware of (i) any asset owned by the Property as to which that entity does not have satisfactory title or (ii) any lien, security interest, or other encumbrance on an asset which should be considered for disclosure in connection with the Financial Statements that has not been submitted and fairly described to the Owner, except as follows:
   ☐ None.

☐ Describe exception:

5) I am not aware of any agreements in effect on the date of the Financial Statements to purchase assets previously sold or any agreements not in the ordinary course of business, except as follows:
☐ None.
☐ Describe exception:

6) I am not aware of any related party transactions or guarantees, whether written or oral, pursuant to which the Property is contingently liable, which have not been previously disclosed to the Owner, except as follows:
☐ None.
☐ Describe exception:

7) I am not aware of any purchase or sales commitment, the fulfillment of which, or the inability to fulfill which, would result in a loss to the Property, except as follows:
☐ None.
☐ Describe exception:

8) I am not aware of (i) any violation or possible violation of law or regulation or (ii) any asserted or unasserted claim or assessment, except as has been disclosed in a separate memorandum to the Owner:
☐ None.
☐ See attached separate memorandum.

9) I am not aware of any unrecorded liabilities including guarantees or other contingent obligations or any gain or loss contingencies not previously disclosed, except as follows:
☐ None.
☐ Describe exception:

10) I am not aware of any accrual, allowance or reserve which should be made with respect to any matter which has not been properly recorded, except as follows:
☐ None.
☐ Describe exception:

11) I undertake to report promptly to the Owner (i) any changes occurring in any matter covered by or disclosed in this report which could require a change in the Property's Financial Statements or a subsequent events disclosure, (ii) any matter which may come to my attention which could affect the Property's Financial Statements and related disclosures for the three years ended at this reporting period, or (iii) any matter which, although not affecting such financial statements or disclosures, has caused or is likely to cause any material change in the financial position or results of the operations of the Property or the Owner:
☐ Yes.

12) I am not aware of any fraud, allegations of fraud or suspected fraud including intentional misstatements of accounting information, intentional misrepresentations by management and misappropriations of assets involving (i) management and employees of Inland Commercial Property Management, Inc. or Morgan Stanley and (ii) others where the fraud, allegation of fraud or suspected fraud could have a material effect on the Financial Statements of the Property or the Owner, which have not been previously disclosed to the Owner, except as follows:
☐ None.
☐ Describe exception:

13) I am not aware of (i) any significant deficiencies in the design or operation of the system of "Internal Control" which could adversely affect the Property's Financial Statements or the ability to record, process, summarize and report financial data or (ii) any material weakness in the "Internal Control" both of which have not been previously disclosed to the Owner, except as follows:

- ☐ None.
- ☐ Describe exception:

14) I am not aware of any changes in the system of "Internal Controls" or in other factors that could affect the system of "Internal Controls" which have not been previously disclosed to the Owner, except as follows:

- ☐ None.
- ☐ Describe exception:

15) I understand that I have a continuing obligation to evaluate the system of "Internal Control" for which I am responsible. Inland Commercial Property Management, Inc. has evaluated the effectiveness of the system of "Internal Control" no less frequent than annually and has concluded that the system of "Internal Control" is effective as of such day.

- ☐ Yes.

16) I am not aware of (i) any books and records (e.g. general ledger accounts) underlying the Financial Statements that have not been reconciled to their related supporting information (e.g. sub ledger or third party data), (ii) any material related reconciling items that were not identified and appropriately adjusted in the Property Financial Statements, (iii) any material unreconciled differences or material general ledger suspense account items that should have been adjusted or reclassified to another account, (iiii) any material general ledger suspense account items that have been written off to a balance sheet account, which should have been written off to an income statement account and vice versa (iiiii) any material consolidating entries that have not been eliminated or appropriately measured and considered for disclosure in the Financial Statements of the Property, except as follows:

- ☐ None.
- ☐ Describe exception:

17) I understand that I have a continuing obligation to report promptly any knowledge I obtain with respect to the matters described above to the Owners.

- ☐ Yes.

______________________ Signature	______________________ Signature
______________________ Print Name	______________________ Print Name
______________________ Print Title	______________________ Print Title
______________________ Date:	

EXHIBIT H
FORM OF ANNUAL BUDGET

See Documents Attached

EXHIBIT 8-D

INLAND LEASING AGREEMENT

[NOTE: A SEPARATE AGREEMENT WILL BE PREPARED FOR EACH PROPERTY]

LEASING AGREEMENT

THIS LEASING AGREEMENT ("Agreement") is made as of this ______ day of _____________, 2004 by and between ___________________________________, a ________ limited liability company, ("Owner") and Inland Commercial Property Management, Inc., an Illinois corporation (the "Leasing Agent").

WITNESSETH

A. The Owner owns a parcel of real estate described on Exhibit A attached hereto and made a part hereof (the "Property").

B. The Owner is a wholly-owned subsidiary of IN Retail Fund, L.L.C. (the "Fund"), whose members consist of Inland Real Estate Corporation ("Inland") [which contributed the Property to the Owner in connection with the formation of the Fund], and the New York State Teachers' Retirement System ("NYSTRS") pursuant to the terms of an Operating Agreement between Inland and NYSTRS dated _______, 2004 (the "Operating Agreement").

C. The Owner desires to retain Leasing Agent and have the Leasing Agent serve as exclusive leasing agent for the Property and Leasing Agent desires to perform such services.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the parties covenant and agree as follows:

ARTICLE 1

APPOINTMENT; TERM; ACCEPTANCE

1.1 **Appointment; Term**. Owner hereby retains and appoints Leasing Agent, as Owner's sole and exclusive agent to procure tenants and lease the Property. This Agreement shall commence on the date hereof ("Commencement Date") and shall expire on the date on which the Fund ceases to exist (the "Expiration Date") unless earlier terminated as provided herein or at law. If neither party has elected, pursuant to Section 6.1 or 6.2 to terminate this Agreement, then this Agreement shall continue in effect on a month to month basis beyond the Expiration Date until terminated by either Party as provided in Section 6.1 or 6.2. The word "Term" shall include any such time period from the Expiration Date until the date of termination.

1.2 **Acceptance Appointment**. Leasing Agent hereby accepts the appointment as Owner's agent and agrees to procure tenants and lease the Property in a faithful and diligent manner, subject to the terms, conditions and limitations contained in this Agreement. Leasing Agent shall deal at arm's length with all third parties and Leasing Agent shall serve Owner's

interests at all times; provided, however, that Leasing Agent shall not be required to devote itself exclusively to the leasing of the Property.

ARTICLE 2

LEASING AGENT'S SPECIFIC DUTIES; LIMITATIONS ON LEASING AGENT'S AUTHORITY

2.1 **Operating Budgets**. Within forty five (45) days of the commencement of the term of this Agreement and within ninety (90) days prior to the start of each succeeding fiscal year, Leasing Manager shall develop a realistic plan for all space that is anticipated to be available for leasing during the current fiscal year with respect to the initial year of this Agreement and the immediately succeeding three fiscal years with respect to each subsequent year of this Agreement (the "Leasing Plan"). The Leasing Plan shall contain a brief narrative description of the anticipated market, tenant spaces with expiring Leases or other vacant space for the upcoming three Fiscal Years, projected rental rates for each space, proposed terms for new Leases or other vacant space for the upcoming Fiscal Year, projected rental rates for each space, proposed terms for new Leases, renewal Leases, and expansion Leases, proposed concessions to tenants, proposed costs of tenant improvements, proposed work letter allowance, proposed Leasing Commissions to tenants' brokers, and other estimated costs of Owner associated with securing leasing for the Property. The Leasing Plan must be acceptable in all respects to Owner, and shall be revised from time to time by Leasing Manager as and when conditions or facts change or, if required by Owner.

2.2 **Monthly Leasing Reports**. Leasing Manager shall prepare monthly leasing reports for Owner in the form the Leasing Report attached hereto as Exhibit B. Said reports shall be forwarded to Owner by the 10th day of each month. Such reports shall set forth in detail Leasing Manager's activities during the preceding month, including a brief description of the progress of all significant lease negotiations during that month and all significant contacts Leasing Manager had with each prospective tenant during the month in question, the name, address and telephone number of the representatives of each tenant that has accepted occupancy or vacated its premises during the month and the dates of such occupancies or vacancies, and a brief description of any litigation or arbitration proceeding concerning the Property or concerning any tenant or occupant in connection with the Property (or any matter that Leasing Manager reasonably believes could lead to litigation or arbitration with respect to the Property of any tenant or occupant). The report will also generally describe the progress of Leasing Manager's leasing program from the beginning of the Term to the date of the report. Leasing Manager shall also prepare and send to Owner no later than the 10th of each month a vacancy report on the Property.

2.3 **Leases**. Leasing Agent shall be given an abstract of each lease for each existing tenant of the Property upon commencement of term hereof. After the commencement hereof, the Leasing Agent shall provide in its monthly leasing reports abstracts of any new or renewal leases entered into during the preceding month. Included in the monthly leasing reports shall be notice to Owner if Leasing Agent directs potential tenants for the Property to another building owned, managed or operated by Leasing Agent or an Affiliate of Leasing Agent, including the name of

the potential tenant and the building to which the potential tenant was directed. Leasing Agent shall use its continued and earnest efforts to negotiate on behalf of Owner new leases with prospective tenants. All new leases must be subject to Owner's review and approval which may be withheld in Owner's sole discretion, except for those leases which are approved in the Leasing Plan. Such leases may only be executed by Owner, not by Leasing Agent.

2.4 **Compliance With Laws, Etc.** Leasing Agent shall fully comply with any and all federal, state and municipal laws, ordinances, rules, regulations and orders collectively "Laws" relative to the leasing of the Property and hereby agrees to save, defend, indemnify and hold Owner, the Fund, and all of their respective officers, agents, partners, employees, directors, shareholders, insurers, land trustees and affiliated companies and all of their respective successors and assigns ("Indemnified Parties") harmless from any and all loss, liabilities, claims, fines, judgments, penalties, awards, liens, settlements, causes of action, damages, injury and expenses (including attorney's fees) of every kind and nature whatsoever resulting from, arising out of, or in any way related to, directly or indirectly, any violation of any Laws by Leasing Agent.

2.5 **Nondiscrimination**. During the performance of this Agreement, Leasing Agent shall not discriminate unlawfully against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, mental disability, medical condition, marital status, age or sex. Leasing Agent shall insure that the evaluation and treatment of employees and applicants for employment are free of such discrimination. Leasing Agent shall comply with the provisions of all applicable Federal and the laws of the state in which the Property is located with respect to fair employment and leasing statutes and all regulations promulgated thereunder. Leasing Agent shall include the nondiscrimination and compliance provisions of this clause in any agreements with contractors and subcontractors engaged by Leasing Agent to perform work under this Agreement.

ARTICLE 3

INSURANCE

3.1 **Leasing Agent's Insurance**. Leasing Agent, throughout the term of this Agreement, shall maintain in full force and effect, and at its cost, the following kinds of insurance, covering its performance of its obligations of the Property:

(a) Workers' Compensation in an amount of coverage which is not less than applicable statutory limits and Employer's Liability Insurance of not less than $1,000,000, with respect to work done pursuant to this Agreement by Leasing Agent's employees, and Leasing Agent shall obtain and deliver to Owner a waiver of subrogation;

(b) Commercial General Liability Insurance, or its equivalent, in an amount not less than $1,000,000, including coverage concerning the contractual liability of Leasing Manager. Such policy shall name Owner, Inland, NYSTRS, Advisor and any mortgagee or superior lessor as additional insureds;

(c) Excess Umbrella Liability Insurance of not less than $5,000,000. Such policy shall name Owner, Inland, NYSTRS, Advisor, and any mortgagee or superior lessor as additional insureds;

(d) Commercial Automobile Liability Insurance in an amount not less than $1,000,000, when the services to be performed hereunder require the use of a motor vehicle (other than for the purpose of transporting Leasing Agent's employees to or from the Property) other than a motor vehicle provided by Owner. Such policy shall name Owner, Inland, NYSTRS, Advisor, and any mortgagee or superior lessor as additional insureds;

(e) Comprehensive crime insurance, in an amount of not less $1,000,000; and

(f) Errors and omissions insurance, in an amount of not less than $250,000.

(g) The above-referenced insurance shall be maintained and carried in amounts stated above and with coverages approved by Owner, in Owner's reasonable judgment, with insurance carriers having an A.M. Best's insurance rating of "A-" "VIII" or better, which companies shall be licensed to do business in the state in which the Property is located, and, notwithstanding anything to the contrary set forth in this Agreement, such insurance amounts and coverages are consistent with insurance carried by leading management companies for similar buildings and properties of similar quality in the metropolitan area of the Property. The insurance requirements set forth herein cannot be varied by Owner without the prior written consent of NYSTRS.

(h) **Employee Indemnification**. In addition to the foregoing, notwithstanding anything to the contrary contained in this Agreement, and except to the extent otherwise covered by insurance obtained by the Leasing Agent pursuant to this Agreement, Leasing Agent indemnifies, protects, defends and holds Owner and its officers, directors, and employees harmless from and against all claims, losses, and liabilities, including all reasonable attorneys' fees and expenses in connection therewith, resulting from damage to property or bodily or personal injury to, or death of, or Leasing Manager's actions or omissions with respect to, any of its employees arising out of, or in, the course of their employment in connection with this Agreement.

(i) **Survival**. The provisions of this Section 3.1 shall survive the expiration or termination of this Agreement.

(j) **Evidence of Insurance**. Leasing Agent and Owner will provide each other with certificates of insurance or other satisfactory documentation, which evidence that the insurance required under this Agreement is in full force and effect at all times. In addition, Leasing Agent and Owner will provide the other with certificates of insurance or other satisfactory documentation a minimum of twenty (20) days in advance of the expiration of any insurance coverage, which shall evidence a renewal or replacement of said policy is in full force and effect.

(k) **General Insurance Provisions**. All insurance provided by either Leasing Agent or Owner pursuant to this Agreement shall be maintained in effect throughout the Term. Each party shall, with regard to the coverages required of it, deliver certificates of insurance evidencing the required coverages within ten (10) days after the date of this Agreement.

ARTICLE 4

PAYMENT OF EXPENSES

4.1 **Payment of Expenses**. Leasing Agent shall be paid the following expenses directly from the Owner, subject to the restrictions outlined in Article 2:

(a) property sign subject to Owner approval;

(b) Leasing Commissions for the Property;

(c) costs of Owner-approved advertising, public relations and other marketing costs related to the Property;

(d) any and all other costs incurred by Leasing Agent and related to the Leasing of the Property, provided same have been preapproved by Owner.

ARTICLE 5

COMPENSATION

5.1 **Leasing Fee**. Owner covenants and agrees to pay to Leasing Agent leasing commissions ("Leasing Commissions") for the Property to be calculated as follows:

(a) As to new leases, the Leasing Commissions shall be calculated on the following basis:

SIZE SPACE	RATE P.S.F.
0 - 2,500 sq. ft.	$4.00 p.s.f.
2,501 – 5,000 sq. ft.	$3.50 p.s.f.
5,001 – 10,000 sq. ft.	$3.00 p.s.f.
10,001 - 20,000 sq. ft.	$2.50 p.s.f.
Over 20,000 sq. ft.	$2.00 p.s.f.

Notwithstanding the foregoing, a Leasing Commission shall not be paid on any storage space or "temporary" space leased.

(b) Leasing Commissions exceeding the rates specified above will be negotiated on a deal by deal basis, such negotiations to be subject to NYSTRS' approval.

(c) Leasing Agent will cooperate with all outside brokers in all leases involving third party brokers. Leasing Agent shall be entitled to receive a Leasing Commission calculated at one hundred fifty percent (150%) of the above rates, shared with any outside broker. Leasing Agent will be responsible for negotiating and paying any outside broker.

(d) Leasing Commissions shall be due and payable one half (1/2) upon full execution of a lease by both tenant and landlord and one half (1/2) upon tenant opening for business. All Leasing Commissions due and payable under this Agreement shall be based on the rate set forth in paragraph a or b, above. No Leasing Commission shall be earned by Leasing Agent unless the following conditions (the "Conditions") have been satisfied: (a) Leasing Agent shall at such time be entitled pursuant to the terms of this Agreement for payment of such Leasing Commissions, (b) the Lease has been fully executed and unconditionally delivered by all parties thereto (or, if delivered conditionally, all conditions subsequent shall have been satisfied or waived in writing by the applicable party) during the Term hereof or the Post Termination Period if such Lease is with a listed qualified prospect under Section 6.4 below, (c) the tenant under the Lease shall have deposited such security as may be required by the terms of the Lease and paid the first month's fixed rent payable at the time of execution of the Lease, (d) all approvals, consents and agreements required by Owner or the tenant in order for the Lease to be effective, including, without limitation, any consents by the holders of existing superior leases or existing superior mortgages, shall have been obtained and (e) Leasing Agent shall have delivered to Owner a true and correct bill for the Leasing Commissions.

(e) It is understood that upon renewal or extensions of leases with existing tenants, Leasing Commissions will be calculated at fifty percent (50%) of the above rates.

(f) INTENTIONALLY OMITTED.

(g) INTENTIONALLY OMITTED.

(h) **Indemnification**. Leasing Agent agrees to indemnify and hold Owner and the Owner Parties harmless from and against any and all claims, liabilities, fees, suits, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) which Owner or the Owner Parties may incur by reason of any broker or person, corporation or entity acting or claiming to have acted as a broker, finder or in a similar capacity claiming a commission, fee or other similar compensation by reason of having dealt with, or claimed to have dealt with, Leasing Agent in connection with any Lease, except in any such case, to the extent of Owner's negligent acts or omissions or willful misconduct

(i) **Excluded Tenants**. Notwithstanding anything contained herein to the contrary, Leasing Agent shall not be entitled to any Leasing Commissions or other compensation with respect to any Lease or other agreement entered into between Owner and any affiliate of the Leasing Agent.

ARTICLE 6

TERMINATION

6.1 **Termination by Owner Without Cause**. This Agreement in its entirety may be terminated by Owner at any time during the Term hereof without cause (i) upon the sale of the property, (ii) if NYSTRS acquires all the ownership interests of Inland in the Fund, (iii) if NYSTRS acquires from the Owner either the Property or all the ownership interests of the Owner, or (iv) if Leasing Agent ceases to be an Affiliate of Inland or of any Person owning, directly or indirectly, 50% of the legal and beneficial ownership interests presently owned by Inland in the Fund, except as a result of merger, sale or reorganization of Inland which is permitted under the terms of the Operating Agreement. . Termination, upon written notice to Leasing Agent, is effective on the date specified in such notice, not less than ten (10) days after the date of such notice. In the event of termination pursuant to this Section 2.1, Leasing Agent shall effect an immediate and orderly transfer of the management and operation of the Property to Owner or to an agent designated by Owner or to the new owner of the Property, as the case may be, prior to the effective date of such termination. Leasing Agent shall be entitled to receive the Leasing Commisions earned to the effective date of termination as set forth in Section 3.1 hereof, but no other compensation, consideration, payment or damages.

6.2 **Termination by Owner for Cause**. The Owner may terminate this Agreement at any time upon delivery of written notice to the Leasing Agent not less than thirty (30) days prior to the effective date of termination, in any one or more of the following circumstances:

(a) If Leasing Agent fails to reasonably cooperate with Owner or any brokers which are a party to a proposed transaction in connection with the leasing of space in the Property or the sale of the Property or in the granting of a mortgage secured by the Property; or

(b) If Leasing Agent commingles any funds derived from the leasing of the Property with any other funds of Leasing Agent or an Affiliate; or

(c) If a court having jurisdiction over Leasing Agent shall (i) enter a decree or order for relief in respect of Leasing Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or (ii) appoint a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Leasing Agent or for any substantial part of its property, or for the winding-up or liquidation of its affairs, which continues to be in effect ninety (90) days after the entry of such decree or order or the making of such appointment; or

(d) If Leasing Agent shall (i) commence a voluntary case or action under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy insolvency or other similar law, or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrate (or other similar official) of Leasing Agent or for any substantial part of its property, or (iii) make any assignment for the benefit of creditors, or (iv) fail generally to pay its debts as such debts become due, or take action in furtherance of any of the foregoing; or

(e) If Leasing Agent shall fail to observe or perform any of its obligations under this Agreement, which failure is not cured within thirty (30) days after written notice by the Owner to the Leasing Agent specifying the nature of the failure, provided, however, if the Leasing Agent has commenced to cure the failure, but is not completed within such thirty (30) period, Leasing Agent shall have such additional period of time as shall be reasonably necessary for such cure to be completed; or

(f) If any fraud, crime, malfeasance or misfeasance is perpetrated by Leasing Agent or any employee, officer or agent of Leasing Agent in connection with the performance of the Management Services provided that, in the case of any such action by an employee or agent of Leasing Agent (but not by an officer of Leasing Agent), Leasing Agent shall have the right to cure said default by compensating Owner in full for all consequences of said fraud, crime, malfeasance or misfeasance within thirty (30) days after any officer of Leasing Agent becomes aware of said occurrence; provided, however, if the Leasing Agent has commenced to cure the failure, but is not completed within such thirty (30) day period, Leasing Agent shall have such additional period of time as shall be reasonably necessary for such cure to be completed; or

(g) In the event of a casualty which damages all or a material portion of the Property; or

(h) In the event of a condemnation affecting all or a material portion of the Property; or

(i) If Leasing Agent's real estate brokerage license shall be suspended or revoked.

In the event of a termination of this Agreement pursuant to this Section 6.1, Leasing Agent shall be entitled to receive only the Leasing Commissions earned to the effective date of termination as set forth in 6.1 hereof, but no other consideration, compensation, payment or damages.

6.3 **Final Accounting**. Upon termination of this Agreement for any reason, Leasing Agent shall deliver to Owner the following with respect to the Property:

(a) All records, contracts, and other papers or documents which pertain to the Property. Upon such termination Owner will assume responsibility for payment of all Owner approved or authorized unpaid bills and Leasing Commissions.

(b) **Post-Termination Obligations as to Leasing Commissions**. Within fifteen (15) days after the expiration or notification to Leasing Agent of the termination of this Agreement, Leasing Agent and Owner shall mutually agree on a list of any prospective tenants with whom Owner was Actively Negotiating (as hereinafter defined) as of the date of such expiration or notice of termination. If within one hundred and twenty (120) days after the date of the expiration or termination of this Agreement (the "Post Termination Period") a new Lease or renewal Lease is entered into with any prospective tenant identified by Leasing Agent on the list as set forth above, then Leasing Agent shall, subject to the satisfaction of the Conditions, receive a Leasing Commission for such transaction calculated in accordance with the terms of this Agreement. After the expiration or Leasing Agent's receipt of notice of termination of this Agreement, Leasing Agent shall not commence or continue negotiations for any lease arrangements without first obtaining the prior written consent of Owner. This Section 6.3(b) shall survive expiration or termination of this Agreement. For the purpose of this Section 6.3(b), the term "Actively Negotiating" shall mean either that (i) Leasing Agent, with Owner's approval, shall have submitted a written, bona-fide offer to the prospective tenant or such tenant's broker which, within the ninety (90) day period prior to the expiration or notification to Leasing Agent of the termination of this Agreement, has been accepted or responded to by a written counter-offer, the terms of which counter-offer are then being negotiated, or (ii) Leasing Agent, with the prospective tenant's authorization, shall have submitted to Owner a written, bona-fide offer by such tenant or such tenant's broker which, within the ninety (90) day period prior to the expiration or notification to Leasing Agent of the termination of this Agreement, has been accepted or responded to by a written counter-offer submitted by Leasing Agent, on behalf of Owner, and the terms of which counter-offer are then being negotiated.

(c) **Duties Upon Termination or Expiration**. Except as set forth in Section 6.3(b), no further services shall be performed by Leasing Agent under this Agreement after the effective date of a termination or expiration, except that Leasing Agent shall cooperate to accomplish an orderly transfer of the leasing of the Property to Owner or to any entity designated by Owner. The terms of this Section 6.3(c) shall survive the expiration or earlier termination of this Agreement.

(d) **Remedies and Survival**. If either party terminates this Agreement pursuant to an event of default by the other party, the party so terminating may exercise any and all remedies available at law or in equity for breach of contract, unless and to the extent expressly limited herein. Upon expiration or termination, both parties shall remain liable for all obligations under this Agreement accrued and not fully performed. Without limitation of the foregoing, in the event of a termination by either party under this Article 6, the parties shall have no further rights or liabilities under this Agreement from and after the termination of this Agreement, except those which expressly survive. The terms of this Section 6.3(d) shall survive the expiration or earlier termination of this Agreement.

(e) **Limitation of Owner's Liability**. Owner's liability to Leasing Agent hereunder shall be limited to Owner's interest in the Property and the proceeds thereof

and Leasing Agent shall not look to any other property or assets of Owner or the property or assets of any of the Owner Parties (as hereinafter defined) in seeking either to enforce Owner's obligations under this Agreement or to satisfy a judgment for Owner's failure to perform such obligations. Neither the direct or indirect shareholders, partners, or members comprising Owner nor the shareholders, partners, members, directors or officers of any of the foregoing (the "Owner Parties") shall be liable for the performance of Owner's obligations under this Agreement. The terms of this Section 6.3(e) shall survive the expiration or earlier termination of this Agreement.

(f) **Limitation of Leasing Agent's Liability**. Leasing Agent's liability to Owner hereunder shall be limited to all Leasing Commissions paid to Leasing Agent hereunder, and Owner shall not look to any other property or assets of Leasing Agent or to the property or assets of any of the Leasing Agent Parties (as hereinafter defined) in seeking either to enforce Leasing Agent's obligations under this Agreement or to satisfy a judgment for Leasing Agent's failure to perform such obligations. Neither the direct or indirect shareholders, partners or members comprising Leasing Agent nor the shareholders, partners, members, directors, managers or officers of any of the foregoing (the "Leasing Agent Parties") shall be liable for the performance of Leasing Agent's obligations under this Agreement. The terms of this Section 6.3(f) shall survive the expiration or earlier termination of this Agreement.

ARTICLE 7

ADDITIONAL SERVICES

It is expressly acknowledged and agreed by Owner that, unless contained in a rider or addendum hereto or otherwise subsequently agreed by Owner and Leasing Agent, Leasing Agent's responsibilities hereunder do not include responsibilities related to (a) services performed for Owner in connection with facilitating a sale of a Property, such as preparation of disposition studies; (b) the oversight or management of construction activities at a Property related to initial improvement or reconstruction of tenant spaces or extraordinary repairs, replacements, or improvements to the Property or its component parts or systems; or (c) market forecasting or like studies other than the making of assumptions related to same in connection with the preparation of annual Operating Budgets. In the event Owner desires that Leasing Agent undertake any of the responsibilities above mentioned, Owner shall notify Leasing Agent in writing of such desire and, upon the execution of a separate agreement or rider or addendum hereto, which document shall contain terms and conditions acceptable to Owner and Leasing Agent, including a provision providing agent compensation for such services, Leasing Agent shall provide the requested services.

ARTICLE 8

MISCELLANEOUS

8.1 **Notices**. All notices, elections, offers, acceptances, demands, consents and reports (collectively the "Notice") provided for herein shall be in writing and shall be given to

Owner and Leasing Agent at such address as each may hereafter specify in writing. Such Notices may be mailed by United States registered or certified mail, return receipt requested, postage prepaid and may be deposited in a United States Post Office or a depository for the receipt of mail regularly maintained by the United States Post Office, or sent by Federal Express or another nationally recognized overnight courier. Such Notices may also be delivered by hand or by any other method or means permitted by law. For purposes of this Agreement, notices will be deemed to have been "given" upon personal delivery thereof or, if deposited in the United States mail, as provided above two (2) days after mailing or next business day if sent by overnight courier.

If to Owner:	____________________, LLC c/o IN Retail Fund, L.L.C. 2901 Butterfield Road Oak Brook, Illinois 60523
If to Leasing Agent:	Inland Commercial Property Management, Inc. Attn: D. Scott Carr, President 2901 Butterfield Road Oak Brook, Illinois 60523
If to Advisor:	Morgan Stanley Real Estate Advisors, Inc. One Financial Place 440 South LaSalle Street, 37th Floor Chicago, Illinois 60605 Attn: Brian K. Lantz, Asset Manager

8.2 <u>No Assignment</u>. This Agreement may not be assigned by Leasing Agent nor shall Leasing Agent delegate any of its duties hereunder without Owner's prior written consent; provided, however, any assignment or delegation to an Affiliate (as defined herein) of Leasing Agent which is controlled by Leasing Agent shall not require Owner's consent, so long as Leasing Agent promptly notifies Owner thereof in writing and provides evidence reasonably satisfactory to Owner of such relationship. For purposes of the foregoing, without prior approval of Owner, a change in a majority of entity interests, or the sale or transfer of all or substantially all of the assets or the merger of Leasing Agent with any person or entity which results in a change in control of Leasing Agent shall be deemed an assignment by Leasing Agent and therefore is not permitted hereunder, except to the extent that such change in control occurs in connection with any merger, sale or reorganization of Inland which is permitted under the terms of the Fund's Operating Agreement. As used in this Agreement, the terms "control" or "controlling" or "controlled by" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities or other interests, by contract or otherwise. Upon any assignment by Leasing Agent, and without limiting any rights of owner or obligations of Leasing Agent hereunder, Owner shall be relieved of any and all obligations arising under this Agreement which relate to the period following such assignment. As used herein, the term "Affiliate" shall mean (w) any entity or person directly or indirectly controlling, controlled by, or under common control with, Leasing Agent, (x) any entity or person owning or controlling ten

(10%) percent or more of the outstanding voting rights, equity, ownership or profits of Leasing Agent; (y) any entity which Leasing Agent or Leasing Agent's officers, directors, partners or employees own or control; and (z) any employee, officer, director, partner or family member of Leasing Agent or of any Affiliate. At all times Leasing Agent shall disclose all Affiliates and Leasing Agent's relationship therewith.

8.3 **Amendments**. Except as otherwise herein provided, any and all amendments, additions or deletions to this Agreement shall be null and void unless approved by the parties in writing, and approved by NYSTRS.

8.4 **Complete Agreement**. This Agreement supersedes and takes the place of any and all previous leasing agreements entered into between the parties hereto relating to the Property covered by this Agreement.

8.5 **Subordination to Financing**. This Agreement and the rights of the Leasing Agent hereunder shall be and remain junior and subordinate in all respects to the lien of any mortgage, trust deed or any other security instrument now or hereafter affecting the Property. Leasing Agent agrees to execute any document required by the maker of such financing to evidence the foregoing subordination.

8.6 **Recording**. This Agreement shall not be recorded against the Property or any portion thereof.

8.7 **Invalid Provisions**. This Agreement shall be construed in accordance with the laws in the State of Illinois. If any term, condition or provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement other than such term, condition or provision, shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

8.8 **Attribution of Drafting**. This Agreement shall be deemed to have been drafted jointly by the parties and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting of either party.

8.9 **Permits**. Leasing Agent represents that it has obtained all permits, certificates and licenses required by federal, state or local laws, ordinances, rules or regulations necessary to perform all of Leasing Agent's activities from and after the Commencement Date.

8.10 **Employees**. Leasing Agent is solely responsible for the supervision and control of all persons working for Leasing Agent. Leasing Agent assumes full responsibility and liability for the training and continuing education of its personnel. The employees of Leasing Agent shall not, under any circumstances, be considered employees of Owner.

8.11 **Dual Representation**. Owner acknowledges that Leasing Agent is a national brokerage firm and that in some cases it may represent prospective purchasers and tenants. Owner desires that the Property be presented to such persons or entities and consents to the dual representation created thereby provided that full disclosure of the dual representation is made to

Owner and NYSTRS in advance in each instance. Leasing Agent shall not disclose the confidential information of one principal to the other.

8.12 **Right of NYSTRS to Enforce**. Leasing Agent acknowledges that pursuant to the Fund's Operating Agreement, NYSTRS, acting alone on behalf of Owner, shall have the right to exercise (x) Owner's rights and remedies, at law, in equity or under this Agreement, in the event of a breach of this Agreement by Leasing Agent, and (y) Owner's right to terminate this Agreement pursuant to Sections 6.1 or 6.2, as the case may be. No waiver, settlement or relinquishment of any right or claim that Owner may have under this Agreement and no termination of this Agreement in the event of a breach by Leasing Agent of this Agreement shall be effective except by means of a written instrument executed by NYSTRS.

8.13 **Personal Jurisdiction**. The Owner and the Leasing Agent hereby irrevocably consent to the jurisdiction of the United States District Court for the District of Delaware for purposes of any litigation between the Owner and the Leasing Agent concerning this Agreement. In any such proceeding, the Owner and the Leasing Agent shall be deemed to have waived its right to a trial by jury. The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or arguments. Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such person by regular or certified mail to the address of such person set forth herein or to any subsequent address to which notices shall be sent.

8.14 **Prevailing Party**. If any party shall commence any action against the other in order to enforce any provision of this Agreement or to recover damages as the result of the breach of any of the provisions of this Agreement, the prevailing party in such action shall be entitled to recover all reasonable costs (including reasonable attorney's fees and paralegal's fees) incurred in connection therewith against the party who has breached this Agreement. Notwithstanding a settlement or other resolution of any such action without the issuance of a definitive ruling by a court, including, but not limited to, any agreement by the parties that such settlement is not an admission of liability by either party, no such settlement or resolution shall constitute a waiver of this Section, and each party acknowledges and agrees that it shall be entitled to petition the court for a determination that it is the prevailing party and entitled to recovery of its reasonable costs hereunder.

(Signatures continue on next page.)

IN WITNESS WHEREOF, the parties hereto have executed this Leasing Agreement as of the day and year first above written.

OWNER:

____

By: **IN Retail Fund, L.L.C.**, Manager

By: **IN Retail Manager, L.L.C.**, Manager

By: **Inland Real Estate Corporation,** Manager

By:____________________________
Its:____________________________

LEASING AGENT:

INLAND COMMERCIAL PROPERTY MANAGEMENT, INC.

By:________________________________
Its: President

EXHIBIT A

PROPERTY

EXHIBIT B

MONTHLY LEASING REPORT

Mgr LA	Property	Prospect	Square Feet [illegible]	PSF [illegible]	Showing Date	Notes
SHOWINGS					Date	

PROPOSALS	Date	Notes

LEASES OUT	Out	Notes

LEASES SIGNED	Signed	Notes

Mgr	LA	Property	Prospect	Square Footage	RSF	Term	Showing Date	Notes
ab	kb	Chatham Ridge						
nd	cc	Cobbler Crossing						
rp	rp	Forest Lake						
mh	kb	Marketplace at Six Corners						
rm	lb	Randall Square						
ae	lb	Shoppes at Mill Creek						
ab	kb	Thatcher Woods						
cr	cc	Woodfield Commons E/W						

LEASE STATUS TRACER-CLD – AS OF 00/00/04 thru 00/00/04

LA/PM ATTY	Pending Leases Shopping Center	Prospect	SF	Rate Years	To Atty or [illegible]	Atty to Tnt or [illegible]	Credit Check S/A or NS*	Revised	Comments

*S = Submitted; A = Approved; NS-not submitted thru me. Dates added when submitted to Maria Cattanach (s), rec'd from MC (r), reviewed by Carol Adams (car).

LEASE STATUS TRACER-CLD – AS OF 00/00/04

LA ATTY	Signed Leases Center	Tenant	SF	Rate Years	Out to Attorney	Attorney to Tenant	Credit Check S or A	Revised	Rec'd Signed Doc	Comments

[illegible]	Dead Leases Shopping Center	Prospect	SF	Rate Years	To Atty or [redacted]	Atty to Tnt or [redacted]	Credit Check S/A or NS*	Revised	Date	Comments

G: c. drotziger-leases-lease status tracer.doc

EXHIBIT 8-E

INLAND FINANCIAL HEALTH RATIOS

Inland Real Estate Corporation
Financial Health Ratios

EBITDA/Interest	=	Greater than 2.0x
Net Debt/Total Capital	=	Less than 75.0%
Net Worth	=	Greater than $750 million

Definitions
EBITDA: earnings before interest, taxes, depreciation, amortization and non-recurring expenses
Net Debt: Total Debt outstanding less cash
Total Capital: Total Debt outstanding plus shareholders' equity plus preferred stock

EXHIBIT 10-A

CONVEYANCE REPRESENTATIONS AND WARRANTIES

1. **Organization and Authority**. The Seller is a ___________ duly established and validly existing under the laws of the state where it was established and possesses all requisite legal authority to transfer the Interest. The person signing on behalf of the Seller possesses all requisite authority and is duly and validly empowered to execute this Agreement and to carry out all the transactions contemplated hereby.

2. **Ownership of the Interest**. The Seller is the owner of, and has good and marketable title to, the Interest. The Seller is not in breach or violation of any terms or obligations under any contract or agreement affecting or relating to the Interest. The Seller has full and clear right to assign the Interest, and no other person, firm, corporation or governmental body has or will have any lien, right, title or interest whatsoever against, in, under or to all or any part of the Interest. There are no commitments, options or contracts under which the Seller is or may be obligated to transfer the Interest, except as set forth in the Operating Agreement dated __________, 2004 between Inland Real Estate Corporation and the New York State Teachers' Retirement System (the "Operating Agreement").

3. **Absence of Undisclosed Liabilities or Encumbrances**. There are no encumbrances, restrictions, liens, claims or liabilities, present or future, of any nature whatsoever that exist or may be asserted against the Interest. There are no judgments, actions, suits, proceedings, investigations or claims outstanding, pending or threatened, against the Seller which relate to, or which can be enforced against, the Interest being purchased hereunder in any court or before any governmental or administrative agency, department, commission, board, bureau or instrumentality, which can have a material effect upon the Interest, which could interfere with the execution and delivery of this Assignment or the consummation of the transactions contemplated hereby.

4. **No Default Effected**. The execution and delivery of this Assignment and the fulfillment of the terms and conditions and compliance with the provisions hereof will not conflict with nor result in a breach of, or a default or acceleration under, or the creation of any lien or security interest under (or in an occurrence which with the lapse of time or action by a third party or both could result in a default or acceleration of the creation of such a lien or security interest) any of the terms, conditions or provisions of any applicable order, judgment, writ or decree of any court or of any arbitral body or of any governmental department, commission, board, bureau, agency or instrumentality, or of any indenture, contract, mortgage, lien, loan, agreement, lease or other instrument to which the Seller is a party or is subject or by which Seller or any of its properties or assets is or may be bound, or any applicable law, rule or regulation or consent requirement.

5. **No Approval Required**. No approval, consent, waiver or filing of or with any third party including, without limitation, any governmental bodies, agencies or instrumentalities,

is required for the execution of this Assignment by the Seller or the consummation of the transactions contemplated hereby by the Seller.

EXHIBIT 13-A

INLAND AFFILIATES

Inland Commercial Mortgage Corporation
Inland Mortgage Corporation
Inland Mortgage Servicing Corporation
Inland Office Management, Inc.
Inland Payroll Services, Inc.
Inland Real Estate Acquisitions
Inland Risk and Insurance Management Services, Inc.
TIREG Law
Investors Property Tax Services, Inc.
Inland Computer Services, Inc.
Metropolitan Construction Service
Inland Communications, Inc.

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT ("**AGREEMENT**") is made as of the 8th day of October, 2004, by and between **IN RETAIL FUND, L.L.C.**, a Delaware limited liability company (the "**Company**"), **INLAND REAL ESTATE CORPORATION**, a Maryland corporation ("**Inland**"), and **THE NEW YORK STATE TEACHERS' RETIREMENT SYSTEM** ("**NYSTRS**", and together with Inland, the "**Members**").

RECITALS

A. Reference is made to that certain Operating Agreement of the Company dated of even date herewith (the "**Operating Agreement**") pursuant to which the sole members of the Company are the Members. (Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Operating Agreement).

B. Inland, directly, or through one or more affiliated entities, owns fee simple title to certain real property as more particularly described on **Exhibit A** attached hereto (collectively, the "**Properties**").

C. The Members have formed the Company for the purpose of owning, operating, leasing, managing and maintaining certain parcels of real property as described in the Operating Agreement, including the Properties.

D. As contemplated under Sections 5.1 and 6.1 of the Operating Agreement, Inland is obligated to convey to the Company fee simple title and all appurtenant rights in and to or related to the Properties, any and all rights and entitlements, including without limitation, any held to develop, consent and operate the Properties, including, without limitation, rights arising under reciprocal easement agreements, development agreements and other agreements respecting the development, construction or use of the Properties, all rights of the landlord in, to or under any leases of the Properties, the improvements thereon, whether or not such leases shall have heretofore commenced or are to commence in the future and all rights of owner under any and all operating or service agreements benefiting the Properties.

E. The Company intends to designate to Inland single member limited liability companies of which the Company is the sole member and manager for purposes of holding title to each of the Properties (collectively, the "Subsidiaries", and each a "Subsidiary").

F. Inland, the Company and NYSTRS desire to enter into this Agreement for purposes of effectuating Sections 5.1 and 6.1 of the Operating Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and promises contained herein, the parties do hereby agree as follows:

1. Contribution of Property. Pursuant to, based upon and subject to (i) the Operating Agreement, (ii) the assumption of the Assumed Liabilities (as defined herein) by the Company and the applicable Subsidiary as provided in Section 2 and (iii) the terms and conditions herein set forth, Inland hereby agrees to contribute, convey and assign to the Subsidiaries from time to time hereafter, and Company, through its Subsidiaries, agrees to accept from Inland as consideration for the issuance of an ownership interest in the Company as set forth in and pursuant to the Operating Agreement, all of the following:

(a) The land associated with the Properties, together with any and all appurtenant improvements, rights, interests, easements, tenements and estates (collectively, "**Real Property**");

(b) All tangible personal property owned, leased or licensed by Inland and located on or used exclusively in connection with the operation of the Real Property (collectively, the "**Personal Property**");

(c) All rights of Inland under leases listed on **Schedule 1(c)** hereto, including any amendments, modifications, or supplements thereto (collectively, the "**Leases**") together with all refundable and non-refundable security deposits;

(d) All trade names owned by Inland used in connection with the Properties and all warranties, guarantees, licenses and other matters which are described more particularly in **Schedule 1(d)** hereto (collectively, the "**Rights**");

(e) All permits, licenses, approvals, development rights and other entitlements necessary, required or desirable for the use and operation of the Real Property and the development and construction thereof which are described more particularly in **Schedule 1(e)** hereto (collectively, the "**Permits**");

(f) All of Inland's rights under all agreements (collectively, the "**Contracts**") other than the Leases, including all rights to contribution or indemnity, in effect with respect to the Properties; and

(g) All Inland's other rights, tangible or intangible, rebates, refunds (excluding tax refunds for 2002 and any prior periods) and the like, of or associated with the Properties whether now or hereafter accruing (collectively, the "**General Intangibles**"). It is the intention of the parties that no such refunds, rebates or the like shall inure to Inland, but shall inure to the Company.

The date upon which each of the above is contributed to the Company with respect to any Property shall be referred to herein as the "**Property Contribution Date**" as to such Property.

2. Assumption of Liabilities. On the terms contained in this Agreement or in the Operating Agreement, upon and after the Property Contribution Date applicable to any Property contributed by Inland to the Company, the Company and the applicable Subsidiary shall assume, and agrees to discharge and perform as and when due the following liabilities and obligations of Inland relating to the Property (collectively, the "**Assumed Liabilities**"): (a) that certain indebtedness related to the Property (including principal and interest payments and fees accruing

after the applicable Property Contribution Date), and all obligations related thereto, of Inland pursuant to the loan agreements entered into between Inland and the lenders described on **Exhibit A** with respect to the applicable Property (collectively, the "**Loan Documents**"); (b) trade accounts payable related to the Property as of the applicable Property Contribution Date to the extent incurred in the ordinary course of business accruing after the Property Contribution Date; (c) expenses related to the Property as of the applicable Property Contribution Date to the extent incurred in the ordinary course of business accruing after the applicable Property Contribution Date; and (d) all liabilities and obligations of Inland related to the Property accruing after the applicable Property Contribution Date under any written agreement (including the Contracts, Leases and Permits), warranty or commitment by which Inland is bound with respect to the Property as of the Property Contribution Date and which is assigned and contributed to the Company.

3. Contribution Consideration and Conditions. Inland and the Company agree that all items of income and expense relating to the Properties will be prorated as of the applicable Property Contribution Date, with Inland benefited or liable, as applicable, to the extent such items relate to any time period up to but not including the Property Contribution Date, and the Company benefited or liable, as applicable, to the extent such items relate to periods on and subsequent to the Property Contribution Date. The method of calculating such prorations for each of the Properties shall be made in accordance with the Proration Agreement in the form of **Exhibit B** attached hereto (the "Proration Agreement"). Inland and the Company agree to furnish to each other and to NYSTRS such documents and other records as each party reasonably requests in order to confirm all adjustment and proration calculations made. The net amount due and payable to either Inland or the Company, as the case may be, as a result of all such prorations may be reflected as an adjustment to any distributions to Inland under the Operating Agreement. All prorations will be made as of 12:01 a.m. on the applicable Property Contribution Date and any item prorated hereunder on an estimated basis shall be reprorated once the final amounts are known, in accordance with the Proration Agreement. Once the reprorations have been finally determined, either Inland shall pay the adjustment to the Company or the Company shall pay the adjustment to Inland, as applicable, as is required to take account of such reprorations. Payments in connection with any such reproration shall be paid in cash and be due within thirty (30) days of demand. All obligations under this paragraph shall survive the closing.

4. Cash Adjustments. The parties agree that the Agreed Net Value of the Properties (as defined in the Operating Agreement) shall be increased, as set forth on a Closing Statement prepared pursuant to the Proration Agreement prepared for each Property by the amount of the aggregate value of any cash or cash equivalents, including, without limitation, any deposits or bonds given by Inland (e.g. utility deposits, deposits or reserves with the any lender and/or landscaping bonds) or amounts in any of Inland accounts, that are transferred, directly or indirectly, to the Company (whether as part of the Inland Capital Contribution or otherwise) on the Property Contribution Date, exclusive of any amount attributable to net prorations as provided in Paragraph 3 above.

5. Costs. All documentary, transfer, excise, lender or similar fees and any other property transfer costs shall be paid by the Company. Each party shall pay its own attorneys' fees and all costs and expenses that relate solely to such party's investment in the Company.

NYSTRS shall pay its own due diligence costs associated with the transactions contemplated hereunder.

6. Conditions to Contribution. Each Property shall be contributed to the Company at such time as each condition described in this Section 6 hereof have been fulfilled (or, as the case may be, waived by any party expressly entitled to waive said condition) as to such Property; provided, however, that the Members and the Company agree that the initial contribution of Properties shall be made to the Company only when the conditions for the contribution of a Property shall be fulfilled (or, as described above, duly waived) as to no less than 4 of the Properties set forth on Exhibit A, at which time such Properties shall be simultaneously contributed to the Company. Inland shall provide the Company with no less than 10 business days prior written notice of its intention to convey a Property or Properties to the Company.

(a) Joint Conditions. The obligations of the Members and the Company to effect the transactions contemplated herein with respect to any given Property are subject to the fulfillment of all of the following conditions precedent, any or all of which may be waived in whole or in part solely by the unanimous written consent of both Members on behalf of the Company:

(i) There shall have been obtained from the lender described on **Exhibit A** as to the Property to be contributed the Bank Approval in the form attached hereto as **Exhibit E** or such other form as may be approved by NYSTRS and Inland in Section 11 hereof.

(ii) No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby.

(iii) The Initial Annual Plan (consisting of the 2004 stub period budget and the preliminary Annual Plan for 2005 as defined in the Operating Agreement) has been approved by NYSTRS with respect to the Property being contributed on that particular Property Contribution Date, and NYSTRS has confirmed to its satisfaction that the Property has been operated in a manner which is materially consistent with the 2004 stub period budget for the period from the beginning date of the stub period budget through the Property Contribution Date. Inland shall cooperate with NYSTRS in promptly preparing an Initial Annual Plan for each Property and submitting the same for NYSTRS' approval.

(b) Inland Conditions. The obligation of Inland to contribute any Property as contemplated by this Agreement is subject to the fulfillment of all of the following conditions precedent with respect to said Property, any or all of which may be waived in whole or in part solely by Inland:

(i) The Company shall have received and have provided Inland with written evidence of the NYSTRS Initial Capital Contribution with respect to said

Property (which may be made concurrently with the contribution of the Property to the Company) as provided for in Section 5.1 of the Operating Agreement.

(ii) NYSTRS shall have fulfilled all of its respective duties and obligations required to be fulfilled under the Operating Agreement, and any other documents contemplated therein or hereby on or prior to the Property Contribution Date.

(c) NYSTRS Conditions. The obligation of the NYSTRS to make its Initial Capital Contribution with respect to any given Property as contemplated hereunder and under the Operating Agreement is subject to the fulfillment of all of the following conditions precedent with respect to said Property, any or all of which may be waived in whole or in part solely by NYSTRS, it being agreed that the contribution of said Property shall not occur unless and until said conditions are so satisfied or waived:

(i) The Company and Inland shall have fulfilled all of their respective duties and obligations required to be fulfilled under the Operating Agreement and this Agreement, and any other documents contemplated therein or hereby on or prior to the Property Contribution Date.

(ii) There shall have been obtained from the tenants located at the Property to be contributed the executed Approved Estoppel Certificates or such other form of estoppel certificate as described in Section 11 hereof.

(iii) Between the date hereof and the Property Contribution Date of any Property, there shall have been no material adverse changes in any of the following (each, a "Property MAC"): (x) the economic, physical or environmental condition of said Property (including, for these purposes, any casualty damage of which the cost to restore, when aggregated with the casualty damage to any other Properties which have been previously been contributed to the Company, is reasonably estimated to exceed $250,000, exclusive of the upgrades to be made to the Woodfield Commons Property described in Section 6(d) hereof) and the repairs to the flooring in the Ace Hardware store located at the Thatcher Woods Property, or (y) any casualty damage or pending or threatened eminent domain proceedings with respect to said Property which would entitle any "major" tenant (as described in Section 11 hereof) of the Property the right to terminate its lease or abate its rent, or (z) any material adverse change in the economic condition of any "major" tenants of the Property (as described in Schedule 11).

(iv) Each representation and warranty of Inland contained in this Agreement shall be true and correct at and as of the Property Contribution Date as though such representation and warranty were made again with respect to the Property to be contributed at and as of the Property Contribution Date.

(v) Stewart Title Company ("Stewart") has confirm that it is prepared to issue to the Company a policy of title insurance for the Property containing each of the endorsements listed on Schedule 7(b)-1.

(vi) Inland has delivered to NYSTRS copies of the executed REIT Agreements consistent with the provisions of Section 13.5(c) of the Operating Agreement.

(vii) With respect to the contribution of the Mill Creek Property only, the loan assumption agreement or other document delivered by the lender in connection with the assumption of the loan shall eliminate any cross-default provisions in the Mill Creek mortgage loan documents related to loan defaults with respect to other properties which are not to be acquired by the Company.

(d) Woodfield Commons.

(i) Inland has provided to NYSTRS information regarding façade upgrades which have been determined by Inland to be necessary with respect to the Woodfield Commons Property. The parties have agreed that the façade upgrades shall not be considered a Property MAC for purpose of the contribution of Woodfield Commons to the Company. The parties agree that all costs and expenses associated with the façade repair shall be borne by the Company, subject to the inclusion of the costs of such upgrades in the Initial Annual Plan for Woodfield Commons and approval of such plan by NYSTRS in accordance with Section 6(a)(iii) hereof.

(ii) Inland agrees that prior to the contribution of the Woodfield Commons Property to the Company, Inland shall cause the previously disclosed mold in the sprinkler riser room and in the space occupied by Enterprise Car Rental ("Enterprise"), which are both in the Woodfield Common East location, to be remediated in accordance with current industry standards. Such remediation shall be completed at Inland's cost and expense, provided, however, that Enterprise is obligated pursuant to its lease for the cost of such remediation, and Inland shall be entitled to be reimbursed for its cost and expense to the extent thereafter paid by Enterprise. Inland will provide NYSTRS with a copy of the close-out report obtained from the contractor who performs the remediation prior to contribution of the Woodfield Commons Property.

(e) Thatcher Woods. Inland has provided NYSTRS information regarding certain areas of the floor in the space occupied by Ace Hardware where the tiles are not adhering to the floor, the exact cause of which is still being determined. The parties agree that this matter shall not be considered a Property MAC for purposes of the contribution of Thatcher Woods to the Company. The parties further acknowledge and agree that $30,000 will be allocated in the Company's budget for the Thatcher Woods Property to complete commercially reasonable repairs to the floor and tile; provided, however, that in the event that the cost of such commercially reasonable repairs are in excess of $30,000, Inland shall reimburse the Company for such excess amounts.

7. Title.

(a) Title to the Real Property shall be transferred and conveyed to the applicable Subsidiary as designated by the Company on the applicable Property Contribution Date free and clear of all liens, claims, encumbrances or defects, other than the Permitted Exceptions (as defined below) and the Assumed Liabilities applicable to the Property being contributed.

(b) Inland shall cause to be provided to the Subsidiary to which title to any Property is being conveyed on the applicable Property Contribution Date an ALTA 1970 Form B extended coverage Owner's policy of title insurance ("Title Policies") issued by Stewart Title Company ("Stewart"), showing title to the Real Property vested in the applicable Subsidiary with liability in such portion of the Net Agreed Value attributable to the Property being conveyed, containing the endorsements listed on **Schedule 7(b)-1** attached hereto, and subject only to lien of real property taxes not yet due and payable and other matters set forth on **Schedule 7(b)-2** attached hereto (collectively, "Permitted Exceptions"), along with a copy of the ALTA plat of survey in Inland's possession updated within 6 months prior to the Property Contribution Date. Company shall pay all title insurance premiums, endorsements, surveyor and related charges for the issuance of the Title Policy. If Inland, after providing to Stewart such information as Stewart shall reasonably request for purposes of issuing the endorsements listed on **Schedule 7(b)-1**, cannot deliver an endorsement because Stewart Title is unwilling or unable to issue the same, Inland shall not be liable to the Company or NYSTRS for such failure, and the NYSTRS, at its election, shall determine whether to waive the requirement for the delivery of the endorsement hereunder.

(c) Title to the Leases, the Rights, the Permits, the Contracts and the General Intangibles shall be transferred and conveyed to the designated Subsidiary on the Property Contribution Date free and clear of all liens, claims, encumbrances or defects, other than the Permitted Exceptions and the Assumed Liabilities.

8. Representations and Warranties. Inland makes the following representations and warranties to Company:

(a) Except as set forth in **Schedule 8(a)**, no consent from or notice to any federal, state or local court or federal, state or local government bureau, department, commission or agency, or any other person or entity whether or not governmental in character, is required to permit Inland to execute, deliver and perform this Agreement and convey the Properties to the Company, other than consents which have already been obtained or will be obtained prior to any Property Contribution Date.

(b) Inland is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Inland has not alienated, encumbered (other than Permitted Exceptions), transferred, optioned, leased (other than pursuant to the Leases), assigned, transferred or otherwise conveyed its interest or any portion of its interest in the Properties or any portion thereof, nor has Inland entered into any agreement (other than this Agreement) so to do.

(c) Inland has the requisite power and authority to own and operate the Properties. The execution, delivery and performance of this Agreement by Inland has been duly authorized by all necessary action and proceedings, and no further corporate action or authorization will be necessary on the part of Inland in order to consummate the transactions contemplated herein.

(d) This Agreement constitutes the legal, valid and binding obligation of Inland enforceable against Inland in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally. Neither this Agreement nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which Inland is a party or by which Inland is bound.

(e) Except as expressly disclosed and described in the "Environmental Reports", listed on **Schedule 8(e)** or as otherwise disclosed on **Schedule 8(e)**, to Inland's knowledge: (i) the Real Property is not in violation, nor has it been or is it currently under, investigation for violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, worker health and safety, or to the environmental conditions in, at, on, under or about the Real Property ("**Environmental Law**") including, but not limited to, soil and groundwater conditions; the Real Property has not been subject to a deposit of any Hazardous Substance (as defined in **Exhibit C** hereto); (ii) neither Inland nor any third party has used, generated, manufactured, stored or disposed in, at, on, under or about the Real Property or transported to or from the Real Property any Hazardous Substance; (iii) there has been no discharge, migration or release of any Hazardous Substance from, into, on, under or about the Real Property; and (iv) there is not now, nor has there ever been on or in the Real Property underground storage tanks or surface impoundments, any asbestos-containing materials or any polychlorinated biphenyls used in hydraulic oils, electrical transformers or other equipment, and (v) there is not now any phenolic foam located on the roof of any Property, and if there has ever been any phenolic foam on any roof, it has been removed.

(f) Except as set forth on **Schedule 8(f)**, there is no pending suit, action or arbitration, or legal, administrative, or other proceeding or governmental investigation, formal or informal, including but not limited to eminent domain or condemnation proceeding, proceeding to establish a new assessment district or increase the assessments imposed by an existing assessment district, or zoning change proceeding, pending or threatened in writing, or any judgment, moratorium or other government policy or practice which affects any of the Properties.

(g) Except as set forth on **Schedule 8(g)**, there are no lawsuits, claims, suits, proceedings or investigations pending or, to the best of Inland's knowledge, threatened against or affecting Inland or any of the Properties which have not been tendered to and accepted for defense by insurance carriers (whether under a reservation of rights or otherwise), nor, to Inland's actual knowledge, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which any Inland is the plaintiff or claimant and which relate to any of the Properties. There is no action, suit or proceeding

pending or, to the best of Inland's knowledge, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

(h) Except for the Contracts and Permits and as Inland has disclosed in writing to Company, and except with respect to the Leases or any matter constituting one of the Permitted Exceptions, Inland has made no material written commitments or representations to, or understandings or agreements with, any person, firm or entity, any adjoining property owner or any governmental, or quasi governmental authority which would in any way be binding on Company and, after the Property Contribution Date, Inland shall not make or enter into any such material commitment, representations, understandings or agreements without Company's written consent or agreement.

(i) Except for the Leases, the Contracts, the Permits, and the Permitted Exceptions, there are no contracts or agreements with respect to the occupancy of the Properties which will be binding on the Company or the Properties after the Property Contribution Date. **Schedule 1(c)** contains a true and correct list and description of the Leases respecting the Properties. Subject to the Permitted Exceptions, Inland owns, free and clear of any lien, claim or encumbrance, and has full right, power and authority to transfer and assign, the Leases. Inland is currently the landlord under each lease, and Inland has not sold, assigned, or otherwise conveyed any of its right, title or interest in, to or under the Leases. Except as set forth on **Schedule 1(c)** (i) Inland has not sent any notices of default to any other party to any Lease, (ii) each Lease is in full force and effect in accordance with its terms, (iii) to Inland's knowledge, no material default on the part of either party to any of the Leases has occurred and is continuing and no event has occurred and is continuing which, with the giving of notice or passage of time, or both, would constitute a so-called "event of default" by either party or conditional limitation under a Lease and (iv) to Inland's knowledge, no tenant under any Lease has any right of offset or counterclaim arising thereunder or otherwise against Inland, its successors or any of the Properties. True, correct and complete copies of all Leases have been delivered to NYSTRS and to the Company. No Lease has been amended except as evidenced by amendments similarly delivered to Company. The Leases constitute the entire agreement between Inland and the other parties thereto with respect to occupancy of the Properties. The rent rolls (the "Rent Rolls") attached hereto as **Schedule 8(i)** have been prepared in the ordinary course of Inland's business, and Inland has no knowledge of any material inaccuracies therein. All leasing commissions accruing on or before the Property Contribution Date have been paid or will be paid by Inland, at its sole cost and expense, in the ordinary course of business.

(j) **Schedule 8(j)** hereto contains a true, accurate and complete listing of all Contracts, other than Leases, binding on and/or benefiting the Properties, or Inland. Except for the Permitted Exceptions and subject to the Assumed Liabilities, Inland owns, free and clear of any lien, claim or encumbrance, and has full right, power and authority to transfer and assign, all Contracts, to the extent the Contracts are assignable. Inland has not sold, assigned, or otherwise conveyed any of its right, title or interest in, to or under the Contracts. Inland has not received any written notice of a default on the part of any party to the Contracts. Except as set forth on **Schedule 8(j)**, (i) Inland has not sent any notices of default to any other party to any Contract, (ii) each Contract is in full force

and effect in accordance with its terms and (iii) to Inland's knowledge, no material default on the part of either party to any of the Contracts, including a default arising as a result of the convey of the Properties as contemplated hereunder, has occurred and is continuing and no event has occurred and is continuing which, with the giving of notice or passage of time, or both, would constitute a so-called "event of default" by either party or conditional limitation under a Contract.

(k) **Schedule 8(k)** identifies the Assumed Liabilities with respect to each Property that the Company will be assuming or taking subject to at the Property Contribution Date. The outstanding balance of principal and (if any) accrued and unpaid interest with respect to the Assumed Liabilities as of July 1, 2004 is set forth on **Schedule 8(k)**, with the amount identified separately for each Property. With the exception of any documents required to be executed in connection with the Company's assumption of the Assumed Liabilities, all of the documents evidencing or securing the Assumed Liabilities, and any amendments, supplements or modifications thereto, are listed on **Schedule 8(k)** attached hereto ("Assumed Debt Documents"). Inland has delivered to the Company true and complete copies of all Assumed Debt Documents. Inland has not given to, or to Inland's knowledge received from, any party to the Assumed Loan Documents any written notice of any default that has not been cured.

As used in Section 8(a) through (k) above, the term "Inland" shall mean, when appropriate, the Inland affiliated entity which owns fee simple title to the Property for which the representation and warranty applies.

On each Property Contribution Date, Inland shall furnish the Company with a certificate (i) stating that each representation and warranty of Inland in this Agreement remains true and correct as of said Property Closing Date, and re-making each representation and warranty at and as of said date, or (ii) identifying any changes to said representations and warranties arising as a result of matters occurring between the date hereof and said Property Closing Date.

Inland's representations, warranties and indemnities shall survive for a period of nine (9) months following the Property Contribution Date; provided, however, that if a claim is made hereunder within such survival period, the period shall continue until the claim is resolved. The Company shall not be entitled to recover any Damages against Inland or its Affiliates for a breach of this Agreement until the aggregate amount which the Company would recover exceeds $200,000. In addition, the Company shall not be entitled to recover against, and in no event shall the liability of Inland or its Affiliates for any Damages for a breach of this Agreement in an aggregate amount exceeding $4,875,340; provided, however, that there shall be no limit of liability of Inland for Damages hereunder resulting from a willful or intentional breach of any representation, warranty or covenant set forth in this Agreement.

For purposes of this Agreement, the term "Damages" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any claim; provided,

however, in no event shall Damages include any amounts which represent special, consequential or punitive damages, or arising from loss of profits or opportunity.

9. Company's Representations.

(a) Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance of this Agreement by Company has been duly authorized by all necessary action and proceedings, and no further corporate action or authorization will be necessary on the part of Company in order to consummate the transactions contemplated herein.

(b) This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally. Neither this Agreement nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which Company is a party or by which Company is bound.

10. Conveyance Instruments. In connection with the conveyance of any Property by Inland pursuant to this Agreement, Inland and the Subsidiaries shall execute or cause to be executed such instruments, dated as of the Property Contribution Date, substantially in the form of **Exhibits D-1 through D-5** (collectively, the "**Instruments**"), as are necessary to give effect to each of the conveyances contemplated herein, including without limitation, a special warranty deed as to the Real Property, an assignment and assumption of leases, an assignment and assumption of contracts and an assignment of rights and permits, including the Rights and Permits.

11. Lender Approvals and Estoppels.

(a) Inland has delivered, or promptly following the date hereof, shall deliver to the lenders described on **Exhibit A** the form of the lender approval attached hereto as **Exhibit E** and made a part hereof (the "Bank Approval"). Inland shall use commercially reasonable efforts to obtain the Bank Approval from the applicable lender for each Property; provided, however, if any lender will not execute the Bank Approval in the form attached hereto as Exhibit E, Inland and NYSTRS will cooperate in good faith to negotiate a form of Bank Approval that is acceptable to Inland, NYSTRS and the applicable lender; provided that if Inland has used commercially reasonable efforts to attempt to obtain the Bank Approval, Inland shall not be liable hereunder for any failure to obtain same. Inland shall not be required to pay any amounts to any lender to obtain the lender's execution of the Bank Approval, and the Company shall pay any assumption fees or charges contemplated under the loan documents to obtain the Bank Approval. Inland shall promptly deliver to the Company any Bank Approvals or other form of lender consent that it receives, with a copy to NYSTRS.

(b) Inland shall obtain and deliver on or prior to the Property Contribution Date applicable to any Property tenant estoppel certificates from the "major" tenants identified on **Schedule 11** attached hereto and made apart hereof, and shall obtain and deliver tenant estoppel certificates from no less than tenants occupying 80% of the remaining square footage at each of the Properties. Each such tenant estoppel certificate shall be in the form of **Exhibit F** attached hereto or in the form of estoppel certificate required under such tenant's lease. Inland shall send the completed estoppel certificates to NYSTRS for its approval, which approval NYSTRS will use its reasonable efforts to provide within 5 business days. Inland may deliver the Estoppel Certificates to the tenants prior to the time that they are approved by NYSTRS; provided, however, if NYSTRS reasonably requires modifications to the information inserted by Inland in any Estoppel Certificate, Inland agrees to modify the Estoppel Certificate and resubmit the same to the tenant. The forms of the fully prepared Estoppel Certificates as approved by NYSTRS are sometime referred to herein as the "Approved Estoppels Certificates." Inland shall send the Approved Estoppels Certificates to all tenants and shall use commercially reasonable efforts to obtain the Approved Estoppel Certificates from all tenants, provided that Inland shall not be required to pay any amounts to said tenants or initiate litigation against said tenants in order to obtain said Approved Estoppel Certificates. Inland shall promptly deliver to the Company any Approved Estoppel Certificates or estoppel certificates in any other format that it receives, and deliver copies of the same to NYSTRS. Estoppel Certificates, as executed and delivered by the tenants, shall contain only immaterial exceptions, qualifications or modifications thereto. For purposes of the foregoing, an exception, qualification or modification shall be deemed to be "immaterial" if such exception, qualification or modification does not (i) dispute the enforceability of the Lease in question, (ii) disclose a material monetary or substantial non-monetary default under the Lease, (iii) assert a term or condition not contained in the copy of the Lease delivered to NYSTRS (or otherwise disclosed to NYSTRS), which term or condition materially adversely affects the economic provisions of the Lease; or (iv) contain information which is materially inconsistent with the Rent Rolls or with any representation made by Inland in this Agreement.

(c) Inland shall use commercially reasonable efforts to deliver on or prior to the Property Contribution Date applicable to any Property estoppel certificates to be completed by the parties to any reciprocal easement agreements applicable to any Property. The estoppel certificates (the "REA Estoppels") shall be in the form attached here to **Exhibit G**. Notwithstanding the delivery of the form of REA Estoppels as provided herein, Inland shall have no obligation to obtain the executed REA Estoppels from the parties thereto; provided, however if the REA Estoppel is not received on the Property Contribution Date, Inland shall deliver an estoppel certificate to the Company on the Property Contribution Date substantially in the form attached as **Exhibit G**.

12. Termination.

(a) This Agreement and the transactions contemplated hereby may be terminated (i) in their entirety at the election of either Inland or NYSTRS, upon written notice to the other party, if the contribution of at least 4 of the Properties has not been completed on or before December 31, 2004; and (ii) as to any given Property, at the

election of either Inland or NYSTRS, upon written notice to the other party, if the contribution of said Property has not been completed on or before December 31, 2004.

(b) This Agreement and the transaction contemplated hereby may be terminated as to any Property at the election of NYSTRS, if there has been a Property MAC. If the Agreement is not so terminated, then, if applicable, Inland shall assign to the Company all insurance or condemnation proceeds (or claims with respect thereto) relating to the Property in question and the Company shall receive a closing credit in the amount of the deductible under any applicable insurance policy.

(c) If this Agreement is terminated pursuant to Section 12(a), this Agreement shall thereafter become void and have no further force and effect and all further obligations of the parties under this Agreement shall terminate (either in its entirety, if the Agreement has been terminated in its entirety, or as to each Property with respect to which the Agreement has been terminated, if this Agreement has been terminated in part) without further liability of any party hereto to the other in connection therewith; provided however, the termination of this Agreement (in whole or in part) pursuant to Section 12(a) shall not constitute a waiver by any party of any claim it may have for damages caused by reason or, or relieve any party for liability for, any breach of this Agreement.

(d) If this Agreement is terminated as to any Property pursuant to Section 12(b), this Agreement shall thereafter become void and have no further force and effect with respect to the Property for which this Agreement is being terminated, and all further obligations of the parties under this Agreement with respect to such Property shall terminate without further liability of any party hereto to the other.

13. Bulk Sales. Inland has requested and Company and NYSTRS have agreed that it shall not be a condition to closing that Inland obtain a release of the Company from the applicable governmental authorities under the provisions of state and local laws relating to the bulk sales of real property or to the sale of a substantial portion of a business. In consideration therefore, Inland agrees to reimburse the Company on demand for any state or local tax liability or other payments that the Company is obligated to make to any governmental authority as a result of the failure to comply with the safe harbor provisions of said laws, including any failure to obtain a release of the Company by the applicable governmental authorities with respect to any such liability.

14. Notices. All notices and demands which any party hereto is required or desires to give shall be given in accordance with Section 16.1 of the Operating Agreement.

15. Governing Law. This Agreement and the Instruments are to be governed by and construed in accordance with the laws of the State of Illinois notwithstanding any conflict-of-laws doctrines of such state or any other jurisdiction to the contrary.

16. Headings; Capitalized Terms. Headings used in this Agreement are for convenience of reference only and are not intended to govern, limit, or aid in the construction of

any term or provision thereof. Capitalized terms not defined herein shall have the meanings set forth in the Operating Agreement.

17. Amendment. This Agreement may be amended or modified only in a writing signed by each of the parties hereto.

18. Gender. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. The term "including" shall mean "including, but not limited to."

19. Time of the Essence. Time shall be of the essence as to all dates and times of performance whether contained herein or in any Instrument executed pursuant hereto.

20. Severability. The provisions of this Agreement are independent of and separable from each other, and no provisions shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

21. Delivery of Possession; Operation Prior to Closing. Possession of each Property, subject only to Permitted Exceptions, the Assumed Liabilities and the Leases, shall be delivered to the Company on the applicable Property Contribution Date. Between the date hereof and the applicable Property Closing Date, Inland shall continue to operate each Property in the same manner in which said Property is currently being operated.

22. Successors and Assigns. This Agreement will be binding upon and shall inure to the benefit of the parties, and their respective distributees, heirs, successors and assigns.

23. Waiver. A party may, at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such party. No waiver shall reduce the rights and remedies of such party by reason of any breach of any other party. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

25. Third Party Beneficiaries/Parties in Interest. This Agreement has been made solely for the benefit of the parties to the Agreement, and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

26. Remedies. Inland acknowledges that pursuant to the Operating Agreement, NYSTRS, acting alone on behalf of Company, shall have the right to exercise Company's rights and remedies, at law, in equity, or under this Agreement, in the event of a breach of this Agreement by Inland. No waiver, settlement or relinquishment of any right or claim that Company may have under this Agreement in the event of a breach by Inland of this Agreement shall be effective except by means of a written instrument executed by NYSTRS.

27. Prevailing Party. If any party shall commence any action against the other in order to enforce any provision of this Agreement or to recover damages as the result of the breach of any of the provisions of this Agreement, the prevailing party in such action shall be entitled to recover all reasonable costs (including reasonable attorney's fees and paralegal's fees) incurred in connection therewith against the party who has breached this Agreement. Notwithstanding a settlement or other resolution of any such action without the issuance of a definitive ruling by a court, including, but not limited to, any agreement by the parties that such settlement is not an admission of liability by either party, no such settlement or resolution shall constitute a waiver of this Section, and each party acknowledges and agrees that it shall be entitled to petition the court for a determination that it is the prevailing party and entitled to recovery of its reasonable costs hereunder.

28. Personal Jurisdiction. The Company and each Member hereby irrevocably consent to the jurisdiction of the United States District Court for the District of Delaware for purposes of any litigation among or between the Company and the Members concerning the Company or this Agreement. In any such proceeding, the Company and each Member shall be deemed to have waived its right to a trial by jury. The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or arguments. Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such person by regular or certified mail to the address of such person set forth herein or to any subsequent address to which notices shall be sent.

(Signatures continue on next page.)

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as of the date first written above.

COMPANY:

IN RETAIL FUND, L.L.C., a Delaware limited liability company

By: IN RETAIL MANAGER, L.L.C.,
a Delaware limited liability company,
Manager

By: **Inland Real Estate Corporation,**
a Maryland corporation, Manager

Name: Mark Zalatoris
Title: Executive Vice President

INLAND:

INLAND REAL ESTATE CORPORATION,
a Maryland corporation

By:
Name: Mark Zalatoris
Title: Executive Vice President

NYSTRS:

The New York State Teachers' Retirement System

By:____________________
Its: ____________________

By:____________________
Its: ____________________

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as of the date first written above.

COMPANY:

IN RETAIL FUND, L.L.C., a Delaware limited liability company

By: IN RETAIL MANAGER, L.L.C.,
a Delaware limited liability company,
Manager

By: **Inland Real Estate Corporation,**
a Maryland corporation, Manager

____
Name:
Title: ______________________

INLAND:

INLAND REAL ESTATE CORPORATION, a Maryland corporation

By: __________________________
Name:
Title: ______________________

<u>NYSTRS</u>:

The New York State Teachers' Retirement System

By: __________________________
Its: __________________________
Rosemarie C. Hewig
Assistant General Counsel

By: __________________________
Its: __________________________
Terri A. Pandolfi
Assistant Real Estate Officer

<u>**List of Exhibits and Schedules**</u>

Exhibit A

List of Properties and Lenders

Property	Lender	[illegible]	[illegible]	[illegible]	[illegible]
Cobbler Crossing	Allstate	$5,476,500	7%	2/18/2005	Possible
Mill Creek	Allstate	$5,660,000	7.375%	2/1/2006	Possible
Woodfield Commons	LaSalle	$13,500,000	2.9%	12/18/2007	Yes
Marketplace	Allstate	$11,800,000	4.84%	1/2/2010	No
Randall Square	Bear Stearns	$13,530,000	6.5%	9/1/2006	No
Thatcher Woods	Principal	$10,200,000	5.57%	10/1/2007	No
Chatham Ridge	LaSalle	$9,737,620	7.26%	1/31/2005	Yes
Forest Lake	Archon	$6,589,000	4.35%	12/1/2007	No, conduit loan
Total		$76,493,120			

1) Note: All interest rates are fixed, with the exception of Woodfield Commons

EXHIBIT B

PRORATION AGREEMENT

1. Real Estate Taxes and Assessments. General and special real estate and other ad valorem taxes and assessments ("Taxes") shall be prorated (i) on an accrual basis for property located in Illinois and (ii) on a cash basis for property located in Minnesota as of the Property Contribution Date on the basis of the most recent available tax bill ("Tax Estimate"). With respect to the Illinois Taxes, Company shall be paid in cash or as a credit on the Property Contribution Date for Inland's estimated share of the Taxes based upon the Tax Estimate for the second installment of 2003 Taxes and for the year 2004 applicable to the periods during which Inland was the owner of the Property, to the extent not previously paid. With respect to the Minnesota Taxes, (i) Inland shall be obligated to pay a prorated portion of Taxes from the beginning of the year to but excluding the Property Contribution Date and (ii) Company shall be obligated for the balance of such Taxes. With respect to the Minnesota Taxes, to the extent that, as of the Property Contribution Date, the amount so paid by Inland or to be paid by Company exceeds the amount for which such party is obligated in accordance with the preceding sentence, such party shall be entitled to a credit at the Property Contribution Date for such excess from the other party. Company shall timely discharge all obligations with respect to Taxes for which Company receives proration credit from Inland and Company shall indemnify, defend and hold harmless Inland against any claims for failure to pay Taxes with respect to which Company has received a proration credit for such Taxes. The foregoing indemnities shall survive the Closing and shall be limited to the amount of such proration credit received by Company plus any penalties or interest due with respect to Taxes for which Company has received a proration credit but failed to pay on a timely basis. Notwithstanding the foregoing, to the extent that any tenant or other third party is obligated to pay or reimburse to the Company after the Property Contribution Date any portion of Taxes payable by Inland, the proration for Taxes provided hereunder shall be adjusted in Inland's favor by the amount so payable or reimbursable by such tenants or other third parties.

2. Rent. All rent and other amounts paid by the tenants under the Leases, excluding percentage rent (collectively, **"Rent"**), for the month of the Property Contribution Date shall be prorated as of the Property Contribution Date based on the respective number of days of ownership of Inland and the Company for such month; provided, however, that neither the Company nor Inland shall receive credit at the Property Contribution Date for any Rent that is past due (the **"Past Due Rent"**). Following the Property Contribution Date, if the Company or Inland receives any payment from any tenant for which Past Due Rent is outstanding, such payment shall be distributed in the following order of priority: (a) first, to the Company for Rent due and payable by such tenant under its Lease which accrues on or after the Property Contribution Date, and (b) then, after payment in full of all such amounts then due and payable to Company from such tenant, to Inland to the extent of all Past Due Rent owed by such tenant, together with interest and late charges, if applicable. If any Past Due Rent is not paid to Inland within (60) days after the Property Contribution Date, Inland shall have the right to attempt to effect collection by litigation or otherwise so long as Inland does not take any action to terminate the tenant's lease or right to possession. Company shall cooperate with Inland in its efforts to

collect Past Due Rent but shall not be required to take any action against any tenant to terminate the tenant's lease or right to possession.

3. Security and Escrow Deposits. Company shall receive a credit at the Property Contribution Date for all cash security deposits paid under the Leases to the extent that such deposits have not been applied by Inland to cure tenants' defaults. Inland shall transfer to Company all non-cash security deposits on the Property Contribution Date (or as soon as reasonably practicable after the Property Contribution Date, if the procedures for such transfer reasonably require a delay in transfer until after the Property Contribution Date). On the Property Contribution Date, Inland shall cause the lender to transfer the reserve and escrow account balances held on behalf of Inland pursuant to the Loan Documents to the account of the Company, provided, however, that Inland shall receive a credit on the Property Contribution Date for such reserve and account balances.

4. Utilities. Utility meters for utility services payable by Inland and not directly metered to tenants shall be read on or immediately prior to the Property Contribution Date, if possible, and the amounts due as disclosed by such readings shall be paid by Inland or credited to the Company. Otherwise all utility charges and billings shall be prorated using the prior month's bill as of the Property Contribution Date and shall be reprorated upon receipt of actual bills for the period in question. Notwithstanding the foregoing, to the extent that any tenant or other third party is obligated to pay or reimburse to the Company after the Property Contribution Date any portion of charges for utility services payable by Inland, the proration for utilities provided hereunder shall be adjusted in Inland's favor by the amount so payable or reimbursable by such tenants or other third parties.

5. Expenses. Except as otherwise expressly provided herein, operating expenses of the Property shall be payable by Inland and the Company on an accrual basis in accordance with the parties' respective periods of ownership so that Inland pays all expenses accruing prior to the Property Contribution Date and Company pays all expenses accruing on or after the Property Contribution Date. In the event either party receives a bill for expenses for which the other party is obligated, such other party shall pay such bill promptly after receipt thereof. In the event of any prepaid expenses as of the Property Contribution Date, Company shall reimburse Inland at the Property Contribution Date for the portion thereof attributable to the period from and after the Property Contribution Date. Notwithstanding the foregoing, to the extent that any tenant or other third party is obligated to pay or reimburse to the Company after the Property Contribution Date all or any portion of the operating expenses of the Property payable by Inland, the proration for operating expenses provided hereunder shall be adjusted in Inland's favor by the amount so payable or reimbursable by such tenants or other third parties.

6. Percentage Rent. The total annual percentage rent, if any, payable under each Lease for the lease year in which the Property Contribution Date occurs shall be prorated between Inland and Company based solely on the respective number of days of ownership of the Property by Inland and Company during such year, regardless of what portion of sales occur during the different parts of such year. At Property Contribution Date, the parties shall estimate the total percentage rent payable under each Lease for the applicable lease year based on the percentage rent paid under such Lease for the prior year, and Inland shall receive a credit for its

prorata share thereof. Once the final amount of percentage rent is determined, the parties shall reprorate and the party owing the other shall promptly remit the amount owed no later than fifteen (15) days after the reproration is determined.

7. Adjustments. In the event any prorations or computations made pursuant to this Exhibit B are based on estimates or prove to be incorrect, then either party shall be entitled to an adjustment to correct the same, provided that it makes written demand on the party from whom it is entitled to such adjustment within (i) 120 days after the end of the calendar year in which the Property Contribution Date occurs for any prorations or computations other than Taxes, and (ii) with respect only to Taxes, 120 days after the receipt by the Company of the applicable Tax bill. For purposes of calculating the prorations provided for in this Agreement, Company shall be deemed to be the owner of the Property on the Property Contribution Date.

Exhibit C

Hazardous Substances

The term "Hazardous Substance" as used in this Agreement shall include, without limitation, any substance, chemical, compound or mixture which is (or which contains or is the decomposition product of any substance, chemical compound, or mixture which is) gasoline, petroleum, asbestos containing materials, explosives, radioactive materials, microbial matter, biological toxins, mylotoxins, mold or mold spores or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any law applicable to the Properties or any portion thereof or its use, including: (i) any "hazardous substance" defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. § 9601(14) as may be amended from time to time, or any so called "superfund" or "superlien" law, including the judicial interpretation thereof; (ii) any "pollutant or contaminant" as such term is defined in 42 U.S.C.A. § 9601(33); (iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; and (vii) any other toxic substance or contaminant that is subject to any other law or other past or present requirement of any governmental authority or regulatory body. Any reference above to a law, includes the same as it may be amended from time to time, including the judicial interpretation thereof.

Exhibit D-1

GRANT DEED

ILLINOIS FORM

PREPARED BY:

________________, Esq.
Levenfeld Pearlstein
2 North LaSalle Street
Suite 1300
Chicago, Illinois 60602

WHEN RECORDED RETURN TO:

____
____
____
____

SPECIAL WARRANTY DEED

THE GRANTOR, ____, whose address is ____, for and in consideration of TEN AND 00/100 DOLLARS, and other good and valuable consideration in hand paid, CONVEYS and TRANSFERS to ___________________________, whose address is ____, all interest in the Real Estate legally described on **Exhibit A** attached hereto, hereby releasing and waiving all rights under and by virtue of the Homestead Exemption Laws of the State of Illinois.

The Grantor will warrant and defend the Real Estate described above against all persons lawfully claiming by, through or under Grantor, subject however to the matters set forth on Exhibit B.

Dated: ________________, 20__.

GRANTOR:

[INSERT APPROPRIATE SIGNATURE BLOCK FOR PARTICULAR DEAL]

PINs and Common Address(es): See **Exhibit A**

Send future real estate tax bills to the Grantee at its address set forth above. **[REVISE IF NEEDED]**

STATE OF ILLINOIS)

) SS.

COUNTY OF __________)

I, ________________________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that____, the **[[MANAGER], [MEMBER] or [MANAGER-MEMBER]]** of a(n) **[INSERT STATE]** limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument in as such capacity, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said entity, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal, this ____ day of _______________, 20__.

____
NOTARY PUBLIC

(SEAL)

EXHIBIT A
TO
SPECIAL WARRANTY DEED

LEGAL DESCRIPTION

Common Address(es): ______________________________

PINs: ______________________________

EXHIBIT B
TO
SPECIAL WARRANTY DEED

EXCEPTIONS TO TITLE

MINNESOTA FORM

No delinquent taxes and transfer entered; Certificate of Real Estate Value (__) filed (___) not required. Certificate of Real Estate Value No. ________.
________________________ (Date)
________________________ County Auditor
by ________________________ Deputy

(reserved for recording data)

DEED TAX DUE: $____________________

Date: ________ ___, 20__

Check box if applicable:

- ☐ Grantor certifies that Grantor does not know of any wells on the Property.
- ☐ A well disclosure certificate accompanies this document.
- ☐ Grantor is familiar with the Property and certifies that the status and number of wells on the Property have not changed since the last previously filed well disclosure certificate.

FOR VALUABLE CONSIDERATION, ______________________, a(n) _______ limited liability company ("**Grantor**"), hereby conveys and warrants to _____________________, a(n) _ ____________ limited liability company ("**Grantee**"), real property in _______________ County, Minnesota, described on Exhibit A hereto (the "**Property**"), together with all improvements thereon and all hereditaments and appurtenances belonging thereto, subject only to the exceptions listed on Exhibit B hereto.

Together with all and singular the hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim or demand whatsoever, of the Grantor, either in law or equity, of, in and to the above described premises, with the hereditaments and appurtenances: TO HAVE AND TO HOLD the said premises as above described, with the appurtenances, unto the Grantee, its heirs and assigns forever.

And the Grantor, for itself, and its successors, does covenant, promise and agree, to and with the Grantee, its heirs and assigns, that it has not done or suffered to be done, anything whereby the said premises hereby granted are, or may be, in any manner encumbered or charged, except as herein recited; and that the said premises, against all persons lawfully claiming, or to claim the same, by, through or under it, it WILL WARRANT AND DEFEND, subject to the matters described on **Exhibit B**, and not otherwise

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Executed as of the date stated above.

Affix Deed Tax Stamp Here

By:______________________________
Name:____________________________
Title:_____________________________

THE STATE OF ILLINOIS §
§
COUNTY OF __________ §

This instrument was acknowledged before me on _________ ___, 2004, by _________________, _________________ of _______________________, on behalf of said______________________________.

____
Notary Public, State of Illinois

Notarial stamp or seal (or other title or rank):

This instrument was drafted by (and please return to):

Check here if part or all of the land is Registered (Torrens) ☐

Tax statements for the Property should be sent to:

____
____
____

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

PERMITTED EXCEPTIONS

Exhibit D-2

BILL OF SALE

For valuable consideration, the receipt and sufficiency of which are acknowledged, ________________________________, a __________ ("Seller"), and pursuant to the terms of a Contribution Agreement dated of even date herewith (the "Agreement"), sells transfers and conveys to ________________ L.L.C., a ______ limited liability company (" Company"), all of the personal property owned by Seller, if any, located within or used in connection with the operation of the improvements on real property described in Exhibit A hereto (the "Personal Property"). Seller warrants that it owns and sells and transfers to Company the Personal Property subject only to the liens and encumbrances described in the Agreement.

To have and to hold the same unto Company, its successors and assigns, forever.

Seller represents and warrants to Company that Seller is the absolute owner of said Personal Property, subject to all liens, charges, and encumbrances pursuant to the Loan Documents, and that Seller has the full right, power and authority to sell said Personal Property and make this Bill of Sale. EXCEPT AS SET FORTH IN THIS BILL OF SALE, THE PERSONAL PROPERTY SOLD HEREUNDER IS SOLD IN ITS "AS IS", "WHERE IS" CONDITION, WITHOUT ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER.

The terms and provisions of this Bill of Sale and the Agreement shall survive the conveyance of the Personal Property. This Bill of Sale may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

Dated: ________________, 2004

COMPANY

______________________________, a
___________ limited liability company
By: IN RETAIL FUND, L.L.C., a Delaware limited liability company
By: IN RETAIL MANAGER, L.L.C., a Delaware limited liability company, Manager

By: **Inland Real Estate Corporation**, a Maryland corporation
Name: ____________________
Title: ____________________

SELLER

____
________________, a _____________

By: ____________________
Name:
Title: ____________________

NYSTRS

The New York State Teachers' Retirement System

By:______________________________
Its: ______________________________

Exhibit D-3

This document was drafted by and
upon recording should be returned to:

Levenfeld Pearlstein, LLC
211 Waukegan Road, Suite 300
Northfield, Illinois 60093
Attention: Marc Joseph, Esq.

ASSIGNMENT AND ASSUMPTION OF LEASES

This ASSIGNMENT OF LEASES (this "Assignment") is dated as of the _____ day of May, 2004 by and between ____, a ____________ ("Assignor"), and ______________________ L.L.C., a ________ limited liability company (the "Company").

WITNESSETH:

A. Inland Real Estate Corporation, a Maryland corporation, and IN Retail Fund, L.L.C., a Delaware limited liability company (the "LLC") are parties to that certain Contribution Agreement dated of even date herewith ("Agreement") with respect to certain real property located at ______________________________________, and other assets and property all as more particularly described in the Agreement ("Property").

B. Pursuant to the terms of the Agreement, the LLC has directed the Assignor to assign to the Company certain lease agreements, including any amendments, modifications and supplements thereto (the "Leases") by and between Assignor, as landlord, and various tenants, as more particularly set forth on **Schedule I** attached hereto, complete copies of each of which Leases have been delivered by Assignor to the Company.

C. Assignor has agreed to assign and transfer the Leases to the Company, and the Company has agreed to accept such assignment and assume all of Assignor's rights, title and interest in and to the Leases.

NOW, THEREFORE, in consideration of the terms and provisions set forth herein and in the Agreement, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, IT IS AGREED:

1. Assignment; Leases. Effective as of the date hereof, Assignor hereby sells, grants, transfers and assigns to the Company, its successors and assigns, with the benefit of all representations and warranties set forth in the Agreement, and the Company hereby assumes, from and after the date hereof, all leases, occupancy agreements or letting agreements respecting the Property, including the Leases, together with all rights, powers, privileges, option and other benefit of Assignor thereunder and in any deposits, prepaid rent and any other fees or payments made in connection therewith.

2. Acceptance. Effective as of the date set forth above, the Company hereby accepts the foregoing assignment and from and after such date shall fully and timely perform the obligations of Assignor pursuant to the Leases accruing from and after the date hereof.

3. Successors and Assigns. The terms and conditions of this Assignment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

4. Survival. The terms and provisions of this Assignment shall survive the conveyance of the Leases.

5. Counterparts. This Assignment may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date and year first set forth above.

ASSIGNOR:

______________________________________,
a ______________________

By: ______________________________
Name:
Title: ____________________________

COMPANY:

______________ **L.L.C.**, a __________ limited liability company

By: IN RETAIL FUND, L.L.C.,
a Delaware limited liability company,
Manager

By: **In Retail Manager, L.L.C.**, a Delaware limited liability company, Manager

By: **Inland Real Estate Corporation,**
a Maryland corporation, Manager

____
Name:
Title: ____________________

Exhibit D-4

ASSIGNMENT AND ACCEPTANCE OF CONTRACTS

This ASSIGNMENT AND ACCEPTANCE OF CONTRACTS (this "Assignment") is dated as of the _____ day of __________, 2004 by and between ____________________________________, a ____________________ ("Assignor"), and ________________, L.L.C., a ____________ limited liability company (the "Company").

RECITALS:

A. Inland Real Estate Corporation, a Maryland corporation, and IN Retail Fund, L.L.C., a Delaware limited liability company (the "LLC") are parties to that certain Contribution Agreement dated of even date herewith ("Agreement") pursuant to which Assignor has agreed to convey title to certain real property located at ___________________________________, and other assets and property all as more particularly described in the Agreement ("Property").

B. Pursuant to the terms of the Agreement, the LLC has directed the Assignor to assign the Contracts (as defined in the Agreement) to the Company.

C. In connection with the conveyance of the Property and pursuant to the Agreement, Assignor has agreed to assign and transfer to the Company, and the Company has agreed to accept such assignment and assume, all of Assignor's rights, title and interest in and to, inter alia, all contracts, and agreements respecting the Property.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, it is agreed as follows:

1. Recitals. It is hereby agreed that the Recitals are true and correct and are hereby incorporated into the body of this Assignment.

2. Assignment. Effective as of the date set forth above, Assignor hereby assigns conveys and transfers to the Company with the benefit of all representations and warranties contained in the Agreement and the Company hereby assumes the obligations under all contracts and agreements affecting the Property accruing from and after the date set forth above, including all rights of Assignor to receive contribution or indemnity, including all such agreements specifically set forth on **Schedule I** attached hereto (collectively, the "Contracts").

3. Acceptance. Effective as of the date set forth above, the Company hereby accepts the foregoing assignment and from and after such date shall fully and timely perform Assignor's obligations under the Contracts accruing from and after the date set forth above.

4. Successors and Assigns. The terms and conditions of this Assignment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

5. Survival. The terms and provisions of this Assignment shall survive the conveyance of the Property.

6. Counterparts. This Assignment may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date and year first set forth above.

ASSIGNOR:

______________________________________,
a ______________________

By: ______________________________
Name:
Title: ____________________________

COMPANY:

______________________, L.L.C., a __________
limited liability company

By: **IN RETAIL FUND, L.L.C.,** a Delaware limited liability company

By: **IN RETAIL MANAGER, L.L.C.,**
a Delaware limited liability company,
Manager

By: **Inland Real Estate Corporation,**
a Maryland corporation, Manager

____
Name:
Title: ________________________

SCHEDULE I

CONTRACTS

Exhibit D-5

ASSIGNMENT AND ACCEPTANCE OF PERMITS, LICENSES GUARANTIES, WARRANTIES AND GENERAL INTANGIBLES

This ASSIGNMENT AND ACCEPTANCE OF PERMITS, LICENSES, GUARANTIES, WARRANTIES AND GENERAL INTANGIBLES (this "Assignment") is dated as of the _____ day of __________, 2004 by and between ________________________________, a ____________________ ("Assignor"), and _________________ L.L.C., a ____________ limited liability company (the "Company").

RECITALS:

A. Inland Real Estate Corporation, a Maryland corporation, and IN Retail Fund, L.L.C., a Delaware limited liability company (the "LLC") are parties to that certain Contribution Agreement dated of even date herewith ("Agreement") pursuant to which Assignor has agreed to convey title to certain real property located at ____, and other assets and property all as more particularly described in the Agreement ("Property").

B. Pursuant to the terms of the Agreement, the LLC has directed the Assignor to assign the Permits, Rights and General Intangibles (as defined in the Agreement) to the Company.

C. Pursuant to the Agreement, the Assignor has agreed to assign and transfer to the Company, and the Company has agreed to accept such assignment, all of Assignor's rights, title and interest in and to all permits, licenses, guaranties, warranties and general intangibles which encumber, benefit or otherwise affect the Property or its development.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, it is agreed as follows:

1. Recitals. It is hereby agreed that the Recitals are true and correct and are hereby incorporated into the body of this Assignment.

2. Assignment. Effective as of the date set forth above, Assignor hereby assigns conveys and transfers to the Company and the Company hereby assumes, with the benefit of all representations and warranties contained in the Agreement, all of Assignor's rights, title and interest in and to all permits, licenses, guaranties, warranties and general intangibles which encumber, benefit or otherwise affect the Property or its development accruing from and after the date set forth above, including without limitation, the items relating to the Property which are set forth on **Schedule I** attached hereto (collectively, the "Permits, Rights and General Intangibles").

3. Acceptance. Effective as of the date set forth above, the Company hereby accepts the foregoing assignment of Permits, Rights and General Intangibles.

4. Successors and Assigns. The terms and conditions of this Assignment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

5. Survival. The terms and provisions of this Assignment shall survive the conveyance of the Property.

6. Counterparts. This Assignment may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date and year first set forth above.

ASSIGNOR:

____,
a ____________________

By: ________________________________
Name:
Title: ______________________________

COMPANY:

______________________, **L.L.C.,** a ________ limited liability company

By: IN RETAIL FUND, L.L.C., a Delaware limited liability company, Manager

By: IN RETAIL MANAGER, L.L.C.,
a Delaware limited liability company,
Manager

By: **Inland Real Estate Corporation,**
a Maryland corporation, Manager

____
Name:
Title: ________________________

SCHEDULE 1

Permits, Rights and General Intangibles

Exhibit E

FORM OF BANK APPROVAL

LENDER APPROVAL AND ESTOPPEL

THIS LENDER APPROVAL AND ESTOPPEL, dated as of ____________ __, 2004 (the "**Agreement**") is by and among ________________, a ______________ (the "**Lender**"), **[INSERT NAME OF APPLICABLE INLAND ENTITY]**, a _______________ (the "**Existing Borrower**") and **[In Retail Fund _____________, L.L.C.]**, a ________________ limited liability company (the "**New Borrower**").

RECITALS

WHEREAS, Lender has made a loan to Existing Borrower in the principal amount of _____________________ Dollars ($_______________) (the "**Loan**"), which is evidenced by that certain **[Note]** dated _____________ (the "**Existing Note**"). The Existing Note is secured by, among other things:

(i) **[INSERT DESCRIPTIONS OF ALL APPLICABLE EXISTING LOAN DOCUMENTS]**; and

(ii) **[INSERT DESCRIPTIONS OF ALL APPLICABLE EXISTING LOAN DOCUMENTS]**.

The foregoing documents, together with all other documents evidencing and securing the Loan (all such documents being listed on **Exhibit A** attached hereto), are herein collectively referred to as the "**Existing Loan Documents**". Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the **[INSERT NAME OF APPLICABLE EXISTING LOAN DOCUMENT]**;

WHEREAS, as of **[INSERT APPLICABLE DATE]**, Existing Borrower is contributing all of its rights, title and interests in and to the **[Property] [INSERT APPROPRIATE DEFINED TERM FROM APPLICABLE EXISTING LOAN DOCUMENT]** to the New Borrower (the "**Contribution**"). Under the terms of the Existing Loan Documents, the Contribution would not be permitted without the Lender's consent, and Existing Borrower and New Borrower have requested such consent of Lender; and

WHEREAS, Lender, Existing Borrower and New Borrower are entering into this Agreement to evidence their agreement with respect to the Contribution of the Property legally described in **Exhibit B** attached hereto to New Borrower, the assumption of the Existing Loan Documents by New Borrower, and the effect of the transfer of the Property on the Existing Loan Documents.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

E. Incorporation of Recitals, Definitions. The foregoing recitals are hereby incorporated into and made a part of this Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the **[INSERT NAME OF APPLICABLE EXISTING LOAN DOCUMENT]**.

F. Lender's Consent; Assumption by New Borrower.

1. Subject to the undertakings and agreements of New Borrower set forth herein, Lender hereby consents to the Contribution of the Property in its entirety by Existing Borrower to New Borrower and acknowledges and agrees that such Contribution will not result in a violation or Event of Default under any of the Existing Loan Documents.

2. By its execution and delivery of this Agreement, New Borrower hereby assumes and agrees to perform (subject to the further provisions of this Section) all of the respective obligations, duties, and liabilities of Existing Borrower arising, accruing or required to be performed after the date hereof under the Existing Loan Documents.

G. Confirmations under Loan. As of the date hereof, Lender's records reflect that (a) the unpaid principal balance of the Loan is $_______________, and (b) regular monthly payments of principal and interest under the Loan have been received for all installments thereof required to have been paid through _____________. Lender has not given notice of any default under the Existing Loan Documents that has not been cured as of the date of this Agreement. In addition, to the knowledge of Lender, (1) the Existing Borrower is not in material breach of, or materially in default of, any of the provisions of the Existing Loan Documents, and (2) no matter or condition has occurred or exists which with the giving of notice or the passage of time (or both) would constitute an Event of Default under any of the Existing Loan Documents.

H. Nonrecourse to NYSTRS. The Lender hereby acknowledges and agrees that in no event shall any claims arising under or in connection with the Existing Loan Documents for which Lender may have personal recourse be asserted against The New York State Teachers' Retirement System ("**NYSTRS**"), a member of In Retail Fund, L.L.C., a Delaware limited liability company (the "**Fund**").

I. Permitted Transfers. The Lender hereby acknowledges and agrees that direct or indirect transfers of the Property, or membership interests in the Fund to NYSTRS or Inland Real Estate Corporation (each, a "**Permitted Transfer**"), pursuant to Section 10.5, 10.6, 10.7, 10.9 or 10.13 of the Operating Agreement of the Fund, dated as of ________ __, 2004 (the "**Operating Agreement**") shall be permitted under the Existing Loan Documents so long as Inland Commercial Property Management, Inc., or such other property manager as is acceptable to the Lender in its reasonable discretion, is the property manager of the Property. The Lender hereby acknowledges and agrees that any loan assumption fees as set forth in the Existing Loan Documents or otherwise shall not apply to any Permitted Transfers.

J. <u>Notices</u>. From and after the date of this Agreement the address for the **[“Borrower”, “Trustor”, “Assignor”, “Debtor”, and/or “Maker”] [INSERT APPLICABLE DEFINED TERMS]** for purposes of **[Section ___ of the [INSERT NAME OF APPLICABLE EXISTING LOAN DOCUMENT]]** and the corresponding provisions of the other Existing Loan Documents, shall be as follows:

[Insert New Borrower Contact Information]

In Retail Fund __________, L.L.C.
____
____
____
Attention: ____________________
Fax No.: _____________________
Phone No.: ___________________

With a copies to:

Piper Rudnick LLP
203 North LaSalle Street
Suite 1800
Chicago, Illinois 60601
Attention: Ross Green, Esq.
Fax No.: 312/236-7516
Phone No.: 312/368-2132

and

Levenfeld Pearlstein, LLC
Two North LaSalle Street
Suite 1300
Chicago, Illinois 60602
Attention: Marc Joseph, Esq.
Fax No.: 312/346-8434
Phone No.: 312/476-7571

From and after the date of this Agreement the address for the **[“Beneficiary”, “Lender”, “Assignee”, and/or “Holder”][INSERT APPLICALBE DEFINED TERMS]** for purposes of **[Section ___ of the [INSERT NAME OF APPLICABLE EXISTING LOAN DOCUMENT]]** and the corresponding provisions of the other Existing Loan Documents, shall be as follows:

[Insert Lender Contact Information]

____
____
____
____
Attention: ____________________
Fax No.: ______________________
Phone No.: ____________________

With a copy to:

____
____
____
____
Attention: ____________________
Fax No.: ______________________
Phone No.: ____________________

Such addresses remain subject to change in the manner provided **[Section ___ of the [INSERT NAME OF APPLICABLE EXISTING LOAN DOCUMENT]]**.

K. __Continuation of Liens__. Nothing contained in this Agreement or any of the various other documents being executed concurrently herewith shall be construed to disturb, discharge, cancel, impair or extinguish the indebtedness and obligations evidenced by the Note and secured by the **[Mortgage]** or other Existing Loan Documents or waive, release, impair, or affect the lien of the **[Mortgage]** or the validity or priority thereof.

L. __Agreement Controlling__. In the event of a conflict or inconsistency between the provisions of this Agreement and the provisions of the Existing Loan Documents, the provisions of this Agreement shall govern. The provisions of the Existing Loan Documents are in full force and effect except as modified by this Agreement, and the Existing Loan Documents as so modified are ratified and confirmed by the parties to this Agreement.

M. __Miscellaneous__.

1. If any provision hereof should be held unenforceable or void, that provision shall be deemed severable from the remaining provision and in no way affect the validity of this Agreement.

2. This Agreement shall be governed by and construed in accordance with the laws of the State of ______________, without regard to principles of conflicts of laws.

3. This Agreement and the Existing Loan Documents set forth the entire understanding between New Borrower and Lender relative to the Loan, and the same shall not be amended except by a written instrument duly executed by each of New Borrower and Lender.

4. The provisions hereof shall be binding upon New Borrower and Lender and the successors and assigns of New Borrower and Lender, including successors in interest of New Borrower in and to all or any part of the Property, and shall inure to the benefit of Lender and its successors and assigns.

5. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had executed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

6. The Recitals and the Exhibits to this Agreement are hereby incorporated into and shall be deemed a part of this Agreement.

7. This Agreement is subject to the limitations on liability set forth in Section __of the **[Mortgage]**.

[Signatures contained on following pages]

IN WITNESS WHEREOF, Existing Borrower, New Borrower and Lender have caused this Agreement to be executed as of the day and year first above written.

EXISTING BORROWER:	**[INSERT NAME OF APPLICABLE INLAND ENTITY]**, a ___________ ___________
	By:________________________ Name:______________________ Title:______________________
NEW BORROWER:	**IN RETAIL FUND _________, L.L.C.**, a __________ limited liability company
	By:________________________ Name:______________________ Title:______________________
LENDER:	**[INSERT NAME OF LENDER]**
	By:________________________ Name:______________________ Title:______________________

Exhibit A

[DESCRIBE EACH EXISTING LOAN DOCUMENT]

Exhibit B

[INSERT LEGAL DESCRIPTION OF PROPERTY]

Exhibit F

FORM OF TENANT ESTOPPEL CERTIFICATE

TO: [Name and Address of Purchaser] ("Purchaser")

[Name and Address of Seller] ("Seller")

Re: ______________________________ (the "Property")

Gentlemen:

The following certifications are made with the knowledge that the addressees set forth above are relying on them in connection with the purchase and sale of the Property.

The undersigned ("Tenant"), being the Tenant under the lease referred to in Paragraph 1 below, covering certain premises ("Leased Premises") in the Property, hereby certifies to the addressees that the following statements are true, correct and complete as of the date hereof:

1. Tenant is the tenant under a lease dated ________________ with ________________ ("Landlord"), demising to Tenant approximately ______________ (________) square feet in the Property. The initial term of the lease commenced on ________________, _____, and will expire on ______________, _______, exclusive of unexercised renewal options and extension options contained in the lease. There have been no amendments, modifications or revisions to the lease, except as follows: (if none, write "none"): ________________________________.

Such lease, and all amendments and other agreements referred to above, are referred to in the following portions of this certificate collectively as the "Lease." The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Leased Premises and the Property.

2. The Lease has been duly authorized and executed by Tenant and is in full force and effect.

3. Tenant is presently occupying the Leased Premises. The Lease has not been assigned by Tenant and no sublease, concession agreement or license covering the Lease Premises, or any portion of the Leased Premises, has been entered into by Tenant, except as follows: (if none, write "none"):____.

4. [Revise for Consistency with Leases, if necessary.] Tenant is currently obligated to pay fixed or base rent under the Lease in the annual amount of ________________ Dollars ($____________), payable in monthly installments of __________________ Dollars ($______________). Rent has been paid under the Lease through ______________, ______. No rent under the Lease has been paid

more than one (1) month in advance, and no other sums have been deposited with Landlord other than ____________ Dollars ($__________) deposited as security under the Lease. Percentage Rent for the last fiscal year of Tenant ending _______________, _____ in the amount of ____________ Dollars ($__________) has been paid by Tenant to Landlord. Tenant's obligation to pay taxes and operating expenses is currently in the amount of $__________ per month. Tenant has not been directed to pay the rent to any party other than Landlord or Landlord's property manager.

5. Tenant has furnished Landlord with a security deposit in the amount of $________, in the form of [circle one] cash/letter of credit.

6. Neither Landlord nor, to Tenant's knowledge, Tenant is in default under the Lease, and Tenant has no defense, claim, counterclaim or right of offset against Landlord with respect to any obligations or liabilities of Tenant under the Lease.

7. All obligations and conditions under the Lease to be performed by Landlord as of the date hereof have been performed. There is no unexpired rental concession or abatement under the Lease, all improvements required to be made by Landlord have been completed, and all allowances, reimbursements or other obligations of Landlord for the payment of money to or for the benefit of Tenant have been paid in full in accordance with the terms of the Lease.

8. Tenant has not given notice to Landlord of Tenant's intent to vacate the Leased Premises or terminate the Lease, to expand the Leased Premises or to renew or extend the term of the Lease.

9. Tenant is not currently subject to any bankruptcy proceeding.

10. Tenant has no options to acquire all or any part of the Property.

EXECUTED as of the _____ day of ______________, 20____.

TENANT

(Name of Tenant)

By:______________________________
Name:____________________________
Title:_____________________________

Exhibit G

REA ESTOPPEL CERTIFICATE

TO: [Name and Address of Purchaser] ("Purchaser")

[Name and Address of Seller] ("Seller")

Re: Acquisition of ________________________________ (the "Property") by the Purchaser from the Seller.

Gentlemen:

The following statements are made with the knowledge that Purchaser is relying on them in connection with the purchase of the Property and the assignment to Purchaser of the REA (defined below) in connection therewith, and Purchaser and Seller, and their respective lenders, successors and assigns, and successor owners of the Property (collectively, the "Beneficiaries") may rely on them for that purpose, specifically including any lender making a loan to Purchaser in connection with Purchaser's acquisition of the Property.

The undersigned, being the fee owner of certain property that constitutes a part of the Property (the "Site"), hereby certifies to Purchaser and the other Beneficiaries that the following statements are true, correct and complete as of the date hereof:

1. The undersigned is a party to that certain Reciprocal Easement and Operation Agreement entered into by Seller and ______________________ [modify as appropriate] (collectively with the Seller, the "Other Parties") dated as of _____________, 20__ and recorded in the __________ County Register of Deed's Office (the "Register's Office") as Document No. ___________ (Volume ___, Page _____) as amended by ____________________, dated _________., 20__ and recorded in the Register's Office as Document No. ________ (collectively, the "REA"). Except as set forth in this Paragraph 1, there have been no amendments, modifications or revisions to the REA.

2. The REA is in full force and effect.

3. To the best of the undersigned's knowledge, the undersigned is not in default under the REA beyond any applicable cure period and no event has occurred which, with or without the giving of notice or lapse of time, or both, could result in such a default.

4. No controversy presently exists between the undersigned and the Other Parties with respect to the REA.

5. To the best of the undersigned's knowledge, the Other Parties are not in default under the REA beyond any applicable cure period and, to the best of the undersigned's

knowledge, no event has occurred which, with or without the giving of notice or lapse of time, or both, could result in such a default.

6. This estoppel certificate is binding upon the undersigned and its successors and assigns and may be relied upon by Purchaser and the other Beneficiaries, and if any mortgage loan encumbering the Property becomes the subject of any securitization, may also be relied upon by the credit rating agency, if any, rating the securities collateralized by the mortgage loan as well as any issuer of such securities and any servicer and/or trustee acting in respect of such securitization.

EXECUTED as of the ___ day of _______, 200__.

____

By:_____________________________
Name:___________________________
Title:____________________________

Schedule 7(b)-1

TITLE INSURANCE ENDORSEMENTS

SEE LIST ATTACHED

Schedule 7(b)-1
Title Insurance Endorsements

[redacted]																	
Inland Real Estate Corporation, a Maryland corporation New commitment indicates Inland Real Estate-Illinois, L.L.C. and Inland Real Estate-Randall Square, L.L.C, a Delaware limited liability company	Randall Square Geneva, IL	E PF	E PF With loading	E PF	E PF	E PF	E PF	E PF	E PF	E PF	E PF	E PF	PF		E PF	Affirmative coverage PF	E – special endorsement regarding declaration E – special broker lien related endorsement PF – special parking endorsement
Inland Real Estate Corporation	1111 East Golf Road Woodfield Commons Schamburg, IL	E PF	E with loading PF with loading	E PF	PF	E PF	E PF	E PF	E PF	E PF	E PF	E PF	PF	E PF	PF	Parcel removal PF	
Inland Real Estate – Illinois, L.L.C., a Delaware limited liability company	Thatcher Woods River Grove, IL	E PF	E PF	E PF	E PF	E PF	E PF	E PF	E PF	E PF	E PF	PF	E PF		E PF	E PF	
LaSalle Bank National Association as successor Trustee to American National Bank, as Trustee dated 1/5/00 AKA Trust #125601-08	8650 S. Lafayette Chatham Ridge Chicago, IL	E PF	E/with loading PF	E PF	E PF	PF	E PF	E PF	E PF	E PF	E PF	E PF	PF		E PF	PF w/____ coverage	
Inland Real Estate Corporation New title shows Inland Six Corners, L.L.C., a Delaware limited liability company	Marketplace at Six Corners Chicago, IL	E PF	E/with loading PF	E PF	PF	PF	E PF	E PF	E PF	E PF	E PF	PF	E PF		PF	E PF Forced removal	E – special endorsement
LaSalle Bank National Association; as successor trustee to American Nat'l Bank, as Trustee dated March 11, 1997 AKA Trust # 122703-02 (per owners policy) Inland Real Estate – Illinois	Cobblers Crossing Elgin, IL	PF	E/with loading PF	E PF	PF	E PF	E PF	E PF	PF	E PF	E PF	E PF	PF		E PF		

CHGO2:20175764.1

[redacted]																	
L.L.C. – current title holder																	
Inland Real Estate Corporation	Shoppes at Mill Creek Palos Park, IL	PF	E PF	E PF	PF	E PF	E PF	E PF	E PF	E PF	E PF	E PF	PF		PF	E PF	
Inland Forest Lake Marketplace, L.L.C., a Delaware limited liability company	Forest Lake 2009 Broadway Avenue West; Forest Lake, MN	E PF	E PF	PF	PF	PF	E PF	E PF	E PF	E PF	E PF	PF	E PF		PF	PF	E – special endorsement E – arbitration E – Fairway PF - fairway

E = Endorsement issued on existing owners policy.
PF = Endorsement issued on current Pro Forma.

CHGO2:20175764.1

Cobbler Crossing
Contribution Agreement
Exhibits

1020-50 Summit Road
Elgin, IL 60120
Bldg #182

102,643 square feet

Schedule 1(c)
Lease Inventory

Cobbler Crossing – Elgin, IL

Leases:

Goodyear Lease dated 3/5/92

Sally Beauty Lease dated 8/5/96
- Lease Rider dated 8/5/96
- Option Extension Letter dated 3/29/01

Elgin Resale Lease dated 6/16/99
- Guaranty dated 6/18/99
- Assignment & Assumption dated 11/17/03

Subway Lease 4/11/02
- Memorandum of Lease dated 5/8/02

Panda Restaurant Lease dated 7/5/94
- Amendment dated 12/30/95
- Assignment dated 8/13/97
- Lease Extension Agreement dated 10/14/03

Elgin Dental Lease dated 10/5/93

Fantastic Sams Lease dated 3/23/93
- Option Agreement dated 8/6/93
- Assignment dated 8/6/93
- Assignment dated 8/31/98
- Lease Extension dated 12/28/98
- Lease Amendment dated 6/27/00
- 2nd Lease Extension dated 8/21/03

The UPS Store Lease dated 8/3/91
- Lease Extension dated 4/15/99
- Lease Extension dated 10/14/03

Radio Shack Lease dated 4/19/00

Country Companies Lease dated 8/9/01
- Lease Commencement Letter 10/11/01

Jewel Food Store Lease dated 1/31/91
- 1st Amendment dated 3/30/92
- Special Event License for Space dated 6/5/02

City Nails Lease dated 3/31/04

H&R Block Lease dated 11/24/99
Exercise of Option Letter dated 1/27/03

Summit Cleaners Lease dated 12/6/90
First Amendment dated 5/29/91
Second Amendment dated 8/16/93
Lease Extension dated 8/18/98
Lease Extension Amendment dated 1/8/03

Sir Nick's Lease dated 10/8/98
Commencement Letter dated 12/22/98
Option Extension Letter dated 1/9/03

Curves for Women Lease dated 12/15/03
Rider to Lease dated 11/14/03

Easement Agreements:

Declaration of Easement dated 5/26/92

Reciprocal Easement Agreement dated 8/17/94

Easement Agreement dated 12/3/03

Defaults:

None

Schedule 1(d)
Rights

Cobbler Crossing – Elgin, IL

There are no other trade names owned by Inland, other than Cobbler Crossing, used in connection with this Property, nor any other warranties, guarantees, licenses or other matters.

Schedule 1(e)
Permits

Cobbler Crossing – Elgin, IL

None

Schedule 7(b)-2
Permitted Exceptions

Cobbler Crossing – Elgin, IL

GENERAL REAL ESTATE TAXES FOR THE YEAR 2004 AND SUBSEQUENT YEARS, WHICH ARE NOT YET DUE AND PAYABLE.

MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND CONTRACTS, SECURITY AGREEMENT AND FIXTURE FILING DATED FEBRUARY 18, 1998 AND RECORDED FEBRUARY 24, 1998 AS DOCUMENT 98145288 MADE BY INLAND REAL ESTATE CORPORATION, A MARYLAND CORPORATION TO ALLSTATE LIFE INSURANCE COMPANY, AN ILLINOIS INSURANCE CORPORATION TO SECURE A NOTE FOR $5,476,500.00

ASSIGNMENT AND ASSUMPTION AGREEMENT EXECUTED BY AND AMONG INLAND REAL ESTATE CORPORATION, A MARYLAND CORPORATION, AS ASSIGNOR, INLAND REAL ESTATE-ILLINOIS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, AS ASSIGNEE AND ALLSTATE LIFE INSURANCE COMPANY, AS LENDER, RECORDED DECEMBER 30, 1999 AS DOCUMENT 09205782.

ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES AND RENTS RECORDED ____________ AS DOCUMENT NUMBER ______________ MADE BY ________________ TO ______________________.

SECURITY INTEREST OF ALLSTATE LIFE INSURANCE COMPANY, SECURED PARTY, IN CERTAIN DESCRIBED CHATTELS ON THE LAND, AS DISCLOSED BY FINANCING STATEMENT NAMING INLAND REAL ESTATE CORPORATION AS DEBTOR AND RECORDED MARCH 12, 1998 AS DOCUMENT NO. 98U02268.

ASSIGNMENT OF SECURITY INTEREST RECORDED ____________ AS DOCUMENT NUMBER ___________.

ASSIGNMENT OF LEASES AND RENTS RECORDED FEBRUARY 24, 1998 AS DOCUMENT NO. 98145289 MADE BY INLAND REAL ESTATE CORPORATION, A MARYLAND CORPORATION TO ALLSTATE LIFE INSURANCE COMPANY, AN ILLINOIS INSURANCE CORPORATION.

ASSIGNMENT AND ASSUMPTION AGREEMENT EXECUTED BY AND AMONG INLAND REAL ESTATE CORPORATION, A MARYLAND CORPORATION, AS ASSIGNOR, INLAND REAL ESTATE-ILLINOIS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, AS ASSIGNEE AND ALLSTATE LIFE INSURANCE COMPANY, AS LENDER, RECORDED DECEMBER 30, 1999 AS DOCUMENT 09205782.

ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES AND RENTS RECORDED _____________ AS DOCUMENT NUMBER _________ MADE BY __________ TO ___________.

RIGHTS OF TENANTS, AS TENANTS ONLY, UNDER UNRECORDED LEASES, AS FOLLOWS:

GOODYEAR
SALLY BEAUTY
ELGIN RESALE
SUBWAY
PANDA RESTAURANT
ELGIN DENTAL
FANTASTIC SAMS
THE UPS STORE
RADIO SHACK
COUNTRY COMPANIES
JEWEL FOOD STORE
CITY NAILS
H&R BLOCK
SUMMIT CLEANERS
SIR NICK'S
CURVES FOR WOMEN

LEASE DATED MARCH 5, 1992 AND RECORDED FEBRUARY 2, 1993 AS DOCUMENT 93083224 DEMISING THE LAND TO GOODYEAR TIRE & RUBBER COMPANY FOR A TERM OF 15 YEARS.

MEMORANDUM OF LEASE TO JEWEL FOOD STORES, INC., A NEW YORK CORPORATION, RECORDED JUNE 3, 1992 AS DOCUMENT 92388102. TERMS AND PROVISIONS OF THE SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT EXECUTED BY AND BETWEEN JEWEL FOOD STORES, INC., A NEW YORK CORPORATION (TENANT), INLAND COMMERCIAL PROPERTY MANAGEMENT, INC., AN ILLINOIS CORPORATION (LANDLORD),AND ALLSTATE LIFE INSURANCE COMPANY, RECORDED APRIL 20, 1998 AS DOCUMENT 98312947, WHICH INSTRUMENT SUBORDINATES THE ABOVE LEASE TO THE LIEN OF THE MORTGAGE RECORDED AS DOCUMENT 98145288.

GRANT OF A 15 FOOT PERPETUAL EASEMENT DATED MARCH 2, 1979 AND RECORDED MARCH 12, 1979 AS DOCUMENT 24875808 MADE BY STEWART WARNER CORPORATION TO CITY OF ELGIN FOR THE PURPOSE OF ENABLING THE CITY TO USE, OPERATE, MAINTAIN AND REPAIR A SANITARY SEWER BENEATH THE SURFACE OF THE LAND, TOGETHER WITH MANHOLES AND OTHER APPURTENANCES THEREOF, UPON THE LAND

SUBJECT, HOWEVER, TO THE TERMS AND CONDITIONS CONTAINED, THEREIN, AS SHOWN ON THE PLAT OF SURVEY DATED JANUARY 22, 1998, AND LAST REVISED JUNE 25, 2004 AS NEW JOB NUMBER 2004-0655 PROJECT 569 PREPARED BY EDWARD J. MOLLOY & ASSOCIATES, LTD., JOB # 970354.

(AFFECTS THE NORTHERLY AND WESTERLY PARTS OF THE LAND AND OTHER PROPERTY NOT NOW IN QUESTION, ALSO SHOWN ON THE PLAT OF COBBLER'S CROSSING RETAIL SUBDIVISION, RECORDED JULY 12, 1994 AS DOCUMENT 94606528, AFFECTING THE WEST LINE OF LOTS 1 AND 2)

EASEMENT AGREEMENT DATED DECEMBER 11, 1978 AND RECORDED MARCH 29, 1979 AS DOCUMENT 24897391, (ALSO DISCLOSED BY COBBLER'S CROSSING RETAIL SUBDIVISION RECORDED JULY 12, 1994, AS DOCUMENT 94606528) MADE BY STEWART WARNER CORPORATION TO SANITARY DISTRICT OF ELGIN, KANE AND COOK COUNTIES, ILLINOIS AND THE CITY OF ELGIN, A MUNICIPAL CORPORATION OF THE STATE OF ILLINOIS FOR THE PURPOSE OF MAINTAINING, OPERATING, REPAIRING, RENEWING AND USING THE SEWER FACILITY FOR THE PURPOSES FOR WHICH THE SAME WAS DESIGNED, CONSTRUCTED AND INSTALLED, AS SHOWN ON THE PLAT OF SURVEY DATED JANUARY 22, 1998 AND LAST REVISED JUNE 25, 2004 AS NEW JOB NUMBER 2004-0655 PROJECT 569 PREPARED BY EDWARD J. MOLLOY & ASSOCIATES, LTD., JOB #970354.

RESTRICTIVE COVENANT DATED NOVEMBER 1, 1989 RECORDED DECEMBER 6, 1989 AS DOCUMENT 89582881 MADE BY KIMBALL HILL, INC., STATING THE PROPERTY SHALL NOT BE USED AS A COMMERCIAL BANK, SAVINGS AND LOAN ASSOCIATION, SAVINGS BANK, CREDIT UNION OR OTHER FINANCIAL INSTITUTION.

AMENDED BY MODIFICATION TO RESTRICTIVE COVENANT RECORDED DECEMBER 29, 1989 AS DOCUMENT 89622747.

GRANT OF EASEMENTS DATED DECEMBER 1, 1989 AND RECORDED DECEMBER 29, 1989 AS DOCUMENT 89622746 (ALSO DISCLOSED BY COBBLER'S CROSSING RETAIL SUBDIVISION, RECORDED JULY 12, 1994 AS DOCUMENT 94606528), MADE BY KIMBALL HILL, INC., TO THE COMMONWEALTH EDISON COMPANY, THE ILLINOIS BELL TELEPHONE COMPANY, NORTHERN ILLINOIS GAS COMPANY AND THE CITY OF ELGIN AND ANY CABLE TELEVISION COMPANY OR COMPANIES AUTHORIZED BY THE CITY OF ELGIN TO INSTALL CABLE FACILITIES FOR PUBLIC UTILITIES IN, UPON, UNDER, OVER AND ALONG THE LAND DESCRIBED AS FOLLOWS:

THAT PART OF THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 7, TOWNSHIP 41 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SAID SECTION 7 WITH THE WESTERLY LINE OF SHADY OAKS DRIVE IN COBBLER'S CROSSING UNIT 2, BEING A SUBDIVISION IN SOUTH 1/2 OF SAID SECTION 7, ACCORDING TO THE PLAT THEREOF RECORDED MARCH 22,1989 AS DOCUMENT NO. 89126888, SAID POINT BEING ALSO THE MOST SOUTHERLY SOUTHEAST CORNER OF LOT 1 IN SAID COBBLER'S CROSSING UNIT 2; THE FOLLOWING FOUR COURSES ARE ALONG THE WESTERLY LINE OF SAID SHADY OAKS DRIVE; THENCE SOUTHERLY ALONG A CURVED LINE CONVEX WESTERLY AND HAVING A RADIUS OF 370.00 FEET, AN ARC DISTANCE OF 126.57 FEET TO A POINT OF TANGENCY IN SAID LINE (THE CHORD OF SAID ARC BEARS SOUTH 02 DEGREES 48 MINUTES 59 SECONDS EAST, 125.96 FEET); THENCE SOUTH 12 DEGREES 36 MINUTES 59 SECONDS EAST ALONG A LINE TANGENT TO SAID LAST DESCRIBED CURVED LINE AT SAID LAST DESCRIBED POINT, 199.20 FEET TO A POINT OF CURVATURE IN SAID LINE; THENCE SOUTHERLY ALONG A CURVED LINE CONVEX EASTERLY, HAVING A RADIUS OF 500.00 FEET AND BEING TANGENT TO SAID LAST DESCRIBED LINE AT SAID LAST DESCRIBED POINT, AN ARC DISTANCE OF 104.62 FEET TO A POINT OF TANGENCY IN SAID LINE (THE CHORD OF SAID ARC BEARS SOUTH 06 DEGREES 37 MINUTES 19 SECONDS EAST, 104.43 FEET); THENCE SOUTH 00 DEGREES 37 MINUTES 39 SECONDS EAST ALONG A LINE TANGENT TO SAID LAST DESCRIBED CURVED LINE AT SAID LAST DESCRIBED POINT, 19.72 FEET TO A POINT 283.00 FEET, AS MEASURED ALONG THE WESTERLY LINE OF SAID SHADY OAKS DRIVE, NORTH OF THE INTERSECTION OF SAID WESTERLY LINE WITH THE NORTH LINE OF STATE ROUTE 58, THENCE NORTH 70 DEGREES 26 MINUTES 53 SECONDS WEST, 15.98 FEET TO AN INTERSECTION WITH A LINE 15.00 FEET, AS MEASURED AT RIGHT ANGLES, WEST OF AND PARALLEL WITH THE WEST LINE OF SAID SHADY OAKS DRIVE; THE FOLLOWING FOUR COURSES ARE ALONG A LINE 15.00 FEET, AS MEASURED AT RIGHT ANGLES OR RADIALLY, WESTERLY OF AND PARALLEL WITH OR CONCENTRIC WITH THE WESTERLY LINE OF SAID SHADY OAKS DRIVE; THENCE SOUTH 00 DEGREES 37 MINUTES 39 SECONDS WEST, 14.21 FEET TO A POINT OF CURVATURE; THENCE NORTHERLY ALONG A CURVED LINE CONVEX EASTERLY, HAVING A RADIUS OF 485.00 FEET AND BEING TANGENT TO SAID LAST DESCRIBED LINE AT SAID LAST DESCRIBED POINT, AN ARC DISTANCE OF 101.48 FEET TO A POINT OF TANGENCY (THE CHORD OF SAID ARC BEARS NORTH 96 DEGREES 37 MINUTES 19 SECONDS WEST, 101.30 FEET); THENCE NORTH 12 DEGREES 36 MINUTES 59 SECONDS WEST ALONG A LINE TANGENT TO SAID LAST DESCRIBED CURVED LINE AT SAID DESCRIBED POINT, 199.20 FEET TO A POINT OF CURVATURE; THENCE NORTHERLY ALONG A CURVED LINE CONVEX WESTERLY, HAVING A RADIUS OF 385.00 FEET AND BEING TANGENT TO SAID LAST DESCRIBED LINE AT SAID LAST DESCRIBED POINT, AN ARC DISTANCE OF 129.10 FEET TO THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SAID SECTION 7 (THE CHORD OF SAID ARC BEARS NORTH 03 DEGREES 00 MINUTES 36 SECONDS

WEST, 128.50 FEET); THENCE NORTH 87 DEGREES 07 MINUTES 45 SECONDS EAST ALONG SAID LAST DESCRIBED NORTH LINE, 15.22 FEET TO THE PLACE OF BEGINNING, IN COOK COUNTY, ILLINOIS, AS SHOWN ON THE PLAT OF SURVEY DATED JANUARY 22, 1998 AND LAST REVISED JUNE 25, 2004 AS NEW JOB NUMBER 2004-0655 PROJECT 569 PREPARED BY EDWARD J. MOLLOY & ASSOCIATES, LTD., JOB #970354.

(AFFECTING THE EAST 15 FEET OF LOT 1 IN COBBLER'S CROSSING RETAIL SUBDIVISION RECORDED JULY 12, 1994 AS DOCUMENT 94606528).

A 15 FOOT BUILDING LINE ACCORDING TO THE PLAT OF SUBDIVISION RECORDED MARCH 17, 1980 AS DOCUMENT 25393343 AND RE-RECORDED JANUARY 2, 1981 AS DOCUMENT 25723114 (ALSO DISCLOSED BY COBBLER'S CROSSING RETAIL SUBDIVISION RECORDED JULY 12, 1994 AS DOCUMENT 94606528).

A 10 FOOT PUBLIC UTILITIES EASEMENT ACCORDING TO THE PLAT OF SUBDIVISION RECORDED MARCH 17, 1980 AS DOCUMENT 25393343 AND RE-RECORDED JANUARY 2, 1981 AS DOCUMENT 25723114 OVER THE FOLLOWING:

(AFFECTS THE WESTERLY LINE OF LOT 1 IN COBBLER'S CROSSING RETAIL SUBDIVISION, RECORDED JULY 12, 1994 AS DOCUMENT 94606528, AS SHOWN ON THE PLAT OF SURVEY DATED JANUARY 22, 1998 AND LAST REVISED JUNE 25, 2004 AS NEW JOB NUMBER 2004-0655 PROJECT 569 PREPARED BY EDWARD J. MOLLOY & ASSOCIATES, LTD., JOB #970354).

EASEMENT OVER THE PROPERTY SHOWN WITHIN THE DOTTED LINES ON THE PLAT AND MARKED "EASEMENT" AND EASEMENT RESERVED FOR AND GRANTED TO NORTHERN ILLINOIS GAS COMPANY, ITS SUCCESSORS AND ASSIGNS, IN ALL PLATTED AREAS, STREETS, ALLEYS, OR OTHER PUBLIC WAYS AND PLACES SHOWN ON THE PLAT OF SUBDIVISION OF THE LAND FOR THE PURPOSE OF INSTALLING AND MAINTAINING ALL EQUIPMENT NECESSARY TO SERVE THE SUBDIVISION AND OTHER LAND WITH TELEPHONE AND ELECTRICAL SERVICE, TOGETHER WITH THE RIGHT TO OVERHAND AERIAL SERVICE WIRES AND THE RIGHT OF ACCESS TO SUCH WIRES, AS CREATED BY GRANT TO THE ILLINOIS BELL TELEPHONE COMPANY AND THE COMMONWEALTH EDISON COMPANY AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AND AS SHOWN ON THE PLAT OF SUBDIVISION RECORDED MARCH 17, 1980 AS DOCUMENT 25393343 AND RE-RECORDED JANUARY 2, 1981 AS DOCUMENT 25723114, AS SHOWN ON THE PLAT OF SURVEY DATED JANUARY 22, 1998 AND LAST REVISED JUNE 25, 2004 AS NEW JOB NUMBER 2004-0655 PROJECT 569 PREPARED BY EDWARD J. MOLLOY & ASSOCIATES, LTD., JOB #970354.

(AFFECTS THE WESTERLY LINE OF LOT 1 IN COBBLER'S CROSSING RETAIL SUBDIVISION, RECORDED JULY 12, 1994 AS DOCUMENT 94606528).

TERMS, PROVISIONS, CONDITIONS, COVENANTS AND RESTRICTIONS CONTAINED IN EASEMENT AGREEMENT DATED JUNE 30, 1990 AND RECORDED SEPTEMBER 14, 1990 AS DOCUMENT 90450686 MADE BY AND BETWEEN UNIVERSITY FINANCIAL SAVINGS, F.A., A FEDERAL SAVINGS AND LOAN ASSOCIATION AS SUCCESSOR BY MERGER WITH FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN ("UFS") AND HAMILTON PARTNERS RETAIL DIVISION #1, INC., AN ILLINOIS CORPORATION WHEREBY UFS AND HAMILTON GRANT TO EACH OTHER, A PERPETUAL EASEMENT FOR INGRESS AND EGRESS OF VEHICLES AND PEDESTRIANS BETWEEN THE UFS PROPERTY AND THE HAMILTON PROPERTY OVER THE MUTUAL EASEMENT PARCEL, A NOTED AND SHOWN ON THE PLAT OF SURVEY DATED JANUARY 22, 1998 AND LAST REVISED JUNE 25, 2004 AS NEW JOB NUMBER 2004-0655 PROJECT 569 PREPARED BY EDWARD J. MOLLOY & ASSOCIATES, LTD., JOB #970354.

(AFFECTS THE MOST SOUTHWESTERLY PORTION OF THE LAND)

DECLARATION OF EASEMENTS MADE BY H. P. SUMMIT PARTNERS LIMITED PARTNERSHIP, AN ILLINOIS LIMITED PARTNERSHIP TO NBD BANK ELGIN, N.A. RECORDED JUNE 30, 1992 AS DOCUMENT 92473750, ALSO DISCLOSED BY THE COBBLER'S CROSSING RETAIL SUBDIVISION, RECORDED JULY 12, 1994 AS DOCUMENT 94606528 AFFECTING THE EASTERLY LINE OF LOT 1 RE: NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS OVER A TRACT OF LAND, DESCRIBED IN SAID AGREEMENT ON EXHIBIT "C", AS SHOWN ON THE PLAT OF SURVEY DATED JANUARY 22, 1998 AND LAST REVISED JUNE 25, 2004 AS NEW JOB NUMBER 2004-0655 PROJECT 569 PREPARED BY EDWARD J. MOLLOY & ASSOCIATES, LTD., JOB #970354.

RECIPROCAL EASEMENT AGREEMENT BY AND BETWEEN H. P. SUMMIT PARTNERS LIMITED PARTNERSHIP, AN ILLINOIS LIMITED PARTNERSHIP AND TACO BELL CORP., A CALIFORNIA CORPORATION, RECORDED AUGUST 25, 1994 AS DOCUMENT 94753859, RELATING TO EASEMENTS FOR USE OF COMMON AREAS; EASEMENTS FOR UTILITIES TO TIE INTO AND CONNECT WITH EXISTING WATER, SANITARY AND OTHERS; EASEMENT FOR SELF-HELP; MAINTENANCE AND OPERATION OF COMMON AREAS AND IMPROVEMENTS; BUILDING AND TRANSFER RESTRICTIONS, AS NOTED ON THE PLAT OF SURVEY DATED JANUARY 22, 1998 AND LAST REVISED JUNE 25, 2004 AS NEW JOB NUMBER 2004-0655 PROJECT 569 PREPARED BY EDWARD J. MOLLOY & ASSOCIATES, LTD., JOB #970354.

(AFFECTS THE SOUTHWESTERLY PORTION OF THE LAND).

ENCROACHMENT OF THE DRIVEWAY LOCATED MAINLY ON THE LAND ONTO THE PROPERTY WEST AND ADJOINING BY AN UNSPECIFIED AMOUNT AS SHOWN ON PLAT OF SURVEY NUMBER 970354 BY EDWARD J. MOLLOY & ASSOCIATES, LTD., DATED JANUARY 22, 1998 AND LAST REVISED JUNE 25, 2004 AS NEW JOB NUMBER 2004-0655 PROJECT 569.

EASEMENT AGREEMENT BY AND BETWEEN THE CITY OF ELGIN, AN ILLINOIS MUNICIPAL CORPORATION AND INLAND REAL ESTATE-ILLINOIS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY GRANTING A PERMANENT AND EXCLUSIVE EASEMENT TO INSTALL, CONSTRUCT, OPERATE, USE, MAINTAIN, LOCATE, UPGRADE, REPAIR, SERVICE, REMOVE OR REPLACE A PUBLIC SIDEWALK. DATED DECEMBER 3, 2003 AND RECORDED JANUARY 16, 2004 AS DOCUMENT NUMBER 0401619184.

Schedule 8(a)
Consents

Cobbler Crossing – Elgin, IL

None

Schedule 8(e)
Environmental Matters

Cobbler Crossing – Elgin, IL

Phase I Environmental Site Assessment dated April, 1997, completed by Huff & Huff, Inc.

Post Closing Environmental Covenant dated February 19, 1998.

Draft Limited Subsurface Investigation Report, prepared on behalf of Morgan Stanley by Hygienetics Environmental Services, Inc. on June 17, 2004 that recommends obtaining a "No Further Remediation" letter in re Summit Cleaners.

Third Party inspection reports on existing Dry Cleaner Tenants obtained annually by Inland.

Schedule 8(f) and 8(g)

Proceedings and Lawsuits

COBBLER CROSSING –Elgin, IL

Evictions

Date	Shopping Center	PM	Tenant	Date of Default Notice	Action	Amount Due	Outside Counsel	Status
07/31/03	182 – Cobbler's Crossing – Elgin, IL	ND	17 – Skiles, Ernest and Nancy Catholic Bookstore	5 Day 07/02/03	Eviction & Collection	$14,591.96	Don Norton, Esq. (630) 427-0097	See update on Eviction Docket

Transactions

None

Documents Outstanding

None

Bankruptcies

None

Slip & Fall and Liens

None

Miscellaneous Litigation

None

Schedule 8(i)

Rent Rolls

Cobbler Crossing – Elgin, IL

Building: COBBLER CROSSING (182)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	CAM	Taxes	Insur	Other
182	1	1	GOODYEAR TIRE			05/1993	04/2003	67,224.00	10.40					
ND			GOODYEAR TIRE & R	6,464		05/2003	04/2008	73,680.00	11.40	RET	2.22	0.00	0.00	0.00
			1020-D SUMMIT ROA		OPT 1	05/2008	04/2013	80,148.00	12.40					
					OPT 1	05/2013	04/2018	86,616.00	13.40					
					OPT 1	05/2018	04/2023	93,072.00	14.40					
182	2	1	VICTORY BEAUTY			09/1996	09/1998	20,160.00	10.50					
ND			SALLY BEAUTY #980			10/1998	09/2000	21,120.00	11.00					
			1020-C SUMMIT ROA			10/2000	09/2001	22,080.00	11.50					
				1,920		10/2001	09/2006	24,153.60	12.58	RET	2.63	4.17	0.00	0.00
182	3	2	CASH CONVERTERS			10/1999	10/1999	4,129.08	1.03					
ND			JAMES H STEWART/			11/1999	10/2000	32,000.04	8.00					
			1020-A SUMMIT ROA			11/2000	10/2001	36,000.00	9.00					
						11/2001	10/2002	39,999.96	10.00					
						11/2002	10/2003	51,999.96	13.00					
				4,000		11/2003	10/2004	55,999.92	14.00	RET	3.52	4.17	0.00	0.00
						11/2004	10/2005	60,000.00	15.00					
						11/2005	10/2006	63,999.96	16.00					
						11/2006	10/2007	68,000.04	17.00					
						11/2007	10/2008	72,000.00	18.00					
						11/2008	10/2009	75,999.96	19.00					
182	4	2	SUBWAY			05/2002	05/2002	11,612.88	9.68					
ND			SUBWAY REAL ESTAT			06/2002	06/2003	24,000.00	20.00					
			1030 SUMMIT ROAD			07/2003	06/2004	24,720.00	20.60					
			SUITE 300	1,200		07/2004	06/2005	25,452.00	21.21	RET	3.49	4.79	0.00	0.00
						07/2005	06/2006	26,220.00	21.85					
						07/2006	08/2007	27,012.00	22.51					
						09/2007	08/2008	27,828.00	23.19					
						09/2008	08/2009	28,656.00	23.88					
						09/2009	08/2010	29,520.00	24.60					
						09/2010	08/2011	30,408.00	25.34					
						09/2011	06/2013	31,320.00	26.10					
					OPT 1	09/2013	08/2014	33,227.40	27.69					
					OPT 1	09/2014	08/2015	34,224.24	28.52					
					OPT 1	09/2015	08/2016	35,250.96	29.38					
					OPT 1	09/2016	08/2017	36,308.52	30.26					
					OPT 2	09/2017	08/2018	37,397.76	31.16					
					OPT 2	09/2018	08/2019	38,519.64	32.10					
					OPT 2	09/2019	08/2020	39,675.24	33.06					
					OPT 2	09/2020	08/2021	40,865.52	34.05					
					OPT 2	09/2021	08/2022	42,091.44	35.08					
182	5	1	PANDA RESTAURANT			01/1996	06/1996	24,699.96	12.86					
ND			YUAN GUI LIN			07/1996	12/1996	26,600.04	13.85					
			1030 N. SUMMIT RO			01/1997	11/1997	30,720.00	16.00					
			SUITE 304			12/1997	11/2000	33,484.80	17.44					
						12/2000	11/2003	36,618.48	19.07					
				1,920		12/2003	11/2004	39,783.24	20.72	RET	2.63	4.17	0.00	0.00

20-Sep-04 02:07 PM
WHITETCP

Commercial Property Management System
Commercial Tenant Rent Roll (Annual)
For September 1, 2004

Building: COBBLER CROSSING (182)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
						12/2004	11/2006	39,782.40	20.72					
						12/2006	11/2009	42,240.00	22.00					
					OPT 1	12/2009	11/2012	45,350.40	23.62					
					OPT 1	12/2012	11/2014	49,608.00	25.84					
182 ND	6	1	ELGIN DENTAL SHU MAN WONG 1030 SUMMIT ROAD SUITE 308			05/1994	05/1995	20,799.96	13.00					
						06/1995	05/1996	22,400.04	14.00					
						06/1996	05/1997	24,000.00	15.00					
						06/1997	05/1998	25,599.96	16.00					
						06/1998	05/1999	27,200.04	17.00					
						06/1999	05/2000	28,800.00	18.00					
						06/2000	05/2001	30,399.96	19.00					
						06/2001	05/2002	32,000.04	20.00					
						06/2002	05/2003	33,600.00	21.00					
						06/2003	05/2004	35,199.96	22.00					
				1,600		06/2004	05/2005	35,199.96	22.00	RET	2.63	4.17	0.00	0.00
						06/2005	05/2006	36,800.04	23.00					
						06/2006	05/2007	38,400.00	24.00					
						06/2007	05/2008	39,999.96	25.00					
						06/2008	05/2009	41,600.04	26.00					
					OPT 1	06/2009	05/2010	41,600.04	26.00					
					OPT 1	06/2010	05/2011	43,200.00	27.00					
					OPT 1	06/2011	05/2012	44,799.96	28.00					
					OPT 1	06/2012	05/2013	46,400.04	29.00					
					OPT 1	06/2013	05/2014	48,000.00	30.00					
182 ND	7	1	FANTASTIC SAM'S DAS CONCEPTS, INC 1030 SUMMIT ROAD SUITE 810			11/1993	11/1995	17,919.96	16.00					
						12/1995	11/1996	18,636.84	16.64					
						12/1996	11/1997	19,382.28	17.31					
						12/1997	11/1998	20,157.60	18.00					
						12/1998	11/1999	20,160.00	18.00					
						12/1999	11/2000	20,764.80	18.54					
						12/2000	11/2001	21,380.76	19.09					
						12/2001	11/2002	22,019.16	19.66					
						12/2002	11/2003	22,680.00	20.25					
				1,120		12/2003	11/2004	23,352.00	20.85	RET	2.63	4.17	0.00	0.00
						12/2004	11/2005	24,041.52	21.47					
						12/2005	11/2006	24,763.20	22.11					
						12/2006	11/2007	25,502.40	22.77					
						12/2007	11/2008	26,263.92	23.45					
					OPT 1	12/2008	11/2009	26,264.04	23.45					
					OPT 1	12/2009	11/2010	27,048.00	24.15					
					OPT 1	12/2010	11/2011	27,854.40	24.87					
					OPT 1	12/2011	11/2012	28,694.40	25.62					
					OPT 1	12/2012	11/2013	29,545.56	26.38					

Building: COBBLER CROSSING (182)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	CAM	Taxes	Insur	Other
182	8	1	THE UPS STORE			09/1993	08/1996	19,200.00	15.00					
ND			MAILPLUS SERVICE			09/1996	01/1999	20,480.04	16.00					
			1030-E SUMMIT ROA			02/1999	01/2000	20,480.04	16.00					
						02/2000	01/2001	20,889.60	16.32					
						02/2001	01/2002	21,516.36	16.81					
						02/2002	01/2003	22,161.84	17.31					
						02/2003	01/2004	22,826.64	17.83					
				1,280		02/2004	01/2005	22,826.64	17.83	RET	2.02	4.17	0.00	0.00
						02/2005	01/2006	23,513.64	18.37					
						02/2006	01/2007	24,217.56	18.92					
						02/2007	01/2008	24,947.16	19.49					
						02/2008	01/2009	25,689.60	20.07					
182	9		VACANT	3,792		04/30/04		39,816.00	10.50	RET				
			1030-C&D SUMMIT R											
182	10	2	RADIOSHACK			09/2000	09/2000	9,999.96	3.33					
ND			TANDY CORP	3,000		10/2000	01/2006	37,500.00	12.50	RET	2.18	0.00	0.00	0.00
			1030-B SUMMIT ROA		OPT 1	02/2006	01/2011	40,500.00	13.50					
					OPT 1	02/2011	01/2016	43,500.00	14.50					
182	11	2	COUNTRY COMPANIES			09/2001	09/2001	24,264.24	12.13					
ND			C.C.SERVICES, INC			10/2001	10/2003	27,999.96	14.00					
			1030-A SUMMIT ROA	2,000		11/2003	10/2005	29,000.04	14.50	RET	3.52	4.79	0.00	0.00
						11/2005	10/2006	30,000.00	15.00					
					OPT 1	11/2006	10/2007	30,900.00	15.45					
					OPT 1	11/2007	10/2008	31,827.00	15.91					
					OPT 1	11/2008	10/2009	32,781.84	16.39					
182	12	1	JEWEL FOOD STORES			03/1993	05/1997	639,639.36	9.85					
ND			JEWEL FOOD, INC #3	64,938		06/1997	03/2013	639,639.36	9.85	RET	0.00	0.00	0.00	0.00
			1040 SUMMIT ROAD		OPT 1	04/2013	03/2018	779,256.00	12.00					
					OPT 1	04/2018	03/2023	779,256.00	12.00					
					OPT 1	04/2023	03/2028	779,256.00	12.00					
					OPT 1	04/2028	03/2033	779,256.00	12.00					
					OPT 1	04/2033	03/2038	779,256.00	12.00					
					OPT 1	04/2038	03/2043	779,256.00	12.00					
					OPT 1	04/2043	03/2048	779,256.00	12.00					
182	13	3	CITY NAILS			04/2004	04/2004	11,136.00	7.73					
ND			QUANG NGUYEN	1,440		05/2004	04/2006	20,880.00	14.50	RET	2.91	4.79	0.00	0.00
			1050-D SUMMIT RD			05/2006	04/2007	21,600.00	15.00					
						05/2007	04/2008	22,320.00	15.50					
						05/2008	06/2009	23,040.00	16.00					
					OPT 1	07/2009	06/2010	23,040.00	16.00					
					OPT 1	07/2010	06/2011	23,760.00	16.50					
					OPT 1	07/2011	06/2012	24,480.00	17.00					
					OPT 1	07/2012	06/2013	25,200.00	17.50					
					OPT 1	07/2013	06/2014	25,920.00	18.00					

Building: COBBLER CROSSING (182)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
182	14	2	H & R BLOCK			12/1999	12/1999	1,668.00	0.77					
ND			H & R BLOCK #1259			01/2000	04/2000	25,920.00	12.00					
			1050-C SUMMIT ROA			05/2000	07/2000	0.00	0.00					
						08/2000	12/2002	25,920.00	12.00					
						01/2003	04/2003	28,080.00	13.00					
				2,160		05/2003	04/2006	28,080.00	13.00	RET	3.25	4.58	0.00	0.00
182	15	1	SUMMIT CLEANERS			11/1993	11/1995	28,032.96	17.00					
ND			MI YE HAN			12/1995	11/1997	31,331.04	19.00					
			1050-B SUMMIT ROA			12/1997	11/1998	34,629.00	21.00					
						12/1998	11/1999	34,629.00	21.00					
						12/1999	11/2000	37,926.96	23.00					
						12/2000	11/2001	37,926.96	23.00					
						12/2001	11/2002	41,225.04	25.00					
						12/2002	11/2003	41,225.04	25.00					
				1,649		12/2003	11/2004	42,873.96	26.00	RET	2.63	4.17	0.00	0.00
						12/2004	11/2005	44,523.00	27.00					
						12/2005	11/2006	46,172.04	28.00					
						12/2006	11/2007	47,820.96	29.00					
						12/2007	11/2008	49,470.00	30.00					
						12/2008	11/2009	51,119.04	31.00					
						12/2009	11/2010	52,767.96	32.00					
						12/2010	11/2011	54,417.00	33.00					
						12/2011	11/2012	56,066.04	34.00					
						12/2012	11/2013	57,714.96	35.00					
182	16	2	SIR NICK'S			11/1998	11/1998	2,703.60	1.30					
ND			R.M.J. L.L.C.			12/1998	09/1999	27,036.00	13.00					
			1050-A SUMMIT RD			10/1999	09/2000	27,852.00	13.39					
						10/2000	09/2001	28,692.00	13.79					
						10/2001	09/2002	29,544.00	14.20					
						10/2002	09/2003	30,432.00	14.63					
				2,080		10/2003	09/2004	31,344.00	15.07	RET	3.36	4.58	0.00	0.00
						10/2004	09/2005	32,280.00	15.52					
						10/2005	09/2006	33,252.00	15.99					
						10/2006	09/2007	34,248.00	16.47					
						10/2007	09/2008	35,280.00	16.96					
182	17	2	CURVES FOR WOMEN			11/2003	11/2003	16,501.32	7.93					
ND			GREWAL HOLDINGS,	2,080		12/2003	11/2005	29,120.04	14.00	RET	1.99	4.08	0.00	0.00
			1020-B SUMMIT ROA			12/2005	11/2007	31,200.00	15.00					
						12/2007	02/2009	33,279.96	16.00					

	Area (sq ft)	Annual Rent		
Totals for COBBLER CROSSING (182)				
OCCUPIED TOTAL	98,851	1,158,884.76	CAM	0.94
VACANT TOTAL	3,792	39,816.00	TAX	1.08
			INS	0.00
GROSS TOTAL	102,643	1,198,700.76	OTH	0.00

Building: COBBLER CROSSING (182)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other

AVERAGE RENT PER SQUARE FOOTAGE WITHIN CATEGORIES
(Applicants Excluded)

STATUS	TOT UNITS	0-2,500	2,501-5,000	5,001-8,000	8,001-15,000	15,001-25,000	25,001+
Vacant	1	0.00	10.50	0.00	0.00	0.00	0.00
Occupied	16	17.69	13.25	11.40	0.00	0.00	9.85
Both	17	17.69	12.33	11.40	0.00	0.00	9.85

SCHEDULE 8(J)
Contracts

Cobbler Crossing -Elgin, IL

Bldg #	Address	Vendor Number & Name	Acct #	Start Date	Cancel Time	Description	Amount	Frequency
				Expiring				
182		Mac's Sweeping Service - 921	1484	10/01/01	5 DAYS	7 x per week	1,093.52	Monthly
182				09/30/04				
182								
182		**Chicago Metropolitan Fire Prot. - 95**	**1487**	**08/11/04**	**30 DAYS**	**Sprinkler Inspection**	**700.00**	**Annual**
182				**08/10/05**				
182								
182		Landtrust USA - 1656	2611	04/01/04	3 DAYS		403.75	Monthly
182				11/30/04				
182								
182	1050 Summit	Chicago Metro-Fire Prevention - 95	3005	05/30/97	90 DAYS		76.00	Monthly
182				06/30/07				
182								
182	1030 Summit	Chicago Metro-Fire Prevention - 95	3005	05/30/97	90 DAYS		76.00	Monthly
182				06/30/07				
182								
182	1020 Summit	Chicago Metro-Fire Prevention - 95	3005	05/30/97	90 DAYS		76.00	Monthly
182				06/30/07				
182								
182		Metropolitan Construction - 8201	3201	01/01/03	90 DAYS		849.15	Monthly
182				01/01/06				

Schedule 8(k)
Assumed Liabilities

Cobbler Crossing – Elgin, IL

- **Lender is Allstate**
- **Current Debt Amount is $5,476,500**
- **Interest Rate of 7%**
- **Maturity Date of 2/18/2005**
- **Secondary Financing is possible.**
- **All other Assumed Liabilities are as set forth in the Contribution Agreement.**

Schedule 11

Major Tenants

Cobbler Crossing - Elgin, IL

Jewel	64,938 square feet	63.3% of Property

37,705 square feet remaining.

Shoppes at Mill Creek
Contribution Agreement
Exhibits

131st & LaGrange
Palos Park, IL 60464
Bldg #210

102,422 square feet

Schedule 1(c)
Lease Inventory

Shoppes at Mill Creek – Palos Park, IL

Leases:

The Mole Hole Lease dated 5/13/89
- 1st Amendment dated 3/25/94
- 2nd Amendment dated 8/1999
- Assignment dated 1/23/98
- Lease Guaranty
- Amendment dated 8/15/04

Aidan Nicole Salon Lease dated 2/10/00
- Lease Assignment dated 7/6/01

Ochsner Chiropractic Center Lease dated 8/10/02
- Lease Extension dated 12/3/03

The UPS Store Lease dated 2/1/02
- Letter dated 8/19/02

Jewel Food Store Lease dated 8/29/88
- 1st Amendment dated 9/14/89
- 2nd Amendment dated 4/17/91
- 3rd Amendment dated 9/24/91
- Curves Approval

Great Harvest Bread Lease dated 5/16/03

Remax in the Park Lease dated 1/25/02

Card Smart Lease dated 10/16/97
- Lease Extension Agreement dated 3/1/03

Heatwave Tan Lease dated 1/13/03

Starbucks Lease dated 9/12/01

Great Clips Lease dated 7/17/00
- Rider dated 7/17/00

Raymond James Brokerage Lease dated 8/11/01
- Letter dated 6/12/02

Smiley's Lease dated 10/24/01
- Rider dated 10/24/01
- Lease Amendment dated 1/17/02

Subway Lease dated 4/16/90
- Rider dated 4/16/90
- Agreement dated 5/31/91
- Option Extension dated 2/28/00

Wild Birds Unlimited Lease dated 6/30/94
- Lease Extension dated 10/1/97
- Storage Lease dated 10/20/00
- 2nd Extension dated 2/2/01
- 3rd Extension exercised 1/15/04

Palos Park Cleaners Lease dated 12/22/88
- Rider dated 12/22/88
- Assignment dated 12/4/90
- Assignment dated 7/16/91
- 1st Amendment dated 8/20/94
- Lease Extension dated 8/21/03

Wireless Now Lease dated 5/29/01

Curves for Women Lease dated 9/27/01
- Letter dated 2/5/02

Oberweis Dairy Lease dated 4/30/01
- Rider dated 4/30/01
- Letter dated 2/5/02
- Amendment dated 12/9/01

Hunter Hardwoods Lease dated 6/15/99
- Lease Extension agreement dated 4/18/02

Mill Creek Dental Lease dated 2/21/91
- Lease Extension Letter dated 3/12/97
- Lease Extension dated 5/13/03

Standard Bank
- Declarations dated 9/15/88

Easement Agreements:

Annexation Agreement dated 6/25/90

Declarations of Easements and Restrictions dated 10/15/89

Grant of Easement dated 12/5/88

Defaults:

None

Schedule 1(d)
Rights

Shoppes at Mill Creek – Palos Park, IL

There are no other trade names owned by Inland, other than Shoppes at Mill Creek, used in connection with this Property, nor any other warranties, guarantees, licenses or other matters.

Schedule 1(e)
Permits

Shoppes at Mill Creek – Palos Park, IL

None

Schedule 7(b)-2
Permitted Exceptions

Shoppes at Mill Creek –Palos Park, IL

GENERAL REAL ESTATE TAXES FOR THE YEAR 2004 AND SUBSEQUENT YEARS, WHICH ARE NOT YET DUE AND PAYABLE.

MORTGAGE DATED JANUARY 18, 2001 AND RECORDED FEBRUARY 2, 2001 AS DOCUMENT 0010092653 MADE BY INLAND REAL ESTATE-ILLINOIS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY TO ALLSTATE LIFE INSURANCE COMPANY TO SECURE A NOTE FOR $5,660,000.00.

ASSIGNMENT AND ASSUMPTION OF MORTGAGE DATED ___________ AND RECORDED ___________ AS DOCUMENT __________ MADE BY ________ TO ___________________.

ASSIGNMENT OF LEASES AND RENTS RECORDED FEBRUARY 2, 2001 AS DOCUMENT 0010092654 MADE BY INLAND REAL ESTATE-ILLINOIS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY TO ALLSTATE LIFE INSURANCE COMPANY.

ASSIGNMENT OF LEASES AND RENTS RECORDED ________ AS DOCUMENT NUMBER __________ MADE BY ______________ TO ________________.

SECURITY INTEREST OF ALLSTATE LIFE INSURANCE COMPANY, SECURED PARTY, IN CERTAIN DESCRIBED CHATTELS ON THE LAND, AS DISCLOSED BY FINANCING STATEMENT NAMING INLAND REAL ESTATE-ILLINOIS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY AS DEBTOR AND RECORDED FEBRUARY 2, 2001 AS DOCUMENT NO. 01U01145.

ASSIGNMENT OF SECURITY INTEREST OF __________ RECORDED ________ AS DOCUMENT NUMBER _______________.

RIGHTS OF TENANTS, AS TENANTS ONLY, UNDER UNRECORDED LEASES, AS FOLLOWS:

THE MOLE HOLE
AIDAN NICOLE SALON
OCHSNER CHIROPRACTIC CENTER
THE UPS STORE
JEWEL FOOD STORE
GREAT HARVEST BREAD
REMAX IN THE PARK
CARD SMART
HEATWAVE TAN

STARBUCKS
GREAT CLIPS
RAYMOND JAMES BROKERAGE
SMILEY'S
SUBWAY
WILD BIRDS UNLIMITED
PALOS PARK CLEANERS
WIRELESS NOW
CURVES FOR WOMEN
OBERWEIS DAIRY
HUNTER HARDWOODS
MILL CREEK DENTAL
STANDARD BANK

MEMORANDUM OF LEASE MADE BY MILL CREEK VENTURE LTD., TO JEWEL COMPANIES, INC., DATED AUGUST 29, 1988 AND RECORDED OCTOBER 14, 1988 AS DOCUMENT 88475140, FOR A TERM OF YEARS BEGINNING MAY 1, 1999 AND ENDING APRIL 30, 2010 WITH OPTION TO EXTEND FOR SEVEN SUCCESSIVE EXTENSIONS FOR A TERM OF 5 YEARS EACH AND ALL RIGHTS THEREUNDER OF, AND ALL ACTS DONE OR SUFFERED THEREUNDER BY, SAID LESSEE OR BY ANY PARTY CLAIMING BY, THROUGH, OR UNDER SAID LESSEE.

FIRST AMENDMENT RECORDED NOVEMBER 3, 1989 AS DOCUMENT 89524413.

SECOND AMENDMENT RECORDED JULY 8, 1991 AS DOCUMENT 91335485.

THIRD AMENDMENT RECORDED NOVEMBER 8, 1991 AS DOCUMENT 91590276.

SNDA RECORDED FEBRUARY 2, 2001 AS DOCUMENT 0010092655.

EASEMENT OVER THE NORTH 10.00 FEET OF THE LAND FOR THE PURPOSE OF INSTALLING AND MAINTAINING ALL EQUIPMENT NECESSARY TO SERVE THE SUBDIVISION AND OTHER LAND WITH TELEPHONE AND ELECTRICAL SERVICE, TOGETHER WITH THE RIGHT TO OVERHANG AERIAL SERVICE WIRES AND THE RIGHT OF ACCESS TO SUCH WIRES, AS CREATED BY GRANT TO THE ILLINOIS BELL TELEPHONE COMPANY AND THE COMMONWEALTH EDISON COMPANY AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AND AS SHOWN ON THE PLAT OF SUBDIVISION RECORDED AUGUST 14, 1987 AS DOCUMENT 87471407, AS SHOWN ON THE PLAT OF SURVEY MADE BY GENTILE AND ASSOCIATES, INC., DATED DECEMBER 16, 2000 ORDER NO. 95-14150.

EASEMENT OVER THE NORTH 10.00 FEET OF THE LAND FOR THE PURPOSE OF INSTALLING AND MAINTAINING ALL EQUIPMENT NECESSARY TO SERVE THE SUBDIVISION AND OTHER LAND WITH GAS SERVICE, TOGETHER WITH RIGHT OF ACCESS TO SAID EQUIPMENT AS CREATED BY GRANT TO NORTHERN ILLINOIS GAS COMPANY AND ITS RESPECTIVE SUCCESSORS AND ASSIGNS AND AS SHOWN ON THE PLAT OF SUBDIVISION RECORDED AUGUST 14, 1987 AS DOCUMENT 87471407, AS SHOWN ON THE PLAT OF SURVEY MADE BY GENTILE AND ASSOCIATES, INC., DATED DECEMBER 16, 2000 AND LAST UPDATED JULY 8, 2004 ORDER NO. 95-14150.

PUBLIC UTILITY EASEMENT GRANTED TO THE VILLAGE OF ORLAND PARK, ITS SUCCESSORS AND ASSIGNS, OVER, ALONG AND UNDER THE NORTH 10.00 FEET; THE EAST 10.00 FEET AND THE SOUTH 10.00 FEET OF THE LAND TO CONSTRUCT, ESTABLISH, RELOCATE, REMOVE, REPLACE, OPERATE, REPAIR AND MAINTAIN DRAINAGE FACILITIES INCLUDING WALES, DITCHES AND OVERFLOW, WATER MAINS, FIRE HYDRANTS, VALVES AND WATER SERVICE FACILITIES, SANITARY SEWER PIPES, MANHOLES, INLET AND STORM SEWER SERVICE CONNECTIONS, ELECTRIC TRANSMISSIONS AND DISTRIBUTION WIRES AND CABLES AND SUCH OTHER APPURTENANCES AND FACILITIES AS MAY BE NECESSARY AS SHOWN ON PLAT OF SUBDIVISION RECORDED AUGUST 26, 1987 AS DOCUMENT 87471407, AS SHOWN ON THE PLAT OF SURVEY MADE BY GENTILE AND ASSOCIATES, INC., DATED DECEMBER 16, 2000 AND LAST UPDATED JULY 8, 2004 ORDER NO. 95-14150.

EASEMENT IN, UPON, UNDER, OVER AND ALONG THE AREA SHOWN ON EXHIBIT A OF THE DOCUMENT REFERENCED HEREIN TO INSTALL AND MAINTAIN ALL EQUIPMENT FOR THE PURPOSE OF SERVING THE LAND AND OTHER PROPERTY WITH TELEPHONE AND ELECTRIC SERVICE, TOGETHER WITH RIGHT OF ACCESS TO SAID EQUIPMENT, AS CREATED BY GRANT TO COMMONWEALTH EDISON COMPANY AND ILLINOIS BELL TELEPHONE COMPANY RECORDED FEBRUARY 27, 1989 AS DOCUMENT 89087351, AS SHOWN ON THE PLAT OF SURVEY MADE BY GENTILE AND ASSOCIATES, INC., DATED DECEMBER 16, 2000 AND LAST UPDATED JULY 8, 2004 ORDER NO. 95-14150.

(A) RIGHT OF COMMONWEALTH EDISON COMPANY AND ILLINOIS BELL TELEPHONE COMPANY TO USE OR MAINTENANCE OF THE AFORESAID EASEMENT OVER OR THROUGH THE LAND.

EASEMENT IN, UPON, UNDER, OVER AND ALONG THE AREA SHOWN ON EXHIBIT "A" OF THE DOCUMENT REFERENCED HEREIN TO INSTALL AND MAINTAIN ALL EQUIPMENT FOR THE PURPOSE OF SERVING THE LAND AND OTHER PROPERTY WITH TELEPHONE AND ELECTRIC SERVICE, TOGETHER WITH RIGHT OF ACCESS TO SAID EQUIPMENT, AS CREATED BY GRANT TO COMMONWEALTH EDISON COMPANY AND ILLINOIS BELL

TELEPHONE COMPANY RECORDED JUNE 26, 1989 AS DOCUMENT 89289822, AS SHOWN ON THE PLAT OF SURVEY MADE BY GENTILE AND ASSOCIATES, INC., DATED DECEMBER 16, 2000 AND LAST UPDATED JULY 8, 2004 ORDER NO. 95-14150.

(A) RIGHT OF COMMONWEALTH EDISON COMPANY AND ILLINOIS BELL TELEPHONE COMPANY TO USE OR MAINTENANCE OF THE AFORESAID EASEMENT OVER OR THROUGH THE LAND.

TERMS AND CONDITIONS CONTAINED IN THE DECLARATION OF EASEMENT AND RESTRICTIONS DATED SEPTEMBER 15, 1989 AND RECORDED SEPTEMBER 21, 1989 AS DOCUMENT 89445952 MADE BY THE SHOPPES AT MILL CREEK LIMITED PARTNERSHIP GRANTING A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS AND PARKING OVER AND ABOVE THE COMMON AREAS OF THE LAND, AS NOTED ON THE PLAT OF SURVEY MADE BY GENTILE AND ASSOCIATES, INC., DATED DECEMBER 16, 2000 AND LAST UPDATED JULY 8, 2004 ORDER NO. 95-14150.

Schedule 8(a)
Consents

Shoppes at Mill Creek – Palos Park, IL

None

Schedule 8(e)
Environmental Matters

Shoppes at Mill Creek – Palos Park, IL

Environmental Site Assessment report dated July 28, 1995, performed by RERC Environmental, Inc.

"Section 4(y)" letter from the IEPA dated February 7, 1996.

Updated Phase I Environmental Site Assessment report dated December 29, 1997, performed by RERC Environmental, Inc.

Draft Limited Subsurface Investigation Report, prepared on behalf of Morgan Stanley by Hygienetics Environmental Services, Inc. on June 18, 2004 that recommends the dry cleaner enter the Illinois Drycleaner Environmental Response Trust Fund.

Third Party inspection reports on existing Dry Cleaner Tenants obtained annually

Schedule 8(f) and 8(g)

Proceedings and Lawsuits

SHOPPES AT MILL CREEK – Palos Park, IL

Documents Outstanding

Date Request Received IREC Law Dept	Shopping Center Name & S.C. #	Contact Property Manager	Tenant	IREC Law Contact	Document Requested	Value	Comments
07/29/04	210 – Shoppes at Mill Creek	AE	14 – Smiley's Gyros & Beef	LS	Assignment	$500.00	To Rafael Herrera 8/12/04 – To Kristi Rankin

Transactions

None

Documents Outstanding

None

Bankruptcies

None

Slip & Fall and Liens

None

Miscellaneous Litigation

None

Schedule 8(i)

Rent Rolls

Shoppes at Mill Creek – Palos Park, IL

Building: SHOPPES OF MILL CREEK (210)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
210	1	1	THE MOLE HOLE			06/1989	06/1991	35,240.04	16.00					
AE			MAY WE SUGGEST EN			07/1991	06/1992	38,543.76	17.50					
			9664 W. 131ST STR			07/1992	06/1994	40,746.24	18.50					
						07/1994	06/1999	40,746.24	18.50					
						07/1999	06/2000	41,857.08	19.00					
						07/2000	06/2001	42,958.56	19.50					
						07/2001	06/2002	44,060.04	20.00					
						07/2002	06/2003	45,161.52	20.50					
				2,203		07/2003	M-T-M	46,263.00	21.00	RET	2.56	5.14	0.00	0.00
					OPT 1	07/2004	06/2005	47,364.60	21.50					
					OPT 1	07/2005	06/2006	48,466.08	22.00					
					OPT 1	07/2006	06/2007	49,567.56	22.50					
					OPT 1	07/2007	06/2008	50,669.04	23.00					
					OPT 1	07/2008	06/2009	51,770.52	23.50					
210	2	2	AIDAN NICOLE SALO			02/2000	02/2000	0.00	0.00					
AE			RON DEBRUYN			03/2000	03/2000	18,041.64	8.55					
			9660 W. 131ST STR			04/2000	03/2001	28,485.00	13.50					
						04/2001	03/2002	29,540.04	14.00					
						04/2002	03/2003	30,594.96	14.50					
						04/2003	03/2004	31,650.00	15.00					
				2,110		04/2004	06/2005	32,705.04	15.50	RET	3.49	5.91	0.00	0.00
210	3	3	OCHSNER CHIROPRAC			09/2000	09/2000	503.16	0.42					
AE			DR. ASHLY OCHSNER			10/2000	08/2001	15,600.00	13.00					
			9658 W 131ST STRE			09/2001	08/2002	16,200.00	13.50					
						09/2002	10/2003	16,800.00	14.00					
				1,200		11/2003	10/2004	17,640.00	14.70	RET	4.22	5.14	0.00	0.00
210	4		VACANT	1,215		07/31/04		20,047.56	16.50	RET				
			9656 W. 131ST STR											
210	5	2	THE UPS STORE			04/2002	04/2002	14,256.00	8.80					
AE			DQG, INC			05/2002	04/2004	17,820.00	11.00					
			9654 W. 131ST STR	1,620		05/2004	04/2005	19,440.00	12.00	RET	3.24	5.91	0.00	0.00
						05/2005	04/2006	21,060.00	13.00					
						05/2006	07/2007	22,680.00	14.00					
					OPT 1	08/2007	07/2008	23,490.00	14.50					
					OPT 1	08/2008	07/2009	24,300.00	15.00					
					OPT 1	08/2009	07/2010	25,110.00	15.50					
					OPT 1	08/2010	07/2011	25,920.00	16.00					
					OPT 1	08/2011	07/2012	26,730.00	16.50					
210	6	1	JEWEL FOOD STORES	64,938		05/1990	08/2009	610,417.20	9.40	RET	0.00	0.00	A 0.00	0.00
AE			JEWEL COMPANIES I		OPT 1	09/2009	08/2014	671,458.92	10.34					
			9652 W. 131ST STR		OPT 1	09/2014	08/2019	738,604.80	11.37					
					OPT 1	09/2019	08/2024	812,465.28	12.51					
					OPT 1	09/2024	08/2029	893,711.76	13.76					
					OPT 1	09/2029	08/2034	983,082.96	15.14					
					OPT 1	09/2034	08/2039	1,081,391.28	16.65					
					OPT 1	09/2039	08/2044	1,189,530.48	18.32					

Building: SHOPPES OF MILL CREEK (210)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
210	7	3	GREAT HARVEST BRE	2,458		07/2003	10/2004	29,496.00	12.00	RET	3.14	6.44	0.00	0.00
AE			BEEBALM, INC			11/2004	10/2005	30,725.04	12.50					
			9646 W. 131ST STR			11/2005	10/2006	31,953.96	13.00					
						11/2006	10/2007	33,183.00	13.50					
						11/2007	01/2009	34,412.04	14.00					
					OPT 1	02/2009	01/2010	35,424.24	14.41					
					OPT 1	02/2010	01/2011	35,802.24	14.57					
					OPT 1	02/2011	01/2012	36,518.28	14.86					
					OPT 1	02/2012	01/2013	37,248.72	15.15					
					OPT 1	02/2013	01/2014	37,993.68	15.46					
					OPT 1	02/2014	01/2015	38,762.64	15.77					
					OPT 1	02/2015	01/2016	39,549.24	16.09					
					OPT 1	02/2016	01/2017	40,335.72	16.41					
					OPT 1	02/2017	01/2018	41,146.92	16.74					
					OPT 1	02/2018	01/2019	41,958.00	17.07					
210	8	2	REMAX IN THE PARK			03/2002	03/2002	13,935.48	6.19					
AE			PARK ESTATES, LTD			04/2002	04/2003	27,000.00	12.00					
			9644-B W.131ST ST			05/2003	04/2004	27,810.00	12.36					
				2,250		05/2004	04/2005	28,644.36	12.73	RET	3.24	5.91	0.00	0.00
						05/2005	04/2006	29,503.68	13.11					
						05/2006	07/2007	30,388.68	13.51					
					OPT 1	08/2007	07/2008	30,996.48	13.78					
					OPT 1	08/2008	07/2009	31,616.40	14.05					
					OPT 1	08/2009	07/2010	32,248.68	14.33					
					OPT 1	08/2010	07/2011	32,893.68	14.62					
					OPT 1	08/2011	07/2012	33,551.52	14.91					
					OPT 2	08/2012	07/2013	34,222.56	15.21					
					OPT 2	08/2013	07/2014	34,907.04	15.51					
					OPT 2	08/2014	07/2015	35,605.20	15.82					
					OPT 2	08/2015	07/2016	36,317.28	16.14					
					OPT 2	08/2016	07/2017	37,043.64	16.46					
210	9	1	CARD SMART/CARDSH			11/1997	10/1999	28,800.00	12.00					
AE			CARD SHOPS CORP.			11/1999	10/2000	29,299.92	12.21					
			9644-A W. 131ST S			11/2000	02/2003	30,600.00	12.75					
						03/2003	02/2004	30,600.00	12.75					
				2,400		03/2004	02/2006	31,560.00	13.15	RET	3.18	5.14	0.00	0.00
						03/2006	02/2008	32,640.00	13.60					
					OPT 1	03/2008	02/2009	33,624.00	14.01					
					OPT 1	03/2009	02/2010	34,632.00	14.43					
					OPT 1	03/2010	02/2011	35,664.00	14.86					
					OPT 1	03/2011	02/2012	36,744.00	15.31					
					OPT 1	03/2012	02/2013	37,848.00	15.77					

Building: SHOPPES OF MILL CREEK (210)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	CAM	Taxes	Insur	Other
210	10	2	HEATWAVE TAN			02/2003	05/2003	58,200.00	12.00					
AE			MOHAMMED & DIETLI			06/2003	05/2004	58,200.00	12.00					
			9642 W. 131ST STR	4,850		06/2004	05/2005	60,624.96	12.50	RET	3.14	6.28	0.00	0.00
						06/2005	05/2006	63,050.04	13.00					
						06/2006	05/2007	65,475.00	13.50					
						06/2007	08/2008	67,899.96	14.00					
					OPT 1	09/2008	08/2009	70,325.04	14.50					
					OPT 1	09/2009	08/2010	72,750.00	15.00					
					OPT 1	09/2010	08/2011	75,174.96	15.50					
					OPT 1	09/2011	08/2012	77,600.04	16.00					
					OPT 1	09/2012	08/2013	80,025.00	16.50					
					OPT 2	09/2013	08/2014	82,449.96	17.00					
					OPT 2	09/2014	08/2015	84,875.04	17.50					
					OPT 2	09/2015	08/2016	87,300.00	18.00					
					OPT 2	09/2016	08/2017	89,724.96	18.50					
					OPT 2	09/2017	08/2018	92,150.04	19.00					
210	11	2	STARBUCK'S			01/2002	01/2002	17,528.40	15.10					
AE			STARBUCK'S CORP.	1,161		02/2002	03/2007	30,186.00	26.00	RET	2.14	5.14	0.00	0.00
			13000 S. LAGRANGE			04/2007	03/2012	33,669.00	29.00					
					OPT 1	04/2012	03/2017	35,991.00	31.00					
					OPT 2	04/2017	03/2022	39,474.00	34.00					
210	12	2	GREAT CLIPS			07/2000	07/2000	9,162.72	7.55					
AE			MARION & ALICE MA			08/2000	07/2002	15,781.92	13.00					
			13002 S. LAGRANGE	1,214		08/2002	10/2005	18,816.96	15.50	RET	4.22	5.91	0.00	0.00
					OPT 1	11/2005	10/2007	19,423.92	16.00					
					OPT 1	11/2007	10/2010	22,458.96	18.50					
210	13	3	RAYMOND JAMES BRO			09/2001	09/2002	12,635.16	10.60					
AE			PATRICK CHRISTENS			10/2002	09/2003	13,147.80	11.03					
			13004 S. LAGRANGE	1,192		10/2003	09/2004	13,672.20	11.47	RET	3.79	5.66	0.00	0.00
						10/2004	09/2005	14,208.60	11.92					
						10/2005	12/2006	14,768.88	12.39					
210	14	2	EL GALLO			11/2001	11/2001	15,000.00	12.50					
AE			RAFAEL M HERRERA			12/2001	11/2003	15,000.00	12.50					
			13006 S. LAGRANGE	1,200		12/2003	11/2004	15,600.00	13.00	RET	3.97	5.91	0.00	0.00
						12/2004	11/2005	16,200.00	13.50					
						12/2005	02/2007	16,800.00	14.00					
					OPT 1	02/2007	01/2008	17,400.00	14.50					
					OPT 1	02/2008	01/2009	18,000.00	15.00					
					OPT 1	02/2009	01/2010	18,600.00	15.50					
					OPT 1	02/2010	01/2011	19,200.00	16.00					
					OPT 1	02/2011	01/2012	19,800.00	16.50					
					OPT 2	02/2012	01/2013	20,400.00	17.00					
					OPT 2	02/2013	01/2014	21,000.00	17.50					
					OPT 2	02/2014	01/2015	21,600.00	18.00					
					OPT 2	02/2015	01/2016	22,200.00	18.50					
					OPT 2	02/2016	01/2017	22,800.00	19.00					

Building: SHOPPES OF MILL CREEK (210)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
					OPT 3	02/2017	01/2018	23,400.00	19.50					
					OPT 3	02/2018	01/2019	24,000.00	20.00					
					OPT 3	02/2019	01/2020	24,600.00	20.50					
					OPT 3	02/2020	01/2021	25,200.00	21.00					
					OPT 3	02/2021	01/2022	25,800.00	21.50					
210	15	1	SUBWAY			08/1990	05/1992	18,557.52	16.29					
AE			SUBWAY REAL ESTAT			05/1992	05/1997	20,265.36	17.79					
			13010 S. LAGRANGE			06/1997	08/2000	22,946.64	20.15					
						09/2000	08/2003	26,139.60	22.95					
				1,139		09/2003	08/2005	27,039.36	23.74	RET	3.01	5.14	0.00	0.00
210	16	1	WILD BIRDS UNLIMI			08/1994	01/1997	21,999.96	11.00					
AE			WILLIAM T. ALLAWA			02/1997	07/1999	24,000.00	12.00					
			13012 S. LAGRANGE			08/1999	01/2001	25,200.00	12.60					
						02/2001	01/2004	25,200.00	12.60					
				2,000		02/2004	01/2006	25,200.00	12.60	RET	2.23	5.14	0.00	0.00
						02/2006	01/2007	26,499.96	13.25					
210	17	1	PALOS PARK CLEANE			12/1989	12/1991	26,437.56	23.50					
AE			MOO SOO ROH			01/1992	12/1994	27,562.56	24.50					
			13014 S. LAGRANGE			01/1995	12/1996	29,250.00	26.00					
						01/1997	12/1998	30,375.00	27.00					
						01/1999	12/2001	32,625.00	29.00					
						01/2002	12/2003	34,875.00	31.00					
				1,125		01/2004	12/2005	37,125.00	33.00	RET	3.31	5.14	0.00	0.00
						01/2006	12/2008	39,375.00	35.00					
						01/2009	12/2010	41,625.00	37.00					
						01/2011	12/2013	43,875.00	39.00					
210	18	2	WIRELESS NOW, INC			06/2001	06/2001	0.00	0.00					
AE			WIRELESS NOW, INC			07/2001	06/2002	19,260.96	17.00					
			13018 S. LAGRANGE			07/2002	06/2003	19,838.88	17.51					
						07/2003	06/2004	20,439.36	18.04					
				1,133		07/2004	06/2005	21,051.12	18.58	RET	3.97	5.14	0.00	0.00
						07/2005	09/2006	21,685.68	19.14					
210	19	2	CURVES FOR WOMEN			12/2001	12/2001	12,567.00	9.17					
AE			CURVES FOR WOMEN			01/2002	11/2002	15,081.00	11.00					
			13022 SOUTH LAGRA			12/2002	11/2003	15,766.56	11.50					
				1,371		12/2003	12/2004	16,452.00	12.00	RET	3.97	5.14	0.00	0.00
						01/2005	12/2005	17,137.56	12.50					
						01/2006	12/2006	17,823.00	13.00					
						01/2007	12/2007	18,508.56	13.50					
210	20	2	OBERWEIS DAIRY			08/2001	08/2001	30,697.92	11.44					
AE			OBERWEIS DAIRY			09/2001	08/2002	40,931.04	15.25					
			13030 S. LAGRANGE			09/2002	08/2003	42,273.00	15.75					
						09/2003	08/2004	43,614.96	16.25					
				2,684		09/2004	08/2005	44,957.04	16.75	RET	3.24	5.91	0.00	0.00

Building: SHOPPES OF MILL CREEK (210)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	Additional Rent / Sq ft - CAM	Taxes	Insur	Other
						09/2005	08/2006	46,299.00	17.25					
					OPT 1	09/2006	08/2007	47,640.96	17.75					
					OPT 1	09/2007	08/2008	48,983.04	18.25					
					OPT 1	09/2008	08/2009	50,325.00	18.75					
					OPT 1	09/2009	08/2010	51,666.96	19.25					
					OPT 1	09/2010	08/2011	53,009.04	19.75					
					OPT 2	09/2011	08/2012	54,351.00	20.25					
					OPT 2	09/2012	08/2013	55,692.96	20.75					
					OPT 2	09/2013	08/2014	57,035.04	21.25					
					OPT 2	09/2014	08/2015	58,377.00	21.75					
					OPT 2	09/2015	08/2016	59,718.96	22.25					
210 AE	21	2	HUNTER HARDWOODS			07/1999	07/1999	0.00	0.00					
			JOHN & NICOLE WAL			08/1999	07/2000	15,295.56	13.50					
			13034 LAGRANGE RO			08/2000	07/2001	16,428.48	14.50					
						08/2001	07/2002	17,561.52	15.50					
						08/2002	07/2003	18,411.24	16.25					
						08/2003	07/2004	18,977.76	16.75					
				1,133		08/2004	07/2005	19,544.28	17.25	RET	4.22	5.91	0.00	0.00
210 AE	22	1	MILL CREEK DENTAL			05/1991	04/1992	27,390.00	15.00					
			DR. VINCENT GRECI			05/1992	04/1993	28,302.96	15.50					
			13038 S. LAGRANGE			05/1993	04/1994	29,216.04	16.00					
						05/1994	04/1995	30,129.00	16.50					
						05/1995	04/1996	31,041.96	17.00					
						05/1996	04/1997	31,955.04	17.50					
						05/1997	04/1999	32,868.00	18.00					
						05/1999	04/2001	33,780.96	18.50					
						05/2001	04/2003	34,700.04	19.00					
						05/2003	04/2004	34,700.04	19.00					
				1,826		05/2004	04/2006	35,607.00	19.50	RET	3.61	5.14	0.00	0.00
						05/2006	04/2007	36,063.48	19.75					
						05/2007	04/2008	36,519.96	20.00					
						05/2008	04/2009	36,976.56	20.25					
210 AE	23	1	STANDARD BANK	0		09/1988	09/2097	0.00		RET	0.00	0.00	0.00	0.00
			STANDARD BANK											
			9700 W 131ST STRE											

Totals for SHOPPES OF MILL CREEK (210)	Area (sq ft)	Annual Rent		
OCCUPIED TOTAL	101,207	1,182,041.52	CAM	1.18
VACANT TOTAL	1,215	20,047.56	TAX	2.03
			INS	0.00
GROSS TOTAL	102,422	1,202,089.08	OTH	0.00

Building: SHOPPES OF MILL CREEK (210)
Owner: INLAND REAL ESTATE CORP (30)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other

AVERAGE RENT PER SQUARE FOOTAGE WITHIN CATEGORIES
(Applicants Excluded)

STATUS	TOT UNITS	0-2,500	2,501-5,000	5,001-8,000	8,001-15,000	15,001-25,000	25,001+
Vacant	1	16.50	0.00	0.00	0.00	0.00	0.00
Occupied	22	15.99	14.63	0.00	0.00	0.00	9.40
Both	23	16.01	14.63	0.00	0.00	0.00	9.40

Schedule 8(j)
Contracts

Shoppes at Mill Creek – Palos Park, IL

Bldg #	Address	Vendor Number & Name	Acct #	Start Date	Cancel Time	Description	Amount	Frequency
210		Expert Plumbing Service - 2155	1480	03/22/04	30 DAYS		262.40	Quarterly
210				12/31/04				
210								
210		Midwest Maint. Systems - 219	1483	02/28/00	5 DAYS	**6 Hrs 5 days and 3 hrs 2 days, 1 week (36 hrs/wk)**	14.00	Per Hour
210				**09/31/05**			**540.00**	**Per Week**
210								
210		Midwest Maint. Systems - 219	1484	09/01/01	5 DAYS	**7 x per week**	**40.00**	Per Sweep
210				**09/31/05**				
210								
210		F.E. Moran, Inc. - 2628	1487	08/01/04	30 DAYS	Sprinkler System Inspection	680.00	Annual
210				07/31/05				
210								
210		Ambassador Car Carriers - 616	1490	03/03/99	30 DAYS	AS NEEDED	125.00	PER TOW
210				**12/31/04**				
210								
210		Home & Garden - 2656	2611	06/01/04			909.50	Monthly
210				11/30/04		June - November	6,190.00	Per Contract
210								
210	Year 2004	Landscape Concepts Mgmt. - 255	2612	04/01/04	30 DAYS	IRRIGATION	110.67	3X PER YEAR
210				11/30/04		RUNNING INSPECTION	343.00	Annual
210						START UP	391.00	Monthly
210						WINTERIZATION	489.00	Monthly
210								
210	Year 2006	Landscape Concepts Mgmt. - 255	2612	04/01/06	30 DAYS	START UP	401.00	Monthly
210				11/30/06		WINTERIZATION	498.00	Monthly
210						RESETS 3 VISITS	339.00	Annual
210						RUNNING INSPECTION	350.00	Annual
210								
210	Year 2005	Landscape Concepts Mgmt. - 255	2612	04/01/05	30 DAYS	START UP	401.00	Monthly
210				11/30/05		WINTERIZATION	498.00	Monthly
210						RESETS 3 VISITS	339.00	Annual
210						5UNNING INSPECTION	350.00	Annual
210								
210	**9646½ W 113th St**	Chicago Metro-Fire Prevention - 95	3005	01/19/04	30 DAYS		182.00	Monthly
210				01/18/05				
210								
210	9646½ W 131st St	Chicago Metro-Fire Prevention - 95	3005	02/05/02	90 DAYS	5CSNC246116 (CIRCUIT CH	122.00	Monthly
210				02/28/12				
210								
Bldg #	**Address**	**Vendor Number & Name**	**Acct #**	**Start Date**	**Cancel Time**	**Description**	**Amount**	**Frequency**

210	9664½ W 131st St	Chicago Metro-Fire Prevention - 95	3005	07/01/01	90 DAYS	5CSNC246115 (CIRCUIT CH	129.00	Monthly
210				02/28/12				
210								
210		Metropolitan Construction - 8201	3201	01/01/04	90 DAYS	1 PICK UP PER WEEK(3% I	47.75	Monthly
210				12/31/04				
210								
210		**Smithereen Pest Mgmt. - 406**	3901	**10/01/04**	30 DAYS	Exterminating	**64.00**	Monthly
210				**09/30/04**				

Schedule 8(k)
Assumed Liabilities

Shoppes at Mill Creek – Palos Park, IL

- **Lender is Allstate**
- **Current Debt Amount is $5,660,000**
- **Interest Rate of 7.375%**
- **Maturity Date of 2/1/2006**
- **Secondary Financing is possible.**
- **All other Assumed Liabilities are as set forth in the Contribution Agreement.**

Schedule 11

Major Tenants

Shoppes at Mill Creek – Palos Park, IL

Jewel	**64,938 square feet**	**63.4% of Property**

39,484 square feet remaining.

Woodfield Commons East
Contribution Agreement
Exhibits

1111-1255 E. Golf Road
Schaumburg, IL 60173
Bldg #234

136,236 square feet

Schedule 1(c)
Lease Inventory

Woodfield Commons East – Schaumburg, IL

Leases:

Children's Bargain Town Lease dated 5/21/71
Amendment dated 5/21/71
Option Extension Letter dated 9/6/95
Assignment dated 9/28/95
Amendment & Agreement dated 5/21/01

Tower Records Lease dated 6/8/93

Relocation Central Lease dated 1/19/87
1st Amendment dated 10/30/91
2nd Amendment dated 10/12/94
Lease Extension dated 3/10/00
Assignment dated 1/24/02

Midwest Auto Insurance Lease dated 2/15/99
Exercise of Option dated 8/21/03

Currency Exchange Lease dated 5/10/88
Lease Extension dated 7/14/93
2nd Lease Extension dated 2/28/94
3rd Lease Extension dated 9/14/98
Lease Extension Agreement dated 7/24/03

Secretary of State Lease dated 12/18/87
1st, 2nd & 3rd Amendment dated 12/18/87
Lease Agreement dated 2/9/94
Lease Extension Agreement dated 1/12/99
Lease Agreement dated 3/28/00

Karnes Music Lease dated 5/28/82
1st Amendment dated 4/21/87
2nd Amendment dated 2/12/88
3rd Amendment dated 2/28/89
4th Amendment dated 2/1/90
5th Amendment dated 3/14/91
6th Amendment dated 4/2/92
7th Amendment dated 5/6/94
Lease Extension dated 1/1999

House of Hunan Lease dated 12/9/98

Amendment dated 2/19/91

2nd Amendment dated 10/28/91

3rd Amendment dated 5/28/92

4th Amendment dated 4/1/94

5th Amendment dated 7/31/98

Lease Extension dated 3/2003

The Men's Wearhouse Lease dated 4/20/95

Lease Amendment dated 8/24/00

Gateway

Term Expiration dated 9/3/99

2nd Swing Lease dated 4/6/01

Boogie Nights Lease dated 2/28/01

Luna Carpets Lease dated 6/14/02

Lease Amendment dated 3/31/03

Tower Records Storage

Easement Agreements:

Agreement dated 8/5/1971

Agreement dated 1/20/1975

Agreement dated 8/11/1978

Agreement dated 11/21/1979

Reciprocal Easement Agreement dated 6/26/2001

Defaults:

Boogie Nights is currently in monetary default.

Schedule 1(d)
Rights

Woodfield Commons East – Schaumburg, IL

There are no other trade names owned by Inland, other than Woodfield Commons East, used in connection with this Property, nor any other warranties, guarantees, licenses or other matters.

Schedule 1(e)
Permits

Woodfield Commons East – Schaumburg, IL

None.

Schedule 7(b)-2
Permitted Exceptions

Woodfield Commons East and West– Schaumburg, IL

GENERAL REAL ESTATE TAXES FOR THE YEAR 2004 AND SUBSEQUENT YEARS, WHICH ARE NOT YET DUE AND PAYABLE.

MORTGAGE DATED NOVEMBER 30, 1998 AND RECORDED DECEMBER 4, 1998 AS DOCUMENT 08098613 MADE BY AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED NOVEMBER 3, 1998 AND KNOWN AS TRUST NUMBER 124567-03 TO LASALLE NATIONAL BANK TO SECURE A NOTE FOR $13,500,000.00.

REINSTATEMENT AND REAFFIRMATION OF LOAN DOCUMENTS, DATED DECEMBER 18, 2002, RECORDED FEBRUARY 26, 2003, AS DOCUMENT 0030273448.

ASSIGNMENT AND ASSUMPTION OF MORTGAGE DATED _______ AND RECORDED _______ AS DOCUMENT NUMBER __________ MADE BY ___________ TO ________________.

ASSIGNMENT OF RENTS AND LEASES RECORDED DECEMBER 4, 1998 AS DOCUMENT NO. 08098614 MADE BY AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED NOVEMBER 3, 1998 AND KNOWN AS TRUST NUMBER 124567-03 TO LASALLE NATIONAL BANK.

ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF RENTS AND LEASES RECORDED ________ AS DOCUMENT NUMBER__________ MADE BY _______ TO _____________.

SECURITY INTEREST OF LASALLE NATIONAL BANK, SECURED PARTY, IN CERTAIN DESCRIBED CHATTELS ON THE LAND, AS DISCLOSED BY FINANCING STATEMENT NAMING AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED NOVEMBER 3, 1998 AND KNOWN AS TRUST NUMBER 124567-03 AS DEBTOR AND RECORDED DECEMBER 7, 1998 AS DOCUMENT NO. 98U12459.

ASSIGNMENT OF SECURITY INTEREST OF _______ AND RECORDED _______ AS DOCUMENT NUMBER ____________.

SECURITY INTEREST OF LASALLE NATIONAL BANK, SECURED PARTY, IN CERTAIN DESCRIBED CHATTELS ON THE LAND, AS DISCLOSED BY FINANCING STATEMENT NAMING INLAND REAL ESTATE CORPORATION AS DEBTOR AND RECORDED DECEMBER 7, 1998 AS DOCUMENT NO. 98U12460.

ASSIGNMENT OF SECURITY INTEREST OF _______ AND RECORDED _______ AS DOCUMENT NUMBER ____________.

A NON-EXCLUSIVE PERPETUAL EASEMENT FOR THE INSTALLATION, MAINTENANCE AND USE OF PUBLIC UTILITIES OVER, UNDER AND UPON THE SOUTH 10 FEET AND THE EAST 5 FEET OF THAT PART OF PARCEL 2 FALLING IN SECTION 13 AS RESERVED IN THE DEED FROM SCHAUMBURG STATE BANK, A CORPORATION OF ILLINOIS, AS TRUSTEE UNDER TRUST AGREEMENT DATED MAY 17, 1971 AND KNOWN AS TRUST NUMBER 252 TO THOMAS E. WOELFLE DATED MARCH 1, 1973 AND RECORDED MARCH 27, 1973 AS DOCUMENT 22263211 (AFFECTS THE SOUTH 10 FEET AND THE EAST 5 FEET OF PARCEL 2).

A NON-EXCLUSIVE PERPETUAL EASEMENT FOR THE INSTALLATION, MAINTENANCE AND USE OF PUBLIC UTILITIES OVER, UNDER AND UPON THE WEST 15 FEET AND THE SOUTH 10 FEET OF THAT PART OF PARCEL 1 FALLING IN SECTION 14 AS RESERVED IN THE DEED FROM J. EMIL ANDERSON AND SON, INC., A CORPORATION OF ILLINOIS TO THOMAS E. WOELFLE RECORDED MARCH 27, 1973 AS DOCUMENT 22263210. (AFFECTS THE WEST 15 FEET AND THE SOUTH 10 FEET OF PARCEL 2).

COVENANTS AND RESTRICTIONS CONTAINED IN THE AGREEMENT BETWEEN SCHAUMBURG STATE BANK, A CORPORATION OF ILLINOIS, MAY 17, 1971 AND KNOWN AS TRUST NUMBER 252 AND JETCO PROPERTIES, INC., A CORPORATION OF DELAWARE, DATED AUGUST 5, 1971 AND RECORDED AUGUST 9, 1971 AS DOCUMENT 21577346 RELATING TO LOCATION OF BUILDINGS, APPROVAL OF ARCHITECTURAL DESIGN OF BUILDINGS, USE AND PARKING.

NOTE: SAID INSTRUMENT CONTAINS NO PROVISION FOR FORFEITURE OF OR REVERSION OF TITLE IN CASE OF BREACH OF CONDITION. (AFFECTS PARCEL 2).

EASEMENT FOR INGRESS AND EGRESS, FOR VEHICULAR AND PEDESTRIAN TRAFFIC AND VEHICULAR PARKING AS SET FORTH IN THE AGREEMENT BETWEEN SCHAUMBURG STATE BANK, A CORPORATION OF ILLINOIS, AS TRUSTEE UNDER TRUST AGREEMENT DATED MAY 17, 1971 AND KNOWN AS TRUST NUMBER 252 AND JETCO PROPERTIES, INC., A CORPORATION OF DELAWARE, DATED AUGUST 5, 1971 AND RECORDED AUGUST 9, 1971 AS DOCUMENT 21577346 OVER THAT PART OF PARCEL 1 OUTSIDE OF THE BUILDING LINES DELINEATED ON EXHIBIT "C" ATTACHED THERETO AND ALSO OVER THE SOUTH 50 FEET OF PARCEL 3, (AFFECTS PARCELS 3 AND 4).

GRANT OF EASEMENT FROM SCHAUMBURG STATE BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED MAY 17, 1971 AND KNOWN AS TRUST NUMBER 252 TO THE COMMONWEALTH EDISON COMPANY, ITS

SUCCESSORS AND ASSIGNS, DATED SEPTEMBER 25, 1971 AND RECORDED NOVEMBER 2, 1971 AS DOCUMENT 21697273 OVER THE SOUTH 10 FEET OF THAT PART OF PARCEL 2 FALLING IN SECTION 13 TO CONSTRUCT, OPERATE, MAINTAIN, RENEW, RELOCATE AND REMOVE, FROM TIME TO TIME, POLES, WIRES, CABLES, CONDUITS, MANHOLES, TRANSFORMERS, PEDESTALS AND OTHER FACILITIES USED IN CONNECTION WITH OVERHEAD AND UNDERGROUND TRANSMISSION AND DISTRIBUTION OF ELECTRICITY, TOGETHER WITH RIGHT OF ACCESS TO THE SAME AND THE RIGHT, FROM TIME TO TIME TO TRIM OR REMOVE TREES, BUSHES AND SAPLINGS AND TO CLEAR OBSTRUCTIONS FROM THE SURFACE AND SUBSURFACE AS MAY BE REASONABLY REQUIRED. (AFFECTS THE SOUTH 10 FEET OF PARCEL 2).

GRANT OF EASEMENT FROM SCHAUMBURG STATE BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED MAY 17, 1971; AND KNOWN AS TRUST NUMBER 252 TO THE ILLINOIS BELL TELEPHONE COMPANY, A CORPORATION OF ILLINOIS, ITS SUCCESSORS AND ASSIGNS, DATED SEPTEMBER 25, 1972 AND RECORDED OCTOBER 13, 1972 AS DOCUMENT 22084270 OVER THAT PART OF PARCEL 2 FALLING IN SECTION 13 AND AS SHOWN ON THE SKETCH MARKED EXHIBIT "A" ATTACHED THERETO TO CONSTRUCT, OPERATE, MAINTAIN, REMOVE, RELOCATE AND REMOVE, FROM TIME TO TIME, POLES, WIRES, CABLES, CONDUITS, MANHOLES, TRANSFORMERS, PEDESTALS AND OTHER FACILITIES USED IN CONNECTION WITH OVERHEAD AND UNDERGROUND TRANSMISSION AND DISTRIBUTION OF ELECTRICITY, SOUNDS AND SIGNALS, TOGETHER WITH THE RIGHT OF ACCESS TO THE SAME AND THE RIGHT, FROM TIME TO TIME, TO TRIM OR REMOVE TREES, BUSHES AND SAPLINGS AND TO CLEAR OBSTRUCTIONS FOR THE SURFACE AND SUBSURFACES MAY BE REASONABLY REQUIRED. (AFFECTS PARCEL 2).

GRANT OF EASEMENT FROM J. EMIL ANDERSON AND SON, INC., A CORPORATION OF ILLINOIS TO THE COMMONWEALTH EDISON COMPANY, A CORPORATION OF ILLINOIS, ITS SUCCESSORS AND ASSIGNS, DATED SEPTEMBER 22, 1971 AND RECORDED NOVEMBER 2, 1971 AS DOCUMENT 21697272 OVER THE SOUTH 10 FEET OF THAT PART OF PARCEL 2 FALLING IN SECTION 14 TO CONSTRUCT, OPERATE, MAINTAIN, RENEW, RELOCATE AND REMOVE, FROM TIME TO TIME, POLES, WIRES, CABLES, CONDUITS, MANHOLES, TRANSFORMERS, PEDESTALS AND OTHER FACILITIES USED IN CONNECTION WITH OVERHEAD AND UNDERGROUND TRANSMISSION AND DISTRIBUTION OF ELECTRICITY, TOGETHER WITH RIGHT OF ACCESS TO THE SAME AND THE RIGHT, FROM TIME TO TIME TO TRIM OR REMOVE TREES, BUSHES AND SAPLINGS AND TO CLEAR OBSTRUCTIONS FROM THE SURFACE AND SUBSURFACE AS MAY BE REASONABLY REQUIRED (AFFECTS THE SOUTH 10 FEET OF PARCEL 2).

GRANT OF EASEMENT FROM J. EMIL ANDERSON AND SON, INC., A CORPORATION OF ILLINOIS, TO THE ILLINOIS BELL TELEPHONE COMPANY, A CORPORATION OF ILLINOIS, ITS SUCCESSORS AND ASSIGNS, DATED SEPTEMBER 15, 1972 AND RECORDED OCTOBER 13, 1972 AS DOCUMENT 22084269 OVER THAT PART OF PARCEL 2 FALLING IN SECTION 14 AND AS SHOWN ON THE SKETCH MARKED EXHIBIT "A" ATTACHED THERETO TO CONSTRUCT, OPERATE, MAINTAIN, REMOVE, RELOCATE AND REMOVE, FROM TIME TO TIME, POLES, WIRES, CABLES, CONDUITS, MANHOLES, TRANSFORMERS, PEDESTALS AND OTHER FACILITIES USED IN CONNECTION WITH OVERHEAD AND UNDERGROUND TRANSMISSION AND DISTRIBUTION OF ELECTRICITY, SOUNDS AND SIGNALS, TOGETHER WITH RIGHT OF ACCESS TO THE SAME AND THE RIGHT, FROM TIME TO TIME, TO TRIM OR REMOVE TREES, BUSHES AND SAPLINGS AND TO CLEAR OBSTRUCTIONS FROM THE SURFACE AND SUBSURFACE AS MAY BE REASONABLY REQUIRED. (AFFECTS PARCEL 2).

EASEMENT IN, UPON, UNDER, OVER AND ALONG THE SOUTH 10 FEET OF THE LAND TO INSTALL AND MAINTAIN ALL EQUIPMENT FOR THE PURPOSE OF SERVING THE LAND AND OTHER PROPERTY WITH TELEPHONE AND ELECTRIC SERVICE, TOGETHER WITH RIGHT OF ACCESS TO SAID EQUIPMENT, AS CREATED BY GRANTS TO THE COMMONWEALTH EDISON COMPANY AND THE ILLINOIS BELL TELEPHONE COMPANY, DATED DECEMBER 13, 1972, RECORDED DECEMBER 29, 1972 AS DOCUMENT 22171907 AND BY DOCUMENT DATED JANUARY 10, 1974, RECORDED JANUARY 28, 1974 AS DOCUMENT 22607530. (AFFECTS PARCEL 4).

EASEMENT FOR INGRESS AND EGRESS FOR THE BENEFIT OF LAND WEST OF AND ADJOINING THE LAND OVER THE NORTH 241.22 FEET OF THE WEST 52.4 FEET OF THE LAND AS GRANTED TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST NO. 42371, AND AS SET FORTH IN AGREEMENT, DATED AUGUST 11, 1978, RECORDED AUGUST 24, 1978 AS DOCUMENT 24597584. (AFFECTS PARCEL 4).

COVENANTS AND RESTRICTIONS CONTAINED IN AGREEMENT, DATED JANUARY 20, 1975, RECORDED JANUARY 21, 1975 AS DOCUMENT 22969018 BETWEEN UNITY BUYING SERVICE COMPANY, INC., AND J. EMIL ANDERSON AND SON, INC., PROHIBITING THE USE OF THE LAND PRINCIPALLY FOR CATALOG OR MAIL ORDER SALES OR OPERATIONS WHILE THE LEASE BETWEEN LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST NO. 48212, AS LESSOR, AND UNITY BUYING SERVICE COMPANY, INC., AS LESSEE, IS IN EFFECT AND FURTHER PROVIDING FOR A 135 FOOT BUILDING LINE ALONG THE NORTH LINE OF THE LAND NOTE: SAID PROVISIONS APPLY TO LAND IN WHICH J. EMIL ANDERSON AND SON, INC., OWNS AN EQUITY INTEREST DURING THE TERM OF THE SAID LEASE NOTE: SAID INSTRUMENT CONTAINS NO PROVISION FOR A FORFEITURE OR

REVERSION OF TITLE IN CASE OF BREACH OF CONDITION. (AFFECTS PARCEL 1 AND 4).

EASEMENT IN, UPON, UNDER, OVER AND ALONG THE LAND AS GRANTED TO THE ILLINOIS BELL TELEPHONE COMPANY, THE COMMONWEALTH EDISON COMPANY AND NORTHERN ILLINOIS GAS COMPANY TO INSTALL THEIR RESPECTIVE ELECTRIC FACILITIES, COMMUNICATION FACILITIES AND GAS FACILITIES AS SET FORTH ON EXHIBIT A ATTACHED TO SAID GRANT, SAID GRANT BEING, DATED MARCH 6, 1979, RECORDED MARCH 8, 1979 AS DOCUMENT 24873922.

EASEMENT DISCLAIMER MADE BY THE COMMONWEALTH EDISON COMPANY, DATED OCTOBER 8, 1999, RECORDED NOVEMBER 4, 1999 AS DOCUMENT 09041706 (AFFECTS PARCEL 4)

EASEMENT IN, UPON, UNDER, OVER AND ALONG THE SOUTH 10 FEET OF PARCEL 2 TO INSTALL AND MAINTAIN ALL EQUIPMENT FOR THE PURPOSE OF SERVING THE LAND AND OTHER PROPERTY WITH TELEPHONE AND ELECTRIC SERVICE, TOGETHER WITH RIGHT OF ACCESS TO SAID EQUIPMENT, AS CREATED BY GRANT TO THE COMMONWEALTH EDISON COMPANY AND THE ILLINOIS BELL TELEPHONE COMPANY, DATED OCTOBER 9, 1973, RECORDED NOVEMBER 5, 1973 AS DOCUMENT 22535073. (AFFECTS PARCEL 4).

A 28 FOOT BUILDING LINE OVER THE NORTH AND EAST LINES OF LOT 5 AS SHOWN ON THE PLAT OF SUBDIVISION, DATED JULY 23, 1978, RECORDED JULY 26, 1978 AS DOCUMENT 24553597. (AFFECTS PARCEL 1).

A 10 FOOT EASEMENT OVER THE SOUTH LINE OF LOT 5 AS SHOWN ON THE PLAT OF SUBDIVISION, DATED JULY 23, 1978, RECORDED JULY 26, 1978 AS DOCUMENT 24553597. (AFFECTS PARCELS 1 AND 4).

CONCRETE WALL AND DRIVEWAYS TO THE SOUTH AS SHOWN ON THE SURVEY.

PERPETUAL NON-EXCLUSIVE EASEMENT OVER THE COMMON AREAS OF PARCEL 1 AS CREATED BY EASEMENT AGREEMENT MADE BY LASALLE NATIONAL BANK AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 31, 1972 KNOWN AS TRUST NUMBER 45337, LASALLE NATIONAL BANK AS TRUSTEE UNDER TRUST AGREEMENT DATED OCTOBER 21, 1971 KNOWN AS TRUST NUMBER 43179 AND TOYS "R" US, A DELAWARE CORPORATION, DATED NOVEMBER 21, 1979, AND RECORDED ON NOVEMBER 28, 1979 AS DOCUMENT 25259409. (AFFECTS PARCELS 1 AND 4).

COVENANTS AND AGREEMENTS CONTAINED IN THE AGREEMENT BY AND AMONG LASALLE NATIONAL BANK AS TRUSTEE UNDER TRUST

AGREEMENT DATED DECEMBER 31, 1972 KNOWN AS TRUST NUMBER 45337, LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED OCTOBER 21, 1971 AND KNOWN AS TRUST NUMBER 43179, AND TOYS "R" US, INC., A CORPORATION OF DELAWARE, RELATING TO CONSTRUCTION OF PARKING FACILITIES AND DRIVEWAYS, REMOVAL AND RELANDSCAPING OF EXISTING DRIVEWAY AND MAINTENANCE OF PARKING FACILITIES AND DRIVEWAYS DATED NOVEMBER 21, 1979 AND RECORDED ON NOVEMBER 28, 1979, AS DOCUMENT 25259409. (AFFECTS PARCELS 1 AND 4).

BUILDING LINE ACCORDING TO PLAT OF SAID SUBDIVISION RECORDED AS DOCUMENT 24553597 OVER THE NORTH 135 FEET. (AFFECTS PARCEL 4).

EASEMENT FOR PUBLIC UTILITIES OVER THE NORTH 15 FEET AND OVER THE SOUTH 10 FEET AS SHOWN ON PLAT OF SAID SUBDIVISION, DATE JULY 23, 1978, RECORDED JULY 26, 1978 AS DOCUMENT 24553597. (AFFECTS PARCEL 4).

COVENANTS AND AGREEMENTS CONTAINED IN THE AGREEMENT BY AND BETWEEN LASALLE NATIONAL BANK AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 31, 1972 AND KNOWN AS TRUST NUMBER 45337 AND AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED MARCH 13, 1978 AND KNOWN AS TRUST NUMBER 42371 RELATING TO BUILDING LINES, THE CONSTRUCTION AND MAINTENANCE OF PARKING FACILITIES, WATER AND STORM SEWER MAINS, JOINT DRIVEWAYS, CROSS PARKING RIGHTS AND MAINTENANCE OF INSURANCE, DATED AUGUST 11,1978, RECORDED AUGUST 24, 1978 AS DOCUMENT 24597584. (AFFECTS PARCEL 4).

A 10 FOOT EASEMENT FOR INSTALLATION, MAINTENANCE AND USE OF A WATER MAIN GRANTED TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO RELATING TO NUMBER 42371 BY INSTRUMENT DATED AUGUST 11, 1978 AND RECORDED AUGUST 24, 1978 AS DOCUMENT 24597584.
(AFFECTS 2 10-FOOT STRIPS OF LAND RUNNING THROUGH THE LAND AS SET FORTH ON EXHIBIT "A" PLAT ATTACHED TO SAID INSTRUMENT) (AFFECTS PARCEL 4).

EASEMENT IN FAVOR OF THE COMMONWEALTH EDISON COMPANY, AND ITS/THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO INSTALL, OPERATE AND MAINTAIN ALL EQUIPMENT NECESSARY FOR THE PURPOSE OF SERVING THE LAND AND OTHER PROPERTY, TOGETHER WITH THE RIGHT OF ACCESS TO SAID EQUIPMENT, AND THE PROVISIONS RELATING THERETO CONTAINED IN THE GRANT DATED JULY 24, 1997, RECORDED/FILED ON AUGUST 13, 1997, AS DOCUMENT NO. 97592120,

AFFECTING THE LAND AS SHOWN ON DOCUMENT OF THE LAND. (AFFECTS PARCEL 4).

RIGHTS OF TENANTS, AS TENANTS ONLY, UNDER UNRECORDED LEASES SET FORTH ON RENT ROLL AS FOLLOWS:

CHILDREN'S BARGAIN TOWN
TOWER RECORDS
RELOCATION CENTRAL
MIDWEST AUTO INSURANCE
CURRENCY EXCHANGE
SECRETARY OF STATE
KARNES MUSIC
HOUSE OF HUNAN
THE MEN'S WEARHOUSE
GATEWAY
2ND SWING
BOOGIE NIGHTS
LUNA CARPETS
TOWER RECORDS STORAGE

COVENANTS AND AGREEMENTS CONTAINED IN THE AGREEMENT, DATED JULY
28, 1993, RECORDED AUGUST 2, 1993 AS DOCUMENT 93599073.
(AFFECTS PARCEL 5).

A 10 FOOT WATER EASEMENT AND A 10 FOOT STORM SEWER EASEMENT CONTAINED IN THE AGREEMENT, DATED JULY 28, 1993, RECORDED AUGUST 2, 1993, AS DOCUMENT 93599073. (AFFECTS PARCEL 4)

LEASE IN FAVOR OR COST PLUS, INC. RECORDED OCTOBER 25, 1996, AS DOCUMENT 96817383 FOR 10 YEARS AND THREE 5 YEAR OPTIONS. (AFFECTS PARCEL 4).

ENCROACHMENTS AS SHOWN ON THE PLATS OF SURVEY PREPARED BY CHRISTIAN H. FROEMKE, R.P.L.S. NO. 1607 OF NATIONAL SURVEY SERVICE, INC. NUMBERS N-121949, DATED SEPTEMBER 12, 1998, N-121947 DATED SEPTEMBER 11,1998 AND N-121948, DATED SEPTEMBER 16, 1998, LAST REVISED JUNE 25, 2004: AFFECTING WOODFIELD COMMONS WEST
ALONG THE EAST LINE OF THE SURVEY:

NORTHEAST CORNER OF BUILDING ENCROACHES .07 FEET EAST;

SOUTHEAST CORNER OF BUILDING ENCROACHES .07 FEET EAST;

ENCROACHMENT OF THE BUILDING OVER THE PUBLIC UTILITY EASEMENT IN DOCUMENT 24873922;

ENCROACHMENT OF THE BUILDING OVER THE ILLINOIS BELL TELEPHONE COMPANY EASEMENT IN DOCUMENT 22171907.

AFFECTING TOYS "R" US PARCEL:

SOUTHWEST CORNER OF THE CURB OVER THE SOUTH LINE BY UP TO 1.50 FEET.

AFFECTING WOODFIELD COMMONS EAST:
CURBS OVER THE EAST, NORTH AND WEST LINES AS SHOWN ON THE SURVEY.

ENCROACHMENTS FROM ADJOINING LAND ONTO THE INSURED LAND AS SHOWN ON THE PLATS OF SURVEY MADE BY NATIONAL SURVEY SERVICE, INC., NUMBER N-121949, DATED SEPTEMBER 12, 1998, N-121947 DATED SEPTEMBER 11,1998 AND N-121948, DATED SEPTEMBER 16, 1998, LAST REVISED JUNE 25, 2004:

AFFECTING WOODFIELD COMMONS WEST:

ALONG THE WEST LINE OF THE SURVEY:

SOUTHEAST CORNER OF BUILDING TO WEST ENCROACHES .05 FEET EAST AT ROOF;

NORTHEAST CORNER OF BUILDING TO WEST ENCROACHES .03 FEET EAST AT ROOF;

CURB TO THE WEST ENCROACHES UP TO .54 FEET.

ALONG THE NORTH LINE OF THE SURVEY:

CONCRETE WALK ENCROACHES UP TO 3.22 FEET.

TOYS "R" US PARCEL:

ALONG THE WEST LINE OF SURVEY:

SOUTHEAST AND NORTHEAST CORNERS OF THE BUILDING LOCATED TO THE WEST OVER THE WEST LINE BY .07 FEET;

ALONG THE EAST LINE OF SURVEY:

CURB ENCROACHES .18 FEET.

ENCROACHMENT OF BUILDING OVER EASEMENTS AND VIOLATION OF BUILDING LINES AS SET FORTH IN DOCUMENT 21577346.

ENCROACHMENT OF BUILDING OVER BUILDING LINES AS SET FORTH IN DOCUMENT 24597584.

TERMS, PROVISIONS AND CONDITIONS OF THE CONSENT AGREEMENT MADE BY AND BETWEEN AMERICAN NATIONAL BANK OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED NOVEMBER 3, 1998 AND KNOWN AS TRUST NUMBER 124567-03 AND FRANK C. CUNEO, JOHN F. CUNEO, JR. AND THE NORTHERN TRUST COMPANY AS TRUSTEES UNDER THE LAST WILL AND TESTAMENT OF FRANK CUNEO, DECEASED RECORDED MARCH 21, 2000 AS DOCUMENT 00198797. (AFFECTS PARCEL 2)

LEASE MADE BY INLAND COMMERCIAL PROPERTY MANAGEMENT, INC. TO GATEWAY COMPANIES, INC., DATED JUNE 16, 1999 AND RECORDED JULY 22, 1999 AS DOCUMENT NO. 99701173, DEMISING THE LAND FOR A TERM OF YEARS BEGINNING ON THE DATE WHICH IS THE LATER OF (I) THE DATE UPON WHICH LANDLORD "SUBSTANTIALLY COMPLETES" (AS DEFINED IN THE LEASE) LANDLORD'S WORK (AS DEFINED IN THE LEASE), AND TENANT RECEIVES WRITTEN NOTICE OF SAME, AND (II) THE DEMISED PREMISES IS DELIVERED TO TENANT FREE OF ALL TENANCIES, AND ALL RIGHTS THEREUNDER OF, AND ALL ACTS DONE OR SUFFERED THEREUNDER BY, SAID LESSEE OR BY ANY PARTY CLAIMING BY, THROUGH, OR UNDER SAID LESSEE, THREE (3) FIVE(5) YEAR RENEWAL OPTIONS. (AFFECTS PARCEL 2).

Schedule 8(a)
Consents

Woodfield Commons East – Schaumburg, IL

None

Schedule 8(e)
Environmental Matters

Woodfield Commons East – Schaumburg, IL

Phase I Environmental Site Assessment Update report completed by Mostardi Platt, dated 2/10/1997.

Mold remediation in sprinkler riser and Enterprise Car Rental space

Schedule 8(f) and 8(g)

Proceedings and Lawsuits

WOODFIELD COMMONS EAST –Schaumburg, IL

Documents Outstanding

Date Request Received IREC Law Dept	**Shopping Center** Name & S.C. #	**Contact** Property Manager	**Tenant**	**IREC Law Contact**	**Document Requested**	**Value**	**Comments**
08/19/04	234-Woodfield Commons East	CR	3-Relocation Center Corporation	LS	Assignment		To Cort Business Services Corporation effective 01/01/05

Transactions

None

Documents Outstanding

None

Bankruptcies

None

Slip & Fall and Liens

None

Miscellaneous Litigation

None

Building: WOODFIELD COMMONS / EAST (234)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
234	1	1	TOYS "R" US			03/1972	10/2001	122,124.96	2.59					
CR			CHILDREN'S BARGAI			11/2001	11/2001	118,054.08	2.50					
			1111 E. GOLF ROAD	47,223		12/2001	10/2006	122,126.16	2.59	RET	0.00	0.00	0.00	0.00
						11/2006	11/2006	4,070.88	0.09					
					OPT 1	12/2006	10/2011	122,124.96	2.59					
					OPT 1	11/2011	11/2011	122,124.96	2.59					
					OPT 1	12/2011	11/2016	122,124.96	2.59					
234	2	1	TOWER RECORDS			05/1994	04/1999	393,549.96	17.00					
CR			MTS INC.			05/1999	04/2004	452,582.52	19.55					
			1209 E. GOLF ROAD	23,150		05/2004	04/2009	520,412.04	22.48	RET	1.11	5.17	0.00	0.00
					OPT 1	05/2009	04/2012	598,659.00	25.86					
					OPT 1	05/2012	04/2017	688,249.56	29.73					
					OPT 1	05/2017	04/2022	791,498.52	34.19					
234	3	2	RELOCATION CENTRA			12/2001	12/2001	4,188.84	1.75					
CR			RELOCATION CENTRA			01/2002	03/2002	43,284.72	18.04					
			1223 E. GOLF ROAD			04/2002	03/2003	44,583.24	18.58					
						04/2003	03/2004	45,920.76	19.13					
				2,400		04/2004	03/2005	47,298.36	19.71	RET	2.01	5.17	0.00	0.00
234	4	2	MIDWEST AUTO INSU			02/1999	03/1999	0.00	0.00					
CR			MIDWEST AUTO INSU			03/1999	03/1999	9,057.36	7.55					
			1225 A. E. GOLF R			04/1999	02/2000	21,600.00	18.00					
						03/2000	02/2001	22,200.00	18.50					
						03/2001	02/2002	22,800.00	19.00					
						03/2002	02/2003	23,400.00	19.50					
						03/2003	02/2004	24,000.00	20.00					
				1,200		03/2004	02/2005	24,600.00	20.50	RET	3.36	5.95	0.00	0.00
						03/2005	02/2006	25,200.00	21.00					
						03/2006	02/2007	25,800.00	21.50					
						03/2007	02/2008	26,400.00	22.00					
						03/2008	02/2009	27,000.00	22.50					
					OPT 2	03/2009	02/2010	27,600.00	23.00					
					OPT 2	03/2010	02/2011	28,200.00	23.50					
					OPT 2	03/2011	02/2012	28,800.00	24.00					
					OPT 2	03/2012	02/2013	29,400.00	24.50					
					OPT 2	03/2013	02/2014	30,000.00	25.00					
					OPT 3	03/2014	02/2015	30,600.00	25.50					
					OPT 3	03/2015	02/2016	31,200.00	26.00					
					OPT 3	03/2016	02/2017	31,800.00	26.50					
					OPT 3	03/2017	02/2018	32,400.00	27.00					
					OPT 3	03/2018	02/2019	33,000.00	27.50					
234	5	1	CURRENCY EXCHANGE			09/1988	08/1989	16,200.00	13.50					
CR			SCHAUMBURG CURREN			09/1989	09/1989	16,545.60	13.79					
			1225 E. GOLF ROAD			10/1989	08/1990	16,848.00	14.04					
						09/1990	09/1990	17,206.44	14.34					
						10/1990	08/1991	17,520.00	14.60					
						09/1991	09/1991	17,897.64	14.91					

Building: WOODFIELD COMMONS / EAST (234)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
						10/1991	08/1992	18,228.00	15.19					
						09/1992	09/1992	18,612.00	15.51					
						10/1992	08/1993	18,948.00	15.79					
						09/1993	09/1993	18,948.00	15.79					
						10/1993	02/1994	18,948.00	15.79					
						03/1994	02/1995	21,600.00	18.00					
						03/1995	02/1996	22,032.00	18.36					
						03/1996	02/1997	22,472.64	18.73					
						03/1997	02/1998	22,922.04	19.10					
						03/1998	02/1999	23,380.56	19.48					
						03/1999	02/2000	23,844.00	19.87					
						03/2000	02/2001	24,320.88	20.27					
						03/2001	02/2002	24,810.48	20.68					
						03/2002	02/2003	25,312.32	21.09					
						03/2003	02/2004	25,814.16	21.51					
				1,200		03/2004	02/2006	27,036.00	22.53	RET	2.01	5.17	0.00	0.00
					OPT 1	03/2006	02/2008	27,036.00	22.53					
					OPT 2	03/2008	02/2010	27,036.00	22.53					
234	6	1	SECRETARY OF STAT			03/1988	02/1991	141,450.00	17.25					
CR			STATE OF ILLINOIS			03/1991	02/1992	152,520.00	18.60					
			1227 E. GOLF ROAD			03/1992	02/1994	162,770.04	19.85					
						03/1994	02/1995	172,200.00	21.00					
						03/1995	02/1996	175,644.00	21.42					
						03/1996	02/1997	179,170.08	21.85					
						03/1997	02/1998	182,778.00	22.29					
						03/1998	02/1999	186,468.00	22.74					
						03/1999	02/2000	186,468.00	22.74					
						03/2000	02/2001	186,468.00	22.74					
						03/2001	02/2002	191,142.00	23.31					
						03/2002	02/2003	195,897.96	23.89					
						03/2003	02/2004	200,817.96	24.49					
				8,200		03/2004	02/2005	205,820.04	25.10	RET	0.00	A 0.00	A 0.00	0.00
					OPT 1	03/2005	02/2006	210,965.52	25.73					
					OPT 1	03/2006	02/2007	216,239.64	26.37					
					OPT 1	03/2007	02/2008	221,645.64	27.03					
					OPT 1	03/2008	02/2009	227,186.76	27.71					
					OPT 1	03/2009	02/2010	232,866.48	28.40					
234	7	1	KARNES MUSIC			12/1982	11/1983	44,280.00	10.00					
CR			KARNES MUSIC COMP			12/1983	11/1984	46,494.00	10.50					
			1229-31 E. GOLF R			12/1984	11/1985	48,840.00	11.03					
						12/1985	11/1986	51,276.00	11.58					
						12/1986	11/1987	53,844.00	12.16					
						12/1987	05/1988	55,992.00	12.64					
						06/1988	05/1989	58,224.00	13.15					
						06/1989	05/1990	55,356.00	12.50					
						06/1990	05/1991	50,928.00	11.50					
						06/1991	05/1992	50,928.00	11.50					
						06/1992	11/1992	0.00	0.00					

Building: WOODFIELD COMMONS / EAST (234)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	Additional Rent / Sq ft - CAM	Taxes	Insur	Other
						12/1992	05/1993	50,928.00	11.50					
						06/1993	05/1994	52,452.00	11.85					
						06/1994	11/1994	0.00	0.00					
						12/1994	12/1994	18,816.00	4.25					
						01/1995	05/1995	53,136.00	12.00					
						06/1995	05/1996	54,730.08	12.36					
						06/1996	05/1997	56,372:04	12.73					
						06/1997	05/1998	58,063.20	13.11					
						06/1998	05/1999	59,805.00	13.51					
						06/1999	05/2001	59,822.28	13.51					
						06/2001	05/2002	61,549.20	13.90					
						06/2002	05/2003	63,364.68	14.31					
						06/2003	05/2004	65,224.44	14.73					
				4,428		06/2004	05/2005	67,172.76	15.17	RET	2.01	5.17	0.00	0.00
						06/2005	05/2006	69,873.84	15.78					
234	8	1	HOUSE OF HUNAN			04/1989	03/1990	74,004.00	11.50					
CR			HOUSE OF HUNAN IN			04/1990	03/1991	76,260.00	11.85					
			1233 E. GOLF ROAD			04/1991	10/1991	78,504.00	12.20					
						11/1991	09/1992	54,504.00	8.47					
						10/1992	03/1993	80,892.00	12.57					
						04/1993	12/1994	83,268.00	12.94					
						01/1995	03/1995	90,090.00	14.00					
						04/1995	03/1996	92,792.76	14.42					
						04/1996	03/1997	95,576.28	14.85					
						04/1997	03/1998	98,443.56	15.30					
						04/1998	03/1999	101,396.88	15.76					
						04/1999	03/2000	104,440.08	16.23					
						04/2000	03/2001	107,573.28	16.72					
						04/2001	03/2002	110,800.44	17.22					
						04/2002	03/2003	114,124.44	17.73					
						04/2003	03/2004	117,548.16	18.27					
				6,435		04/2004	03/2005	117,567.48	18.27	RET	2.01	5.17	0.00	0.00
						04/2005	03/2007	121,042.32	18.81					
						04/2007	03/2009	124,645.92	19.37					
					OPT 1	04/2009	03/2014	0.00	0.00					
234	9	1	THE MEN'S WEARHOU			08/1995	07/1996	105,000.00	20.00					
CR			MEN'S WAREHOUSE #			08/1996	07/1997	105,000.00	20.00					
			1237 E. GOLF ROAD			08/1997	07/1998	105,000.00	20.00					
						08/1998	07/1999	105,000.00	20.00					
						08/1999	07/2000	105,000.00	20.00					
						08/2000	07/2001	118,125.00	22.50					
						08/2001	07/2002	118,125.00	22.50					
						08/2002	07/2003	118,125.00	22.50					
						08/2003	07/2004	118,125.00	22.50					
				5,250		08/2004	07/2005	118,125.00	22.50	RET	2.06	5.17	0.00	0.00
					OPT 1	08/2005	07/2006	128,625.00	24.50					
					OPT 1	08/2006	07/2007	128,625.00	24.50					
					OPT 1	08/2007	07/2008	128,625.00	24.50					

Building: WOODFIELD COMMONS / EAST (234)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
					OPT 1	08/2008	07/2009	128,625.00	24.50					
					OPT 1	08/2009	07/2010	128,625.00	24.50					
					OPT 1	08/2010	07/2011	137,932.56	26.27					
					OPT 1	08/2011	07/2012	137,932.56	26.27					
					OPT 1	08/2012	07/2013	137,932.56	26.27					
					OPT 1	08/2013	07/2014	137,932.56	26.27					
					OPT 1	08/2014	07/2015	137,932.56	26.27					
234	10	3	HALLOWEEN SCENE			08/2004	08/2004	45,000.00	3.82					
CR			WALDEN BOOK CO.,	11,795		09/2004	10/2004	90,000.00	7.63	RET	0.00	0.00	0.00	0.00
			1243 E. GOLF ROAD			11/2004	11/2004	45,000.00	3.82					
234	11	2	2ND SWING, INC			04/2001	04/2001	9,237.84	2.07					
CR			2ND SWING, INC	4,452		05/2001	10/2006	92,379.00	20.75	RET	1.87	5.17	0.00	0.00
			1245 E. GOLF ROAD		OPT 1	11/2006	10/2011	97,276.20	21.85					
					OPT 1	11/2011	10/2016	111,300.00	25.00					
234	12	2	BOOGIE NIGHTS	8,917		03/2001	M-T-M	156,047.40	17.50	RET	2.18	5.95	0.00	0.00
CR			MIRRORBALL, INC											
			1251 E. GOLF ROAD											
234	13	2	LUNA CARPETS			08/2002	08/2002	13,377.96	1.26					
CR			'STEVE KRITZ			09/2002	11/2002	138,240.00	13.00					
			1253-55 E. GOLF R			12/2002	11/2003	138,240.00	13.00					
				10,634		12/2003	11/2004	143,556.00	13.50	RET	1.30	5.95	0.00	0.00
						12/2004	11/2005	148,872.00	14.00					
						12/2005	11/2006	148,872.00	14.00					
						12/2006	11/2007	154,188.00	14.50					
						12/2007	11/2008	154,188.00	14.50					
						12/2008	11/2009	159,504.00	15.00					
						12/2009	11/2010	159,504.00	15.00					
						12/2010	11/2011	164,820.00	15.50					
						12/2011	08/2012	170,136.00	16.00					
234	14	1	TOWER RECORDS	952		04/1994	M-T-M	0.00	0.00	RET	0.00	0.00	0.00	0.00
CR			TOWER RECORDS (ST											
			1251 A E. GOLF RO											

Totals for WOODFIELD COMMONS / EAST (234)				
OCCUPIED TOTAL	136,236	1,732,140.24	CAM	0.82
VACANT TOTAL	0	0.00	TAX	2.70
			INS	0.00
GROSS TOTAL	136,236	1,732,140.24	OTH	0.00

Building: WOODFIELD COMMONS / EAST (234)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other

AVERAGE RENT PER SQUARE FOOTAGE WITHIN CATEGORIES
(Applicants Excluded)

STATUS	TOT UNITS	0-2,500	2,501-5,000	5,001-8,000	8,001-15,000	15,001-25,000	25,001+
Vacant	0	0.00	0.00	0.00	0.00	0.00	0.00
Occupied	14	15.69	17.96	20.39	15.93	22.48	2.59
Both	14	15.69	17.96	20.39	15.93	22.48	2.59

Schedule 8(i)

Rent Rolls

Woodfield Commons East – Schaumburg, IL

Schedule 8(j)
Contracts

Woodfield Commons East - Schaumburg, IL

Bldg #	Address	Vendor Number & Name	Acct #	Start Date	Cancel Time	Description	Amount	Frequency
234		Mac's Sweeping Service - 921	1484	10/01/01	5 DAYS		856.96	Monthly
234				**09/30/05**				
234								
234		Car Search Inc. / Arties Towing - 1403	1490	**09/17/02**	**10 DAYS**		48.00	PER TOW
234				**09/16/06**				
234								
234	Secretary of State **234-6**	**AAA Services Co. - NEW**	1494	**01/01/04**	**30 DAYS**	**HVAC Maint. 2 x a yr**	**1,888.00**	Annual
234				**12/31/04**				
234								
234		Landscape Concepts Mgmt. - 255	2611	04/01/03	30 DAYS		437.50	Monthly
234				11/30/04		April - November	3,500.00	Per Contract
234								
234	Year 2005	Landscape Concepts Mgmt. - 255	2611	04/01/05	30 DAYS		443.75	Monthly
234				11/30/05		April - November	3,550.00	Per Contract
234								
234	1209-1255	Chicago Metro-Fire Prevention - 95	3005	09/01/02	30 DAYS		155.00	Monthly
234				11/30/08			465.00	Quarterly
234								
234	1227 E. Golf Road (S0S)	Smithereen Company - 406	3901	01/01/04	30 DAYS		80.00	Quarterly
234				12/31/05				

Schedule 8(k)
Assumed Liabilities

Woodfield Commons East & West (combined) – Schaumburg, IL

- **Lender is LaSalle**
- **Current Debt Amount is $13,500,000**
- **Interest Rate of 2.9%, but is not fixed.**
- **Maturity Date of 12/18/2007**
- **Secondary Financing is available.**
- **All other Assumed Liabilities are as set forth in the Contribution Agreement.**

Schedule 11

Major Tenants

Woodfield Commons East – Schaumburg, IL

Children's Bargain Town*	**47,223 square feet**	**34.7% of Property**
Tower Records	**23,150 square feet**	**17.0% of Property**
Total		***51.7% of Property***

65,863 square feet remaining.

*** Children's Bargain Town is Toys R Us.**

Woodfield Commons West
Contribution Agreement
Exhibits

1025-1075 E. Golf Road
Schaumburg, IL 60173
Bldg #235

71,347 square feet

Schedule 1(c)
Lease Inventory

Woodfield Commons West – Schaumburg, IL

Leases:

Areawide Cellular Lease dated 8/10/94
Assignment dated 10/1997
Amendment dated 9/23/96
Lease Extension dated 10/1999

Enterprise Rent A Car Lease dated 4/25/85
1st Amendment dated 6/29/89
Lease Extension dated 11/22/93
2nd Amendment dated 8/3/96
Lease Extension dated 11/9/99
Lease Extension dated 8/23/04

Comp USA Lease dated 9/30/96

Cost Plus Lease dated 9/26/96

Party City Lease dated 1/6/98

Discovery Clothing Lease dated 4/10/00
Amendment dated 4/10/00

Easement Agreements:

Agreement dated 8/5/1971

Agreement dated 1/20/1975

Agreement dated 8/11/1978

Agreement dated 11/21/1979

Reciprocal Easement Agreement dated 6/26/2001

Defaults:

None

Schedule 1(d)
Rights

Woodfield Commons West – Schaumburg, IL

There are no other trade names owned by Inland, other than Woodfield Commons West, used in connection with this Property, nor any other warranties, guarantees, licenses or other matters.

Schedule 1(e)
Permits

Woodfield Commons West – Schaumburg, IL

None

Schedule 7(b)-2
Permitted Exceptions

Woodfield Commons West – Schaumburg, IL

See Schedule 7(b)-2 for Woodfield Commons East which includes all Permitted Exceptions related to Woodfield Commons

Schedule 8(a)
Consents

Woodfield Commons West – Schaumburg, IL

None

Schedule 8(e)
Environmental Matters

Woodfield Commons West – Schaumburg, IL

Phase I Environmental Site Assessment Update report completed by Mostardi Platt, dated 2/10/1997.

Schedule 8(f) and 8(g)

Proceedings and Lawsuits

WOODFIELD COMMONS WEST

<u>Transactions</u>

None

<u>Documents Outstanding</u>

None

<u>Bankruptcies</u>

None

<u>Slip & Fall and Liens</u>

None

<u>Miscellaneous Litigation</u>

None

Schedule 8(i)

Rent Rolls

Woodfield Commons West – Schaumburg, IL

Building: WOODFIELD COMMONS / WEST (235)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	CAM	Taxes	Insur	Other
235	1	1	AREAWIDE CELLULAR			09/1994	04/1995	32,430.00	11.58					
CR			AREAWIDE CELLULAR			05/1995	08/1995	60,000.00	21.43					
			1025 EAST GOLF RO			09/1995	08/1996	61,200.00	21.86					
						09/1996	01/1997	62,424.00	22.29					
						02/1997	09/1997	31,212.00	11.15					
						10/1997	08/1998	44,576.04	15.92					
						09/1998	08/1999	45,471.96	16.24					
						09/1999	08/2000	45,471.96	16.24					
						09/2000	08/2001	46,368.00	16.56					
						09/2001	08/2002	47,319.96	16.90					
						09/2002	08/2003	48,243.96	17.23					
						09/2003	08/2004	49,224.00	17.58					
				2,800		09/2004	08/2005	50,679.96	18.10	RET	1.59	6.11	0.00	0.00
						09/2005	08/2006	52,200.36	18.64					
						09/2006	08/2007	53,766.36	19.20					
						09/2007	08/2008	55,379.40	19.78					
					OPT 1	09/2008	08/2009	57,040.80	20.37					
					OPT 1	09/2009	08/2010	58,752.00	20.98					
					OPT 1	09/2010	08/2011	60,507.96	21.61					
					OPT 1	09/2011	08/2012	62,328.00	22.26					
235	2	1	ENTERPRISE RENT A			07/1985	06/1987	19,428.00	9.71					
CR			ENTERPRISE LEASIN			07/1987	06/1988	20,400.00	10.20					
			1035 EAST GOLF RO			07/1988	06/1989	21,420.00	10.71					
						07/1989	06/1990	22,488.00	11.24					
						07/1990	06/1991	21,858.72	10.93					
						07/1991	06/1992	22,946.88	11.47					
						07/1992	06/1993	24,093.24	12.05					
						07/1993	06/1994	25,297.92	12.65					
						07/1994	06/1995	26,560.80	13.28					
						07/1995	06/1996	27,882.00	13.94					
						07/1996	06/1997	29,280.96	14.64					
						07/1997	08/1997	30,738.24	15.37					
						09/1997	06/1998	33,223.80	16.61					
						07/1998	06/1999	34,884.96	17.44					
						07/1999	06/2000	36,629.16	18.31					
						07/2000	06/2001	37,728.00	18.86					
						07/2001	06/2002	38,859.84	19.43					
						07/2002	06/2003	40,025.64	20.01					
						07/2003	06/2004	41,226.48	20.61					
				2,000		07/2004	06/2005	42,463.20	21.23	RET	1.55	6.11	0.00	0.00
						07/2005	06/2006	43,737.12	21.87					
						07/2006	06/2007	45,049.20	22.52					
						07/2007	06/2008	46,400.64	23.20					
						07/2008	06/2009	47,792.76	23.90					
						07/2009	06/2010	49,226.52	24.61					

Building: WOODFIELD COMMONS / WEST (235)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	CAM	Taxes	Insur	Other
235	3	1	COMP USA-THE COMP			10/1997	09/2002	467,199.96	18.25					
CR			COMP USA INC	25,600		10/2002	09/2007	492,800.04	19.25	RET	1.31	6.11	0.00	0.00
			1045 EAST GOLF RO			10/2007	09/2012	518,400.00	20.25					
					OPT 1	10/2012	09/2017	543,999.96	21.25					
					OPT 1	10/2017	09/2022	569,600.04	22.25					
					OPT 1	10/2022	09/2027	595,200.00	23.25					
235	4	1	COST PLUS			07/1998	07/2003	387,540.00	20.00					
CR			COST PLUS, INC #9	19,377		08/2003	07/2008	426,294.00	22.00	RET	1.39	6.11	0.00	0.00
			1049 EAST GOLF RO		OPT 1	08/2008	07/2013	465,048.00	24.00					
					OPT 1	08/2013	07/2018	503,802.00	26.00					
					OPT 1	08/2018	07/2023	542,556.00	28.00					
235	5	1	PARTY CITY			08/1998	08/2003	233,966.52	20.50					
CR			PARTY CITY CORP.	11,413		09/2003	08/2008	256,792.56	22.50	RET	1.55	6.11	0.00	0.00
			1065 EAST GOLF RO		OPT 1	09/2008	08/2013	279,618.48	24.50					
					OPT 1	09/2013	08/2018	302,444.52	26.50					
235	6	2	DISCOVERY CLOTHIN			07/2000	07/2000	17,037.12	1.68					
CR			R & R GOLDMAN ASS	10,157		08/2000	11/2005	132,040.92	13.00	RET	1.55	7.03	0.00	0.00
			1075 E GOLF ROAD		OPT 1	12/2005	11/2010	137,119.44	13.50					
					OPT 1	12/2010	11/2015	142,197.96	14.00					

Totals for WOODFIELD COMMONS / WEST (235)

	Area (sq ft)	Annual Rent		
OCCUPIED TOTAL	71,347	1,401,070.68	CAM	1.42
VACANT TOTAL	0	0.00	TAX	6.24
			INS	0.00
GROSS TOTAL	71,347	1,401,070.68	OTH	0.00

AVERAGE RENT PER SQUARE FOOTAGE WITHIN CATEGORIES
(Applicants Excluded)

STATUS	TOT UNITS	0-2,500	2,501-5,000	5,001-8,000	8,001-15,000	15,001-25,000	25,001+
Vacant	0	0.00	0.00	0.00	0.00	0.00	0.00
Occupied	6	21.23	18.10	0.00	17.75	22.00	19.25
Both	6	21.23	18.10	0.00	17.75	22.00	19.25

Schedule 8(j)
Contracts

Woodfield Commons West - Schaumburg, IL

Bldg #	Address	Vendor Number & Name	Acct #	Start Date	Cancel Time	Description	Amount	Frequency
235		Mac's Sweeping Service - 921	1484	10/01/01	5 DAYS		669.50	Monthly
235				09/30/05				
235								
235		Car Search Inc. / Arties Towing - 1403	1490	06/30/02	10 DAYS		48.00	PER TOW
235				06/30/05				
235								
235		Landscape Concepts Mgmt. - 255	2611	04/01/03	30 DAYS		462.50	Monthly
235				11/30/04		April - November	3,700.00	Per Contract
235								
235	Year 20054	Landscape Concepts Mgmt. - 255	2611	04/01/05	30 DAYS		474.25	Monthly
235				11/30/05		April - November	3,794.00	Per Contract
235								
235	1025-1055	Chicago Metro-Fire Prevention - 95	3005	10/01/02	30 DAYS		197.50	Monthly
235				03/31/09			592.50	Quarterly

Schedule 8(k)
Assumed Liabilities

Woodfield Commons East & West (combined) – Schaumburg, IL

- Lender is LaSalle
- Current Debt Amount is $13,500,000
- Interest Rate of 2.9%, but is not fixed.
- Maturity Date of 12/18/2007
- Secondary Financing is available.
- All other Assumed Liabilities as are set forth in the Contribution Agreement.

Schedule 1(e)
Permits

Marketplace at Six Corners – Chicago, IL

There are no permits, licenses, approvals, development rights or other entitlements necessary, required or desirable for the use and the operation of the Real Property listed above, and the development and construction thereof, other than Driveway Access Fees paid to the City of Chicago.

Schedule 7(b)-2
Permitted Exceptions

Marketplace at Six Corners–Chicago, IL

GENERAL REAL ESTATE TAXES FOR THE YEAR 2004 AND SUBSEQUENT YEARS, WHICH ARE NOT YET DUE AND PAYABLE.

MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND CONTRACTS, SECURITY AGREEMENT AND FIXTURE FILING DATED DECEMBER 15, 2002 AND RECORDED JANUARY 8, 2003 AS DOCUMENT 0030031216 MADE BY INLAND SIX CORNERS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY TO ALLSTATE LIFE INSURANCE COMPANY, AN ILLINOIS INSURANCE CORPORATION AND ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK, A NEW YORK INSURANCE CORPORATION TO SECURE AN INDEBTEDNESS FOR $11,800,000.00, CONSISTING OF NOTES FOR $8,000,000.00 AND $3,800,000.00 TO THE ABOVE LENDERS, RESPECTIVELY.

ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND CONTRACTS, SECURITY AGREEMENT AND FIXTURE FILING DATED ______________ AND RECORDED ____________ AS DOCUMENT __________ MADE BY _______________ TO ________________.

ASSIGNMENT OF LEASES AND RENTS DATED DECEMBER 15, 2002, RECORDED JANUARY 8, 2003 AS DOCUMENT NO. 0030031217 MADE BY INLAND SIX CORNERS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY TO ALLSTATE LIFE INSURANCE COMPANY, AN ILLINOIS INSURANCE CORPORATION AND ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK, A NEW YORK INSURANCE CORPORATION.

ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES AND RENTS RECORDED __________ AS DOCUMENT NUMBER __________ MADE BY ___________________.

RIGHTS OF TENANTS, AS TENANTS ONLY, UNDER UNRECORDED LEASES AS FOLLOWS:

JEWEL FOOD STORES
LIFESOURCE BLOOK BANK
BLOCKBUSTER
KAY-BEE TOYS
MARSHALLS

MEMORANDUM OF LEASE IN FAVOR OF JEWEL FOOD STORES, INC., A NEW YORK CORPORATION, DATED OCTOBER 17, 1996, RECORDED NOVEMBER 1, 1996 AS DOCUMENT 96835582.

EASEMENT FOR 20 FOOT GAS MAIN, ELECTRIC AND COMMUNICATIONS IN FAVOR OR THE PEOPLES GAS, LIGHT AND COKE COMPANY, THE COMMONWEALTH EDISON COMPANY AND AMERITECH AND PRIME CABLE TELEVISION AS NOTED IN THE DOCUMENT RECORDED NOVEMBER 1, 1996 AS DOCUMENT 96835574, AS SHOWN ON SURVEY PREPARED BY MICHAEL G. SHACKELFORD, I.P.L.S. NO. 3146 OF JOSEPH A. SCHUDT & ASSOCIATES DATED DECEMBER 12, 2003 AND LAST REVISED JUNE 30, 2004. (AFFECTS PARCEL 2)

THE INTEREST OF THE PEOPLES GAS, LIGHT AND COKE COMPANY WAS RELEASED BY RELEASE OF EASEMENT DATED JUNE 12,1997, DOCUMENT RECORDED SEPTEMBER 8, 2002 AS DOCUMENT 97658870.

EASEMENT TO COMMUTER RAIL DIVISION OF THE REGIONAL TRANSPORTATION AUTHORITY BY DOCUMENT RECORDED NOVEMBER 1, 1996 AS DOCUMENT 96835581 AS SHOWN ON SURVEY PREPARED BY MICHAEL G. SHACKELFORD, I.P.L.S. NO. 3146 OF JOSEPH A. SCHUDT & ASSOCIATES DATED DECEMBER 12, 2003 AND LAST REVISED JUNE 30, 2004. (AFFECTS PARCEL 2)

TERMS AND CONDITIONS CONTAINED IN THE OPERATION AND EASEMENT AGREEMENT BETWEEN SEARS ROEBUCK AND CO. AND SIX CORNERS DEVELOPMENT L.L.C., DATED OCTOBER 18, 1996 AND RECORDED NOVEMBER 1, 1996 AS DOCUMENT 96835579, AS NOTED ON SURVEY PREPARED BY MICHAEL G. SHACKELFORD, I.P.L.S. NO 3146 OF JOSEPH A. SCHUDT & ASSOCIATES DATED DECEMBER 12, 2003 AND LAST REVISED JUNE 30, 2004.

TERMS AND CONDITIONS CONTAINED IN DEEDS RECORDED AS DOCUMENT 12065830 AND AS DOCUMENT 18380052 REGARDING RIGHTS RESERVED FOR PEOPLES GAS, LIGHT AND COKE COMPANY, AS NOTED ON SURVEY PREPARED BY MICHAEL G. SHACKELFORD, I.P.L.S. NO. 3146 OF JOSEPH A. SCHUDT & ASSOCIATES DATED DECEMBER 12, 2003 AND LAST REVISED JUNE 30, 2004. (AFFECTS LOT 5 AND PARCEL 2)

TERMS AND CONDITIONS CONTAINED IN THE IRVING/CICERO REDEVELOPMENT PROJECT AREA REDEVELOPMENT AGREEMENT BETWEEN THE CITY OF CHICAGO AND SIX CORNERS DEVELOPMENT, LLC, DATED OCTOBER 27, 1996, RECORDED NOVEMBER 1, 1996, AS DOCUMENT 96835578, AS NOTED ON SURVEY PREPARED BY MICHAEL G. SHACKELFORD, I.P.L.S. NO. 3146 OF JOSEPH A. SCHUDT & ASSOCIATES DATED DECEMBER 12, 2003.

FIRST AMENDMENT TO REDEVELOPMENT AGREEMENT BETWEEN THE CITY OF CHICAGO AND SIX CORNERS DEVELOPMENT, LLC, DATED OCTOBER 22, 1996, RECORDED AS DOCUMENT 98965934.

ENCROACHMENTS AS DISCLOSED BY SURVEY PREPARED BY JOSEPH A. SCHUDT & ASSOCIATES DATED DECEMBER 22, 2003 AS FOLLOWS:

1 - ENCROACHMENT OF NORTHEAST CORNER OF JEWEL/OSCO BUILDING ONTO LOT 4;
2 - ENCROACHMENT OF WEST WALL OF BUILDING IN LOT 4 ONTO LOT 2;
3 - ENCROACHMENT OF SOUTH WALL OF BUILDING IN LOT 4 ONTO LOT 1;
4 - ENCROACHMENT OF WEST WALL OF BUILDING IN LOT 5 ONTO LOT 1;
5 - ENCROACHMENT OF SOUTH WALL OF BUILDING IN LOT 1 ONTO RIGHT OF WAY OF IRVING PARK ROAD.

Schedule 8(a)
Consents

Marketplace at Six Corners – Chicago, IL

None

Schedule 8(e)
Environmental Matters

Marketplace at Six Corners – Chicago, IL

Preliminary Environmental Site Assessment report completed by Secor International Incorporated, dated 10/22/1997.

Preliminary Environmental Site Assessment report completed by Secor International Incorporated, dated 9/21/1998.

Schedule 8(f) and 8(g)
Proceedings and Lawsuits

MARKETPLACE AT SIX CORNERS - Chicago, IL

Slip & Fall and Liens

Date Received in IREC Law	Shopping Center	PM	Claimant	Return / Respons e Date	Action Date of Loss	Claim Amount	Outside Counsel	Miscellaneous Information
	241 - Marketplace at Six Corners 4612 - 4660 Irving Park Road, Chicago (Prospect Heights), IL	KB	Lopez, Arleen		Car jacking 11/05/02 12:50 p.m.			St. Paul Claim No. CK01205277 09T012 2 Year Statute of Limitations

Transactions

None

Evictions

None

Bankruptcies

None

Documents Outstanding

None

Miscellaneous Litigation

None

Schedule 8(i)

Rent Rolls

Marketplace at Six Corners – Chicago, IL

Building: MARKETPLACE AT 6 CORNERS (241)
Owner: INLAND REAL ESTATE CORP (30)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
241	1	1	JEWEL FOOD STORES	70,000		12/1997	12/2012	1,050,000.00	15.00	RET	0.00	0.00	0.00	0.00
ND			JEWEL FOOD STORES		OPT 1	12/2012	12/2057	1,050,000.00	15.00					
			4660 W. IRVING PA											
241	2	2	LIFE SOURCE BLOOD			10/2003	10/2003	19,000.08	9.50					
ND			LIFESOURCE BLOOD	2,000		11/2003	11/2004	38,000.04	19.00	RET	1.86	6.16	0.00	0.00
			4650 W. IRVING PA			12/2004	11/2005	39,000.00	19.50					
						12/2005	11/2006	39,999.96	20.00					
						12/2006	11/2007	41,000.04	20.50					
						12/2007	01/2009	42,000.00	21.00					
					OPT 1	02/2009	01/2010	42,999.96	21.50					
					OPT 1	02/2010	01/2011	44,000.04	22.00					
					OPT 1	02/2011	01/2012	45,000.00	22.50					
					OPT 1	02/2012	01/2013	45,999.96	23.00					
					OPT 1	02/2013	01/2014	47,000.04	23.50					
241	3	1	BLOCKBUSTER VIDEO			09/1997	11/1997	0.00	0.00					
ND			BLOCKBUSTER VIDEO			12/1997	08/2002	108,000.00	18.00					
			4640 W. IRVING PA	6,000		09/2002	08/2007	126,000.00	21.00	RET	1.73	6.23	0.00	0.00
					OPT 1	09/2007	08/2012	144,000.00	24.00					
					OPT 1	09/2012	08/2017	168,000.00	28.00					
241	4	1	KAY-BEE TOY STORE			11/1997	12/2002	99,999.96	20.00					
ND			KAY-BEE TOY #1236	5,000		01/2003	12/2008	110,000.04	22.00	RET	1.73	5.28	0.00	0.00
			4630 W. IRVING PA											
241	5	1	MARSHALL'S			08/1997	12/2002	510,000.00	15.00					
ND			MARSHALLS OF IL,	34,000		01/2003	12/2007	543,999.96	16.00	RET	1.94	0.00	A 0.00	0.00
			4612 W. IRVING PA			01/2008	01/2013	577,999.92	17.00					
					OPT 1	02/2013	01/2018	612,000.00	18.00					
					OPT 1	02/2018	01/2023	645,999.96	19.00					
					OPT 1	02/2023	01/2028	679,999.92	20.00					
241	6	1	SEARS ROEBUCK & C	0		12/1998	11/2097	0.00		RET	0.00	0.00	0.00	0.00
ND			SEARS #01380											
			4730 W. IRVING PA											

Totals for MARKETPLACE AT 6 CORNERS (241)

	Area (sq ft)	Annual Rent		
OCCUPIED TOTAL	117,000	1,868,000.04	CAM	0.76
VACANT TOTAL	0	0.00	TAX	0.65
			INS	0.00
GROSS TOTAL	117,000	1,868,000.04	OTH	0.00

AVERAGE RENT PER SQUARE FOOTAGE WITHIN CATEGORIES
(Applicants Excluded)

STATUS	TOT UNITS	0-2,500	2,501-5,000	5,001-8,000	8,001-15,000	15,001-25,000	25,001+
Vacant	0	0.00	0.00	0.00	0.00	0.00	0.00
Occupied	6	9.50	0.00	21.50	0.00	0.00	15.50
Both	6	9.50	0.00	21.50	0.00	0.00	15.50

Schedule 8(j)
Contracts

Marketplace at Six Corners - Chicago, IL

Bldg #	Address	Vendor Number & Name	Acct #	Start Date	Cancel Time	Description	Amount	Frequency
241		Commercial Light Company - 946	1479	12/01/98	30 DAYS	DECORATIVE PARKING LIGH	1,222.17	Quarterly
241				12/01/03				
241								
241		Midwest Maint. Systems - 219	1483	09/01/02	5 DAYS	42 Hours a week	14.00	Per Hour
241				08/31/04				
241								
241		Midwest Maint. Systems - 219	1484	09/01/02	5 DAYS	7 X A WEEK	55.00	Monthly
241				08/31/04				
241								
241		**Chicago Metropolitan Fire Prot. - 95**	**1487**	**08/11/04**	**30 DAYS**	**Sprinkler Inspection**	**700.00**	**Annual**
241				**08/10/05**				
241								
241		Landscape Concepts Mgmt. - 255	2609	09/01/01	ANYTIME	WATERING	4.00	Per Hour
241				08/31/04				
241								
241		Landscape Concepts Mgmt. - 255	2611	04/01/02	3 DAYS		808.75	Monthly
241				11/30/04		April - November	6,470.00	Per Contract
241								
241	Year 2005	Landscape Concepts Mgmt. - 255	2611	04/01/05	3 DAYS		808.75	Monthly
241				11/30/05		April - November	6,470.00	Per Contract
241								
241	4640-4660	Chicago Metro-Fire Prevention - 95	3005	10/01/02	90 DAYS		125.00	Monthly
241				02/28/09			375.00	Quarterly
241								
241	4612-4630	Chicago Metro-Fire Prevention - 95	3005	10/01/02	90 DAYS		152.50	Monthly
241				02/28/09			457.50	Quarterly
241								
241		Metropolitan Construction - 8201	3201	10/27/04	30 DAYS		210.00	Monthly
241				09/30/07				
241								
241		Smithereen Company - 406	3901	10/01/03	10 DAYS	EXTERMINATION OF MICE &	85.00	Monthly
241				09/30/04				

Schedule 8(k)
Assumed Liabilities

Marketplace at Six Corners – Chicago, IL

- Lender is Allstate
- Current Debt Amount is $11,800,000
- Interest Rate of 4.84%
- Maturity Date of 1/2/2010
- Secondary Financing is not available.
- All other Assumed Liabilities are as set forth in the Contribution Agreement.

Schedule 11

Major Tenants

Marketplace at Six Corners – Chicago, IL

Jewel	70,000 square feet	59.8% of Property
Marshalls	34,000 square feet	29.1% of Property
Total		*88.9%*

13,000 square feet remaining.

Randall Square
Contribution Agreement
Exhibits

1460-1596 S. Randall Road
Geneva, IL 60134-4610
Bldg #257

216,201 square feet

Schedule 1(c)
Lease Inventory

Randall Square – Geneva, IL

Leases:

TJ Maxx Lease dated 8/14/97
Assignment dated 12/17/97

Bed, Bath and Beyond Lease dated 10/7/97

The Gap Lease dated 4/7/98
Letter Agreement dated 7/17/02

Ulta Salon Lease dated 10/14/97

Factory Card Outlet Lease dated 9/10/97

Dress Barn Lease dated 7/31/98

Shoe Carnival Lease dated 11/24/97

Petsmart Lease dated 7/31/97
Annexation Agreement dated 11/17/86
Special Use dated 5/1/95
1st Amendment dated 5/13/99

Michael's Lease dated 10/16/97
SNDA dated 8/2001

Gamestop Lease dated 10/22/98
Lease Amendment dated 2/4/02
Option Letter dated 2/9/03

Quizno's Lease dated 6/9/99

The Men's Wearhouse Lease dated 10/6/98
1st Amendment dated 11/4/98

Panera Bread Lease dated 9/18/98

For Eyes Optical Lease dated 11/20/98
Option Letter dated 9/11/03

Zales Lease dated 3/31/04

Batavia Cellular Lease dated 1/28/99
Option Letter dated 1/20/03

Claire's Boutique Lease dated 8/17/99

Ritz Camera Centers Lease dated 3/11/99
Option Letter dated 9/30/03

JJ Cleaners Lease dated 4/9/99
Assignment and Assumption dated 1/29/02

American Bank & Trust (Sublease space) Lease dated 3/24/00
Assignment and Modification dated 12/29/00
Sublease dated 8/1/03

Talbots Lease dated 9/16/98

Kentucky Fried Chicken Ground Lease dated 3/24/98
SNDA dated 7/1/98

Kumon Learning Center Lease dated 8/5/04

Carters Lease dated 3/13/00

American Bank & Trust (Sublease space) Lease dated 3/24/00
Assignment and Modification dated 12/29/00
Assignment and Assumption dated 5/24/01
Sublease Agreement dated 6/26/02

American Bank & Trust (Tenanted Space) Lease dated 10/16/00
Lease Reinstatement, Ratification & Modification Agreement dated 12/29/00
Lease Amendment dated 12/15/01
Assignment dated 12/26/01

Easement Agreements:

First Amendment to Declaration of Easements and Restrictions dated 8/27/98.

Declaration of Easements and Restrictions dated 12/30/96

Defaults:

None

Schedule 1(d)
Rights

Randall Square – Geneva, IL

There are no other trade names owned by Inland, other than Randall Square, used in connection with this Property, nor any other warranties, guarantees, licenses or other matters.

Schedule 1(e)
Permits

Randall Square – Geneva, IL

None

Schedule 7(b)-2
Permitted Exceptions

Randall Square -- Geneva, IL

GENERAL REAL ESTATE TAXES FOR THE YEAR 2004 AND SUBSEQUENT YEARS, WHICH ARE NOT YET DUE AND PAYABLE.

MORTGAGE DATED AUGUST 13, 2001 AND RECORDED AUGUST 22, 2001 AS DOCUMENT 2001K086946 MADE BY INLAND REAL ESTATE – RANDALL SQUARE, L.L.C. TO BEAR, STEARNS FUNDING, INC. TO SECURE AN INDEBTEDNESS IN THE AMOUNT OF $13,530,000.00.

ASSIGNMENT OF MORTGAGE AND SECURITY AGREEMENT DATED NOVEMBER 8, 2001 TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2001-TOP4 BY INSTRUMENT RECORDED JUNE 14, 2002 AS DOCUMENT 2002K074928.

ASSIGNMENT AND ASSUMPTION OF MORTGAGE DATED __________ AND RECORDED ________ AS DOCUMENT NUMBER _________ MADE BY __________ TO __________.

ASSIGNMENT OF LEASES. DATED AUGUST 12, 2001, RECORDED AUGUST 22, 2001 AS DOCUMENT 2001K086947 MADE BY INLAND REAL ESTATE - RANDALL SQUARE. L.L.C. TO BEAR, STEARNS FUNDING, INC. (AFFECTS ALL PARCELS).

ASSIGNMENT OF LEASES AND RENTS, DATED NOVEMBER 8, 2001 TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE SERIES 2001-TOP4 BY INSTRUMENT RECORDED JUNE 14, 2002 AS DOCUMENT 2002K074927.

ASSIGNMENT AND ASSUMPTIONS OF LEASES AND RENTS RECORDED ________ AS DOCUMENT NUMBER _________ MADE BY __________ TO __________.

SECURITY INTEREST OF BEAR, STEARNS FUNDING, INC., AS DISCLOSED BY FINANCING STATEMENT FILED AGAINST INLAND REAL ESTATE - RANDALL SQUARE. L.L.C., FILED AUGUST 23, 2001 AS NO. 2001K087225. (AFFECTS ALL PARCELS).

ASSIGNMENT TO LASALLE BANK NATIONAL ASSOCIATION AS TRUSTEE, RECORDED JANUARY 16, 2004 AS DOCUMENT NUMBER 2004k007045.

ASSIGNMENT TO IN RETAIL FUND RANDALL SQUARE, L.L.C. RECORDED ______ AS DOCUMENT NUMBER __________________.

UNRECORDED LEASE IN FAVOR OF BED BATH & BEYOND OF GENEVA, INC.., AS DISCLOSED BY SUBORDINATION AGREEMENT DATED AUGUST 13, 2001 RECORDED AS DOCUMENT 2001K086949, AND ALL RIGHTS THEREUNDER OF THE LESSEES AND OF ANY PERSON OR PARTY CLAIMING BY, THROUGH OR UNDER THE LESSEES. (AFFECTS ALL PARCELS).

MEMORANDUM OF LEASE RECORDED DECEMBER 31, 1997 AS DOCUMENT 97K090923 IN FAVOR OF BED BATH AND BEYOND OF GENEVA INC. FOR 15 YEAR TERM WITH RENEWAL OPTIONS UP TO 15 YEARS ADDITIONAL AND ALSO CONTAINS USE RESTRICTIONS AND RIGHTS ON ALL OF SHOPPING CENTER ; ALSO. DECLARATION OF RESTRICTIVE COVENANT DATED AS OF SEPTEMBER 4,1998, AND RECORDED NOVEMBER 10. 1998 AS DOCUMENT 98K103977 RECORDED NOVEMBER 10, 1998 HAS PROVISIONS THAT PERTAIN TO THIS LEASE. (AFFECTS PARCEL 1 AND PARCEL 2).

MEMORANDUM OF SHOPPING CENTER LEASE RECORDED MARCH 4, 1998 AS DOCUMENT 98K017316 IN FAVOR OF MICHAELS STORES INC.

MEMORANDUM OF LEASE RECORDED JULY 29, 1998 AS DOCUMENT 98K066883 AND RESTRICTIONS AND PROVISIONS THEREIN IN FAVOR OF KENTUCKY FRIED CHICKEN OF CALIFORNIA, INC. (AFFECTS PARCEL 1 AND PARCEL 2).

RIGHTS OF TENANTS, AS TENANTS ONLY UNDER THE FOLLOWING:

TJ MAXX
BED BATH AND BEYOND
THE GAP
ULTA SALON
FACTORY CARD OUTLET
DRESS BARN
SHOE CARNIVAL
PETSMART
MICHAEL'S
GAMESTOP
QUIZNO'S
THE MEN'S WAREHOUSE
PANERA BREAD
FOR EYES OPTICAL
ZALES
BATAVIA CELLULAR
CLAIRE'S BOUTIQUE

RITZ CAMERA CENTERS
JJ CLEANERS
AMERICAN BANK & TRUST (SUBLEASE SPACE)
TALBOTS
KENTUCKY FRIED CHICKEN
KUMON LEARNING CENTER
CARTERS
AMERICAN BANK & TRUST (SUBLEASE SPACE)
AMERICAN BANK & TRUST (TENANTED SPACE)

COVENANTS AND RESTRICTIONS (BUT OMITTING ANY SUCH COVENANT OR RESTRICTION BASED ON RACE, COLOR, RELIGION, SEX, HANDICAP, FAMILIAL STATUS OR NATIONAL ORIGIN UNLESS AND ONLY TO THE EXTENT THAT SAID COVENANT (A) IS EXEMPT UNDER CHAPTER 42, SECTION 3607 OF THE UNITED STATES CODE OR (B) RELATES TO HANDICAP BUT DOES NOT DISCRIMINATE AGAINST HANDICAPPED PERSONS), RELATING TO USES, EASEMENTS, PARKING, UTILITIES, MAINTENANCE, COMMON AREAS COSTS AND OTHER MATTERS CONTAINED IN THE DOCUMENT, DATED DECEMBER 20, 1996, RECORDED JANUARY 6, 1997 AS DOCUMENT NO. 97K001248 WHICH DOES NOT CONTAIN A REVERSIONARY OR FORFEITURE CLAUSE. AMENDED BY DOCUMENT 98K082727 RECORDED SEPTEMBER 11, 1998. (AFFECTS PARCELS 1AND 2).

EASEMENTS PER THE PLAT OF SUBDIVISION DOCUMENT 98K037108, DATED FEBRUARY ____, 1998, RECORDED MAY 1, 1998, SEE PLAT FOR TERMS AND PROVISIONS AS FOLLOWS:

PUBLIC UTILITIES EASEMENT ON AND OVER SOUTH 10 FEET; NORTH 20 FEET; EAST 55 FEET OF WEST 75 FEET SEE PLAT, AND EAST 10 FEET OF WEST 30 FEET, SEE PLAT; 10 FEET THROUGH CENTER PART NORTH TO SOUTH, 20 FOOT STRIP WESTERLY AND ADJOINING THE NORTH TO SOUTH INGRESS AND EGRESS EASEMENT, AS SHOWN ON SURVEY PREPARED BY PETER A. BLAESER I.P.L.S. NO 3072 FOR CEMCON, LTD, DATED JUNE 11, 2001, LAST REVISED JULY 8, 2004. (AFFECTS PARCELS 1 AND 2)

INGRESS AND EGRESS EASEMENT OVER EASTERLY 17 TO 21 FEET IN SOUTH PART AND OVER ALL OF NORTHERLY PART EXTENDING OUT TO FARGO BOULEVARD. AS SHOWN ON SURVEY PREPARED BY PETER A. BLAESER I.P.L.S NO 3072 FOR CEMCON. LTD. DATED JUNE 11, 2001 LAST REVISED JULY 8, 2004. (AFFECTS PARCEL 1).

BUILDING LINES ON PLAT OF SUBDIVISION DOCUMENT 98K037108 AS FOLLOWS:

AFFECTS SOUTHERLY 30 FEET AND EASTERLY 41 TO 38 FEET AND NORTH 20 FEET ALONG 443.87 FOOT COURSE AND WESTERLY 54 FEET. AS SHOWN

ON SURVEY PREPARED BY PETER A. BLAESER I.P.L.S. NO 3O72 FOR CEMCON. LTD. DATED JUNE 11, 2001, LAST REVISED JULY 8, 2004. (AFFECTS PARCEL 1)

CITY OF GENEVA ORDINANCE RECORDED AUGUST 16, 1995 AS DOCUMENT 95K046639 AS TO DEVELOPMENT, ZONING AND SPECIAL USE AND WITH SITE LANDSCAPING DRAWING ATTACHED.

EASEMENT DATED DECEMBER 10, 1991, IN FAVOR OF THE CITY OF GENEVA, AND ITS/THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO INSTALL, OPERATE AND MAINTAIN ALL EQUIPMENT NECESSARY FOR THE PURPOSE OF SERVING THE LAND AND OTHER PROPERTY, TOGETHER WITH THE RIGHT OF ACCESS TO SAID EQUIPMENT, AND THE PROVISIONS RELATING THERETO CONTAINED IN THE GRANT, DATED NOVEMBER 6, 1990, RCORDED/FILED DECEMBER 11, 1990, AS DOCUMENT NO. 90K64571, AFFECTING A NORTHERLY RECTANGULAR PORTION, A NORTHEASTERLY IRREGULAR PORTION, AND A SOUTHERLY IRREGULAR PORTION ALL DESCRIBED AS DETENTION AREAS. (FOR EXACT DESCRIPTIONS SEE DOCUMENT). ALSO SHOWN ON PLAT OF SUBDIVISION DOCUMENT 98K037108 AFFECTS PART IN INGRESS AND EGRESS AREA EXTENDING TOWARD FARGO BOULEVARD (AFFECTS PARCEL 1 AND 2)

RESOLUTION DATED SEPTEMBER 10, 1958, RECORDED MAY 22, 2974 AS DOCUMENT 1298984 BY THE BOARD OF SUPERVISORS, COUNTY OF KANE, ESTABLISHING RANDALL ROAD AS A FREEWAY AND LIMITING ACCESS THERETO, AS SHOWN ON SURVEY PREPARED BY PETER A. BLAESER I.P.L.S. NO. 3072 FOR CEMCON, LTD. DATED JUNE 11, 2001, LAST REVISED JULY 8, 2004. (AFFECTS PARCEL 2)

EASEMENT FOR INGRESS AND EGRESS AND PROVISIONS ON PLAT OF SUBDIVISION DOCUMENT 1999K024408, AS SHOWN ON SURVEY PREPARED BY PETER A. BLAESER I.P.L.S. NO. 3072 FOR CEMCOM, LTD. DATED JUNE 11, 2001, LAST REVISED JULY 8, 2004. AFFECTS WESTERLY 18 FEET OF LOTS 1, 2, 3 AND 4 UNIT 4. (AFFECTS PARCEL 2).

EASEMENT FOR UTILITIES AND PROVISIONS ON PLAT OF SUBDIVISION DOCUMENT 1999K024408, AS SHOWN ON SURVEY PREPARED BY PETER A. BLAESER I.P.L.S. NO. 3072 FOR CEMCON, LTD. DATED JUNE 11, 2001, LAST REVISED JULY 8, 2004. SEE PLAT FOR EXACT LOCATIONS. AFFECTS EAST 20 FEET, SOUTH AND SOUTHEAST 10 FEET, EAST 20 FEET OF WEST 38 FEET LOT 1; EAST 20 FEET AND EASTERLY 20 FEET OF WESTERLY 38 FEET AND 20 FOOT STRIP IN EASTERLY PART ALONG NORTH LINE OF LOT 2; EAST 20 FEET AND EASTERLY 20 FEET OF WESTERLY 38 FEET AND 20 FOOT STRIP IN CENTER EASTERLY PART OF LOT 3; EAST 20 FEET, EASTERLY 20 FEET OF WESTERLY 38 FEET AND NORTH 10 FEET AND 20 FOOT STRIP THROUGH CENTER PART LOT 4. (AFFECTS PARCEL 2)

AFFECTS PARCEL 2

DRAINAGE EASEMENT ON PLAT OF SUBDIVISION DOCUMENT 1999K024408 - SEE PLAT FOR EXACT LOCATION. AFFECTS NORTHERLY PART LOT 2 AND SOUTHERLY PART LOT 3

BUILDING LINE ON PLAT OF SUBDIVISION DOCUMENT 1999K024408, AS SHOWN ON SURVEY PREPARED BY PETER A. BLAESER I.P.L.S. NO. 3072 FOR CEMCON, LTD. DATED JUNE 11, 2001, LAST REVISED JULY 8, 2004. AFFECTS EAST 50 FEET, WEST 38 FEET AND SOUTH AND SOUTHEAST 10 FEET LOT 1; EAST 50 FEET AND WEST 38 FEET LOT 2 AND LOT 3; EAST 50 FEET AND WEST 38 FEET AND NORTH 10 FEET LOT 4.

GRANT OF EASEMENT RECORDED MAY 19, 1999 AS DOCUMENT 1999K050612 FOR PUBLIC UTILITIES TO CITY OF GENEVA AND TO PUBLIC UTILITIES AND FOR INGRESS AND EGRESS AND PROVISIONS THEREON, AS SHOWN ON SURVEY PREPARED BY PETER A. BLAESER I.P.L.S. NO. 3072 FOR CEMCON, LTD.. DATED JUNE 11, 2001, LAST REVISED JULY 8, 2004. SEE PLAT FOR EXACT LOCATIONS. AFFECTS 10 FOOT STRIP IN SOUTHWEST PART AND AREA IN NORTHEAST PART FOR PUBLIC UTILITIES IN LOT 1 PARCEL 1. AFFECTS 18 FOOT STRIP IN WESTERLY PART OF LOTS 1, 2, 3 AND 4 PARCEL 1. FOR INGRESS AND EGRESS AFFECTS NORTHERLY PART LOT 2 PARCEL 2 AND SOUTHEASTERLY PART LOT 3 PARCEL 2 FOR PUBLIC UTILITIES/

LEASE MADE BY DALAN/GENEVA L.L.C. TO PETSMART, INC. DATED JULY 31, 1997, A MEMORANDUM OF WHICH WAS DATED MAY 13, 1999, RECORDED JUNE 19, 2002 AS DOCUMENT NO. 2002K76594, DEMISING THE LAND FOR A TERM OF 15 YEARS AND ALL RIGHTS THEREUNDER OF, AND ALL ACTS DONE OR SUFFERED THEREUNDER BY SAID LESSEE OR BY ANY PARTY CLAIMING BY, THROUGH, OR UNDER SAID LESSEE.

NOTE: SAID LEASE CONTAINS FIVE 5-YEAR OPTIONS TO EXTEND THE TERM.

UNRECORDED LEASE IN FAVOR OF MICHAELS STORES, INC., AS DISCLOSED BY SUBORDINATION AGREEMENT DATED AUGUST 13, 2001, RECORDED AUGUST 22, 2001, AS DOCUMENT 2001K086948 AND ALL RIGHTS THEREUNDER OF THE LESSEES AND OF ANY PERSON OR PARTY CLAIMING BY, THROUGH OR UNDER THE LESSEES.

ENCROACHMENT OF 714,152 SQUARE FOOT BUILDING AT SOUTHWEST CORNER OVER 54' BUILDING SETBACK LINE, AS SHOWN ON SURVEY PREPARED BY PETER A. BLAESER I.P.L.S. NO. 3072 FOR CEMCON, LTD. DATED JUNE 11, 2001, LAST REVISED JULY 8, 2004.

ENCROACHMENT OF FENCE OVER WESTERN PROPERTY LINE, AS SHOWN ON SURVEY PREPARED BY PETER A. BLAESER I.P.L.S NO. 3072 FOR CEMCON, LTD. DATED JUNE 11, 2001, LAST REVISED JULY 8, 2004.

(A) TERMS, PROVISIONS, AND CONDITIONS RELATING TO THE EASEMENTS, DESCRIBED AS PARCEL THREE, FOUR AND FIVE CONTAINED IN THE INSTRUMENTS CREATING SAID EASEMENTS,

(B) RIGHTS OF THE ADJOINING OWNER OR OWNERS TO THE CONCURRENT USE OF SAID EASEMENTS.

Schedule 8(a)
Consents

Randall Square – Geneva, IL

None

Schedule 8(e)
Environmental Matters

Randall Square – Geneva, IL

Phase I Environmental Site Assessment report completed by Envirobusiness, Inc., dated 5/18/2001.

Draft Limited Subsurface Investigation Report, prepared on behalf of Morgan Stanley by Hygienetics Environmental Services, Inc. on June 18, 2004 that recommends the site be entered into the IEPA's SRP program to obtain a "No Further Remediation" letter in re JJ Cleaners. In addition, the report recommends the dry cleaner enter the Illinois Drycleaner Environmental Response Trust Fund.

Schedule 8(f) and 8(g)

Proceedings and Lawsuits

RANDALL SQUARE – Geneva, IL

Documents Outstanding

Date Request Received IREC Law Dept	**Shopping Center** Name & S.C. #	**Contact** Property Manager	**Tenant**	**IREC Law Contact**	**Document Requested**	**Value**	**Comments**
01/12/04	257-Randall Square Shopping Center	RM	Proposed Tenant-Zales Jewelry	LS	Assignment		Lease Signed-SNDA to Lender for Execution

Transactions

None

Documents Outstanding

None

Bankruptcies

None

Slip & Fall and Liens

None

Miscellaneous Litigation

None

Schedule 8(i)
Rent Rolls

Randall Square – Geneva, IL

17-Sep-04 10:27 AM
WHITETCP

Commercial Property Management System
Commercial Tenant Rent Roll (Annual)
For September 1, 2004

Area Manager: ROBERT MRAZEK (RM)
Building: RANDALL SQUARE (257)
Owner: INLAND RE RANDALL SQUARE (10)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
257	1	1	MARSHALL'S			08/1997	08/2003	225,000.00	7.50					
RM			TJ MAXX OF ILLINO	30,000		09/2003	08/2008	240,000.00	8.00	RET	1.32	0.00	A 0.00	0.00
			1596 S. RANDALL R		OPT 1	09/2008	08/2013	255,000.00	8.50					
					OPT 1	09/2013	08/2018	270,000.00	9.00					
					OPT 1	09/2018	08/2023	285,000.00	9.50					
257	2	1	BED, BATH & BEYON	35,631		07/1998	07/2008	302,863.56	8.50	RET	1.48	0.00	0.00	0.00
RM			BED, BATH & BEYON			08/2008	01/2014	320,679.00	9.00					
			1584 S. RANDALL R		OPT 1	02/2014	01/2019	338,494.56	9.50					
					OPT 1	02/2019	01/2024	356,310.00	10.00					
					OPT 1	02/2024	01/2029	374,125.56	10.50					
257	3	1	THE GAP			07/1998	06/2003	195,000.00	13.42					
RM			GAP INC. #5894	14,535		07/2003	06/2008	203,490.00	14.00	RET	1.32	3.09	0.00	0.00
			1572 S. RANDALL R		OPT 1	07/2008	06/2013	218,025.00	15.00					
					OPT 1	07/2013	06/2018	232,560.00	16.00					
257	4	1	ULTA SALON, COSME			08/1998	08/2003	130,899.96	14.00					
RM			ULTA 3 COSTMETICS	9,350		09/2003	08/2008	144,924.96	15.50	RET	1.54	3.09	0.00	0.00
			1560 S. RANDALL R		OPT 1	09/2008	08/2013	158,949.96	17.00					
					OPT 1	09/2013	08/2018	172,974.96	18.50					
257	5	1	FACTORY CARD OUTL	13,000		08/1998	01/2009	165,750.00	12.75	RET	2.14	3.09	0.00	0.00
RM			FACTORY CARD OUTL		OPT 1	02/2009	01/2014	182,000.04	14.00					
			1548 S. RANDALL R		OPT 1	02/2014	01/2019	200,199.96	15.40					
257	6	1	DRESS BARN			09/1998	01/2004	126,000.00	14.00					
RM			THE DRESS BARN, I	9,000		02/2004	01/2009	135,000.00	15.00	RET	1.31	3.09	A 0.00	0.00
			1536 S. RANDALL R		OPT 1	02/2009	01/2014	153,000.00	17.00					
					OPT 1	02/2014	01/2019	171,000.00	19.00					
					OPT 1	02/2019	01/2024	205,200.00	22.80					
257	7	1	SHOE CARNIVAL			08/1998	01/2004	156,000.00	13.00					
RM			SHOE CARNIVAL,#14	12,000		02/2004	01/2009	168,000.00	14.00	RET	1.52	3.09	0.00	0.00
			1524 S. RANDALL R		OPT 1	02/2009	01/2014	180,000.00	15.00					
					OPT 1	02/2014	01/2019	192,000.00	16.00					
257	8	1	PETSMART			12/1998	01/2000	279,072.00	10.20					
RM			PETSMART, INC			02/2000	01/2004	279,072.00	10.20					
			1512 S. RANDALL R	27,360		02/2004	01/2009	295,488.00	10.80	RET	1.53	0.00	0.00	0.00
						02/2009	01/2014	308,620.80	11.28					
					OPT 1	02/2014	01/2019	321,753.60	11.76					
					OPT 1	02/2019	01/2024	334,886.40	12.24					
					OPT 1	02/2024	01/2029	348,019.20	12.72					
					OPT 1	02/2029	01/2034	361,152.00	13.20					
					OPT 1	02/2034	01/2039	377,568.00	13.80					

Area Manager: ROBERT MRAZEK (RM)
Building: RANDALL SQUARE (257)
Owner: INLAND RE RANDALL SQUARE (10)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
257	9	1	MICHAELS STORES			03/1998	02/2000	209,184.24	10.75					
RM			MICHAELS STORES #			03/2000	10/2003	209,184.24	10.75					
			1506 S. RANDALL R	19,459		11/2003	02/2009	218,913.72	11.25	RET	1.27	0.00	A 0.00	0.00
					OPT 1	11/2009	10/2014	228,643.20	11.75					
					OPT 1	11/2014	10/2019	238,372.68	12.25					
					OPT 1	11/2019	10/2024	248,102.16	12.75					
					OPT 1	11/2024	10/2029	257,831.64	13.25					
257	10	1	GAMESTOP			02/1999	01/2004	30,000.00	25.00					
RM			GAMESTOP, INC.#80	1,200		02/2004	01/2007	31,200.00	26.00	RET	3.06	3.04	0.00	0.00
			1492-N S. RANDALL		OPT 1	02/2007	01/2010	33,000.00	27.50					
257	11	1	GINGISS FORMALWEA			06/1999	06/1999	13,800.00	11.50					
RM			GINGISS FORMALWEA			07/1999	04/2004	27,600.00	23.00					
			1492-M S. RANDALL	1,200		05/2004	04/2009	28,800.00	24.00	RET	3.67	3.04	A 0.00	0.00
					OPT 1	05/2009	04/2014	31,200.00	26.00					
					OPT 1	05/2014	04/2019	36,000.00	30.00					
257	12	1	QUIZNO'S CLASSIC			09/1999	09/1999	27,866.28	17.23					
RM			DENNIS J. FOOTE			10/1999	08/2001	37,999.44	23.50					
			1492-L S. RANDALL			09/2001	09/2001	38,592.36	23.87					
				1,617		10/2001	09/2004	38,808.00	24.00	RET	3.67	3.04	0.00	0.00
						10/2004	08/2005	38,808.00	24.00					
						09/2005	08/2006	39,584.16	24.48					
						09/2006	08/2009	41,993.52	25.97					
257	13	1	THE MEN'S WEARHOU			12/1998	12/2003	93,600.00	19.50					
RM			MEN'S WEARHOUSE #	4,800		01/2004	12/2008	98,400.00	20.50	RET	1.91	3.09	0.00	0.00
			1492-K S. RANDALL		OPT 1	12/2008	11/2013	103,200.00	21.50					
					OPT 1	12/2013	12/2013	106,606.44	22.21					
					OPT 1	01/2014	12/2018	108,000.00	22.50					
257	14	1	PANERA BREAD COMP			01/1999	12/2003	87,885.00	23.25					
RM			CHICAGO BREAD, L.			01/2004	01/2004	89,592.12	23.70					
			1492 S. RANDALL R	3,780		02/2004	01/2009	95,445.00	25.25	RET	3.67	3.04	0.00	0.00
					OPT 1	01/2009	12/2013	103,005.00	27.25					
					OPT 1	01/2014	01/2014	104,712.12	27.70					
					OPT 1	02/2014	12/2018	110,565.00	29.25					
					OPT 1	01/2019	01/2019	112,272.12	29.70					
					OPT 1	02/2019	01/2024	118,125.00	31.25					
257	15	2	ZALES THE DIAMOND			04/2004	04/2004	42,000.00	12.00					
RM			ZALES DELAWARE IN	3,500		05/2004	05/2009	69,999.96	20.00	RET	2.37	2.73	0.00	0.00
			1492-H S. RANDALL			06/2009	05/2014	77,000.04	22.00					
					OPT 1	06/2014	05/2019	84,000.00	24.00					

Area Manager: ROBERT MRAZEK (RM)
Building: RANDALL SQUARE (257)
Owner: INLAND RE RANDALL SQUARE (10)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	Additional Rent / Sq ft - CAM	Taxes	Insur	Other
257	16	1	FOR EYES OPTICAL			03/1999	03/2004	43,470.00	21.00					
RM			FOR EYES OPTICAL,	2,070		04/2004	03/2009	45,540.00	22.00	RET	2.51	3.04	0.00	0.00
			1492-G S. RANDALL		OPT 2	04/2009	03/2014	47,610.00	23.00					
					OPT 3	04/2014	03/2019	49,680.00	24.00					
257	17	1	MOBILE TEL, LTD			05/1999	04/2004	36,570.00	23.00					
RM			BATAVIA CELLULAR,	1,590		05/2004	04/2009	40,545.00	25.50	RET	3.13	3.04	0.00	0.00
			1492 S. RANDALL R		OPT 1	05/2009	04/2014	41,317.56	25.99					
257	18		AG SQUARE, INC. A	1,200				32,400.00	27.00	RET				
RM			APPLICANT											
			1492-E S. RANDALL											
257	19	1	CLAIR'S ASSESSORI			10/1999	10/1999	3,077.64	2.55					
RM			CLAIRE'S BOUTIQUE	1,208		11/1999	09/2004	31,800.00	26.32	RET	2.87	3.09	0.00	0.00
			1492-D S. RANDALL			10/2004	10/2004	31,993.56	26.48					
						11/2004	09/2009	34,800.00	28.81					
						10/2009	10/2009	32,554.80	26.95					
					OPT 1	10/2009	10/2014	38,280.00	31.69					
					OPT 1	11/2014	10/2019	42,108.00	34.86					
257	20	1	RITZ CAMERA ONE H			08/1999	08/2004	44,799.96	28.00					
RM			RITZ CAMERA CENTE	1,600		09/2004	08/2009	49,284.00	30.80	RET	2.77	3.56	0.00	0.00
			1492-C S. RANDALL											
257	21	1	JJ CLEANERS			06/1999	06/1999	2,592.00	1.60					
RM			CHONG HOON & HYON			07/1999	06/2004	38,880.00	24.00					
			1492-A S. RANDALL	1,620		07/2004	06/2009	44,550.00	27.50	RET	3.67	3.04	0.00	0.00
			SUITE 21		OPT 1	07/2009	06/2014	56,700.00	35.00					
257	22	1	AMERICAN BANK & T	5,624		05/2000	04/2010	140,600.04	25.00	RET	2.41	3.09	0.00	0.00
RM			AMERICAN BANK & T		OPT 1	05/2010	04/2015	154,659.96	27.50					
			1416 A RANDAL ROA		OPT 1	05/2015	04/2020	170,125.92	30.25					
257	23	1	TALBOTS OUTLET/SU			11/1998	11/2003	157,250.04	18.50					
RM			THE TALBOTS, INC	8,500		12/2003	01/2009	165,750.00	19.50	RET	1.61	3.09	0.00	0.00
			1416-A S. RANDALL		OPT 1	02/2009	01/2014	174,249.96	20.50					
					OPT 1	02/2014	01/2019	182,750.04	21.50					
257	24	1	KENTUCKY FRIED CH			01/1999	12/2003	45,150.00						
RM			KENTUCKY FRIED CH			01/2004	01/2004	45,878.28						
			1518 S RANDAL ROA	0		02/2004	12/2008	49,665.00		RET	0.00	0.00	A 0.00	0.00
						01/2009	01/2009	50,466.12						
						02/2009	01/2014	54,631.56						
257	25		VACANT	378		02/08/00		2,646.00	7.00	RET				
			1492 M-1 RANDALL											
257	26		VACANT	1,152				6,720.00	5.83	RET				
			1536-A S. RANDALL											

Commercial Property Management System
Commercial Tenant Rent Roll (Annual)
For September 1, 2004

Area Manager: ROBERT MRAZEK (RM)
Building: RANDALL SQUARE (257)
Owner: INLAND RE RANDALL SQUARE (10)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
257	27	1	CARTERS CLOTHING			04/2000	04/2000	0.00	0.00					
RM			CARTERS CLOTHING			05/2000	05/2000	63,579.36	15.39					
			1492 S RANDALL RO	4,130		06/2000	03/2005	85,697.52	20.75	RET	1.75	3.09	0.00	0.00
			SUITE D2		OPT 1	04/2005	03/2010	85,697.40	20.75					
					OPT 1	04/2010	03/2015	94,246.56	22.82					
					OPT 1	04/2015	03/2020	103,662.96	25.10					
					OPT 1	04/2020	03/2025	113,988.00	27.60					
257	28	1	AMERICAN BANK & T			05/2000	08/2002	15,000.00	21.52					
RM			AMERICAN BANK & T	697		09/2002	04/2005	16,212.48	23.26	RET	2.39	3.09	0.00	0.00
			1492 B RANDAL ROA			05/2005	04/2010	17,712.48	25.41					
					OPT 1	05/2010	04/2015	19,362.48	27.78					
					OPT 1	05/2015	04/2020	21,212.40	30.43					
257	29	1	AMERICAN BANK & T	0		05/2000	04/2010	105,000.00		RET	0.00	0.00	0.00	0.00
RM			AMERICAN BANK & T		OPT 1	05/2010	04/2012	115,500.00						
			1542 S. RANDALL R		OPT 1	05/2012	04/2017	115,500.00						
			LOT 1 OF RANDALL		OPT 2	05/2017	04/2022	126,000.00						
					OPT 3	05/2022	04/2027	138,600.00						
					OPT 4	05/2027	04/2032	152,460.00						

Totals for RANDALL SQUARE (257)

	Area (sq ft)	Annual Rent		
OCCUPIED TOTAL	213,471	3,011,727.24	CAM	1.67
VACANT TOTAL	2,730	41,766.00	TAX	1.46
			INS	0.00
GROSS TOTAL	216,201	3,053,493.24	OTH	0.00

AVERAGE RENT PER SQUARE FOOTAGE WITHIN CATEGORIES
(Applicants Excluded)

STATUS	TOT UNITS	0-2,500	2,501-5,000	5,001-8,000	8,001-15,000	15,001-25,000	25,001+
Vacant	2	6.42	0.00	0.00	0.00	0.00	0.00
Occupied	26	20.85	21.63	25.00	15.13	11.25	9.10
Both	28	18.63	21.63	25.00	15.13	11.25	9.10

Totals for ROBERT MRAZEK (RM)

	Area (sq ft)	Annual Rent		
OCCUPIED TOTAL	213,471	3,011,727.24	CAM	1.67
VACANT TOTAL	2,730	41,766.00	TAX	1.46
			INS	0.00
GROSS TOTAL	216,201	3,053,493.24	OTH	0.00

Area Manager: ROBERT MRAZEK (RM)
Building: RANDALL SQUARE (257)
Owner: INLAND RE RANDALL SQUARE (10)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other

AVERAGE RENT PER SQUARE FOOTAGE WITHIN CATEGORIES
(Applicants Excluded)

STATUS	TOT UNITS	0-2,500	2,501-5,000	5,001-8,000	8,001-15,000	15,001-25,000	25,001+
Vacant	2	6.42	0.00	0.00	0.00	0.00	0.00
Occupied	26	20.85	21.63	25.00	15.13	11.25	9.10
Both	28	18.63	21.63	25.00	15.13	11.25	9.10

	Area (sq ft)	Annual Rent	Typ	
Totals for Report				
OCCUPIED TOTAL	213,471	3,011,727.24	CAM	1.67
VACANT TOTAL	2,730	41,766.00	TAX	1.46
			INS	0.00
GROSS TOTAL	216,201	3,053,493.24	OTH	0.00

AVERAGE RENT PER SQUARE FOOTAGE WITHIN CATEGORIES
(Applicants Excluded)

STATUS	TOT UNITS	0-2,500	2,501-5,000	5,001-8,000	8,001-15,000	15,001-25,000	25,001+
Vacant	2	6.42	0.00	0.00	0.00	0.00	0.00
Occupied	26	20.85	21.63	25.00	15.13	11.25	9.10
Both	28	18.63	21.63	25.00	15.13	11.25	9.10

END OF REPORT

Schedule 8(j)
Contracts

Randall Square - Geneva, IL

Bldg #	Address	Vendor Number & Name	Acct #	Start Date	Cancel Time	Description	Amount	Frequency
257		Corporate Cleaning Service - 3261	1483	04/01/03	30 DAYS/1Y	PORTER SERVICE (7 DAYS/	2,620.00	Monthly
257				03/31/04				
257								
257		Midwest Maint. Systems - 219	1484	02/01/03	5 DAYS	VACUUM SWEEP 65.00/HOUR	65.00	Per Hour
257				01/31/04				
257								
257		Ryco Landscaping - 2660	2611	04/01/04	30 DAYS		1,689.00	Monthly
257				11/30/04		April - November	13,512.00	Per Contract
257								
257	1492 Randall Road	Chicago Metro-Fire Prevention - 95	3005	10/01/03	30 DAYS		104.50	Monthly
257				09/30/04				
257								
257	1416 Randall Road	Chicago Metro-Fire Prevention - 95	3005	10/01/03	30 DAYS		165.00	Monthly
257				09/30/04				
257								
257	1492 Randall Road	Metropolitan Construction - 8101	3201	03/19/03	30 DAYS	Scavenger	875.25	Monthly
257				12/31/04				
257								
257	1416 Randall Road	Metropolitan Construction - 8101	3201	01/01/03	30 DAYS	Scavenger	267.72	Monthly
257				12/31/03				
257								
257		Corporate Cleaning Service - 3261	3504	04/01/03	30 DAYS	PER LINER PER CASE	26.13	Monthly
257				03/31/04				

Schedule 8(k)
Assumed Liabilities

Randall Square – Geneva, IL

- **Lender is Bear Stearns**
- **Current Debt Amount is $13,530,000**
- **Interest Rate of 6.5%**
- **Maturity Date of 9/1/2006**
- **Secondary Financing is not available.**
- **All other Assumed Liabilities are as set forth in the Contribution Agreement.**

Schedule 11

Major Tenants

Randall Square – Geneva, IL

Bed, Bath & Beyond	**35,631 square feet**	**16.5% of Property**
Marshall's	**30,000 square feet**	**13.9% of Property**
Petsmart	**27,360 square feet**	**12.7% of Property**
Michael's	**19,459 square feet**	**9.0% of Property**
Total		***52.0% of Property***

103,751 square feet remaining.

Thatcher Woods
Contribution Agreement
Exhibits

Thatcher Ave. & Belmont Ave.
River Grove, IL 60171
Bldg #258

193,313 square feet

Schedule 1(c)
Lease Inventory

Thatcher Woods – River Grove, IL

Leases:

Walgreens Lease dated 9/10/65
Amended and Reinstated Lease dated 5/4/99

AJ Wright Lease dated 9/4/01

Olson's Ace Hardware Lease dated 3/20/01
SNDA dated 3/2001

Hanging Gardens Banquets Lease dated 1/29/87
1st Amendment dated 7/27/88
2nd Amendment dated 6/30/94
Sublease dated 6/7/96
3rd Amendment dated 6/30/00

Kiddie Kare Academy Lease dated 11/1/01

Clothes Line Junction Lease dated 7/5/01
Commencement Letter dated 7/15/01
Assignment, Amendment and Assumption dated 3/31/03
Option Letter dated 11/25/03

Magic Touch Cleaners Lease dated 2/27/02

Gold Standard Liquors Lease dated 4/1/89
First Amendment dated 6/24/98
Extension Letter dated 7/2/98
Lease Extension Agreement dated 6/17/03

Dominick's Food Store Lease dated 7/9/65
1st Amendment dated 4/4/77
2nd Amendment dated 7/6/82
3rd Amendment dated 10/18/84
4th Amendment dated 11/1/84
5th Amendment dated 1/18/01
Indenture of Lease dated 5/12/99
Commencement Date Agreement

Subway Lease dated 5/2/01
1st Amendment dated 12/18/01
Commencement Date Agreement dated 5/2/01

Ultimate Tan Lease dated 12/5/03
Tenant Collateral Agreement dated 4/30/01

Great Clips Lease dated 12/17/03

Blockbuster Lease dated 5/19/003
Agreement dated 10/20/00

Wernick Key & Lock Lease dated 6/19/00
Commencement Date Agreement 9/21/01

All Pay Day Loans Lease dated 8/13/94
Assignment of Lease dated 10/30/98
Rider to Lease

All Check Cashing Lease dated 3/30/98
Assignment of Lease dated 10/30/98
Rider to Lease

Dunkin' Donuts Lease dated 11/29/00
Commencement Date Agreement 2/28/01

Goody's Lease dated 2/2/98

Lifesource Blood Services Lease dated 8/13./03

Citgo Gas Lease dated 4/20/89
1st Amendment dated 12/20/00
Commencement Agreement dated 3/21/01

Banco Popular
Easement Agreement dated 11/18/83
Modification Agreement dated 9/19/88

Dapper's Agreement dated 8/23/82
Guaranty dated 6/29/83
Settlement Agreement dated 10/96

Easement Agreements:

Easement Agreement dated 11/18/1983.

Easement Agreement dated 12/202/1983.

Modification Agreement dated 9/19/1988.

Defaults:

None

Schedule 1(d)
Rights

Thatcher Woods – River Grove, IL

There are no other trade names owned by Inland, other than Thatcher Woods, used in connection with this Property, nor any other warranties, guarantees, licenses or other matters.

Schedule 1(e)
Permits

Thatcher Woods – River Grove, IL

None

Schedule 7(b)-2
Permitted Exceptions

Thatcher Woods – River Grove, IL

GENERAL REAL ESTATE TAXES FOR THE YEAR 2004 AND SUBSEQUENT YEARS, WHICH ARE NOT YET DUE OR PAYABLE.

MORTGAGE AND SECURITY AGREEMENT DATED SEPTEMBER 5, 2002 AND RECORDED SEPTEMBER 9, 2002 AS DOCUMENT NUMBER 0020988315 MADE BY INLAND REAL ESTATE-THATCHER WOODS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, TO PRINCIPAL LIFE INSURANCE COMPANY AND LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE TO SECURE AN INDEBTEDNESS OF $10,200,000.00.

ASSIGNMENT AND ASSUMPTION OF MORTGAGE AND SECURITY AGREEMENT DATED __________ AND RECORDED __________ AS DOCUMENT NUMBER ___________ MADE BY ________ TO _____________.

SECURITY INTEREST OF PRINCIPAL LIFE INSURANCE COMPANY AND LANDESBANK SCHLESWIG GIROZENTRALE, SECURED PARTY, IN CERTAIN DESCRIBED CHATTELS ON THE LAND, AS DISCLOSED BY FINANCING STATEMENT NAMING INLAND REAL ESTATE-THATCHER WOOD, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY AS DEBTOR AND RECORDED SEPTEMBER 9, 2002 AS DOCUMENT NO. 0020988317.

ASSIGNMENT OF SECURITY INTEREST DATED ___________ RECORDED ___________ AS DOCUMENT NUMBER ________________.

ASSIGNMENT OF LEASES AND RENTS DATED SEPTEMBER 5, 2002, RECORDED SEPTEMBER 9, 2002 AS DOCUMENT NO. 0020988316 MADE BY INLAND REAL ESTATE-THATCHER WOODS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY TO PRINCIPAL LIFE INSURANCE COMPANY AND LANDESBANK SCHLESWIG HOLSTEIN GIROZENTRALE.

ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES AND RENTS RECORDED _________ AS DOCUMENT NUMBER _________ MADE BY ________ TO _____________.

LEASE MADE BY PIONEER BANK AND TRUST COMPANY AS TRUSTEE UNDER TRUST AGREEMENT DATED APRIL 7, 1964 AND KNOWN AS TRUST NO. 14449 TO MATT'S FOOD SERVICE COMPANY, AN ILLINOIS CORPORATION, NOW KNOWN AS DAPPERS, DATED AUGUST 23, 1982 AND RECORDED AS DOCUMENT NO. 26411220, DEMISING THE LAND FOR A TERM OF YEARS BEGINNING SEPTEMBER 1, 1982 AND ENDING AUGUST 31, 2032, AND ALL RIGHTS THEREUNDER OF, AND ALL ACTS DONE OR

SUFFERED THEREUNDER BY, SAID LESSEE OR BY ANY PARTY CLAIMING BY, THROUGH OR UNDER SAID LESSEE.

LEASE MADE BY PIONEER TRUST AND SAVINGS BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED MARCH 17, 1965 KNOWN AS TRUST NO. 14900 TO WALGREEN COMPANY DATED SEPTEMBER 10, 1963 AND RECORDED MARCH 7, 1966 AS DOCUMENT 19757982 DEMISING LAND FOR THE TERM OF YEARS BEGINNING MARCH 1, 1966 AND ENDING FEBRUARY 29, 1996 AND ALL RIGHTS THEREUNDER OF AND ALL ACTS DONE OR SUFFERED THEREUNDER BY SAID LESSEE OR BY ANY PARTY CLAIMING BY, THROUGH OR UNDER SAID LESSEE.

MEMORANDUM OF LEASE AMENDMENT AGREEMENT DATED APRIL 13, 1987 AND RECORDED MAY 15, 1987 AS DOCUMENT 87265302.

MEMORANDUM OF AMENDED AND RESTATED LEASE, DATED MAY 4, 1999, RECORDED JULY 16, 1999 AS DOCUMENT 99682002.

LEASE MODIFICATION AND RATIFICATION AGREEMENT, DATED JUNE 1, 1999, RECORDED JULY 16, 1999 AS DOCUMENT 99682003.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT DATED SEPTEMBER 5, 2002 AND RECORDED SEPTEMBER 9, 2002 AS DOCUMENT NUMBER 0020988321.

LEASE MADE BY COLE TAYLOR BANK AS TRUSTEE UNDER TRUST AGREEMENT DATED APRIL 12, 1999 AND KNOWN AS TRUST NO. 99-4569 TO DOMINICK'S FINER FOODS, INC. DATED MAY 12, 1999, A MEMORANDUM OF WHICH WAS RECORDED JUNE 2, 1999 AS DOCUMENT NUMBER 99527015, DEMISING THE LAND FOR A TERM OF 20 YEARS PLUS 8 EXTENDED TERMS OF 5 YEARS EACH AND ALL RIGHTS THEREUNDER OF, AND ALL ACTS DONE OR SUFFERED THEREUNDER BY, SAID LESSEE OR BY ANY PARTY CLAIMING BY, THROUGH OR UNDER SAID LESSEE.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT DATED SEPTEMBER 5, 2002 AND RECORDED SEPTEMBER 9, 2002 AS DOCUMENT NUMBER 0020988319. (AFFECTS PARCEL A)

LEASE MADE BY COLE TAYLOR BANK AS TRUSTEE UNDER TRUST AGREEMENT DATED APRIL 12, 1999 AND KNOWN AS TRUST NO. 99-4569 TO BLOCKBUSTER INC., A MEMORANDUM OF WHICH WAS RECORDED JULY 14, 2000 AS DOCUMENT 00527521 DEMISING THE LAND FOR A TERM OF YEARS AND ALL RIGHTS THEREUNDER OF, AND ALL ACTS DONE OR SUFFERED THEREUNDER BY, SAID LESSEE OR BY ANY PARTY CLAIMING BY, THROUGH, OR UNDER SAID LESSEE.

RIGHTS OF TENANTS, AS TENANTS ONLY, UNDER THE TERMS OF UNRECORDED LEASES AS FOLLOWS:

WALGREENS
AJ WRIGHT
OLSON'S ACE HARDWARE
HANGING GARDENS BANQUETS
KIDDIE KARE ACADEMY
CLOTHES LINE JUNCTION
MAGIC TOUCH CLEANERS
GOLD STANDARD LIQUORS
DOMINICK'S FOOD STORE
SUBWAY
ULTIMATE TAN
GREAT CLIPS
BLOCKBUSTER
WERNICK KEY & LOCK
ALL PAY DAY LOANS
ALL CHECK CASHING
DUNKIN' DONUTS
GOODY'S
LIFESOURCE BLOOD SERVICES
CITGO GAS
BANCO POPULAR
DAPPER'S

EASEMENT FOR INGRESS AND EGRESS DATED JULY 24, 1964, OVER THE EAST 16 FEET AND SOUTH 16 FEET OF LAND AS SHOWN ON PLAT OF SAID SUBDIVISION RECORDED JULY 28, 1964 AS DOCUMENT 19197813, AS SHOWN ON SURVEY PREPARED BY G. THOMAS GREEN, ILLINOIS REGISTERED LAND SURVEYOR NO. 2477 FOR GREMLEY & BEIDERMAN, INC., DATED OCTOBER 27, 2003, LAST REVISED JUNE 30, 2004, AS JOB NO. 102418.

EASEMENT DATED JULY 24, 1964, OVER THE EAST 5 FEET AND SOUTH 5 FEET OF LAND FOR THE PURPOSE OF INSTALLING AND MAINTAINING ALL EQUIPMENT NECESSARY FOR THE PURPOSE OF SERVING THE SUBDIVISION AND OTHER PROPERTY WITH TELEPHONE, GAS AND ELECTRIC SERVICE, TOGETHER WITH RIGHT TO OVERHANG AERIAL SERVICE WIRES AND ALSO WITH RIGHT OF ACCESS THERETO AS GRANTED TO THE ILLINOIS BELL TELEPHONE COMPANY AND NORTHERN ILLINOIS GAS COMPANY AND THE COMMONWEALTH EDISON COMPANY AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AND AS SHOWN ON PLAT OF SUBDIVISION RECORDED AS DOCUMENT 19197813, AS SHOWN ON SURVEY PREPARED BY G. THOMAS GREEN, ILLINOIS REGISTERED LAND SURVEYOR NO. 2477 FOR GREMLEY & BEIDERMAN, INC., DATED OCTOBER 27, 2003, LAST REVISED JUNE 30, 2004, AS JOB NO. 102418.

EASEMENT IN , UNDER, ACROSS, ALONG AND UPON THE EAST 15 FEET OF THE WEST 190 FEET OF THE NORTH 10 FEET OF THE LAND, TO CONSTRUCT, OPERATE, MAINTAIN, RENEW, RELOCATE AND REMOVE WIRES, CABLES, CONDUITS, MANHOLES, TRANSFORMERS, PEDESTALS AND OTHER FACILITIES USED IN CONNECTION WITH UNDERGROUND TRANSMISSION AND DISTRIBUTION OF ELECTRICITY, TOGETHER WITH RIGHT OF ACCESS TO SAME, AS CREATED BY GRANT TO THE COMMONWEALTH EDISON COMPANY, DATED JULY 5, 1979, RECORDED AUGUST 7, 1979 AS DOCUMENT 25087327, AS SHOWN ON SURVEY PREPARED BY G. THOMAS GREEN, ILLINOIS REGISTERED LAND SURVEYOR NO. 2477 FOR GREMLEY & BEIDERMAN, INC., DATED OCTOBER 27, 2003, LAST REVISED JUNE 30, 2004, AS JOB NO. 102418.

EASEMENT IN ,UPON, UNDER, OVER AND ALONG THE SOUTH 10 FEET OF THE NORTH 130 FEET OF THE EAST 130 FEET OF THE LAND, TO INSTALL AND MAINTAIN ALL EQUIPMENT FOR THE PURPOSE OF SERVING THE LAND AND OTHER PROPERTY WITH TELEPHONE AND ELECTRIC SERVICE, TOGETHER WITH RIGHT OF ACCESS TO SAID EQUIPMENT, AS CREATED BY GRANT TO THE COMMONWEALTH EDISON COMPANY AND ILLINOIS BELL TELEPHONE COMPANY, DATED FEBRUARY 14, 1985, RECORDED OCTOBER 24, 1985 AS DOCUMENT 85251221, AS SHOWN ON SURVEY PREPARED BY G. THOMAS GREEN, ILLINOIS REGISTERED LAND SURVEYOR NO. 2477 FOR GREMLEY & BEIDERMAN, INC., DATED OCTOBER 27, 2003, LAST REVISED JUNE 30, 2004, AS JOB NO. 102418.

EASEMENT AGREEMENT DATED DECEMBER 20, 1983 AND RECORDED DECEMBER 21, 1983 AS DOCUMENT 26904820 AND AS MODIFIED BY MODIFICATION AGREEMENT DATED SEPTEMBER 19, 1988 AND RECORDED AUGUST 24, 1989 AS DOCUMENT 89395276 MADE BY AND BETWEEN PIONEER BANK AND TRUST COMPANY, AS TRUSTEE UNDER TRUST AGREEMENT DATED FEBRUARY 13, 1976 AND KNOWN AS TRUST NO. 21000 ("SHOPPING CENTER OWNER") AND FIRST BANK OF OAK PARK, AS TRUSTEE UNDER TRUST AGREEMENT DATED SEPTEMBER 11, 1979 AND AMENDED TO MARCH 1, 1978 AND KNOWN AS TRUST NO. 11797 ("BANK SITE OWNER") GRANTING A PERPETUAL, NON-EXCLUSIVE EASEMENT OVER VARIOUS PORTIONS OF THE SHOPPING CENTER SITE AND THE TERMS, PROVISIONS, CONDITIONS CONTAINED THEREIN, AS SHOWN ON SURVEY PREPARED BY G. THOMAS GREEN, ILLINOIS REGISTERED LAND SURVEYOR NO. 2477 FOR GREMLEY & BEIDERMAN, INC., DATED OCTOBER 27, 2003, LAST REVISED JUNE 30, 2004, AS JOB NO. 102418:

(A) TO USE ANY AND ALL PRESENT AND FUTURE PARKING AREAS ON THE SHOPPING CENTER SITE FOR THE PARKING AND PASSAGE OF MOTOR VEHICLES AND TRUCKS AND FOR PASSAGE BY PEDESTRIANS AND

(B) TO USE THE SHOPPING CENTER SITE INTERIOR ROADWAYS TO PROVIDE PASSAGE BY MOTOR VEHICLES AND TRUCKS BETWEEN THE BANK SITE, THE SHOPPING CENTER SITE, THE DRIVE-UP BANKING FACILITIES AND ALL ABUTTING STREETS AND HIGHWAYS AND TO USE THE COMMON AREAS OF THE SHOPPING CENTER SITE TO PROVIDE PASSAGE BY PEDESTRIANS BETWEEN SUCH AREAS.

SHOPPING CENTER OWNER AGREES TO MAINTAIN THE PARKING AREAS AND INTERIOR ROADWAYS ON THE SHOPPING CENTER SITE IN A FIRST-CLASS CONDITION AT ALL TIMES AND KEEP THE PARKING AREAS ADEQUATELY PAVED, STRIPED, LIT, DRAINED AND FREE OF SNOW, ICE AND OTHER DEBRIS AND REFUSE.

SHOPPING CENTER OWNER COVENANTS THAT THE PARKING AREAS OF THE SHOPPING CENTER SITE SHALL CONTAIN SPACE FOR NOT LESS THAN NINE HUNDRED AUTOMOBILES OF STANDARD AMERICAN SIZE.

(C) AN EASEMENT APPURTENANT TO THE BANK SITE OVER, UPON, UNDER AND THROUGH THE AREA OF THE SHOPPING CENTER SITE ON WHICH THE CONCRETE WALKWAY AND STEPS OF THE BUILDING ON THE BANK SITE ENCROACH, SAID AREA BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST NORTHERLY NORTHWEST CORNER OF SAID LOT "A"; THENCE EAST ON THE NORTH LINE OF SAID LOT "A", A DISTANCE OF 31.58 FEET; THENCE SOUTH AT A RIGHT ANGLE TO SAID NORTH LINE OF SAID LOT "A", A DISTANCE OF 55.85 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE SOUTH, ON A PROJECTION OF THE LAST DESCRIBED LINE, 49.15 FEET TO THE SOUTHEASTERLY LINE OF LOT "B" IN SAID RIVER GROVE ESTATES, EXTENDED NORTHEASTERLY; THENCE NORTHEASTERLY ON SAID SOUTHEASTERLY LINE OF LOT "B" EXTENDED A DISTANCE OF 15.00 FEET; THENCE NORTH ON A LINE PERPENDICULAR TO THE SAID NORTH LINE OF LOT "A", A DISTANCE OF 28.20 FEET; THENCE NORTHWESTERLY TO THE POINT OF BEGINNING; ALL IN COOK COUNTY, ILLINOIS, TOGETHER WITH ALL EXISTING WALKWAYS IMMEDIATELY EAST OF AND ADJACENT TO THE BANK SITE AS SHOWN ON EXHIBIT "D" ATTACHED TO THIS AGREEMENT.

THE ABOVE GRANTED EASEMENT SHALL CONTINUE IN EFFECT FOR SO LONG AS THE ENCROACHING WALKWAY AND STEPS SHALL CONTINUE TO EXIST AND ENCROACH UPON THE SHOPPING CENTER SITE.

(D) A PERPETUAL, EXCLUSIVE EASEMENT IN, UPON AND UNDER A CERTAIN PARCEL OF THE SHOPPING CENTER SITE, MORE PARTICULARLY DESCRIBED IN EXHIBIT "D" ATTACHED THERETO, FOR THE CONSTRUCTION, USE AND OPERATION OF A DRIVE-UP BANKING FACILITY,

THE PARKING AND PASSAGE OF MOTOR VEHICLES AND TRUCKS THEREON AND FOR ASSOCIATED AND RELATED PURPOSES. THE ABOVE GRANTED EASEMENT SHALL CONTINUE IN EXISTENCE NOTWITHSTANDING THAT THE PARCEL MAY AT ANY TIME CEASE TO BE USED BY THE BANK SITE OWNER AS A DRIVE-UP BANKING FACILITY. BANK SITE OWNER MAY CONSTRUCT OR ERECT, AT ITS EXPENSE, CURBING OR OTHER BARRIERS WITHIN THE AREA OF THE EXCLUSIVE EASEMENT FOR THE CONTROL AND DIRECTION OF VEHICULAR AND PEDESTRIAN TRAFFIC AND TO FACILITATE IS USE OF THE DRIVE-UP FACILITY.

(E) A NON-EXCLUSIVE EASEMENT AND RIGHT TO USE THE WATER MAINS, THE SEWER LINES AND THE STORM DRAINS NOW IN PLACE IN, ON AND UNDER THE SHOPPING CENTER SITE.

(F) A NON-EXCLUSIVE EASEMENT AND RIGHT TO MAINTAIN AT ITS EXPENSE THE EXISTING SIGNS IDENTIFYING BANK SITE OWNER'S TENANTS, UPON THE SHOPPING CENTER SITE AT THE NORTH AND WEST ENTRANCES THERETO FROM THE ABUTTING STREETS AND HIGHWAYS, INCLUDING THE RIGHT TO MAINTAIN REPAIR OR REPLACE SAID SIGNS WITH SIGNS OF A SIMILAR SIZE AND TYPE AND THE NON-EXCLUSIVE EASEMENT AND RIGHT TO ERECT AND MAINTAIN ON THE SHOPPING CENTER SITE SIGNS DIRECTING VEHICULAR TRAFFIC TO IS DRIVE-UP BANKING AND PARKING FACILITY, THE TYPE, SIZE AND LOCATION OF SUCH SIGNS TO BE APPROVED BY THE SHOPPING CENTER OWNER.

EASEMENT FOR INGRESS, EGRESS AND PARKING AS CREATED BY A GRANT OF EASEMENT FROM PIONEER BANK & TRUST COMPANY AS TRUSTEE UNDER TRUST NO. 21000 TO PIONEER BANK & TRUST COMPANY AS TRUSTEE UNDER TRUST NO. 14449, DATED JUNE 29,1983, RECORDED JULY 18,1983 AS DOCUMENT NO. 26692556, AS NOTED ON SURVEY PREPARED BY G. THOMAS GREEN, ILLINOIS REGISTERED LAND SURVEYOR NO. 2477 FOR GREMLEY & BIEDERMAN, INC., DATED OCTOBER 27, 2003, LAST REVISED JUNE 30, 2004, AS JOB NO. 102418.

ENVIRONMENTAL NO FURTHER REMEDIATION LETTER RECORDED MARCH 13, 2000 AS DOCUMENT 00176313.

EASEMENT IN FAVOR OF THE COMMONWEALTH EDISON COMPANY AND AMERITECH ILLINOIS, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO INSTALL, OPERATE AND MAINTAIN ALL EQUIPMENT NECESSARY FOR THE PURPOSE OF SERVING THE LAND AND OTHER PROPERTY, TOGETHER WITH THE RIGHT OF ACCESS TO SAID EQUIPMENT, AND THE PROVISIONS RELATING THERETO CONTAINED IN THE GRANT RECORDED, MAY 22,2001, FILED AS DOCUMENT NO. 0010433739, AFFECTING THE LAND DESCRIBED ON EXHIBIT "A" ATTACHED THERETO, AS SHOWN ON SURVEY PREPARED BY G. THOMAS GREEN, ILLINOIS REGISTERED LAND SURVEYOR NO. 2477

FOR GREMLEY & BIEDERMAN, INC., DATED OCTOBER 27, 2003, LAST REVISED JUNE 30, 2004, AS JOB NO. 102418.

ENCROACHMENT OF CHAIN LINK FENCE OVER NORTHWESTS PROPERTY LINE, AS SHOWN ON SURVEY PREPARED BY G. THOMAS GREEN, ILLINOIS REGISTERED LAND SURVEYOR NO.2477 FOR GREMLEY & BIEDERMAN, INC., DATED OCTOBER 27,2003, LAST REVISED JUNE 30, 2004, AS JOB NO. 102418.

ENCROACHMENT OF CITGO BUILDING INTO EASEMENT GRANTED TO COMMONWEALTH EDISON COMPANY PURSUANT TO DOCUMENT 25087327, AS SHOWN ON SURVEY PREPARED BY G. THOMAS GREEN, ILLINOIS REGISTERED LAND SURVEYOR NO.2477 FOR GREMLEY & BIEDERMAN, INC., DATED OCTOBER 27,2003, LAST REVISED JUNE 30, 2004, AS JOB NO. 102418.

Schedule 8(a)
Consents

Thatcher Woods – River Grove, IL

None

Schedule 8(e)
Environmental Matters

Thatcher Woods – River Grove, IL

Phase I Environmental Report completed by Carlson Environmental, Inc., dated 12/2/1991.

45 Day Report for Thatcher Woods, Lust Incident 891850, prepared by Environmental Solutions, Inc. and GeoConsult, Inc., dated 3/2/2000

Phase I Environmental Report completed by Carlson Environmental, Inc., dated 3/19/2002.

Phase I Environmental Assessment report completed by R.J. Mustari and Associates, dated 7/25/2002.

Draft Limited Subsurface Investigation Report, prepared on behalf of Morgan Stanley by Hygienetics Environmental Services, Inc. on June 23, 2004 that recommend further investigation into the soil under and around Magic Touch Cleaners, and potentially having Magic Touch enter the IEPA SRP to obtain an "NFR" letter. The report also recommends maintaining an engineered barrier from an earlier Dry Cleaners spill, to fulfill the requirements of the existing "NFR".

Third Party inspection reports on existing Dry Cleaner Tenants obtained annually by Inland.

Schedule 8(f) and 8(g)

Proceedings and Lawsuits

THATCHER WOOD SHOPPING CENTER – River Grove, IL

Evictions

Date	Shopping Center	PM	Tenant	Date of Default Notice	Action	Amount Due	Outside Counsel	Status
05/05/04	258-Thatcher Woods Shopping Center- River Grove, IL	AMB	9-Magic Touch Cleaners				Daniel K. Marko, Esq. (312) 422-0789	See update on Eviction Docket
08/04/04	258-Thatcher Woods Shopping Center- River Grove, IL	AMB	6-Kiddie Kare Academy Melshenes Garland				Daniel K. Marko, Esq. (312) 422-0789	See update on Eviction Docket

Transactions

None

Documents Outstanding

None

Bankruptcies

None

Slip & Fall and Liens

None

Miscellaneous Litigation

None

Building: CHATHAM RIDGE S. C. (275)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	Additional Rent / Sq ft - CAM	Taxes	Insur	Other
275	19	1	FOOTSTAR			12/1998	12/2000	53,871.96	16.00					
AB			ATHLETIC ATTIC/FO			01/2001	12/2002	55,555.56	16.50					
			112 W 87TH STREET			01/2003	12/2003	57,239.04	17.00					
			SUITE L-2	3,367		01/2004	12/2005	58,922.52	17.50	RET	5.14	4.09	0.00	0.00
						01/2006	12/2007	60,606.00	18.00					
						01/2008	12/2008	62,289.48	18.50					
275	20	1	PAYLESS SHOESOURC			04/1990	03/1995	42,900.00	11.00					
AB			PAYLESS SHOE SOUR			04/1995	03/2000	48,750.00	12.50					
			112 W 87TH STREET	3,900		04/2000	03/2005	60,450.00	15.50	RET	4.28	0.00	0.00	0.00
			SUITE L-3											
275	21	1	16 PLUS/THE AVENU			02/1990	01/1994	54,600.00	9.03					
AB			16 PLUS			02/1994	01/1998	56,550.00	9.35					
			112 W 87TH STREET			02/1998	01/2001	58,500.00	9.68					
			SUITE L-4	6,045		02/2001	01/2007	120,900.00	20.00	RET	3.72	4.09	0.00	0.00
						02/2007	01/2013	132,990.00	22.00					
					OPT 1	02/2013	01/2018	152,938.44	25.30					
275	23	1	CITY SPORTS			01/1990	12/1992	26,400.00	12.00					
AB			CITY SPORTS			01/1993	12/1996	28,599.96	13.00					
			112 W 87TH STREET			01/1997	12/1999	30,799.92	14.00					
			SUITE M-2			01/2000	12/2000	33,000.00	15.00					
						01/2001	12/2001	34,100.04	15.50					
						01/2002	12/2002	35,199.96	16.00					
						01/2003	12/2003	36,300.00	16.50					
				2,200		01/2004	12/2004	37,400.04	17.00	RET	4.51	4.09	0.00	0.00
						01/2005	12/2005	44,000.04	20.00					
						01/2006	12/2006	46,200.00	21.00					
						01/2007	12/2007	48,399.96	22.00					
						01/2008	12/2008	49,500.00	22.50					
						01/2009	12/2009	50,600.04	23.00					
						01/2010	12/2010	52,800.00	24.00					
						01/2011	12/2011	53,900.04	24.50					
						01/2012	12/2012	54,996.36	25.00					
					OPT 1	01/2013	12/2013	56,100.00	25.50					
					OPT 1	01/2014	12/2014	57,222.00	26.01					
					OPT 1	01/2015	12/2015	58,368.00	26.53					
					OPT 1	01/2016	12/2016	59,532.00	27.06					
					OPT 1	01/2017	12/2017	60,724.80	27.60					
					OPT 2	01/2018	12/2018	61,940.04	28.15					
					OPT 2	01/2019	12/2019	63,180.00	28.72					
					OPT 2	01/2020	12/2020	64,440.00	29.29					
					OPT 2	01/2021	12/2021	65,730.00	29.88					
					OPT 2	01/2022	12/2022	67,044.00	30.47					
275	24	1	CHATHAM BEAUTY SU			12/1989	11/1992	39,600.00	6.67					
AB			CHATHAM BEAUTY SU			12/1992	11/1995	44,550.00	7.50					
			112 W 87TH STREET			12/1995	02/1996	44,550.00	7.50					
			SUITE M-3			03/1996	11/1996	80,190.00	13.50					
						12/1996	11/1999	84,150.00	14.17					

Building: CHATHAM RIDGE S. C. (275)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
						12/1999	11/2000	95,040.00	16.00					
						12/2000	11/2001	98,010.00	16.50					
						12/2001	11/2002	100,980.00	17.00					
						12/2002	11/2003	103,950.00	17.50					
				5,940		12/2003	11/2004	106,920.00	18.00	RET	4.56	4.09	0.00	0.00
						12/2004	11/2005	109,890.00	18.50					
						12/2005	11/2006	112,860.00	19.00					
275	25	2	CITY SPORTS			12/2002	01/2004	72,600.00	22.00					
AB			PALM USA, INC	3,300		02/2004	01/2005	74,126.04	22.46	RET	4.75	4.71	0.00	0.00
			112 W 87TH STREET			02/2005	01/2006	75,684.24	22.93					
			SUITE M-4			02/2006	01/2007	77,275.08	23.42					
						02/2007	01/2008	78,899.40	23.91					
						02/2008	01/2009	80,559.24	24.41					
						02/2009	01/2010	82,251.24	24.92					
						02/2010	01/2011	83,980.08	25.45					
						02/2011	01/2012	85,742.88	25.98					
						02/2012	04/2013	87,547.68	26.53					
					OPT 1	05/2013	04/2014	89,298.72	27.06					
					OPT 1	05/2014	04/2015	91,084.68	27.60					
					OPT 1	05/2015	04/2016	92,906.40	28.15					
					OPT 1	05/2016	04/2017	94,764.48	28.72					
					OPT 1	05/2017	04/2018	96,659.76	29.29					
					OPT 2	05/2018	04/2019	98,592.96	29.88					
					OPT 2	05/2019	04/2020	100,564.80	30.47					
					OPT 2	05/2020	04/2021	102,576.12	31.08					
					OPT 2	05/2021	04/2022	104,627.64	31.71					
					OPT 2	05/2022	04/2023	106,720.20	32.34					
275	26	1	SIMPLY MILK BOOK			09/1992	04/2000	44,550.00	13.50					
AB			ADELPHOS HOLDINGS			05/2000	04/2001	54,450.00	16.50					
			112 W 87TH STREET			05/2001	04/2002	56,100.00	17.00					
			SUITE M-5			05/2002	04/2003	57,750.00	17.50					
						05/2003	04/2004	59,400.00	18.00					
				3,300		05/2004	04/2005	61,050.00	18.50	RET	4.67	4.09	0.00	0.00
275	27	1	BLOCKBUSTER VIDEO			12/1999	03/2000	0.00	0.00					
AB			BLOCKBUSTER VIDEO			04/2000	04/2000	48,710.88	14.57					
			112 W 87TH STREET	3,344		05/2000	12/2004	76,911.96	23.00	RET	3.36	4.09	0.00	0.00
			SUITE M-6		OPT 1	01/2005	12/2009	82,500.00	24.67					
					OPT 1	01/2010	12/2014	89,100.00	26.64					
275	28	1	BALLY TOTAL FITNE			02/1998	01/2003	146,966.40	12.15					
AB			BALLY'S TOTAL FIT			02/2003	02/2003	157,334.40	13.01					
			112 W 87TH STREET	12,096		03/2003	02/2008	159,062.40	13.15	RET	4.34	4.09	0.00	0.00
			BUILDING N		OPT 1	02/2008	01/2013	169,344.00	14.00					
					OPT 1	02/2013	02/2013	179,771.64	14.86					
					OPT 1	03/2013	02/2018	181,440.00	15.00					

Building: CHATHAM RIDGE S. C. (275)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	Additional Rent / Sq ft CAM	Taxes	Insur	Other
275 AB	29	1	MICHAEL REESE MED			12/1994	12/1995	96,750.00	10.75					
			MICHAEL REESE MED			01/1996	12/1996	98,910.00	10.99					
			8640 S LAFAYETTE			01/1997	12/1997	101,160.00	11.24					
			BUILDING P			01/1998	12/1998	103,404.00	11.49					
						01/1999	12/1999	105,750.00	11.75					
						01/2000	12/2000	108,090.00	12.01					
						01/2001	12/2001	110,610.00	12.29					
						01/2002	12/2002	113,040.00	12.56					
						01/2003	12/2003	115,560.00	12.84					
				9,000		01/2004	12/2004	118,170.00	13.13	RET	5.14	4.09	0.00	0.00
					OPT 1	01/2005	12/2005	120,870.00	13.43					
					OPT 1	01/2006	12/2006	123,570.00	13.73					
					OPT 1	01/2007	12/2007	126,360.00	14.04					
					OPT 1	01/2008	12/2008	129,240.00	14.36					
					OPT 1	01/2009	12/2009	132,120.00	14.68					
					OPT 1	01/2010	12/2010	135,090.00	15.01					
					OPT 1	01/2011	12/2011	138,150.00	15.35					
					OPT 1	01/2012	12/2012	141,210.00	15.69					
					OPT 1	01/2013	12/2013	144,450.00	16.05					
					OPT 1	01/2014	12/2014	147,690.00	16.41					

Totals for CHATHAM RIDGE S. C. (275)				
OCCUPIED TOTAL	175,774	2,622,473.64	CAM	4.08
VACANT TOTAL	0	0.00	TAX	1.97
			INS	0.00
GROSS TOTAL	175,774	2,622,473.64	OTH	0.00

AVERAGE RENT PER SQUARE FOOTAGE WITHIN CATEGORIES
(Applicants Excluded)

STATUS	TOT UNITS	0-2,500	2,501-5,000	5,001-8,000	8,001-15,000	15,001-25,000	25,001+
Vacant	0	0.00	0.00	0.00	0.00	0.00	0.00
Occupied	28	25.99	21.71	18.33	15.09	0.00	9.98
Both	28	25.99	21.71	18.33	15.09	0.00	9.98

Totals for Report				
OCCUPIED TOTAL	574,601	7,880,623.20	CAM	1.87
VACANT TOTAL	2,069	41,814.00	TAX	2.33
			INS	0.00
GROSS TOTAL	576,670	7,922,437.20	OTH	0.00

Building: CHATHAM RIDGE S. C. (275)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other

AVERAGE RENT PER SQUARE FOOTAGE WITHIN CATEGORIES
(Applicants Excluded)

STATUS	TOT UNITS	0-2,500	2,501-5,000	5,001-8,000	8,001-15,000	15,001-25,000	25,001+
Vacant	1	16.50	0.00	0.00	0.00	0.00	0.00
Occupied	68	21.97	20.47	17.14	16.06	12.41	10.66
Both	69	21.78	20.47	17.14	16.06	12.41	10.66

END OF REPORT

Schedule 8(j)
Contracts

Chatham Ridge - Chicago, IL

Bldg #	Address	Vendor Number & Name	Acct #	Start Date	Cancel Time	Description	Amount	Frequency
275		Metropolitan Construction - 8201	1480	04/26/04	30 Days	Hydroflush (6 times per year)	414.00	Per Time
275				05/01/05				
275								
275		Metropolitan Construction - 8201	1480	04/26/04	30 Days	Hydroflush (6 times per year)	414.00	Per Time
275				05/01/05				
275								
275		Metropolitan Construction - 8201	1480	04/26/04	30 Days	Clean Main Line	2,149.06	Semi-Annual
275				05/01/05				
275								
275		Corporate Cleaning Service - 3261	1483	08/01/04	30 Days	Powerwashing 1x a month (50/50)	650.00	Monthly
275				07/31/05		Food court and dumpsters		
275								
275		Corporate Cleaning Service - 3261	1483	01/01/04		Powerwashing	600.00	Semi- Annual
275				12/31/04		Cub Foods		
275								
275		Corporate Cleaning Service - 3261	1483	01/01/04		Powerwashing	2,900.00	Annual
275				12/31/04		Entire Center		
275								
275		Midwest Maint. Systems - 219	1483	07/01/03	30 DAYS	PORTER M-S 14 HRS PER D	14.00	Per Hour
275				12/31/04		PORTER SAT 10AM -3PM SU	112.00	5HR/DAY
275								
275		Midwest Maint. Systems - 219	1484	07/01/03	30 DAYS	7 X PER WEEK	67.00	PER SWEEP
275				12/31/04				
275								
275		Landscape Concepts Mgmt. - 255	2611	04/01/02	3 Days		785.38	Monthly
275				11/30/04		April - November	6,283.00	Per Contract
275								
275	Year 2005	Landscape Concepts Mgmt. - 255	2611	04/01/05	3 Days		785.38	Monthly

Bldg #	Address	Vendor Number & Name	Acct #	Start Date	Cancel Time	Description	Amount	Frequency
275				11/30/05		April - November	6,283.00	Per Contract
275								
275		Chicago Metro-Fire Prevention - 95	3005	10/01/03	30 DAYS		120.33	Monthly
275				10/01/08			361.50	Quarterly
275								
275	should say 2,250.00 split 50/50	Tri-State Disposal Inc. - 1628	3201	09/18/03	30 DAYS	SCAVENGER 6 X A WEEK	1,125.00	Monthly
275	03 & 04			10/20/04				
275								
275		Tri-State Disposal Inc. - 1628	3201	09/18/03	30 DAYS	4 X A WEEK SCAVENGER	250.00	Monthly
275				10/20/04				
275								
275		Tri-State Disposal Inc. - 1628	3201	09/18/03	30 DAYS	SCAVENGER 6 X A WEEK	1,125.00	Monthly
275				10/20/04				
275								
275		Smithereen Company - 406	3901	01/14/04	30 DAYS		85.00	Monthly
275				01/14/05				
275								
275		Northwest Metro Security - 2635	4004			Armed Security Supervisor	18.89	Per Hour
275						Armed Security Officers	17.69	Per Hour
275						Mobile Patrol Services	117.25	Per Week
275						Court Attendance	35.00	Min. 4 Hrs
275						Mileage	0.50	Per Mile
275						Holiday/Special Coverage	23.00	Per Hour
275						Alarm Response (after 1 Hr)	25.13	Per Hour

Schedule 8(k)
Assumed Liabilities

Chatham Ridge – Chicago, IL

- Lender is LaSalle
- Current Debt Amount is $9,737,620
- Interest Rate of 7.26%
- Maturity Date of 1/31/2005
- Secondary Financing is available.
- All other Assumed Liabilities are as set forth in the Contribution Agreement.

Schedule 11

Major Tenants

Chatham Ridge – Chicago, IL

Cub Foods	**54,456 square feet**	**31.0% of Property**
Marshall's	**30,857 square feet**	**17.6% of Property**
Total		***48.6% of Property***

90,461 square feet remaining.

Forest Lake Marketplace
Contribution Agreement
Exhibits

2009-2013 West Broadway
Forest Lake, MN 55025
Bldg #287

93,853 square feet

Schedule 1(c)
Lease Inventory

Forest Lake Marketplace – Forest Lake, MN

Leases:

MGM Liquor Lease dated 5/18/01
Lease Amendment dated 10/29/01

GNC Lease dated 10/30/01
Sublease dated 4/10/02

Quizno's Lease dated 2/26/02
Agreement dated 5/3/02
Assignment & Assumption & Amendment dated 9/30/03
Guaranty dated 2/27/02

Papa Murphy's Pizza Lease dated 11/9/01

Great Clips Lease dated 11/13/01

2nd Wind Exercise Lease dated 4/11/03

Starbucks Lease dated 12/7/01
Letter Agreement dated 12/13/01

Cub Foods Lease dated 2/26/01
1st Amendment dated 5/11/01
2nd Amendment dated 6/15/01
3rd Amendment dated 6/28/01
4th Amendment dated 2/5/02
5th Amendment dated 6/24/02
SNDA dated 2/27/01
Guaranty of Paulson's Supervalu dated 2/26/01

TA (Patha) Khang Lease dated 4/21/04

Easement Agreements:

None

Defaults:

None

Schedule 1(d)
Rights

Forest Lake Marketplace – Forest Lake, MN

There are no other trade names owned by Inland, other than Forest Lake Marketplace, used in connection with this Property, nor any other warranties, guarantees, licenses or other matters.

Schedule 1(e)
Permits

Forest Lake Marketplace – Forest Lake, MN

None

Permitted Exceptions

Forest Lake Marketplace – Forest Lake, MN

GENERAL REAL ESTATE TAXES FOR THE YEAR 2005 AND SUBSEQUENT YEARS, WHICH ARE NOT YET DUE AND PAYABLE.

MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING DATED NOVEMBER 8, 2002, EXECUTED BY INLAND FOREST LAKE MARKETPLACE, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, AS MORTGAGOR, IN FAVOR OF ARCHON FINANCIAL, L.P., A DELAWARE LIMITED PARTNERSHIP, AS MORTGAGEE, RECORDED NOVEMBER 13, 2002 AS DOCUMENT NO. 3277845, TO SECURE THE ORIGINAL PRINCIPAL AMOUNT OF $6,589,000.00.

ASSIGNMENT AND ASSUMPTION OF MORTGAGE DATED ___________ AND RECORDED ___________ AS DOCUMENT __________ MADE BY ________ TO ___________________.

ASSIGNMENT OF LEASES AND RENTS DATED NOVEMBER 8, 2002, EXECUTED BY INLAND FOREST LAKE MARKETPLACE, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, AS ASSIGNOR, IN FAVOR OF ARCHON FINANCIAL, L.P., A DELAWARE LIMITED PARTNERSHIP, AS ASSIGNEE, RECORDED NOVEMBER 13, 2002 AS DOCUMENT NO. 3277846.

ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES AND RENTS DATED __________ AND RECORDED _____________ AS DOCUMENT NUMBER ___________________.

UCC FINANCING STATEMENT BY ARCHON FINANCIAL L.P., A DELAWARE LIMITED PARTNERSHIP AS SECURED PARTY NAMING INLAND FOREST LAKE MARKETPLACE, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, AS DEBTOR, RECORDED NOVEMBER 13, 2002 AS DOCUMENT NO. 3277847.

AS ASSIGNED BY ARCHON FINANCIAL, L.P., TO WELLS FARGO BANK MINNESOTA, N.A., AS TRUSTEE, PURSUANT TO AN ASSIGNMENT FILED AUGUST 18, 2003 AS DOCUMENT NO. 3364780.

ASSIGNMENT OF SECURITY INTEREST OF __________ DATED _________ AND RECORDED ____________ AS DOCUMENT NUMBER _____________.

DRAINAGE AND UTILITY EASEMENTS SHOWN ON WASHINGTON COUNTY RIGHT OF WAY PLAT NO. 105, C.S.A.H. 2, FILED APRIL 15, 1997, AS DOCUMENT NO. 928084, AS SHOWN ON THE SURVEY PREPARED BY DALE F.

HEBEISEN, LICENSED LAND SURVEYOR NO. 13590 OF HULT & ASSOCIATES, DATED DECEMBER 30, 2003, LAST REVISED JULY 23, 2004.

DRAINAGE AND UTILITY EASEMENT, DATED MARCH 25, 1997, FILED APRIL 21, 1997, AS DOCUMENT NO. 928634, IN FAVOR OF WASHINGTON COUNTY, AND THE EASEMENTS, TERMS AND CONDITIONS THEREIN, AS SHOWN ON THE SURVEY PREPARED BY DALE F. HEBEISEN, LICENSED LAND SURVEYOR NO. 13590 OF HULT & ASSOCIATES, DATED DECEMBER 30, 2003, LAST REVISED JULY 23, 2004.

LIMITATION OF ACCESS ONTO COUNTY STATE AID HIGHWAY 2, IN FAVOR OF WASHINGTON COUNTY AS SHOW IN THE PLAT OF FOREST LAKE SHOPPING CENTER AND AS SET FORTH IN QUITCLAIM DEED, DATED MARCH 25, 1997 IN FAVOR OF WASHINGTON COUNTY, FILED MAY 19, 2001, AS DOCUMENT NO. 3151959, AND QUITCLAIM DEED, DATED MAY 10, 2001, FROM NAP FOREST LAKE SHOPPING CENTER LLC IN FAVOR OR WASHINGTON COUNTY, FILED JUNE 6, 2001, AS DOCUMENT NO. 3161423, AS SHOWN ON THE SURVEY PREPARED BY DALE F. HEBEISEN, LICENSED LAND SURVEYOR NO. 13590 OF HULT & ASSOCIATES, DATED DECEMBER 30, 2003, LAST REVISED JULY 23, 2004.

A PORTION OF SAID LIMITATIONS ON ACCESS HAS BEEN RELEASED BY RESOLUTION NO. 4-16-01-01, ADOPTED APRIL 16, 2001, FILED MAY 25, 2001, AS DOCUMENT NO. 3158552, AND RESOLUTION 2001-053, ADOPTED MAY 8, 2001, AND FILED MAY 14, 2001, AS DOCUMENT NO. 3156348.

TERMS AND CONDITIONS OF SITE IMPROVEMENT PERFORMANCE AGREEMENT, DATED APRIL 5, 2001, BETWEEN CITY OF FOREST LAKE AND NAP FOREST LAKE SHOPPING CENTER LLC, FILED JUNE 11, 2001, AS DOCUMENT NO. 3162190, AMENDED BY FIRST AMENDMENT TO SITE IMPROVEMENT PERFORMANCE AGREEMENT, DATED SEPTEMBER 20, 2001, FILED OCTOBER 30, 2001, AS DOCUMENT NO. 2189871, AS NOTED ON THE SURVEY PREPARED BY DALE F. HEBEISEN, LICENSED LAND SURVEYOR NO. 13590 OF HULT & ASSOCIATES, DATED DECEMBER 30, 2003, LAST REVISED JULY 23, 2004.

WETLANDS, DRAINAGE AND UTILITY EASEMENTS AND LIMITATION OF ACCESS SHOWN ON PLAT OF FOREST LAKE SHOPPING CENTER, FILED JUNE 25, 2001, AS DOCUMENT NO. 3164186, AS SHOWN ON THE SURVEY PREPARED BY DALE F. HEBEISEN, LICENSED LAND SURVEYOR NO. 13590 OF HULT & ASSOCIATES, DATED DECEMBER 30, 2003, LAST REVISED JULY 23, 2004.

DECLARATION OF COVENANTS AND RESTRICTIONS, DATED JUNE 28, 2001, MADE BY NAP FOREST LAKE SHOPPING CENTER LLC, FILED SEPTEMBER 4, 2001, AS DOCUMENT NO. 3178128, AS NOTED ON THE SURVEY PREPARED BY

DALE F. HEBEISEN, LICENSED LAND SURVEYOR NO 13590 OF HULT & ASSOCIATES, DATED DECEMBER 30, 2003, LAST REVISED JULY 23, 2004.

TERMS AND CONDITIONS OF LEASE DATED FEBRUARY 26, 2001, BETWEEN FOREST LAKE 2000 L.L.C., TENANT, AND NAP FOREST LAKE SHOPPING CENTER, LLC, AS EVIDENCED BY MEMORANDUM OF LEASE, DATED JUNE 28, 2001, FILED SEPTEMBER 4, 2001 AS DOCUMENT NO. 3178129, AS NOTED ON SURVEY PREPARED BY DALE F. HEBEISEN, LICENSED LAND SURVEYOR NO. 13590 OF HULT & ASSOCIATES, DATED DECEMBER 30, 2003, LAST REVISED JULY 23, 2004.

TERMS AND CONDITIONS OF EASEMENT FOR INGRESS AND EGRESS, DATED SEPTEMBER 17, 2001, FROM NAP FOREST LAKE SHOPPING CENTER LLC TO ROBERTS AND SAUNDERS I, LLC, FILED OCTOBER 30, 2001, AS DOCUMENT NO. 3189870, AND REFILED JANUARY 29, 2002, AS DOCUMENT NO. 3209771, AS SHOWN ON THE SURVEY PREPARED BY DALE F. HEBEISEN, LICENSED LAND SURVEYOR NO. 13590 OF HULT &ASSOCIATES, DATED DECEMBER 30, 2003, LAST REVISED JULY 23, 2004.

RIGHTS OR CLAIMS OF TENANTS, AS TENANTS ONLY, UNDER UNRECORDED LEASES:

MGM LIQUOR
GNC
QUIZNO'S
PAPA MURPHY'S PIZZA
GREAT CLIPS
2nd WIND EXERCISE
STARBUCKS
CUB FOODS
TA (PATHA) KHANG

Schedule 8(a)
Consents

Forest Lake Marketplace – Forest Lake, MN

None

Schedule 8(e)
Environmental Matters

Forest Lake Marketplace – Forest Lake, MN

Phase I Environmental Site Assessment Report completed by GME Consultants, Inc., dated 10/23/2000.

Asbestos Survey and Hazardous Materials Assessment Report completed by GME Consultants, Inc., dated 2/20/2001.

Fill Soil Reuse Report completed by GME Consultants, Inc., dated 8/31/2001.

Phase I Environmental Site Assessment report completed by ECS, Ltd., dated 8/29/2002.

Schedule 8(f) and 8(g)

Proceedings and Lawsuits

FOREST LAKE MARKETPLACE - Forest Lake, MN

Documents Outstanding

Date Request Received IREC Law Dept.	Shopping Center Name & S.C. #	Contact Property Manager	Tenant	IREC Law Contact	Document Requested	Value	Comments
07/21/04	287 - Forest Lake Shopping Center	RP	N/A	BSB	Other		Review Ingress/Egress Agreement for Bank on outlot

Evictions

Date	Shopping Center	PM	Tenant	Date of Default Notice	Action	Amount Due	Outside Counsel	Status
	287 - Forest Lake Marketplace- Forest Lake, MN	RP/PN	3 - General Nutrition Center				Mark W. Vyvyan, Esq. (612) 492.7005	See Update on Eviction Docket

Transactions

Non

Bankruptcies

None

Slip & Fall and Liens

None

Miscellaneous Litigation

None

Schedule 8(i)
Rent Rolls

Forest Lake Marketplace – Forest Lake, MN

Building: FOREST LAKE MARKETPLACE (287)
Owner: INLAND FOREST LAKE MARKETPLACE LLC (3)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
287	1	1	MGM LIQUOR WAREHO			11/2001	12/2001	0.00	0.00					
PN			MGM SPIRITS EXPRE	10,011		01/2002	12/2004	140,154.00	14.00	RET	2.82	4.34	0.00	0.00
			2009 WEST BROADWA			01/2005	12/2006	145,159.56	14.50					
			SUITE 100			01/2007	12/2009	150,165.00	15.00					
						01/2010	12/2011	155,170.56	15.50					
					OPT 1	01/2012	12/2016	167,684.28	16.75					
					OPT 2	01/2017	12/2021	180,198.00	18.00					
					OPT 3	01/2022	12/2026	195,214.44	19.50					
					OPT 4	01/2027	12/2031	210,231.00	21.00					
287	2	1	MASTER LEASE			09/2002	09/2002	30,838.32	8.22					
PN			MASTER-CHICAGO T			10/2002	12/2002	47,286.00	12.60					
			2009 W. BROADWAY			01/2003	12/2003	46,899.96	12.50					
			SUITE 101 A			01/2004	08/2004	46,889.76	12.50					
				3,752		09/2004	09/2004	15,419.16	4.11	RET	0.84	0.97	0.00	0.00
287	3	1	GNC (GENERAL NUTR	1,600		01/2002	01/2007	25,599.96	16.00	RET	2.75	4.34	0.00	0.00
PN			GENERAL NUTRITION		OPT 1	02/2007	01/2012	27,999.96	17.50					
			2009 WEST BROADWA		OPT 2	02/2012	01/2017	30,399.96	19.00					
			SUITE 102											
287	4	1	QUIZNO'S CLASSIC			05/2002	05/2002	1,961.28	1.23					
PN			MURPHY, MURPHY &			06/2002	05/2004	30,399.96	19.00					
			2009 WEST BROADWA	1,600		06/2004	05/2006	32,000.04	20.00	RET	2.95	4.99	0.00	0.00
			SUITE 400			06/2006	05/2007	33,600.00	21.00					
					OPT 1	06/2007	05/2009	35,199.96	22.00					
					OPT 1	06/2009	05/2011	38,400.00	24.00					
					OPT 1	06/2011	05/2012	39,999.96	25.00					
					OPT 2	06/2012	05/2014	41,600.04	26.00					
					OPT 2	06/2014	05/2016	44,799.96	28.00					
					OPT 2	06/2016	05/2017	46,400.04	29.00					
287	5	1	PAPA MURPHY'S TAK			01/2002	01/2002	18,580.56	11.61					
PN			KK GREAT PIZZA, I	1,600		02/2002	01/2007	28,800.00	18.00	RET	2.82	4.77	0.00	0.00
			2009 WEST BROADWA		OPT 1	02/2007	01/2012	31,680.00	19.80					
			SUITE 500		OPT 2	02/2012	01/2017	34,848.00	21.78					
287	6	1	GREAT CLIPS			03/2002	03/2002	20,174.76	12.61					
PN			SNIP, INC	1,600		04/2002	03/2005	27,200.04	17.00	RET	2.84	4.99	0.00	0.00
			2009 WEST BROADWA			04/2005	03/2007	29,919.96	18.70					
			SUITE 600		OPT 1	04/2007	03/2012	32,912.04	20.57					
					OPT 2	04/2012	03/2017	36,207.96	22.63					
					OPT 3	04/2017	03/2022	39,824.04	24.89					
287	7	2	2ND WIND EXERCISE			07/2003	07/2004	67,999.92	17.00					
PN			2ND WIND EXERCISE	4,000		08/2004	07/2005	67,999.92	17.00	RET	2.57	4.34	0,00	0.00
			2009 WEST BROADWA			08/2005	07/2006	67,999.92	17.00					
			SUITE 700-800			08/2006	07/2007	67,999.92	17.00					
						08/2007	07/2008	67,999.92	17.00					
					OPT 1	08/2008	07/2013	75,999.96	19.00					

Building: FOREST LAKE MARKETPLACE (287)
Owner: INLAND FOREST LAKE MARKETPLACE LLC (3)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	Additional Rent / Sq ft - CAM	Taxes	Insur	Other
287	8	1	STARBUCK'S	1,600		05/2002	05/2007	49,599.96	31.00	RET	1.67	4.29	0.00	0.00
PN			STARBUCK'S #2621			06/2007	05/2012	54,320.04	33.95					
					OPT 1	06/2012	05/2017	56,000.04	35.00					
					OPT 2	06/2017	05/2022	59,199.96	37.00					
287	9	1	CUB FOODS	68,090		02/2002	01/2007	700,646.16	10.29	RET	1.56	26.02	0.00	0.00
PN			FOREST LAKE 2000,			02/2007	01/2012	734,691.12	10.79					
						02/2012	01/2017	768,736.08	11.29					
						02/2017	01/2022	802,781.16	11.79					
					OPT 1	02/2022	01/2027	836,826.12	12.29					
					OPT 2	02/2027	01/2032	870,871.08	12.79					
					OPT 3	02/2032	01/2037	904,916.16	13.29					
					OPT 4	02/2037	01/2042	938,961.12	13.79					
					OPT 5	02/2042	01/2047	973,006.08	14.29					
					OPT 6	02/2047	01/2052	1,007,051.16	14.79					

Totals for FOREST LAKE MARKETPLACE (287)

	Area (sq ft)	Annual Rent	Typ	Additional Rent / Sq ft
OCCUPIED TOTAL	90,101	1,072,000.08	CAM	1.80
VACANT TOTAL	3,752	15,419.16	TAX	19.96
			INS	0.00
GROSS TOTAL	93,853	1,087,419.24	OTH	0.00

AVERAGE RENT PER SQUARE FOOTAGE WITHIN CATEGORIES
(Applicants Excluded)

STATUS	TOT UNITS	0-2,500	2,501-5,000	5,001-8,000	8,001-15,000	15,001-25,000	25,001+
Vacant	1	0.00	4.11	0.00	0.00	0.00	0.00
Occupied	8	20.40	17.00	0.00	14.00	0.00	10.29
Both	9	20.40	10.55	0.00	14.00	0.00	10.29

Totals for Report

	Area (sq ft)	Annual Rent	Typ	Additional Rent / Sq ft
OCCUPIED TOTAL	407,159	5,280,926.40	CAM	1.14
VACANT TOTAL	8,759	75,282.72	TAX	5.50
			INS	0.00
GROSS TOTAL	415,918	5,356,209.12	OTH	0.00

AVERAGE RENT PER SQUARE FOOTAGE WITHIN CATEGORIES
(Applicants Excluded)

STATUS	TOT UNITS	0-2,500	2,501-5,000	5,001-8,000	8,001-15,000	15,001-25,000	25,001+
Vacant	3	16.50	7.31	0.00	0.00	0.00	0.00
Occupied	52	16.76	14.55	18.13	14.00	0.00	12.11
Both	55	16.76	12.48	18.13	14.00	0.00	12.11

END OF REPORT

Schedule 8(j)
Contracts

Forest Lake Marketplace - Forest Lake, MN

Bldg #	Address	Vendor Number & Name	Acct #	Start Date	Cancel Time	Description	Amount	Frequency
287		Projects Unlimited LLP - 2349	1483	10/01/03	30 DAYS		641.00	Monthly
287				09/30/04				
287								
287		Interstate Pavement - 1980	1484	04/01/04	30 DAYS		65.00	Per Sweep
287				03/31/06				
287								
287		Projects Unlimited LLP - 2349	2611	04/01/04	30 DAYS		850.00	Monthly
287				10/31/05				
287								
287		Forest Lake Sanitation - 2192	3201	12/01/02	NONE		549.91	Monthly
287				12/01/04				
287								
287		Honeywell - 2186	3305	12/27/02	60 DAYS		1,303.57	Monthly
287				12/27/07				

Schedule 8(k)
Assumed Liabilities

Forest Lake Marketplace – Forest Lake, MN

- Lender is Archon
- Current Debt Amount is $6,589,000
- Interest Rate of 4.35%
- Maturity Date of 12/1/2007
- Secondary Financing is not available, this is a conduit loan.
- All other Assumed Liabilities are as set forth in the Contribution Agreement.

Schedule 11

Major Tenants

Forest Lake Marketplace – Forest Lake, MN

Cub Foods	**68,090 square feet**	**72.5% of Property**

25,763 square feet remaining.

Schedule 8(i)
Rent Rolls

Thatcher Woods – River Grove, IL

Building: THATCHER WOODS S.C. (258)
Owner: INLAND REAL ESTATE CORP (31)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
258	1	1	WALGREENS	15,503		02/2000	09/2059	138,341.04	8.92	RET	0.00	0.00	A 0.00	0.00
AB			WALGREEN CO. #829											
			8361 W. BELMONT A											
258	2	1	A.J. WRIGHT			01/2002	01/2002	0.00	0.00					
AB			CONCORD BUYING GR	24,478		02/2002	03/2007	232,541.04	9.50	RET	1.25	0.00	A 0.00	0.00
			8349 W. BELMONT A			04/2007	03/2012	244,779.96	10.00					
					OPT 1	04/2012	03/2017	257,019.00	10.50					
					OPT 2	04/2017	03/2022	269,258.04	11.00					
					OPT 3	04/2022	03/2027	281,496.96	11.50					
258	3	1	OLSON'S ACE HARDW	17,500		10/2001	09/2006	174,999.96	10.00	RET	A 0.00	A 0.00	A 0.00	0.00
AB			OLSON'S ACE HARDW			10/2006	09/2011	192,500.04	11.00					
			8345 W. BELMONT A		OPT 1	10/2011	09/2016	210,000.00	12.00					
					OPT 2	10/2016	09/2021	227,499.96	13.00					
					OPT 3	10/2021	09/2026	245,000.04	14.00					
258	4	1	HANGING GARDEN BA			02/1987	06/1998	177,576.00	7.53					
AB			GBK ENTERPRISES,			07/1998	06/2002	186,454.80	7.91					
			8301 W. BELMONT A			07/2002	06/2004	195,777.60	8.30					
				23,575		07/2004	06/2006	205,566.48	8.72	RET	1.86	3.85	0.00	0.00
						07/2006	06/2014	0.00	0.00					
					OPT 1	07/2014	06/2019	0.00	0.00					
258	5		VACANT	1,166		05/31/04		19,239.00	16.50	RET				
			3049 N. THATCHER											
258	6	1	KIDDIE KARE ACADE			05/2002	05/2002	13,160.64	4.51					
AB			KIDDIE KARE ACADE	2,916		06/2002	05/2007	50,038.56	17.16	RET	2.14	4.42	0.00	0.00
			3051-3061 N. THAT			06/2007	05/2012	52,954.56	18.16					
					OPT 1	06/2012	05/2017	58,203.36	19.96					
258	8	1	CLOTHES LINE JUNC			07/2001	06/2004	25,674.96	13.00					
AB			MANGAN HOLDINGS,	1,975		07/2004	06/2006	25,674.96	13.00	RET	2.14	3.85	0.00	0.00
			3101 N. THATCHER		OPT 2	07/2006	06/2008	26,958.60	13.65					
					OPT 2	07/2008	06/2010	28,281.96	14.32					
					OPT 2	07/2010	06/2011	29,625.00	15.00					
258	9	1	MAGIC TOUCH CLEAN			04/2002	06/2002	35,100.00	18.00					
AB			MAGIC TOUCH CLEAN	1,950		07/2002	06/2007	35,100.00	18.00	RET	2.14	4.42	0.00	0.00
			3111 N. THATCHER			07/2007	06/2012	39,000.00	20.00					
					OPT 1	07/2012	06/2017	42,900.00	22.00					
					OPT 2	07/2017	06/2022	46,800.00	24.00					
258	10	1	BINNY'S BEVERAGE			05/1989	09/1993	46,879.92	2.79					
AB			GOLD STANDARD LIQ			10/1993	12/1998	65,280.00	3.89					
			3121 N. THATCHER			01/1999	12/2003	75,120.00	4.47					
				16,800		01/2004	12/2008	88,200.00	5.25	RET	0.59	0.00	0.00	0.00
						01/2009	12/2013	101,640.00	6.05					
						01/2014	12/2018	116,760.00	6.95					
					OPT 1	01/2019	12/2023	134,400.00	8.00					
					OPT 2	01/2024	12/2028	154,560.00	9.20					

Building: THATCHER WOODS S.C. (258)
Owner: INLAND REAL ESTATE CORP (31)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
258	11	1	DOMINICKS	63,111		05/2000	05/2010	725,776.56	11.50	RET	0.00	0.00	0.00	0.00
AB			DOMINICK'S FINER			06/2010	05/2020	757,332.00	12.00					
			3141 N. THATCHER		OPT 1	06/2020	05/2025	788,887.56	12.50					
					OPT 2	06/2025	05/2030	820,443.00	13.00					
					OPT 3	06/2030	05/2035	851,998.56	13.50					
					OPT 4	06/2035	05/2040	883,554.00	14.00					
					OPT 5	06/2040	05/2045	915,109:56	14.50					
					OPT 6	06/2045	05/2050	946,665.00	15.00					
					OPT 7	06/2050	05/2055	978,220.56	15.50					
					OPT 8	06/2055	05/2060	1,009,776.00	16.00					
					OPT 9	06/2060	05/2065	1,041,331.44	16.50					
					OPT 10	06/2065	05/2070	1,072,887.00	17.00					
					OPT 11	06/2070	05/2075	1,104,442.44	17.50					
258	12	1	ULTIMATE TAN			02/2004	02/2004	3,346.68	1.13					
AB			ULTIMATE TAN SOLA	2,953		03/2004	04/2005	50,201.04	17.00	RET	2.31	4.43	0.00	0.00
			3151 N. THATCHER			05/2005	04/2006	51,677.52	17.50					
						05/2006	04/2007	53,154.00	18.00					
						05/2007	04/2008	54,630.48	18.50					
						05/2008	04/2009	56,106.96	19.00					
						05/2009	04/2010	57,583.56	19.50					
						05/2010	04/2011	59,060.04	20.00					
						05/2011	04/2012	60,536.52	20.50					
						05/2012	04/2013	62,013.00	21.00					
						05/2013	08/2014	63,489.48	21.50					
					OPT 1	09/2014	08/2015	65,394.24	22.15					
					OPT 1	09/2015	08/2016	67,356.12	22.81					
					OPT 1	09/2016	08/2017	69,376.80	23.49					
					OPT 1	09/2017	08/2018	71,458.08	24.20					
					OPT 1	09/2018	08/2019	73,601.88	24.92					
					OPT 2	09/2020	08/2021	78,084.12	26.44					
					OPT 2	09/2021	08/2022	80,426.64	27.24					
					OPT 2	09/2022	08/2023	82,839.48	28.05					
					OPT 2	09/2023	08/2024	85,324.68	28.89					
258	13	1	SUBWAY			09/2001	08/2003	34,740.00	20.00					
AB			SUBWAY REAL ESTAT			09/2003	08/2004	35,434.80	20.40					
			3153 N. THATCHER	1,737		09/2004	08/2005	36,147.00	20.81	RET	1.51	3.85	0.00	0.00
						09/2005	08/2006	36,859.20	21.22					
					OPT 1	09/2006	08/2007	37,588.68	21.64					
					OPT 1	09/2007	08/2008	38,335.56	22.07					
					OPT 1	09/2008	08/2009	39,099.84	22.51					
					OPT 1	09/2009	08/2010	39,881.52	22.96					
					OPT 2	09/2010	08/2011	40,680.48	23.42					
					OPT 2	09/2011	08/2012	41,496.96	23.89					
					OPT 2	09/2012	08/2013	42,330.72	24.37					
					OPT 2	09/2013	08/2014	43,181.76	24.86					
					OPT 2	09/2014	08/2015	44,032.92	25.35					
					OPT 3	09/2015	08/2016	44,918.76	25.86					
					OPT 3	09/2016	08/2017	45,822.00	26.38					

Building: THATCHER WOODS S.C. (258)
Owner: INLAND REAL ESTATE CORP (31)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	Additional Rent / Sq ft - CAM	Taxes	Insur	Other
					OPT 3	09/2017	08/2018	46,742.64	26.91					
					OPT 3	09/2018	08/2019	47,663.28	27.44					
					OPT 3	09/2019	08/2020	48,618.60	27.99					
258	14	1	BLOCKBUSTER VIDEO			09/2000	09/2000	51,038.04	11.26					
AB			BLOCKBUSTER VIDEO	4,532		10/2000	06/2005	117,780.00	25.99	RET	1.69	0.00	0.25	0.00
			3155 N. THATCHER			07/2005	04/2010	124,575.00	27.49					
					OPT 1	05/2010	04/2015	133,635.00	29.49					
258	15	1	WERNICK KEY & LOC	1,334		11/2000	10/2010	21,344.04	16.00	RET	2.47	3.85	0.00	0.00
AB			KCINREW, INC		OPT 1	11/2010	10/2015	23,478.36	17.60					
			8303 W. BELMONT A		OPT 2	11/2015	10/2020	24,652.32	18.48					
258	16	1	ALL PAY DAY LOANS	1,051		09/1994	09/2010	16,800.00	15.98	RET	2.59	3.85	0.00	0.00
AB			THATCHER WOODS CU		OPT 1	10/2010	09/2015	0.00	0.00					
			8261 W. BELMONT A		OPT 2	10/2015	09/2020	0.00	0.00					
258	17	1	ALL CHECK CASHING			10/1995	09/1998	21,600.00	32.48					
AB			THATCHER WOODS CU			10/1998	09/2001	22,991.28	34.57					
			8263 W. BELMONT A	665		10/2001	09/2004	24,996.00	37.59	RET	2.59	3.85	0.00	0.00
						10/2004	09/2007	0.00	0.00					
						10/2007	09/2010	0.00	0.00					
					OPT 1	10/2010	09/2013	0.00	0.00					
					OPT 1	10/2013	09/2015	0.00	0.00					
					OPT 2	10/2015	09/2018	0.00	0.00					
					OPT 2	10/2018	09/2020	0.00	0.00					
258	18	1	DUNKIN DONUTS			01/2001	02/2001	45,231.96	22.00					
AB			ANAR & TEE, BELMO	2,056		03/2001	12/2005	45,231.96	22.00	RET	2.97	3.85	0.00	0.00
			8257-8259 W. BELM		OPT 1	01/2006	12/2010	49,755.24	24.20					
					OPT 2	01/2011	12/2015	54,792.36	26.65					
					OPT 3	01/2016	12/2020	60,343.56	29.35					
258	19	1	GOODY'S FAST FOOD			03/1998	02/1999	33,600.00	16.73					
AB			SPYRATO'S GOODIES			03/1999	02/2000	34,200.00	17.03					
			8253-8255 W. BELM			03/2000	02/2001	34,800.00	17.33					
						03/2001	02/2002	35,400.00	17.63					
						03/2002	02/2003	36,000.00	17.93					
						03/2003	02/2004	36,600.00	18.23					
				2,008		03/2004	02/2005	37,200.00	18.53	RET	2.67	3.85	0.00	0.00
					OPT 1	03/2005	02/2006	0.00	0.00					
					OPT 1	03/2006	02/2007	0.00	0.00					
					OPT 1	03/2007	02/2008	0.00	0.00					
					OPT 1	03/2008	02/2009	0.00	0.00					
					OPT 1	03/2009	02/2010	0.00	0.00					
					OPT 1	03/2010	02/2011	0.00	0.00					
					OPT 1	03/2011	02/2012	0.00	0.00					

Building: THATCHER WOODS S.C. (258)
Owner: INLAND REAL ESTATE CORP (31)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	CAM	Taxes	Insur	Other
258 AB	20		JCW GROUP, INC APPLICANT 8251 W. BELMONT A	903				22,575.00	25.00	RET				
258 AB	21	1	CITGO GAS TEXOR PETROLEUM C 8343 W. BELMONT A	2,000		03/2001	02/2006	63,000.00	31.50	RET	1.33	3.85	0.00	0.00
						03/2006	02/2011	72,450:00	36.23					
						03/2011	02/2016	83,317.56	41.66					
						03/2016	02/2020	95,815.20	47.91					
					OPT 1	03/2020	02/2025	110,187.48	55.09					
					OPT 1	03/2025	02/2030	126,715.56	63.36					
					OPT 2	03/2030	02/2035	145,722.84	72.86					
					OPT 2	03/2035	02/2040	167,581.32	83.79					
258 AB	22	1	BANCO POPULAR BANCO POPULAR-OEA 8383 W. BELMONT A	0		04/2002	12/2097	0.00		RET	0.00	0.00	0.00	0.00
258 AB	23	1	DAPPERS			10/1982	03/1983	120.00	0.02					
			MATT'S FOOD SERVI			04/1983	09/1992	24,000.00	4.71					
			3131 N. THATCHER	5,100		10/1992	09/2032	36,000.00	7.06	RET	1.19	0.47	0.00	0.00

	Area (sq ft)	Annual Rent		
Totals for THATCHER WOODS S.C. (258)				
OCCUPIED TOTAL	191,244	2,124,938.64	CAM	0.75
VACANT TOTAL	2,069	41,814.00	TAX	0.93
			INS	0.01
GROSS TOTAL	193,313	2,166,752.64	OTH	0.00

AVERAGE RENT PER SQUARE FOOTAGE WITHIN CATEGORIES
(Applicants Excluded)

STATUS	TOT UNITS	0-2,500	2,501-5,000	5,001-8,000	8,001-15,000	15,001-25,000	25,001+
Vacant	1	16.50	0.00	0.00	0.00	0.00	0.00
Occupied	20	19.34	20.05	7.06	0.00	8.48	11.50
Both	21	19.08	20.05	7.06	0.00	8.48	11.50

Schedule 8(j)
Contracts

Thatcher Woods - River Grove, IL

Bldg #	Address	Vendor Number & Name	Acct #	Start Date	Cancel Time	Description	Amount	Frequency
258		LA Daniels Inc. - 353	1484	05/01/03	30 DAYS	7 X PER WEEK	2,400.00	Monthly
258				12/31/04				
258								
258		Corporate Cleaning Service - 3261	1483	01/01/04		Powerwashing	600.00	Semi-Annual
258				12/31/04		Dominick's & Food Court		
258								
258		Corporate Cleaning Service - 3261	1483	01/01/04		Powerwashing	1,750.00	Annual
258				12/31/04		Entire Center		
258								
258		Landscape Concepts Mgmt. - 255	2611	04/01/02	30 DAYS		749.63	Monthly
258				11/30/04		April - November	5,997.00	Per Contract
258								
258	Year 2005	Landscape Concepts Mgmt. - 255	2611	04/01/05	30 DAYS		749.63	Monthly
258				11/30/05		April - November	5,997.00	Per Contract
258								
258	8345-8355	Chicago Metro-Fire Prevention - 95	3005	07/07/04	30 Days		540.00	Quarterly
258				06/30/12				
258								
258		Metropolitan Construction - 8201	3201	05/20/02	30 DAYS		153.83	Monthly
258				05/20/05				
258								
258		All Suburban Pest Control - 2070	3901	04/25/04	30 DAYS		115.00	Monthly
258				12/31/05		PIGEON BAITING	60.00	Monthly

Schedule 8(k)
Assumed Liabilities

Thatcher Woods – River Grove, IL

- **Lender is Principal**
- **Current Debt Amount is $10,200,000**
- **Interest Rate of 5.57%**
- **Maturity Date of 10/1/2007**
- **Secondary Financing is not available.**
- **All other Assumed Liabilities are as set forth in the Contribution Agreement.**

Schedule 11

Major Tenants

Thatcher Woods – River Grove, IL

Dominick's	**63,111 square feet**	**33.5% of Property**
AJ Wright	**24,478 square feet**	**13.0% of Property**
Hanging Gardens	**23,575 square feet**	**12.5% of Property**
Ace Hardware	**17,500 square feet**	**9.3% of Property**
Gold Standard	**16,800 square feet**	**8.9% of Property**
Walgreens	**15,503 square feet**	**8.2% of Property**
Total		*85.5% of Property*

32,346 square feet remaining.

Chatham Ridge
Contribution Agreement
Exhibits

87th Street & Lafayette
Chicago, IL 60620
Bldg #275

175,774 square feet

Schedule 1(c)
Lease Inventory

Chatham Ridge – Chicago, IL

Leases:

Seaway National Bank lease dated 11/29/88
Option Renewal Letter dated 8/19/99
1st Amendment dated 4/1/90

Grand Chinese lease dated 10/1/90
Lease Extension dated 8/30/00

Subway lease dated 9/6/89
1st Amendment dated 3/30/95
Exercise of Option dated 3/17/00

87th Street BBQ lease dated 12/18/90
Lease Extension Letter dated 8/31/95
Lease Assignment and Amendment dated 3/1/98
Lease Renewal dated 6/21/01

Harold's Chicken lease dated 3/22/88
Option Renewal dated 3/22/00

Insure One lease dated 10/1996
Option Renewal Letter dated 12/29/94
Lease Extension dated 8/13/01
Option Renewal Letter dated 4/23/04
Assignment and Assumption of Lease dated 8/5/04

Dock's lease dated 3/5/92
Lease Extension dated 8/16/01
Assignment and Assumption dated 2/1/03

Gold Express lease dated 3/15/90
1st Amendment dated 1/13/95
Renewal dated 5/9/01

Verizon Wireless lease dated 2/5/98
Assignment dated 5/16/01
Lease Extension Agreement dated 9/3/03

Dunkin' Donuts lease dated 3/28/01
Commencement Letter dated 5/16/01

Reggio's Pizza lease dated 9/1/92
Option Renewal Letter dated 4/27/02

H&R Block lease dated 3/1/90
1st Amendment dated 1/7/94
2nd Amendment dated 1/13/95
3rd Amendment dated 9/25/97
Lease Extension dated 3/7/03

Lube Pro lease dated 10/15/87
Guaranty dated 1/25/88
Assignment dated 7/5/90
1st Amendment dated 5/15/97
Extension Letter dated 3/24/00

Dollar Tree Store lease dated 7/24/90
Option Renewal dated 6/27/00
Lease Amendment dated 8/2/02

Fresh Wear lease dated 10/10/02

Cub Foods lease dated 10/28/98
1st Amendment dated 4/29/99

Marshalls lease dated 6/6/97

One Price Clothes lease dated 8/5/92
1st Amendment dated 2/26/99
Assignment dated 4/5/04

Footstar lease dated 11/18/98
Assumption & Assignment dated 3/27/00
Rent Renewal dated 8/22/03

Payless Shoes lease dated 6/27/86
Assumption & Assignment dated 5/11/92
Assignment dated 9/15/94
Lease Extension dated 4/25/00

16 Plus/The Avenue lease dated 6/13/98
Lease Modification dated 2/1/01

City Sports (Women and Children) lease dated 7/6/88
1st Amendment dated 1/1/89
2nd Amendment dated 7/7/99
Amended Lease dated 10/2002

Chatham Beauty Supply lease dated 2/11/88
1st Amendment dated 3/1/89
2nd Amendment dated 12/22/95
3rd Amendment dated 7/21/99

City Sports (Men's Store) lease dated 11/19/02

Moody Bible Book Store lease dated 9/1/92
1st Amendment dated 7/1/99
Assignment & Assumption dated 1/16/04

Blockbuster lease dated 7/21/99
Agreement dated 6/28/00
Special Warranty dated 1/28/00

Bally's lease dated 7/10/97

Murray's Auto lease dated 5/21/04

Easement Agreements:

Chatham Ridge Community Shopping Center Redevelopment Agreement dated 11/1/1987.

Defaults:

Ensuing monetary defaults for 87th Street BBQ, Docks, and Freshwear.

Existing Tenant Monetary Defaults – Michael Reese and Lube Pro's.

Schedule 1(d)
Rights

Chatham Ridge – Chicago, IL

There are no other trade names owned by Inland, other than Chatham Ridge, used in connection with this Property, nor any other warranties, guarantees, licenses or other matters.

Schedule 1(e)
Permits

Chatham Ridge – Chicago, IL

There are no permits, licenses, approvals, development rights or other entitlements necessary, required or desirable for the use and the operation of the Real Property listed above, and the development and construction thereof, other than Driveway Access Fees paid to the City of Chicago.

Schedule 7(b)-2
Permitted Exceptions

Chatham Ridge – Chicago, IL

GENERAL REAL ESTATE TAXES FOR THE YEAR 2004 AND SUBSEQUENT YEARS, WHICH ARE NOT YET DUE AND PAYABLE.

MORTGAGE DATED JANUARY 31, 2000 AND RECORDED FEBRUARY 14, 2000 AS DOCUMENT 00109029 MADE BY AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED JANUARY 5, 2000 AND KNOWN AS TRUST NUMBER 125601-08 TO LASALLE BANK NATIONAL ASSOCIATION TO SECURE A NOTE FOR $9,737,620.00.

ASSIGNMENT AND ASSUMPTION OF MORTGAGE DATED __________ AND RECORDED __________ AS DOCUMENT __________ MADE BY ________ TO __________________.

SECURITY INTEREST OF LASALLE BANK NATIONAL ASSOCIATION, SECURED PARTY, IN CERTAIN DESCRIBED CHATTELS ON THE LAND, AS DISCLOSED BY FINANCING STATEMENT EXECUTED BY INLAND REAL ESTATE-ILLINOIS, L.L.C., DEBTOR, AND FILED FEBRUARY 14, 2000 AS DOCUMENT NO. 00U01600.

ASSIGNMENT OF SECURITY INTEREST OF __________ DATED _________ AND RECORDED ____________ AS DOCUMENT NUMBER _____________.

ASSIGNMENT OF RENTS RECORDED FEBRUARY 14, 2000 AS DOCUMENT NO. 00109030 MADE BY AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED JANUARY 5, 2000 AND KNOWN AS TRUST NUMBER 125601-08 TO LASALLE BANK NATIONAL ASSOCIATION.

ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF RENTS DATED __________ AND RECORDED _____________ AS DOCUMENT NUMBER ____________________.

SECURITY INTEREST OF LASALLE BANK NATIONAL ASSOCIATION, SECURED PARTY, IN CERTAIN DESCRIBED CHATTELS ON THE LAND, AS DISCLOSED BY FINANCING STATEMENT EXECUTED BY AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED JANUARY 5, 2000 AND KNOWN AS TRUST NUMBER 125601-08, DEBTOR, AND FILED FEBRUARY 14, 2000 AS DOCUMENT NO. 00U01601.

ASSIGNMENT OF SECURITY INTEREST DATED ____________ FILED ___________ AS DOCUMENT NUMBER ____________.

RIGHTS OF TENANTS, AS TENANTS ONLY, UNDER THE FOLLOWING UNRECORDED LEASES:

SEAWAY NATIONAL BANK
GRAND CHINESE
SUBWAY
87TH STREET BBQ
HAROLD'S CHICKEN
INSURE ONE
DOCK'S
GOLD EXPRESS
VERIZON WIRELESS
DUNKIN' DONUTS
REGGIO'S PIZZA
H&R BLOCK
LUBE PRO
DOLLAR TREE STORE
FRESH WEAR
CUB FOODS
MARSHALLS
ONE PRICE CLOTHES
FOOTSTAR
PAYLESS SHOES
16 PLUS/THE AVENUE
CITY SPORTS (WOMEN AND CHILDREN)
CHATHAM BEAUTY SUPPLY
CITY SPORTS (MEN'S STORE)
MOODY BIBLE BOOK STORE
BLOCKBUSTER
BALLY'S
MURRAY'S AUTO

TERMS, PROVISIONS AND CONDITIONS OF THE RECIPROCAL EASEMENT AGREEMENT AND DECLARATION OF RESTRICTIVE COVENANTS BETWEEN THE AETNA CASUALTY AND SURETY COMPANY AND HOME DEPOT U.S.A. INC., RECORDED NOVEMBER 5, 1996 AS DOCUMENT 96844596, GRANTING TO HOME DEPOT A NONEXCLUSIVE EASEMENT OVER AND ACROSS THE LAND FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS, ACCESS AND PASSAGE, AS SHOWN ON SURVEY PREPARED BY SEAN KRISCH, R.P.L.S. 35-3082 OF GLEN D. KRISCHLAND SURVEYOR, INC. DATED NOVEMBER 22, 1999 AND LAST REVISED JANUARY 4, 2000.

MEMORANDUM OF LEASE MADE BY THE TRAVELERS CASUALTY AND SURETY COMPANY TO SUPER TRAK CORPORATION, A DELAWARE CORPORATION DATED OCTOBER 14, 1997 AND RECORDED DECEMBER 29, 1997 AS DOCUMENT NO. 97972562, DEMISING FOR A TERM OF YEARS AS SET FORTH IN LEASE.

NOTE: THIS LEASE DOES NOT CONTAIN ANY RIGHTS OR OPTIONS TO PURCHASE THE PROPERTY.

TERMS, PROVISIONS, CONDITIONS OF THE PYLON SIGN AGREEMENT BY AND BETWEEN TRAVELERS CASUALTY AND SURETY COMPANY AND HOME DEPOT U.S.A. INC., RECORDED SEPTEMBER 18, 1997 AS DOCUMENT 97691290, AS SHOWN ON SURVEY PREPARED BY SEAN KRISCH, R.P.L.S. 35-3082 OF GLEN D. KRISCH LAND SURVEYOR, INC., DATED NOVEMBER 22, 1999 AND LAST REVISED JULY 8, 2004.

LEASE MADE BY THE AETNA CASUALTY AND SURETY COMPANY TO MARSHALLS OF CHICAGO FULLERTON, AN ILLINOIS CORPORATION DATED JUNE 6, 1997 AND RECORDED JULY 21, 1997 AS DOCUMENT NO. 97525131, DEMISING A PORTION OF THE PROPERTY SHOWN IN SCHEDULE A FOR A TERM OF TEN YEARS AND A FRACTION OF MONTH COMMENCING ON THE COMMENCEMENT DATE (AS DEFINED THEREIN) AND ENDING LAST DAY OF THE MONTH DURING WHICH THE TENTH (10TH) ANNIVERSARY OF THE COMMENCEMENT DATE SHALL OCCUR, EXCEPT, HOWEVER, THAT IF THE COMMENCEMENT DATE SHALL BE A FIRST DAY OF A CALENDAR MONTH THEN THE ORIGINAL TERM OF THIS LEASE SHALL BE THE PERIOD OF TEN YEARS COMMENCING ON THE COMMENCEMENT DATE AND TERMINATING ON THE TENTH ANNIVERSARY THEREOF AND ALL RIGHTS THEREUNDER OF.

RIGHT TO EXTEND THE TERM OF THE LEASE THREE EXTENSION PERIODS OF 5 YEARS EACH, COMMENCING UPON THE EXPIRATION OF THE ORIGINAL TERM OR THE ORIGINAL TERM AS THUS PREVIOUSLY EXTENDED. NOTE: THIS LEASE DOES NOT CONTAIN ANY RIGHTS OR OPTIONS TO PURCHASE THE PROPERTY SHOWN IN SCHEDULE A OR ANY RIGHTS OF FIRST REFUSAL TO PURCHASE THE PROPERTY SHOWN IN SCHEDULE A.

TERMS, PROVISIONS, CONDITIONS AND LIMITATIONS OF THE REDEVELOPMENT AGREEMENT MADE BY CITY OF CHICAGO AND HOME DEPOT U.S.A., INC.., A DELAWARE CORPORATION RECORDED JANUARY 29, 1999 AS DOCUMENT 99100721.

MEMORANDUM OF LEASE MADE BY TRAVELERS CASUALTY AND SURETY COMPANY, A CONNECTICUT CORPORATION TO SUPERVALU HOLDINGS, INC., A MISSOURI CORPORATION DATED OCTOBER 28, 1998 AND RECORDED

OCTOBER 30, 1998 AS DOCUMENT NO. 98982436. DEMISING A PORTION OF THE PROPERTY SHOWN IN SCHEDULE A FOR A TERM COMMENCING ON THE EXECUTION DATE.

NOTE: THIS LEASE DOES NOT CONTAIN ANY RIGHTS OR OPTIONS TO PURCHASE THE PROPERTY SHOWN IN SCHEDULE A OR ANY RIGHTS OF FIRST REFUSAL TO PURCHASE THE PROPERTY.

ENCROACHMENT LINE, AS SHOWN ON SURVEY PREPARED BY SEAN KRISCH, R.P.L.S. 35-3082 OF GLEN D. KRISCHLAND SURVEYOR, INC. DATED NOVEMBER 22, 1999 AND LAST REVISED JULY 8, 2004.

Schedule 8(a)
Consents

Chatham Ridge – Chicago, IL

None

Schedule 8(e)
Environmental Matters

Chatham Ridge – Chicago, IL

Environmental Property Evaluation report completed by ICF Kaiser Engineers, dated 1/28/1993.

Draft Limited Subsurface Investigation Report, prepared on behalf of Morgan Stanley by Hygienetics Environmental Services, Inc. on June 23, 2004 that recommends better housekeeping procedures for Lube Pro's.

Schedule 8(f) and 8(g)

Proceedings and Lawsuits

CHATHAM RIDGE SHOPPING CENTER – Chicago, IL

Evictions

Date	Shopping Center	PM	Tenant	Date of Default Notice	Action	Amount Due	Outside Counsel	Status
06/10/03	275 – Chatham Ridge Shopping Center	AMB	13- Michael West, individually & Clarence P. Toran, individually and d/b/a LubePros	10 Day 05/23/03	Eviction & Collection	$9,375.13	Ira I. Silverstein, Esq. (312) 726-3116 **Given to Daniel K. Mark, Esq. (312) 422-0789**	See update on Eviction Docket

Documents Outsanding

Date Request Received IREC Law Dept	Shopping Center Name & S.C. #	Contact Property Manager	Tenant	IREC Law Contact	Document Requested	Value	Comments
07/06/04	275 – Chatham Ridge Shopping Center	AMB	21 – The Avenue	JRF	Extension		Current lease expiration 2013 – 08/06/04-To Kristi Rankin—Hold per KR 7/8/04

Transactions

None

Documents Outstanding

None

Bankruptcies

None

Slip & Fall and Liens

None

Miscellaneous Litigation

None

Schedule 8(i)
Rent Rolls

Chatham Ridge – Chicago, IL

Building: CHATHAM RIDGE S. C. (275)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
275	1	1	SEAWAY NATIONAL B			01/1990	12/1994	78,144.00	30.00					
AB			SEAWAY NAT'L BANK			01/1995	12/1999	82,057.56	31.50					
			8652 S LAFAYETTE			01/2000	01/2000	85,965.00	33.00					
				2,605		02/2000	12/2004	85,965.00	33.00	RET	A 0.00	0.00	A 0.00	0.00
						01/2005	12/2009	89,872.56	34.50					
275	2	1	GRAND CHINESE KIT			12/1990	12/1992	24,000.00	20.00					
AB			GRAND CHINESE KIT			01/1993	12/1994	25,200.00	21.00					
			100 W 87TH STREET			01/1995	12/1998	26,400.00	22.00					
			SUITE B-1			01/1999	12/2000	27,600.00	23.00					
						01/2001	12/2001	31,200.00	26.00					
						01/2002	12/2002	33,060.00	27.55					
						01/2003	12/2003	35,040.00	29.20					
				1,200		01/2004	12/2004	37,200.00	31.00	RET	10.44	4.09	0.00	0.00
						01/2005	12/2005	39,420.00	32.85					
						01/2006	12/2006	41,760.00	34.80					
						01/2007	12/2007	45,120.00	37.60					
						01/2008	12/2008	48,720.00	40.60					
						01/2009	12/2009	52,620.00	43.85					
						01/2010	12/2010	56,820.00	47.35					
275	3	1	SUBWAY			07/1990	06/1993	24,000.00	20.00					
AB			SUBWAY #6087			07/1993	11/1994	25,200.00	21.00					
			100 W 87TH STREET			12/1994	06/1995	21,600.00	18.00					
			SUITE B-2			07/1995	06/1996	22,020.00	18.35					
						07/1996	06/1997	22,620.00	18.85					
						07/1997	06/1998	23,220.00	19.35					
						07/1998	06/1999	23,820.00	19.85					
						07/1999	06/2000	24,420.00	20.35					
				1,200		07/2000	06/2005	27,600.00	23.00	RET	9.99	4.09	0.00	0.00
					OPT 1	07/2005	06/2010	30,000.00	25.00					
275	4	1	87TH STREET B.B.Q			01/1991	12/1994	24,000.00	20.00					
AB			87TH STREET B.B.Q			01/1995	12/1995	25,200.00	21.00					
			100 W 87TH STREET			01/1996	12/1997	25,200.00	21.00					
			SUITE B-3			01/1998	12/2000	26,400.00	22.00					
						01/2001	12/2001	31,200.00	26.00					
						01/2002	12/2002	31,800.00	26.50					
						01/2003	12/2003	32,400.00	27.00					
				1,200		01/2004	12/2004	33,000.00	27.50	RET	10.44	4.09	0.00	0.00
						01/2005	12/2005	33,600.00	28.00					
275	5	1	HAROLD'S CHICKEN			04/1990	03/1993	32,400.00	18.62					
AB			HAROLD'S CHICKEN			04/1993	03/1997	34,200.00	19.66					
			100 W 87TH STREET			04/1997	03/2000	34,800.00	20.00					
			SUITE B-4	1,740		04/2000	03/2005	39,600.00	22.76	RET	10.44	4.09	0.00	0.00
						04/2005	03/2010	43,200.00	24.83					

Building: CHATHAM RIDGE S. C. (275)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
275	6	1	INSURE ONE			09/1996	08/1997	16,200.00	18.00					
AB			INSURE ONE			09/1997	08/1998	16,848.00	18.72					
			100 W 87TH STREET			09/1998	08/1999	17,523.00	19.47					
			SUITE B-5			09/1999	08/2000	18,225.00	20.25					
						09/2000	08/2001	18,954.00	21.06					
						09/2001	08/2002	19,899.00	22.11					
						09/2002	08/2003	20,898.00	23.22					
						09/2003	08/2004	21,942.00	24.38					
				900		09/2004	08/2005	23,031.00	25.59	RET	10.44	4.09	0.00	0.00
						09/2005	08/2006	24,192.00	26.88					
						09/2006	08/2007	25,398.00	28.22					
275	7	1	DOCK'S			03/1992	02/1994	15,687.96	18.50					
AB			DOCK'S			03/1994	06/1995	16,468.20	19.42					
			112 W 87TH STREET			07/1995	06/1996	17,706.24	20.88					
			SUITE B-6			07/1996	06/1997	18,596.64	21.93					
						07/1997	06/1998	19,521.00	23.02					
						07/1998	06/1999	20,988.00	24.75					
						07/1999	06/2000	22,039.56	25.99					
						07/2000	06/2001	23,141.88	27.29					
						07/2001	06/2002	23,141.88	27.29					
						07/2002	06/2003	24,295.20	28.65					
						07/2003	06/2004	24,295.20	28.65					
				848		07/2004	06/2005	25,507.80	30.08	RET	10.03	4.09	0.00	0.00
						07/2005	06/2006	25,507.80	30.08					
					OPT 1	07/2006	06/2007	26,779.80	31.58					
					OPT 1	07/2007	06/2008	28,119.72	33.16					
					OPT 1	07/2008	06/2009	29,527.32	34.82					
					OPT 2	07/2009	06/2010	29,527.32	34.82					
					OPT 2	07/2010	06/2011	31,002.84	36.56					
					OPT 2	07/2011	06/2012	32,554.68	38.39					
275	8	1	GOLD EXPRESS JEWE			09/1990	08/1993	15,399.96	12.83					
AB			GOLD EXPRESS JEWE			09/1993	08/1997	16,500.00	13.75					
			120 W 87TH STREET			09/1997	03/2001	17,599.92	14.67					
			SUITE C			04/2001	03/2003	30,000.00	25.00					
				1,200		04/2003	03/2005	31,500.00	26.25	RET	7.21	4.09	0.00	0.00
						04/2005	03/2007	33,072.00	27.56					
						04/2007	03/2009	34,728.00	28.94					
						04/2009	03/2011	36,468.00	30.39					
					OPT 1	04/2011	03/2012	38,292.00	31.91					
					OPT 1	04/2012	03/2013	40,200.00	33.50					
					OPT 1	04/2013	03/2014	42,204.00	35.17					
					OPT 1	04/2014	03/2015	44,316.00	36.93					
					OPT 1	04/2015	03/2016	46,536.00	38.78					

Building: CHATHAM RIDGE S. C. (275)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
275	9	1	VERIZON WIRELESS			02/1998	01/2000	27,600.00	23.00					
AB			VERIZON WIRELESS			02/2000	02/2000	28,903.44	24.09					
			120 W 87TH STREET			03/2000	01/2003	29,400.00	24.50					
			SUITE C-1			02/2003	02/2003	30,471.48	25.39					
						03/2003	01/2004	30,900.00	25.75					
						02/2004	02/2004	31,757.16	26.46					
				1,200		03/2004	01/2005	32,100.00	26.75	RET	7.85	4.09	0.00	0.00
						02/2005	02/2005	32,957.16	27.46					
						03/2005	01/2006	33,300.00	27.75					
						02/2006	02/2006	34,157.16	28.46					
						03/2006	01/2007	34,500.00	28.75					
						02/2007	02/2007	35,357.16	29.46					
						03/2007	01/2008	35,700.00	29.75					
						02/2008	02/2008	34,000.80	28.33					
					OPT 1	03/2008	02/2009	36,900.00	30.75					
					OPT 1	03/2009	02/2010	38,100.00	31.75					
					OPT 1	03/2010	02/2011	39,300.00	32.75					
					OPT 1	03/2011	02/2012	40,500.00	33.75					
					OPT 1	03/2012	02/2013	41,700.00	34.75					
275	10	2	DUNKIN DONUTS			05/2001	07/2001	0.00	0.00					
AB			CHATHAM DONUTS, I			07/2001	07/2001	21,999.96	18.33					
			120 W 87TH STREET			08/2001	10/2001	27,600.00	23.00					
			SUITE C-2	1,200		11/2001	07/2006	30,000.00	25.00	RET	8.02	4.71	0.00	0.00
					OPT 1	07/2006	07/2006	24,948.00	20.79					
					OPT 1	08/2006	07/2008	34,020.00	28.35					
					OPT 1	08/2008	07/2010	35,721.00	29.77					
					OPT 1	08/2010	07/2012	37,507.08	31.26					
					OPT 1	08/2012	07/2014	39,382.44	32.82					
					OPT 1	08/2014	07/2016	41,351.52	34.46					
					OPT 1	08/2016	06/2018	43,419.12	36.18					
275	11	1	REGGIO'S PIZZA			09/1992	08/1997	24,360.00	14.00					
AB			REGGIO'S PIZZA II			09/1997	08/2002	26,100.00	15.00					
			120 W 87TH STREET	1,740		09/2002	08/2007	28,710.00	16.50	RET	5.72	4.09	0.00	0.00
			SUITE C-3		OPT 1	09/2007	08/2012	30,450.00	17.50					
275	12	1	H & R BLOCK			03/1990	02/1991	19,800.00	11.00					
AB			H & R BLOCK TAX S			03/1991	02/1992	20,349.96	11.31					
			120 W 87TH STREET			03/1992	02/1993	20,899.92	11.61					
			SUITE C-4			03/1993	02/1994	21,450.00	11.92					
						03/1994	12/1994	21,999.96	12.22					
						01/1995	12/1998	21,999.96	12.22					
						01/1999	04/2000	32,994.00	18.33					
						05/2000	04/2002	34,200.00	19.00					
						05/2002	04/2003	36,000.00	20.00					
						05/2003	04/2004	37,800.00	21.00					
				1,800		05/2004	04/2005	39,600.00	22.00	RET	7.21	4.09	0.00	0.00
						05/2005	04/2006	41,400.00	23.00					
					OPT 1	05/2006	04/2007	43,200.00	24.00					

Building: CHATHAM RIDGE S. C. (275)
Owner: INLAND REAL ESTATE CORP (15)

Bldg Mgr	Uni	Te	Tenant/ Trade Name	Area (sq ft)	Opt	Rent From	Rent To	Annual Rent	Rate/ Sq. Foot	Typ	- Additional Rent / Sq ft - CAM	Taxes	Insur	Other
					OPT 1	05/2007	04/2008	45,000.00	25.00					
					OPT 1	05/2008	04/2009	46,800.00	26.00					
275	13	1	LUBE PRO'S			08/1990	07/1992	54,999.96	30.56					
AB			LUBE PRO'S			08/1992	07/1995	63,333.24	35.19					
			160 W 87TH STREET			08/1995	03/1997	69,999.96	38.89					
			BUILDING D			04/1997	07/1999	63,342.00	35.19					
						08/1999	07/2000	69,999.96	38.89					
				1,800		08/2000	07/2005	79,999.92	44.44	RET	4.26	4.09	0.00	0.00
					OPT 1	08/2005	07/2010	90,000.00	50.00					
275	14	2	DOLLAR TREE STORE			11/2002	11/2002	71,185.44	8.23					
AB			DOLLAR BILLS #650	8,646		12/2002	11/2007	164,274.00	19.00	RET	3.82	4.09	0.00	0.00
			112 W 87TH STREET		OPT 1	12/2007	11/2012	172,920.00	20.00					
			SUITE F-1A		OPT 2	12/2012	11/2017	181,566.00	21.00					
275	15	2	FRESH WEAR			10/2002	10/2002	44,550.00	11.00					
AB			LINES UNLIMITED I	4,050		11/2002	12/2006	89,100.00	22.00	RET	3.55	4.09	0.00	0.00
			112 W 87TH STREET			01/2007	12/2008	93,150.00	23.00					
			SUITE F			01/2009	12/2010	97,200.00	24.00					
						01/2011	12/2013	105,300.00	26.00					
						01/2014	04/2015	109,350.00	27.00					
					OPT 1	05/2015	04/2016	127,575.00	31.50					
					OPT 1	05/2016	04/2017	127,575.00	31.50					
					OPT 1	05/2017	04/2018	136,500.00	33.70					
					OPT 1	05/2018	04/2019	136,500.00	33.70					
					OPT 1	05/2019	04/2020	136,500.00	33.70					
275	16	1	CUB FOODS			08/1999	11/1999	225,276.00	4.14					
AB			CUB FOODS-CHATHAM			12/1999	07/2000	583,065.96	10.71					
			112 W 87TH STREET	54,456		08/2000	07/2019	583,065.96	10.71	RET	3.55	0.00	0.00	0.00
			BUILDING I/J		OPT 1	08/2019	07/2024	636,072.00	11.68					
					OPT 1	08/2024	07/2029	662,574.96	12.17					
					OPT 1	08/2029	07/2034	689,078.04	12.65					
					OPT 1	08/2034	07/2039	715,581.00	13.14					
275	17	1	MARSHALL'S			11/1997	11/2002	269,997.96	8.75					
AB			MARSHALLS OF CHIC	30,857		12/2002	11/2007	285,426.96	9.25	RET	2.90	0.00	0.00	0.00
			112 W 87TH STREET		OPT 1	12/2007	11/2012	300,855.00	9.75					
			BUILDING K		OPT 1	12/2012	11/2017	316,284.00	10.25					
					OPT 1	12/2017	11/2022	331,711.92	10.75					
275	18	2	RAINBOW WOMENS RE			04/2004	04/2004	94,066.68	14.17					
AB			RAINBOW FASHIONS	6,640		05/2004	01/2006	112,880.04	17.00	RET	3.23	3.99	0.00	0.00
			112 W 87TH STREET		OPT 1	02/2006	01/2008	119,520.00	18.00					
			SUITE L-1		OPT 1	02/2008	01/2011	126,159.96	19.00					

[redacted]

THIS OPERATING AGREEMENT (this "Agreement") is made and entered into this 19th day of July, 2004, between the following person (referred to herein as a "Member):

INLAND REAL ESTATE CORPORATION

and the following person (referred to herein as the "Manager"):

INLAND REAL ESTATE CORPORATION

WITNESSETH:

WHEREAS, the parties hereto are desirous of establishing and operating a limited liability company under the laws of the State of Delaware (the "State").

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

ARTICLE 1
Formation of Company

1.1 Statutory Authority. The parties hereby agree to form and operate a limited liability company (the "Company") under and pursuant to the provisions of the Limited Liability Company Act from time to time in force in the State (the "Act"). Except as otherwise expressly provided in this Agreement, the rights and obligations of the Company, its Member and the Manager shall be governed by the Act.

1.2 Filings. The Manager shall file or shall cause to be executed and filed a Certification of Formation conforming to the requirements of the Act in the Office of the Secretary of State and the Manager shall make or cause to be made such other filings and recordings and it shall do or cause to be done such other acts and things conforming thereto as shall constitute compliance with all requirements for the formation of a limited liability company under the Act and the laws of such other states in which the Company elects to do business.

ARTICLE 2
Name

The name of the Company shall be the name set forth in the heading of this Agreement. The affairs of the Company shall be conducted under the Company name or such other name as

the Manager may select in accordance with the Act. The Manager shall execute and file with the proper offices any and all certificates required by the fictitious name or assumed name statutes of the states in which the Company elects to do business. The Company shall have the exclusive ownership of and right to use the Company name and any other name under which the Company shall elect to conduct its affairs as long as the Company continues.

ARTICLE 3
Purpose of the Company

The purpose of the Company is to engage in any and all lawful businesses, make any and all lawful investments and undertake such other activities related or incidental thereto as the Manager may determine is in the interests of the Company.

ARTICLE 4
Offices, Records and Agents

4.1 Principal Office of the Company. The principal office of the Company shall be located at such place within or outside the State as the Manager may from time to time designate. The Company may have secondary offices at such other place or places as the Manager may from time to time designate.

4.2 Records to be Maintained. The Manager shall at all times during the continuance of the Company keep at the Company's principal office such records and information as the Company may be required to maintain in accordance with the Act.

4.3 Registered Office and Registered Agent. The Manager shall designate a registered office and a registered agent for service of process in accordance with the Act. The Manager may from time to time in accordance with the Act change the Company's registered office and/or registered agent. The Manager shall select and designate a registered office and registered agent for the Company in each other state in which the Company is required to maintain or appoint one.

ARTICLE 5
Term of Existence and Termination of the Company

5.1 Term of the Company. The Company shall commence upon the filing of the Certificate of Formation of the Company with the Office of the Secretary of State and shall continue in perpetuity, unless sooner terminated in accordance with Section 5.2, below.

5.2 Termination. The Company shall terminate prior to the time set forth in Section 5.1 upon notice by either the Manager or the Member to the other; provided, however, that this Agreement generally and Article 12 in particular shall govern the conduct of the parties during the winding up of the Company.

ARTICLE 6
Contributions to Capital

6.1 Capital Contributions. The Member shall contemporaneously with the execution of this Agreement contribute to the capital of the Company the amount of money or property set forth or described under the heading "Capital Contribution" opposite the Member's signature hereto.

6.2 Additional Capital Contributions. The Member may at any time or from time to time make such additional capital contributions to the Company as the Member may see fit to make. Except as set forth in this Section 6.2 or as required by the Act, the Member shall not be assessed for additional capital contributions.

ARTICLE 7
Allocations and Distributions

7.1 Books of Account.

(a) *Maintenance of Books of Account.* At all times during the continuance of the Company the Manager shall cause proper and true books of account to be maintained in conformity with sound accounting principles consistently applied wherein there shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Company, or paid, received, sold or purchased in the course of the Company's activities, and all of such other transactions, matters and things relating to the Company as are usually entered in books of account kept by persons engaged in activities of a like kind and character.

(b) *Financial Statements.* The Company's books of account shall be closed as soon as practicable after the close of each calendar year (which shall be the Company's "Fiscal Year") and, in the discretion of the Manager, an annual compilation, review or audit shall be performed at the expense of the Company by an accountant selected by the Manager. A written report shall thereafter be provided to the Member containing the financial statements prepared by the accountant.

(c) *No Tax Returns.* While all of the interests in the Company are owned by a single Member, the Company shall for income tax purposes be disregarded as an entity separate and distinct from its single Member pursuant to the authority of the Treasury Regulations Section 301.7701-3(b)(1)(ii) and any comparable rule or regulation under applicable tax laws; provided, however, that the parties hereto do not intend that the Company will be disregarded as an entity separate from its single Member for purposes of any other law or circumstance, and the Manager and the single Member shall at all times deal with third parties in the name of the Company and they shall comply with all of the provisions of this Agreement.

7.2 Distributions of Cash Flow.

(a) *Cash Flow.* Cash flow shall be distributed to the Member according in such amounts and at such times as the Manager shall determine in its discretion.

(b) *Restrictions on Distributions.* Notwithstanding the distributions contemplated by this Section, if the Company has creditors, no distribution may be made if, after giving effect to such distribution, either (i) the Company would be unable to pay its debts as they become due in the usual course of business or (ii) the net assets of the Company would be less than zero.

ARTICLE 8
Rights, Duties, Liabilities and Restrictions of the Manager

8.1 Managers.

(a) *Generally.* As further set forth in this Agreement, the Company shall be managed by the Manager.

(b) *Number.* There shall be one Manager of the Company.

(c) *Election; Removal; Replacement.* The Member hereby elects the person identified on the first page of this Agreement as the initial Manager of the Company. The Member shall have the authority at any time and from time to time to (i) remove a Manager from office and (ii) appoint a new Manager whenever there is a vacancy in the office of Manager.

8.2 Authority of Manager.

(a) *Exclusive Right to Manage.* Except as otherwise provided herein, the Manager shall have the sole and exclusive right and authority to manage, control and conduct the affairs of the Company. The Manager shall make all decisions affecting the affairs and business of the Company and shall carry out the purposes of the Company as set forth herein.

(b) *Power and Authority.* Without limiting the generality of the foregoing, and consistent with the purposes of the Company, the Manager shall have the power and authority to acquire assets; purchase goods and services; sell, exchange, lease, license or otherwise deal in or with any and all assets of the Company; borrow funds to finance the Company's activities and in connection with such borrowing, to mortgage, hypothecate, pledge, lien or otherwise encumber the revenues and assets of the Company; to enter into any contract or agreement or amend or cancel the same; and to invest and reinvest any funds or other assets of the Company -- all as incident to or necessary for the operations of the Company. Without limitation of the foregoing, and for the avoidance of any doubt, it is explicitly declared that the Manager has the absolute authority to sell, exchange or otherwise dispose of all or substantially all of the Company's assets, including in a transaction that is not in the ordinary course of business.

(c) *No Duty to Inquire.* Nothing herein contained shall impose any obligation on any person or firm doing business with the Company to inquire as to whether or not a Manager has exceeded its power and authority in executing any contract, lease, mortgage, security agreement, deed or other instrument on behalf of the Company, and any such third person shall be fully protected in relying upon such authority.

(d) *Proscriptions.* Without the written consent or ratification of the Member, the Manager shall have no authority to expend or use Company money or property other than on the

account and for the benefit of the Company or to pledge any of the Company's credit or property for other than Company purposes.

8.3 Bank Accounts. Pending any expenditure or long-term investment, all funds of the Company shall be deposited in the Company name in such bank account or accounts as shall be designated by the Manager from time to time. All withdrawals therefrom shall be made upon the signature of such person or persons as the Manager may designate.

8.4 Compensation of Manager. During the term of the Company, the Manager shall not be entitled to any fees or other remunerations for its services as Manager of the Company.

8.5 Expenditures by Manager. The Company shall reimburse the Manager for any costs that may be properly expended by the Manager on behalf of the Company made out of funds other than those of the Company.

8.6 Liability of Manager. The Manager (which for purposes of this Section 8.6 and Section 8.7 shall include its partners, officers, directors, shareholders, members, managers, employees, agents and affiliates) shall not be liable to a Member or the Company for honest mistakes of judgment, or for action or inaction, taken reasonably and in good faith for a purpose that was reasonably believed to be in the best interests of the Company, or for losses due to such mistakes, action or inaction, or for the negligence, dishonesty or bad faith of any employee, broker or other agent of the Company, provided that such employee, broker or agent was selected, engaged or retained and supervised with reasonable care. The Manager may consult with counsel and accountants in respect of Company affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care. The Member shall look solely to the assets of the Company for the return of their capital and, if the assets of the Company remaining after payment or discharge of the debts and liabilities of the Company are insufficient to return such capital, they shall have no recourse against the Manager for such purpose. Notwithstanding any of the foregoing to the contrary, the provisions of this Section shall not be construed to relieve (or attempt to relieve) any person of any liability by reason of gross negligence, recklessness or intentional wrongdoing or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section to the fullest extent permitted by law.

8.7 Indemnification.

(a) *Indemnification*. The Company shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (including any action by or in the right of the Company), whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a manager, member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, manager, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best

interests of the Company or, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the person's conduct was unlawful.

(b) *Expenses.* To the extent that a manager, officer, employee or agent of the Company has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in paragraph (a) or (b), above, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by the person in connection therewith.

(c) *Determination.* Any indemnification under paragraphs (a), above (unless ordered by a court), shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the director, officer, manager, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in either paragraph (a), above. The determination shall be made (i) by the Manager, excluding any Manager who is a party to the action, suit or proceeding; or (ii) by independent legal counsel in a written opinion, at the discretion of the Manager, excluding any Manager who is a party to the action, suit or proceeding, or (iii) by Member holding a majority of the Percentage Interests.

(d) *Payment in Advance.* Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding, as authorized by the Manager or Member in the specific case, as provided in paragraph (d), above, upon receipt of an undertaking by or on behalf of the director, officer, manager, employee or agent to repay that amount, unless it shall ultimately be determined that the person is entitled to be indemnified by the Company as authorized in this Section 8.7.

(e) *Indemnification Not Exclusive.* The indemnification provided by this Section 8.7 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Company's Certificate of Formation, or any agreement, vote of Member or disinterested managers, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, manager, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

(f) *Insurance.* The Company may purchase and maintain insurance on behalf of any person who is or was a manager, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, manager, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in any capacity, or arising out of the person's status as such, whether or not the Company would have the power to indemnify the person against the liability under the provisions of this Section 8.7.

(g) *Report to Member.* If the Company has paid indemnity or has advanced expenses to a manager, officer, director, employee or agent, the Company shall promptly report the indemnification or advance in writing to the Member.

8.8 Tax Matters.

(a) *Tax Matters Member.* The Manager shall appoint, remove and replace the Company's "Tax Matters" Partner" as defined in Code Section 6231(a)(7).

(b) *Taxpayer Identification Number.* The Member and Manager do hereby authorize any attorney at Levenfeld Pearlstein, LLC to apply in the name of the Company for a federal taxpayer identification number and to execute in connection therewith Internal Revenue Service Form SS-4, if necessary.

8.9 Officers of the Company. The Manager may from time to time appoint one or more persons to serve as officers of the Company, in such capacities and with such delegated rights and powers as the Manager may approve; provided, however, that no such officer shall have any different or greater rights and powers than the Manager has under this Agreement. Officers appointed by the Manager shall be entitled to be indemnified by the Company in accordance with Section 8.7.

ARTICLE 9
Membership

9.1 Rights and Obligations of the Member. Except as otherwise provided in this Agreement to the contrary, the Member shall take no part in the control or management of the affairs of the Company, nor shall the Member have any authority to act for or on behalf of the Company or to sign for or bind the Company.

9.2 Voting Rights. Should this Agreement expressly provide that any matter be put to the Member for approval, the Member's approval shall be obtained in writing.

9.3 Liability. The Member shall not be personally liable for any of the debts of the Company or any of the losses thereof beyond the amount contributed or required to be contributed by it to the Company under this Agreement and as otherwise specified in the Act.

9.4 Expenditures of Member. In the discretion of the Manager, the Company shall reimburse the Member for any costs that may be properly expended by it on behalf of the Company made out of funds other than those of the Company.

ARTICLE 10
Admission of Additional Members; Assignment Provisions

10.1 Additional Members.

(a) *Additional Members.* The Manager may admit one or more additional Members in its discretion on such terms as the Manager shall deem reasonable and fair.

(b) *Amendment and Restatement of this Agreement.* Coincident with the admission of an additional Member, this Agreement shall be amended and restated in its entirety to reflect the rights, privileges, obligations and economic interests of the several Members.

10.2 General Provisions. The following rules shall apply to transfers of Company interests and the admission of additional persons to the Company:

(a) *Procedure for Admission.* No person shall be admitted as a transferee or additional Member hereunder unless and until (i) in the case of an assignment of an interest in the Company permitted hereby, the assignment is made in writing, signed by the assignor and accepted in writing by the assignee, and a duplicate original of the assignment is delivered to and accepted by the Manager, and (ii) the prospective admittee executes and delivers to the Company the amended and restated operating agreement contemplated by Section 10.1(b), above.

(b) *Binding Effect.* Any person acquiring or claiming an interest in the Company, in any manner whatsoever, shall be subject to and bound by all terms, conditions and obligations hereof to which its predecessor in interest, if any, was subject or bound, without regard to whether such person has executed a counterpart hereof or any other document contemplated hereby. No person shall have any rights or obligations greater than those set forth herein and no person shall acquire an interest in the Company or become a Member except as permitted hereby.

(c) *Actions Prior to Compliance with Procedures.* The Company and the Manager shall be entitled to treat the assignor of the assigned interest as the absolute owner thereof in all respects and shall incur no liability for distributions made in good faith to such assignor prior to such time as the documents specified in paragraph (a), above, have been delivered to and accepted by the Manager.

(d) *Consent of Member.* Each Member hereby consents to the substitution of any assignee of a Member's interest or the admission of any additional person as a Member as approved by the Manager.

(e) *Costs.* The costs incurred by the Company in processing an assignment (including attorney's fees) shall be borne by the assignee, and shall be payable prior to and as a condition of admission to the Company.

10.3 Transfers by the Manager Prohibited. The Manager's interest in the Company is that of an agent of the Company and is not susceptible of being sold, assigned, pledged, mortgaged or otherwise disposed of or transferred. Insofar as the Manager may also be the Member, Section 10.4 shall govern the transfer of the Manager's membership interest.

10.4 Transfers by Member.

(a) *Continuation of Company Upon Certain Events.* The death, disability, court declaration of incompetence, bankruptcy, dissolution, liquidation or other dissociation of a Member shall not dissolve the Company, but it shall be continued with the successor or legal representative of the Member; such successor or legal representative shall, to the extent of the interest acquired, be entitled only to the predecessor Member's rights, if any, in the capital,

profits and losses and distributions of the Company, and no such person shall have any right to participate in the management of the affairs of the Company or vote on any Company matter without the written consent of the Manager.

(b) *Restrictions of Transfer*. In addition to the general restrictions set forth herein, no Member shall sell, exchange, pledge, mortgage, hypothecate or otherwise transfer or encumber its interest in the Company without the prior written consent of the Manager. Any such transfer or encumbrance shall be void from inception and of no force or effect whatsoever.

10.5 *Permitted Transferees*. Notwithstanding anything to the contrary contained herein, the Member shall be entitled to transfer all or any part of the Member's interest any entity wholly-owned and controlled by the Member, and such permitted transferee shall succeed to all of the rights of the predecessor Member in the capital, profits and losses and distributions of the Company, and to participate in the management of the affairs of the Company and vote on any Company matter.

ARTICLE 11
Resignations and Withdrawals

The Member shall not be entitled to withdraw or resign from the Company, except pursuant to the terms of this Agreement. The Member shall not be entitled to receive any money or property from the Company except (a) by way of distributions upon the winding up of the Company pursuant to Article 12, (b) by way of distributions of cash flow as provided pursuant to Section 7.2, (c) in respect of any bona fide loans to the Company then due and owing and (d) as expressly provided elsewhere in this Agreement.

ARTICLE 12
Winding Up

12.1 Liquidation Procedures. Upon termination of the Company pursuant to Article 5, the affairs of the Company shall be wound up and the Company shall be dissolved. As part of the winding up of the Company, a proper accounting shall be made of the net profit or net loss of the Company from the date of the last previous accounting to the date of termination.

12.2 Liquidating Trustee. Upon the winding up of the Company business for any reason, the Manager shall act as "Liquidating Trustee" or shall elect a Liquidating Trustee. If the Manager has been removed, has withdrawn or is unwilling or unable to act as or elect a Liquidating Trustee, the Member shall act as or elect a Liquidating Trustee. The Liquidating Trustee shall have full power to sell, assign and encumber Company assets. All certificates or notices required by law shall be filed on behalf of the Company by the Liquidating Trustee.

12.3 Distribution on Winding Up. In the event of the winding up of the Company for any reason, the proceeds of liquidation shall be applied by the end of the Fiscal Year in which the liquidation occurs or, if later, within 90 days after the date of such liquidation, in the following rank and order:

(a) *Creditors*. To the creditors of the Company, including the Member if a creditor, in satisfaction of liabilities of the Company, all in the order of priority and to the extent provided by law.

(b) *Member*. To the Member.

12.4 Liquidating Trust. In the discretion of the Liquidating Trustee, a pro rata portion of the distributions that would otherwise be made to the Member pursuant to Section 12.3 may be distributed to a trust established for the benefit of the Member for the purposes of liquidating Company assets, collecting amounts owed to the Company and paying any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Member from time to time in the reasonable discretion of the Liquidating Trustee, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Member pursuant to this Agreement.

12.5 Distributions In Kind. The Liquidating Trustee may in its discretion make a distribution of Company property in kind, subject to such reasonable conditions and restrictions as are necessary or advisable in order to preserve the value of the assets distributed or for legal reasons.

ARTICLE 13
Conflicts and Covenants

13.1 Manager's Time Commitment. The Manager shall cause so much time to be devoted to the business of the Company as, in its judgment, the conduct of the Company's business shall reasonably require.

13.2 Related Business Partners. The Company may employ, contract for services with, acquire or sell goods, property and materials from or to and otherwise deal with the Member or Manager or any affiliate of the Member or Manager, on any basis which is customary and competitive, or otherwise fair and reasonable.

13.3 Competitive Undertakings. Except as otherwise provided herein, the Member and the Manager may engage in business ventures of any nature and description independently or with others, including, but not limited to, business of the character described in Article 3 (or any part thereof), and neither the Company nor any of the Member shall have any rights in or to such independent ventures or the income or profits derived therefrom.

ARTICLE 14
Power of Attorney

The Member hereby agrees that, upon the execution of this Agreement, it shall and hereby does consent and appoint the Manager as its true and lawful attorney, coupled with an interest in its name, place and stead to sign, execute, acknowledge, swear to and file any and all documents which in the discretion of such attorney are required to be signed, executed, acknowledged, sworn to or filed by the Member to discharge the purposes of the Company as

hereinabove stated. Without limitation, among the documents which the Manager may execute on behalf of the Member shall be the following:

(a) *Amendments to Agreement.* Any amendments to this Agreement, when this Agreement is amended in accordance with Article 15.

(b) *Certificate and Other Instruments.* The Certificate of Formation required of the Company by the Act (and the laws of any other jurisdiction deemed necessary by the Manager) and any other instrument which may be required of the Company or the Member pursuant to the Act or the laws of any other jurisdiction.

(c) *Amendments to Certificate.* Any amendments to the Certificate of Formation of the Company made pursuant to Article 15 or which are described in the Act.

The grant of authority set forth in this Section is a special power of attorney coupled with an interest, is irrevocable and shall survive the death, incapacity, liquidation or dissolution of the Member; may be exercised by the Manager for the Member by a facsimile signature or by listing the name of the Member executing any instrument with the signature of the Manager, as attorney in fact for the Member; and shall survive the delivery of an assignment by the Member of all or any portion of its interest, except that where the assignee has been approved by the Manager for admission to the Company as a substituted Member, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument necessary to effect such substitution, and the grant of authority set forth in this Article shall be deemed to have been made by such substitute Member.

ARTICLE 15
Amendments

The terms and provisions of this Agreement may be modified or amended only upon the written approval of the Member and the Manager.

ARTICLE 16
General Provisions

16.1 Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given:

(a) Upon personal delivery.

(b) On the fifth business day following mailing from within the United States by first class United States mail, postage prepaid, certified mail.

(c) On the next business day following delivery via a recognized overnight delivery service such as Federal Express or DHL.

Notices, offers or other communications to the Company shall be addressed to the Company in care of the Manager at the address beneath the Manager's name on the signature page of this Agreement. Notices, offers or other communications to the Manager shall be addressed to the

Manager at the address beneath the Manager's name on the signature page of this Agreement. Notices, offers or other communications to the Member shall be addressed to the Member at the address beneath the Member's name on the signature page of this Agreement. Either the Member or Manager may change its address for all future notices, offers or other communications by giving notice to the other stating its new address.

16.2 Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the Member and its legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

16.3 Governing Law. This Agreement shall be construed in conformity with the laws of the State of Delaware, as applied to agreements whose only parties are residents of such state and which are to be performed entirely within such state.

16.4 Personal Jurisdiction. The Company, the Manager and the Member hereby irrevocably consent to the jurisdiction of the United States District Court for the Northern District of Illinois or in the Circuit Court of Cook County for purposes of any litigation among or between the Company, the Manager and the Member concerning the Company or this Agreement. In any such proceeding, the Company, the Manager and the Member shall be deemed to have waived its right to a trial by jury. The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or arguments. Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such person by regular or certified mail to the address of such person set forth herein or to any subsequent address to which notices shall be sent.

16.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

16.6 Pronouns and Headings. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

16.7 Entire Understanding. This Agreement constitutes the entire understanding among the Member and supersedes any prior understanding and/or written or oral agreements among them with respect to the Company.

16.8 Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other then those to which it is held invalid by such court, shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date above written.

Signatures begin on next page

MANAGER:

INLAND REAL ESTATE CORPORATION

By: [signature]
Its: EXECUTIVE VICE PRESIDENT

2901 Butterfield Rd.
Oak Brook, IL 60523

MEMBER:	CAPITAL CONTRIBUTION	
INLAND REAL ESTATE CORPORATION	$1,000.00	100%

By: [signature]
Its: EXECUTIVE VICE PRESIDENT

2901 Butterfield Rd.
Oak Brook, IL 60523